Registration No. 333-76805
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                ----------------

                                   FORM S-3/A
                               AMENDMENT NO. 1 TO
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ----------------

                      NEW CENTURY MORTGAGE SECURITIES, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                  (State or Other Jurisdiction of Incorporation
                                or Organization)

                                   33-0852169
                      (I.R.S. Employer Identification No.)

                                18400 Von Karman
                            Irvine, California 92612
                                 (949) 863-7243
                        (Address, Including Zip Code, and
                        Telephone Number, Including Area
                         Code, of Registrant's Principal
                               Executive Offices)

                                Patrick Flanagan
                      New Century Mortgage Securities, Inc.
                                18400 Von Karman
                            Irvine, California 92612
                                 (949) 863-7243
                       (Name, Address, Including Zip Code,
                         and Telephone Number, Including
                        Area Code, of Agent For Service)

                                ----------------

                                   Copies to:

                            Richard M. Horowitz, Esq.
                             Thacher Proffitt & Wood
                             Two World Trade Center
                            New York, New York 10048


================================================================================

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                        CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                                    Proposed           Proposed
                                                                    maximum            maximum
                                                 Amount             offering          aggregate           Amount of
Title of securities                               being            price per           offering          registration
being registered                               registered           unit (1)          price (1)            fee (2)
-----------------------------------------------------------------------------------------------------------------------
Mortgage Pass-Through Certificates
and Mortgage-Backed Notes, issued
in Series...............................      $1,000,000.00           100%          $1,000,000.00         278.00 (3)
=======================================================================================================================

(1) Estimated solely for the purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.

(2)   Calculated in reliance upon 457(o).

(3)   Previously paid.

                             ----------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.


================================================================================

                               CROSS REFERENCE SHEET FURNISHED PURSUANT TO RULE 404(a)

                          Items And Captions In Form S-3                                Location In Prospectuses
                          ------------------------------                                ------------------------
1.        Forepart of Registration Statement and Outside
          Front Cover Page of Prospectus.................................         Forepart of Registration
                                                                                  Statement and Outside Front
                                                                                  Cover Page of
                                                                                  Prospectuses**

2.        Inside Front and Outside Back Cover Pages of
          Prospectus.....................................................         Inside Front Cover Page of
                                                                                  Prospectuses and Outside
                                                                                  Back Cover Page of
                                                                                  Prospectuses**

3.        Summary Information, Risk Factors and Ratio of
          Earnings to Fixed Charges......................................         Summaries of Prospectus;
                                                                                  Special Considerations

4.        Use of Proceeds................................................         Use of Proceeds**

5.        Determination of Offering Price................................         *

6.        Dilution.......................................................         *

7.        Selling Security Holders.......................................         *

8.        Plan of Distribution...........................................         Method of Distribution**

9.        Description of Securities to Be Registered.....................         Outside Front Cover Page;
                                                                                  Summaries of Prospectus;
                                                                                  Description of the Trust
                                                                                  Funds; Description of the
                                                                                  Certificates**

10.       Interests of Named Experts and Counsel.........................         *

11.       Material Changes...............................................         Financial Information

12.       Incorporation of Certain Information by Reference..............         Incorporation of Certain
                                                                                  Information by Reference
          Disclosure of Commission Position on

13.       Indemnification for Securities Act Liabilities.................         See page II-2

-------------------

*        Answer negative or item inapplicable.
**       To be completed or provided from time to time by Prospectus Supplement.

                                EXPLANATORY NOTE

                  This Registration Statement consists of (i) a basic prospectus, (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through Certificates consisting of Senior/Subordinate Certificates ("Version 1"), (iii) an illustrative form of prospectus supplement for use in an offering a series of Mortgage Pass-Through Certificates with various combinations of Credit Support ("Version 2"), and (iv) an illustrative form of prospectus supplement for use in an offering of Mortgage-Backed Notes ("Version 3").


                       Contents of Registration Statement
                       ----------------------------------
                                                                            Page
                                                                            ----
Forms of Prospectus Supplement:

   Version 1:  Form of Prospectus Supplement relating to
        a typical Senior/Subordinate Series.............................     S-1

   Version 2:  Form of Prospectus Supplement relating to
        Certificates with various combinations
        of Credit Support...............................................     S-1

   Version 3:  Form of Prospectus Supplement relating to
        an offering of Mortgage-Backed Notes............................     S-1

Basic Prospectus........................................................       1

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to Completion, Dated June __, 1999

                                                                     [Version 1]

Prospectus Supplement (to Prospectus dated         , ____)

$_______________ (APPROXIMATE)

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES ____-

NEW CENTURY MORTGAGE SECURITIES, INC.
DEPOSITOR


MASTER SERVICER

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ IN THIS PROSPECTUS SUPPLEMENT AND PAGE __ IN THE PROSPECTUS.

This prospectus supplement, together with the accompanying prospectus will constitute the complete prospectus.
--------------------------------------------------------------------------------

OFFERED CERTIFICATES  The trust created for the Series _____-__ certificates will hold a pool of one- to four-family residential first mortgage loans. The trust will issue ______ classes of offered certificates. You can find a list of these classes, together with their principal balances, pass-through rates and certain other characteristics, on Page S-__ of this prospectus supplement. Credit enhancement for the offered certificates will be provided by ______ classes of subordinated Class B Certificates. Each class of Class B Certificates is subordinated to the senior certificates and any Class B Certificates with a higher payment priority.

UNDERWRITING          _______________________, as underwriter, will offer to the public the Class A- 1 Certificates through Class A-6
                      Certificates, the Class XS Certificates, the Class B-1
                      Certificates, the Class B-2 Certificates, the Class B-3
                      Certificates and the Class R Certificates at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the underwritten certificates will be approximately _____% of the principal balance of the underwritten certificates plus accrued interest, before deducting expenses. See "Method of Distribution".

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                                       ------------------------------
                                                 Underwriter

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

     o this prospectus supplement, which describes the specific terms of this series of certificates.


New Century Mortgage Securities, Inc.'s principal offices are located at 18400 Von Karman, Irvine, California 92612 and its phone number is (949) 440-7030.


                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
                              PROSPECTUS SUPPLEMENT

Summary of Prospectus Supplement............................................S-__
Risk Factors................................................................S-__
Use of Proceeds.............................................................S-__
The Mortgage Pool...........................................................S-__
Yield on the Certificates...................................................S-__
Description of the Certificates.............................................S-__
Pooling and Servicing Agreement.............................................S-__
Federal Income Tax Consequences.............................................S-__
Method of Distribution......................................................S-__
Secondary Market............................................................S-__
Legal Opinions..............................................................S-__
Ratings.....................................................................S-__
Legal Investment............................................................S-__
ERISA Considerations........................................................S-__

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS.

Title of Series........................New Century Mortgage Securities, Inc.,
                                       Mortgage Pass- Through Certificates,
                                       Series ____-_.

Cut-off Date...........................__________ __, ____.

Closing Date...........................On or about __________ __, ____.

Depositor..............................New Century Mortgage Securities, Inc. The
                                       depositor will deposit the mortgage loans into the trust. SEE "THE DEPOSITOR" IN THE PROSPECTUS.

Mortgage Loan Seller...................

Originator and Master Servicer.........__________________. SEE "THE MORTGAGE
                                       POOL--UNDERWRITING STANDARDS OF _________
                                       AND REPRESENTATIONS CONCERNING THE
                                       MORTGAGE LOANS" AND "POOLING AND
                                       SERVICING AGREEMENT--THE ORIGINATOR AND
                                       MASTER SERVICER" IN THIS PROSPECTUS
                                       SUPPLEMENT.

Trustee................................__________________. SEE "POOLING AND
                                       SERVICING AGREEMENT--THE TRUSTEE" IN THIS
                                       PROSPECTUS SUPPLEMENT.

Distribution Dates.....................Distributions on the offered certificates will be made on the __th day of each
                                       month, or, if that day is not a business day, on the next succeeding business day, beginning in ------ ----.

Offered Certificates...................Only the certificates listed in the immediately following table are being
                                       offered by this prospectus supplement.
                                       The classes of offered certificates and
                                       their pass-through rates and certificate principal balances or notional amounts are set forth in the immediately following table.

======================================================================================================================
                  INITIAL CERTIFICATE      PASS-THROUGH                   INITIAL CERTIFICATE        PASS-THROUGH
     CLASS         PRINCIPAL BALANCE           RATE            CLASS       PRINCIPAL BALANCE             RATE
----------------------------------------------------------------------------------------------------------------------
A-1............       $_________               ____%        XS. . . . .  $________________              Variable

A-2............       $_________               ____%        B-1. . . . . $________________               ____%

A-3............       $_________               ____%        B-2. . . . . $________________               ____%

A-4............       $_________               ____%        B-3. . . . . $________________               ____%

A-5............       $_________               ____%        R. . . . . . $             100               ____%

A-6............       $_________               ____%
======================================================================================================================

  The initial certificate principal balance of each class of certificates listed in the table above is approximate. The amount listed as the initial certificate principal balance of the Class XS Certificates in the table above is actually an approximate initial notional amount. The pass-through rate set forth in the table above is calculated as described in this prospectus supplement.



THE TRUST

The depositor will establish a trust with respect to the certificates, under the pooling and servicing agreement dated as of __________ __, ____ among the depositor, the master servicer and the trustee. There are _____ classes of certificates representing the trust. SEE "DESCRIPTION OF THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and principal on the offered certificates will be made only from payments received in connection with the mortgage loans described in the next section.

THE MORTGAGE LOANS

The trust will contain approximately _____ [conventional] [sub-prime] [nonconforming], one- to four-family, fixed-rate mortgage loans secured by first liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $__________ as of _________ __ ____.

The mortgage loans have original terms to maturity of not greater than [30] years and the following characteristics as of __________ __, ____.


Range of mortgage             _____% to _____%.
rates (approximate):

Weighted average              ______%.
mortgage rate
(approximate):

Weighted average              ___ years and ___
remaining term to             months.
stated maturity
(approximate):

Range of principal            $__________ to
balances                      $____________.
(approximate):

Average principal             $_____________.
balance:

Range of loan-to-value        _____% to _____%.
ratios (approximate):

Weighted average
loan-to-value ratio
(approximate):                ______%.

FOR ADDITIONAL INFORMATION REGARDING THE MORTGAGE LOANS, SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

THE CERTIFICATES

OFFERED CERTIFICATES. The offered certificates will have the characteristics shown in the table appearing on page S-__ in this prospectus supplement. The pass-through rates on each class of offered certificates, other than the Class XS Certificates, are fixed and shown in the table above. The initial variable pass-through rate for the Class XS Certificates is approximately _____% per annum. The pass-through rate on the Class XS Certificates will be calculated for each distribution date as described under the definition of pass-through rate contained in "Description of the Certificates--Glossary of Terms" in this prospectus supplement.

The offered certificates will be sold by the depositor to the underwriter on the closing date. [The underwriter will sell the Class XS Certificates.]

The offered certificates will initially be represented by one or more global certificates registered in the name of CEDE & Co., as nominee of DTC in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of the minimum denominations. SEE "DESCRIPTION OF THE CERTIFICATES --REGISTRATION OF THE BOOK-ENTRY CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

The Class XS Certificates will be offered in registered, certificated form, in minimum denominations of $[10,000] and integral multiples of $[1,000] in excess thereof.

Investors in the Class XS Certificates should note that these certificates are only entitled to interest and their yield is extremely sensitive to the rate and timing of principal prepayments on the mortgage loans. A fast prepayment speed will reduce the yield on the Class XS Certificates, and may result in the failure of an investor to fully recover their investment in these certificates.

The Class R Certificates will be offered in registered, certificated form, in minimum denominations of $[20] and integral multiples thereof.

CLASS B-4 CERTIFICATES, CLASS B-5 CERTIFICATES AND CLASS B-6 CERTIFICATES. The Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates are not offered by this prospectus supplement. These certificates have in the aggregate an initial certificate principal balance of approximately $____________, evidencing an aggregate initial undivided interest in the trust of approximately _____%. These certificates will be sold by the depositor to ____________ on the closing date.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the offered certificates consists of subordination as described in the next section and under "Description of the Certificates--Allocation of Losses; Subordination" in this prospectus supplement.

SUBORDINATION. The rights of the holders of the subordinate certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of each class of Class A Certificates.

In addition, the rights of the holders of subordinate certificates with higher numerical class designations will be subordinated to the rights of holders of subordinate certificates with lower numerical class designations, to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions on the more senior certificates in respect of interest and principal and to afford the certificates protection against realized losses on the mortgage loans as described in the next section.

ALLOCATION OF LOSSES. Except as described in the next paragraph, if Subordinate Certificates remain outstanding, losses on the mortgage loans will be allocated first to the class of Subordinate Certificates with the lowest payment priority, and the other classes of certificates will not bear any portion of these losses. If none of the Subordinate Certificates remain outstanding, losses on mortgage loans will be allocated to the Class A Certificates.

Not all losses will be allocated in the priority set forth above. Losses due to natural disasters such as floods and earthquakes, fraud by a mortgagor, bankruptcy of a mortgagor or other extraordinary events will be allocated as described above only up to specified amounts. Losses of these types in excess of the specified amount will be allocated to all outstanding classes of certificates, other than the Class XS Certificates, PRO RATA in proportion to their remaining principal balances. Therefore, the Subordinate Certificates do not act as credit enhancement for these losses.

P&I ADVANCES

The master servicer is required to advance delinquent payments of principal and interest on the mortgage loans, as described in this prospectus supplement. The master servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. SEE "DESCRIPTION OF THE CERTIFICATES--P&I ADVANCES" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE SECURITIES--ADVANCES IN RESPECT OF DELINQUENCIES" IN THE PROSPECTUS.

OPTIONAL TERMINATION

At its option, the master servicer may purchase all of the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than [10%] of the aggregate principal balance of the mortgage loans as of __________ __, ____. SEE "POOLING AND SERVICING AGREEMENT-- TERMINATION" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE SECURITIES-- TERMINATION" IN THE PROSPECTUS.

FEDERAL INCOME TAX CONSEQUENCES

An election will be made to treat the trust as a real estate mortgage investment conduit for federal income tax purposes. SEE "FEDERAL INCOME TAX
CONSEQUENCES--CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES" IN THE PROSPECTUS.

FOR FURTHER INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE OFFERED CERTIFICATES, SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

RATINGS

It is a condition to the issuance of the certificates that the offered certificates receive the following ratings from [______________] and [--------------]:



OFFERED
CERTIFICATES           [RA]           [RA]
------------           ----           ----

Class A-1              AAA            AAA
through Class
A-7

Class XS               AAA            AAA[r]

Class B-1              AA             AA

Class B-2              A              A

Class B-3              BBB            BBB

Class R                AAA            AAA

A security rating does not address the frequency of prepayments on the mortgage loans, the corresponding effect on yield to investors or whether investors in the Class XS Certificates may fail to recover fully their initial investment.

The ratings on the Class R Certificates do not address the likelihood of receipt by the holders of these certificates of any amounts in excess of the initial certificate balance thereof and interest thereon. SEE "YIELD ON THE CERTIFICATES" AND "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS.

LEGAL INVESTMENT

The offered certificates, other than the Class ___ and Class ___ Certificates, will constitute "mortgage related securities" for purposes of SMMEA, for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and, therefore, will be legal investments for some entities to the extent provided in SMMEA and applicable state laws. The Class ___ Certificates and the Class ___ Certificates will not constitute "mortgage related securities" for purposes of SMMEA. SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

ERISA CONSIDERATIONS

The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 91-23, to the underwriter. This exemption exempts from the application of some of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on prohibited transactions by Section 4975(a) and (b) of the Internal Revenue Code of 1986 and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the Underwriter. This exemption applies to certificates such as the Class A Certificates and the Class XS Certificates, and the servicing and operation of asset pools such as the mortgage pool, provided that certain conditions are satisfied.

This exemption will only apply to the Class A Certificates and the Class XS Certificates. ACCORDINGLY, THE OTHER CLASSES OF CERTIFICATES MAY NOT BE ACQUIRED BY OR ON

BEHALF OF A PLAN EXCEPT AS DESCRIBED IN THIS PROSPECTUS SUPPLEMENT. SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase the offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with these securities.

     The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

[APPROPRIATE RISK FACTORS AS NECESSARY]

[THE MORTGAGE LOANS WERE UNDERWRITTEN TO STANDARDS WHICH DO NOT CONFORM TO THE STANDARDS OF FANNIE MAE OR FREDDIE MAC WHICH MAY RESULT IN LOSSES ON THE MORTGAGE LOANS ALLOCATED TO YOUR CERTIFICATES.

     The originator's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. The originator provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who do have equity in their property. While the originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The originator's underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the originator's first lien, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originator's loan-to-value ratio determination.

     As a result of the underwriting standards described above, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

     Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. SEE "THE MORTGAGE POOL--UNDERWRITING STANDARDS OF __________ AND REPRESENTATIONS CONCERNING THE MORTGAGE LOANS" IN THIS PROSPECTUS SUPPLEMENT].

[THE PAYMENT PERFORMANCE OF YOUR CERTIFICATES WILL BE RELATED TO THE PAYMENT PERFORMANCE OF THE MORTGAGE LOANS IN THE TRUST FUND; SOME OF THE MORTGAGE LOANS IN THE TRUST FUND MAY EXPOSE YOUR CERTIFICATES TO GREATER LOSSES.

     The certificates represent an interest in mortgage loans. In the event that the mortgaged properties fail to provide adequate security for the mortgage loans included in the trust fund, any resulting losses, to the extent not covered by the credit enhancement, will be allocated to the certificates as described in this prospectus supplement, and consequently may adversely affect the yield to maturity on your certificate. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. Some types of mortgage loans may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof. You should consider the following risks associated with the mortgage loans included in the trust fund:
[AS APPLICABLE]

[SOME OF THE MORTGAGE LOANS MAY RESULT IN OUTSTANDING PRINCIPAL BALANCES IN EXCESS OF THE VALUE OF THE UNDERLYING MORTGAGED PROPERTY WHICH COULD RESULT IN LOSSES ON YOUR CERTIFICATES.

     Approximately ___% of the mortgage loans by aggregate principal balance as of _______________, are subject to negative amortization. In the case of mortgage loans that are subject to negative amortization, the principal balances of these mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default. To the extent that these losses are not covered the credit enhancement in the trust fund, holders of the certificates will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

[THE INABILITY OF A MORTGAGOR TO MAKE LARGER MONTHLY PAYMENTS FOLLOWING THE BUYDOWN PERIOD OF A BUYDOWN MORTGAGE LOAN MAY RESULT IN LOSSES ON THOSE MORTGAGE LOANS.

     Approximately ___% of the mortgage loans by aggregate principal balance as of _________________ are buydown mortgage loans, subject to temporary buydown plans under which the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from :

     o an amount contributed by the borrower, the seller of the mortgaged property or another source and placed in a custodial account,

     o investment earnings on the amount, if any, contributed by the borrower, or

     o additional buydown funds to be contributed over time by the mortgagor's employer or another source.

In most cases, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the buydown funds have been depleted and, for some buydown mortgage loans, during the initial buydown period. The inability of a mortgagor to make these larger monthly payments could lead to losses on the mortgage loans, and to the extent not covered by the credit enhancement, may adversely affect the yield to maturity on your certificates.

[THE INABILITY OF A MORTGAGOR T O MAKE A BALLOON PAYMENT AT MATURITY, MAY EXPOSE YOUR CERTIFICATES TO LOSSES.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ may not be fully amortizing, or may not amortize at all, over their terms to maturity and, thus, will require substantial payments of principal and interest, that is, balloon payments, at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, prevailing economic conditions and the availability of credit for loans secured by comparable real properties.

[SOME OF THE MORTGAGE LOANS HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS ALLOCATED TO YOUR CERTIFICATES.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ are nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. If the value of the mortgaged property and other security has declined, the trust fund couuld suffer losses on these mortgage loans that, to the extent not covered by [the credit enhancement] may be allocated to your certificates. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

[THE INABILITY OF A MORTGAGOR TO MAKE VARYING MONTHLY PAYMENTS UNDER A HOME EQUITY LINE OF CREDIT LOAN MAY RESULT IN LOSSES ON YOUR CERTIFICATES.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ are mortgage loans that provide the borrower with a line of credit pursuant to which amounts may be advanced to the borrower by the lender from time to time. Collection on these types of mortgage loans may vary because, among other things:

         o borrowers may make payments during any month as low as the minimum monthly payment for that month, or just the interest and fees for that month during any interest-only period, or

         o borrowers may make payments as high as the entire outstanding charges on the mortgage loan.

     It is possible that borrowers may fail to make the required periodic payment and, to the extent not covered by the credit enhancement, such losses may adversely affect the yield to maturity on your certificates.

[SOME OF THE MORTGAGE LOANS ARE SECURED BY JUNIOR LIENS, WHICH MAY EXPOSE THE OFFERED CERTIFICATES TO LOSSES IF THE TRUST FUND DOES NOT RECEIVE ADEQUATE FUNDS IN CONNECTION WITH A FORECLOSURE OF THE RELATED SENIOR LIEN TO SATISFY BOTH THE SENIOR AND JUNIOR LIEN.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ are mortgage loans secured by junior liens and with respect to approximately ___% of these junior liens, the related senior liens are not included in the trust fund. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the junior lien mortgage loan. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any junior lien mortgage loan, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at this type of sale, a bidder at the foreclosure sale of a junior lien mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior lien mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. A decline in the value of the mortgaged properties securing the mortgage loans with junior liens may increase the likelihood that, in the event of a default by the related mortgagor, liquidation or other proceeds will be sufficient to satisfy the junior lien mortgage loan after satisfaction of any senior liens and the payment of any liquidation expenses. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates bear:

         o the risk of delay in distributions while a deficiency judgment against the borrower is obtained,

         o the risk of loss if the deficiency judgment is not realized upon and

         o the risk that deficiency judgments may not be available in all jurisdictions.

     Other factors may affect the prepayment rate of junior lien mortgage loans, such as the amounts of, and interest on, the related senior mortgage loans and the use of senior lien mortgage loans as long-term financing for home purchases and junior lien mortgage loans as shorter-term financing for a variety of purposes, such as home improvement, educational expenses and purchases of consumer durable such as automobiles. Accordingly, junior lien mortgage loans may experience a higher rate of prepayments than traditional senior lien mortgage loans. In addition, any future limitations on the rights of borrowers to deduct interest payments on junior lien mortgage loans for federal income tax purposes may further increase the rate of prepayments on junior lien mortgage loans.

[SOME OF THE MORTGAGE LOANS WERE ORIGINATED OUTSIDE THE UNITED STATES, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________, are mortgage loans secured by properties located in Puerto Rico and Guam. The risk of loss on mortgage loans secured by properties located in Puerto Rico and Guam may be greater than on mortgage loans that are made to mortgagors who are United States residents and citizens or that are secured by properties located in the United States. In particular, the procedure for the foreclosure of a real estate mortgage under the laws of the Commonwealth of Puerto Rico varies from the procedures applicable in each of the fifty states of the United States which may affect the satisfaction of the related mortgage loan. In addition, the depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on these loans may not occur at the same rate or be affected by the same factors as other mortgage loans.

[SOME OF THE MORTGAGE LOANS HAVE HIGH LOAN-TO-VALUE RATIOS, SO THAT THE RELATED BORROWER HAS LITTLE OR NO EQUITY IN THE RELATED MORTGAGED PROPERTY, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS ALLOCATED TO YOUR CERTIFICATES.

     Approximately _____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, had a loan-to-value ratio or a combined loan-to-value ratio, in the case of any second lien mortgage loan, at origination in excess of 80%. No mortgage loan in the mortgage pool with a loan-to-value ratio or a combined loan-to-value ratio, in the case of any second lien mortgage loan, at origination in excess of 80% will be covered by a primary mortgage insurance policy. No first lien mortgage loan will have a loan-to-value ratio exceeding __% at origination and no second lien mortgage loan will have a combined loan-to-value ratio exceeding _____% at origination. Mortgage loans with higher loan-to-value ratios may present a greater risk of loss in that an overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio may increase over what it was at the time the mortgage loan was originated. This increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan and any losses, to the extent not covered by the credit enhancement, may affect the yield to maturity or your certificates. In some instances, the value of the mortgaged property may be insufficient to cover the outstanding balance of the certificates. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio.

[SOME MORTGAGE LOANS ARE DELINQUENT AS OF THE CUT-OFF DATE, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

     Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, were thirty days or more but less than sixty days delinquent in their monthly payments as of ______ __, ____. Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, were sixty days or more but less than ninety days delinquent in their monthly payments as of the _______ __, ____. However, investors in the mortgage loans should realize that approximately _____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, have a first payment date occurring on or after _______ __, ____ and, therefore, these mortgage loans could not have been delinquent as of _______ __, ____].

[SOME OF THE MORTGAGE LOANS ARE CONCENTRATED IN THE STATE OF [NAME OF STATE], WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         Approximately ___% of the mortgage loans are in the state of [Name of State.] Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets causing a decline in property values in those areas, and consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. A region's economic condition and housing market may be directly, or indirectly, adversely affected by a number of factors including natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. A concentration of mortgage loans in the trust fund in a region experiencing a deterioration in economic conditions or a decline in real estate values may expose your certificates to losses in addition to those generally present for similar mortgage-backed securities without this concentration. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. Any deterioriation of economic conditions in [name of state] which adversely affects the ability of borrowers to make payments on the mortgage loans may increase the likelihood of delinquency and foreclosure of the mortgage loans that may result in losses that, to the extent not covered by the [credit enhancement] will be allocated to your certificates.

[YOUR CERTIFICATES WILL BE LIMITED OBLIGATIONS SOLELY OF THE TRUST FUND AND NOT OF ANY OTHER PARTY.

     The certificates will not represent an interest in or obligation of the depositor, the master servicer, the mortgage loan seller, the trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the offered certificates, and there will be no recourse to the depositor, the master servicer, the mortgage loan seller, the trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates].

[THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON YOUR CERTIFICATES WILL BE AFFECTED BY THE RATE OF PREPAYMENTS.

     The rate and timing of distributions allocable to principal on the Class A Certificates will depend on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans and the allocation thereof to pay principal on these certificates as provided in this prospectus supplement. The rate and timing of distributions allocable to principal on the other classes of offered certificates, other than the Class XS Certificates, will depend on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on all of the mortgage loans and the allocation thereof to pay principal on these certificates as provided in this prospectus supplement. As is the case with mortgage pass-through certificates, the offered certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of ________ __, ____, a prepayment may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

     Prior to the distribution date in _______ ____, the subordinate certificates will be entitled to receive distributions allocable to principal based on a disproportionately small percentage of principal prepayments on the mortgage loans, and the Class A Certificates will be entitled to receive distributions allocable to principal based on a disproportionately large percentage, which may be 100%, of principal prepayments on the mortgage loans. To the extent that no principal prepayments or a disproportionately small percentage of prepayments are distributed on the Subordinate Certificates, the subordination afforded to the Class A Certificates, in the absence of losses allocated to these certificates, will be increased.

[THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS WILL VARY DEPENDING ON FUTURE MARKET CONDITIONS AND OTHER FACTORS.

     Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the Class A Certificates at a time when reinvestment at these higher prevailing rates would be desirable. A decrease in the prepayment rates on all of the mortgage loans will result in a reduced rate of return of principal to investors in the other classes of offered certificates, other than the Class XS Certificates, at a time when reinvestment at these higher prevailing rates would be desirable.

     Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the related Class A Certificates, at time when reinvestment at comparable yields may not be possible. An increase in the prepayment rates on all of the mortgage loans will result in a greater rate of return of principal to investors in the other classes of offered certificates, other than the Class XS Certificates, at a time when reinvestment at comparable yields may not be possible.

     FOR FURTHER INFORMATION REGARDING THE EFFECT OF PRINCIPAL PREPAYMENTS ON THE WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES, SEE "YIELD ON THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT, INCLUDING THE TABLE ENTITLED "PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION".

[THE YIELD ON YOUR CERTIFICATES WILL VARY DEPENDING ON THE RATE OF PREPAYMENTS AND A VARIETY OF OTHER FACTORS.

     The yield to maturity on the offered certificates, particularly the Class XS Certificates, will depend on:

     o   the applicable purchase price; and

     o the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the related mortgage loans and the allocation thereof to reduce the certificate principal balance or notional amount of the certificates, as well as other factors.

     The yield to investors on the offered certificates will be adversely affected by any allocation to the offered certificates of interest shortfalls on the mortgage loans.

     If the offered certificates, other than the Class XS Certificates, are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates, other than the Class XS Certificates, are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

     The proceeds to the depositor from the sale of the offered certificates were determined based on a number of assumptions, including a prepayment assumption of ____% of the standard prepayment assumption, and weighted average lives corresponding thereto. No representation is made that the mortgage loans will prepay at that rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates will vary as determined at the time of sale. SEE "YIELD ON THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT].

[THE YIELD ON YOUR CERTIFICATES WILL BE AFFECTED BY THE SPECIFIC TERMS THAT APPLY TO THAT CLASS, DISCUSSED IN THIS RISK FACTOR.

     CLASS XS CERTIFICATES: The yield to maturity on the Class XS Certificates will be extremely sensitive to the rate of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans, which may fluctuate significantly from time to time. Moreover, the amount of interest payable on the Class XS Certificates will decrease more significantly as a result of principal prepayments on mortgage loans with relatively high mortgage rates. Prospective investors should consider fully the risks associated with an investment in the Class XS Certificates, including the risk that a rapid rate of principal payments on the mortgage loans will have a materially negative effect on the yield to investors in the Class XS Certificates and may result in the failure of investors in the Class XS Certificates to recover fully their initial investment.

     SUBORDINATE CERTIFICATES: The weighted average lives of, and the yield to maturity on, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to losses due to defaults on the mortgage loans and the timing of losses on the mortgage loans, to the extent these losses are not covered by subordinate certificates with a higher numerical class designation, including covered by the Class B-4, Class B-5 and Class B-6 Certificates which are not offered by this prospectus supplement. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by any class of subordinate certificates may be adversely affected by losses even if the class does not ultimately bear the loss].

[THE CLASS R CERTIFICATES WILL RECEIVE LIMITED DISTRIBUTIONS OF PRINCIPAL AND INTEREST AND MAY HAVE SIGNIFICANT TAX LIABILITIES.

     Holders of the Class R Certificates are entitled to receive distributions of principal and interest as described in this prospectus supplement, but the holders of these certificates are not expected to receive any distributions after the first distribution date. In addition, holders of these certificates will have tax liabilities with respect to their certificates during the early years of the term of the trust that substantially exceed the principal and interest payable thereon during or prior to these periods. SEE "--FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT, "YIELD ON THE CERTIFICATES--ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT AND "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS].

[VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS.

     Applicable state laws generally regulate interest rates and other charges, require disclosure, and require licensing of the Originator. In addition, other state laws, public policy and principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

     The mortgage loans are also subject to federal laws, including:

         o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require disclosures to the borrowers regarding the terms of the mortgage loans;

         o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the originator to damages and administrative enforcement.

     The originator will represent that as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of this representation, it will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus].

[YEAR 2000 SYSTEMS RISK COULD AFFECT THE ABILITY OF THE MASTER SERVICER TO PERFORM ITS DUTIES.

     As is the case with most companies using computers in their operations, the master servicer is faced with the task of completing its compliance goals in connection with the year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the master servicer's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any occurrence of this kind could result in major computer system failure or miscalculations. The master servicer is presently engaged in various procedures to ensure that its computer systems and software will be year 2000 compliant. However, in the event that the master servicer, or any of its suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of obligations of the master servicer under the pooling and servicing agreement could be materially adversely affected].

     Some capitalized terms used in this prospectus supplement will have the meanings assigned to them under "Description of the Certificates--Glossary of Terms" or in the prospectus under "Glossary."

                                THE MORTGAGE POOL

GENERAL DESCRIPTION OF THE MORTGAGE LOANS

     References to percentages of the mortgage loans in the mortgage pool unless otherwise noted are calculated based on the aggregate principal balance of the mortgage loans as of ___________ __, ____, which date will also be referred to in this prospectus supplement as the cut-off date.

     The mortgage pool will consist of approximately _____ conventional, one- to four-family, fixed-rate, fully-amortizing mortgage loans secured by first liens on residential real properties and having an aggregate principal balance as of the cut-off date, of approximately $___________, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%. The mortgage loans in the mortgage pool have original terms to maturity of not greater than [30] years.

     The mortgage loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties consisting of one- to four-family dwelling units, townhouses, individual condominium units and individual units in planned unit developments. The mortgage loans to be included in the mortgage pool will be acquired by the depositor from the mortgage loan seller. The mortgage loan seller, in its capacity as master servicer, will act as the master servicer for the mortgage loans originated by it under the pooling and servicing agreement.

     All of the mortgage loans in the mortgage pool have scheduled monthly payments due on the first day of the month. Each mortgage loan in the mortgage pool will contain a customary "due-on-sale" clause.

     Approximately _____% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments. Each mortgage loan in the mortgage pool that provides for the payment of a prepayment charge provides for payment of a prepayment charge on partial or full prepayments made within one year, five years or other designated period as provided in the related mortgage note from the date of origination of the particular mortgage loan. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will apply if, in any twelve-month period during the first year, five years or other designated period as provided in the related mortgage note from the date of origination of the particular mortgage loan, the mortgagor prepays an aggregate amount exceeding __% of the original principal balance of the particular mortgage loan. With respect to _____% of these mortgage loans, the amount of the prepayment charge will be equal to ___ months' advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of __% of the original principal balance of the mortgage loan for a period of five years and one year, respectively. The _____________ will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the certificates. The master servicer may, in its discretion, waive the collection of any otherwise applicable prepayment charge or reduce the amount of the prepayment charge actually collected, and accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

     The average principal balance of the mortgage loans at origination was approximately $______. No mortgage loan had a principal balance at origination of greater than approximately $_______ or less than approximately $______. The average principal balance of the mortgage loans as of the cut-off date was approximately $______. No mortgage loan had a principal balance as of the cut-off date of greater than approximately $_______ or less than approximately $______.

     As of the cut-off date, the mortgage loans had mortgage rates ranging from approximately _____% per annum to approximately ______% per annum and the weighted average mortgage rate was approximately _____% per annum. The weighted average remaining term to stated maturity of the mortgage loans will be approximately __ years and __ months as of the cut-off date. None of the mortgage loans will have its first payment due prior to ________ ____ or after _________ ____, or will have a remaining term to maturity of less than __ years and __ months or greater than __ years as of the cut-off date. The latest maturity date of any mortgage loan in the mortgage pool is ________ ____.

     The weighted average loan-to-value ratio at origination of the mortgage loans was approximately ______%. No loan-to-value ratio at origination was greater than approximately _____% or less than approximately ____%.

     The mortgage loans are expected to have as of the cut-off date the following characteristics listed on Appendix A.

UNDERWRITING STANDARDS OF ___________ AND REPRESENTATIONS CONCERNING THE MORTGAGE LOANS

     The mortgage loans will be acquired by the depositor from the mortgage loan seller. The mortgage loan seller will have acquired, either directly or indirectly, approximately _____% of the mortgage loans, by aggregate principal balance as of the cut-off date, from ____________. The mortgage loan seller will have acquired approximately _____% of the mortgage loans, by aggregate principal balance as of the cut-off date, from ______________. All of the mortgage loans were originated or acquired by the originators generally in accordance with the underwriting criteria described in this section.

     The information set forth in this section with regard to the originators' underwriting standards has been provided to the depositor or compiled from information provided to the depositor by the originators. None of the depositor, the trustee, the trust administrator, the mortgage loan seller, the underwriter or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

     The originators' underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. All of the mortgage loans in the mortgage pool were also underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market. While the originators' primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originators also consider, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The mortgage loans generally bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner.

     As a result of the originators' underwriting criteria, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure and loss experience on the mortgage loans than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

[ORIGINATOR'S UNDERWRITING PROGRAMS]

     The mortgage loans will have been originated generally in accordance with the underwriting guidelines of [the originator] and will be referred to in this prospectus supplement as the underwriting guidelines. On a case-by-case basis, exceptions to the underwriting guidelines are made where compensating factors exist.

     Each applicant completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The underwriting guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The underwriting guidelines require a review of the appraisal by a qualified employee of [the originator] or by an appraiser retained by [the originator].

     The mortgage loans in the mortgage pool were originated consistent with and generally conform to the underwriting guidelines': full documentation, limited documentation and stated

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income documentation residential loan programs. Under each of the programs, [the originator] reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a qualifying rate has been created under the underwriting guidelines that generally is equal to the lesser of the fully indexed interest rate on the loan being applied for or one percent above the initial interest rate on that loan, in the case of six-month LIBOR loans that do not provide for a delayed first adjustment, or is generally equal to the initial interest rate on that loan, in the case of other loans. The underwriting guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires [the originator's] underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $500,000. The underwriting guidelines generally permit loans on one- to four-family residential properties to have:

         o a loan-to-value ratio at origination of up to 90% with respect to non-conforming first liens,

         o a combined loan-to-value ratio at origination of up to 90% with respect to non-conforming second liens and

         o a combined loan-to-value ratio at origination of up to 100% with respect to conforming second liens,

In each case, the loan-to-value ratio depends on, among other things, the purpose of the mortgage loan, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to mortgage loans in the mortgage pool secured by mortgaged properties acquired by a mortgagor under a "lease option purchase", the loan-to-value ratio of the related mortgage loan is based on the lower of the appraised value at the time of origination of the mortgage loan or the sale price of the related mortgaged property if the "lease option purchase price" was set less than 12 months prior to origination and is based on the appraised value at the time of origination if the "lease option purchase price" was set 12 months or more prior to origination.

     The underwriting guidelines require that the income of each applicant be verified. The specific income documentation required for [the originator's] various programs is as follows: under the full documentation program, applicants generally are required to submit two written forms of verification of stable income for at least 12 months; under the limited documentation programs, one such form of verification is required for 12 months; under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs require that, with respect to salaried employees, there be a telephone verification of the

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applicant's employment. Verification of the source of funds, if any, required to be deposited by the applicant into escrow in the case of a purchase money loan is required when the loan-to-value ratio is greater than 70%.

     In evaluating the credit quality of borrowers, [the originator] utilizes credit bureau risk scores, or a FICO score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories--Equifax, TransUnion and Experian.

     The underwriting guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

     Non-Conforming First Lien Mortgage Loans:
     ----------------------------------------

     "A+" Risk. Under the "A+" risk category, the applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 640 or higher. A maximum of one 30-day late payment and no 60-day late payments within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is required to be current at the time the application is submitted. No open collection accounts or open charge-offs may remain open after the funding of the loan. No bankruptcy or notice of default filings may have occurred during the preceding three years; provided, however, that if the borrower's bankruptcy has been discharged during the past three years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90%, or 85% for mortgage loans originated under the stated income documentation program, is permitted for a mortgage loan on a single family owner-occupied property. A maximum loan-to-value ratio of 85% is permitted for a mortgage loan on a non-owner occupied property, an owner-occupied condominium or a two- to four-family residential property. The maximum loan-to-value ratio for rural, remote or unique properties is 75%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for either a refinance loan or a purchase money loan. The debt service-to-income ratio generally ranges from 42% to 45% or less, depending on the qualifying rate and the loan-to-value ratio.

     "A-" Risk. Under the "A-" risk category, an applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 620 or higher. A maximum of three 30-day late payment and no 60-day late payments within the last 12 months is acceptable on an existing mortgage loan if the loan-to-value ratio is 85% or less. An existing mortgage loan is required to be current at the time of funding of the loan. Minor derogatory items are allowed as to non-mortgage credit, and a letter of explanation may be required under the full documentation program. Medical derogatories are not considered. Open collection accounts or open charge-offs affecting title with balances of less than $500 may remain open after funding of the loan. No bankruptcy may have occurred during the preceding two years. No notice of default filings may have occurred during the preceding three years; provided, however, that if the borrower's bankruptcy has been discharged during the past two years and the borrower

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has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90%, or 80% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a single family owner-occupied property. A maximum loan-to-value ratio of 80%, or 70% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a non-owner-occupied property. A maximum loan-to-value ratio of 85%, or 75% for mortgage loans originated under the stated income documentation program, is permitted for a mortgage loan on an owner- occupied condominium or a two- to four-family residential property. The maximum loan-to-value ratio for rural, remote, or unique properties is 75%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for a refinance loan and 95% for a purchase money loan. The debt service-to-income ratio is generally 50% or less.

     "B" Risk. Under the "B" risk category, an applicant may have experienced isolated credit problems, but should have generally repaid installment or revolving debt according to its terms or must have a FICO score of 600 or higher. A maximum of one 60-day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 60 days late at the time of funding of the loan. As to non-mortgage credit, some prior defaults may have occurred and a letter of explanation may be required under the full documentation program. Medical derogatories are not considered. Generally, open charge-offs or collection accounts with balances of less than $1,000 may remain open after the funding of the loan. No bankruptcy or notice of default filings by the applicant may have occurred during the preceding two years; provided, however, that if the borrower's bankruptcy has been discharged during the past two years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 80%, or 75% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on an owner-occupied detached property originated under the full documentation program. A maximum loan-to-value ratio of 75%, or 70% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a non-owner-occupied property, an owner-occupied condominium or a two- to four-family residential property. The maximum loan-to-value ratio for rural, remote or unique properties is 70%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for a refinance loan and 95% for a purchase money loan. The debt service-to-income ratio is generally 55% or less.

     "C" Risk. Under the "C" risk category, an applicant may have experienced significant credit problems in the past. A maximum of one 90-day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts with balances of less than $2,500 may remain open after the funding of the loan. No bankruptcy or notice of default filings by the applicant may have occurred during the preceding 12 months; provided, however, that if the borrower's bankruptcy has been discharged during the past 12 months and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, the borrower may qualify for a mortgage loan. The mortgaged property must be in average condition. Generally, a maximum loan-to-value ratio of 75% for a mortgage loan on a single family, owner-occupied property for a full documentation program, or 70% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted. A maximum loan-to-value ratio of 70%, or 65% for mortgage loans originated under the limited documentation and the stated income documentation programs, is permitted for a mortgage loan on a non-owner-occupied property, an owner-occupied condominium or a two-to-four family residential property. The maximum loan-to-value ratio for rural, remote or unique properties is 70%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 95% for a refinance loan and for a purchase money loan. The debt service-to-income ratio is generally 59% or less.

     "C-" Risk. Under the "C-" risk category, an applicant may have experienced significant credit problems in the past. A maximum of two 90-day late payments and one 120-day late payment is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts with balances less than $5,000 may remain open after the funding of the loan. There may be no current notice of default and any bankruptcy must be discharged. The mortgaged property may exhibit some deferred maintenance. A maximum loan-to-value ratio of 70%, or 55% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a single family owner-occupied property. A maximum loan-to-value ratio of 65%, or 50% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a non-owner occupied property, an owner-occupied condominium or a two- to four-family residential property. The maximum loan-to-value ratio for rural, remote or unique properties is 65%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for a refinance loan and 95% for a purchase money loan. The debt service-to-income ratio is generally 59% or less.

     Mortgage Credit Only. The Mortgage Credit Only program allows for three 30-day late payments and no 60-day late payments within the last 12 months on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. Derogatory items are allowed as to non-mortgage credit. No bankruptcy or notice of default filings may have occurred during the preceding two years; provided, however, that if the borrower's bankruptcy has been discharged during the past two years and the borrower has reestablished a credit history otherwise complying with the credit parameters set forth in this paragraph, the borrower may then qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 75% for mortgage loans originated under either the full or limited documentation programs is permitted for a mortgage loan on a single family owner- occupied property. Mortgage Credit Only loans are not made available under the stated income documentation program. A maximum loan-to-value ratio of 70% is permitted for a mortgage loan on a non-owner occupied property, second home, owner-occupied condominium, or two- to four-family residential property. The mortgage credit only program is not available for rural, remote or unique properties. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for a refinance loan or 95% for a purchase money loan. The debt service-to-income ratio is generally equal to or less than 55%.

     Home Saver Program. [The originator] originates loans under a program called "Home Saver" to enable borrowers with an existing delinquent loan to preserve their home ownership. The existing loan may be over 90 days delinquent, but any bankruptcy proceeding must be dismissed before the loan is funded. The loan-to-value ratio may not exceed 65%, or 60% for loans originated under the limited documentation program. Home Saver loans are not made available under the stated income documentation program. A maximum loan-to-value ratio of 60%, or 55% for mortgage loans originated under the limited documentation program, is permitted for a mortgage loan on a non-owner occupied property, owner-occupied condominium or a two- to four-family residential property. The Home Saver program is not available for rural, remote or unique properties. The maximum combined loan-to-value ratio, including any related subordinate lien, is 95% for either a refinance loan or a purchase money loan. The maximum loan amount is $250,000, or $200,000 for loans originated under the limited documentation program.

     Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception, an exception from certain requirements of a particular risk category, etc. An exception may generally be allowed if the application reflects certain compensating factors, among others: low loan-to-value ratio; pride of ownership; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of five or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, certain mortgagors may qualify in a more favorable risk category that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category.

     NON-CONFORMING SECOND LIEN MORTGAGE LOANS:

     "A+" Risk. Under the "A+" risk category, the applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 640 or higher. A maximum of one 30-day late payment and no 60-day late payments within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is required to be current at the time the application is submitted. No open collection accounts or open charge-offs may remain open after the funding of the loan. No bankruptcy or notice of default filings may have occurred during the preceding three years; provided, however, that if the borrower's bankruptcy has been discharged during the past three years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum combined loan-to-value ratio of 90%, or 85% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a single family owner-occupied property. A maximum combined loan-to-value ratio of 85% is permitted for a mortgage loan on a non- owner occupied property, an owner-occupied condominium or a two- to four-family residential property. The maximum combined loan-to-value ratio for rural, remote or unique properties is 75%. The debt service-to- income ratio generally ranges from 42% to 45% or less, depending on the qualifying rate and the combined loan-to-value ratio.

     "A-" Risk. Under the "A-" risk category, an applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 620 or higher. A maximum of three 30-day late payments and no 60-day late payment within the last 12 months are acceptable on an existing mortgage loan. An existing mortgage loan is required to be current at the time of funding of the loan. Minor derogatory items are allowed as to non-mortgage credit, and a letter of explanation may be required under the full documentation program. Medical derogatories are not considered. Open collection accounts or open charge-offs affecting title with balances of less than $500 may remain open after funding of the loan. No bankruptcy may have occurred during the preceding two years. No notice of default filings may have occurred during the preceding three years; provided, however, that if the borrower's bankruptcy has been discharged during the past two years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum combined loan-to-value ratio of 90%, or 80% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a single family owner-occupied property. A maximum combined loan-to-value ratio of 80%, or 70% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a non-owner- occupied property. A maximum combined loan-to-value ratio of 85%, or 75% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan secured by an owner-occupied condominium or a two- to four-family residential property. The maximum combined loan-to-value ratio for rural, remote, or unique properties is 75%. The debt service-to-income ratio is generally 50% or less.

     "B" Risk. Under the "B" risk category, an applicant may have experienced isolated credit problems, but should have generally repaid installment or revolving debt according to its terms or must have a FICO score of 600 or higher. A maximum of one 60-day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 60 days late at the time of funding of the loan. As to non-mortgage credit, some prior defaults may have occurred and a letter of explanation may be required under the full documentation program. Medical derogatories are not considered. Generally, open charge-offs or collection accounts with balances of less than $1,000 may remain open after the funding of the loan. No bankruptcy or notice of default filings by the applicant may have occurred during the preceding two years; provided, however, that if the borrower's bankruptcy has been discharged during the past two years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum combined loan-to-value ratio of 80%, or 75% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on an owner-occupied detached property. A maximum combined loan-to-value ratio of 75%, or 70% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a non-owner-occupied property, an owner-occupied condominium or a two- to four-family residential property. The maximum combined loan-to-value ratio for rural, remote or unique properties is 70%. The debt service-to-income ratio is generally 55% or less.

     "C" Risk. Under the "C" risk category, an applicant may have experienced significant credit problems in the past. A maximum of one 90-day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts with balances of less than $2,500 may remain open after the funding of the loan. No bankruptcy or notice of default filings by the applicant may have occurred during the preceding 12 months; provided, however, that if the borrower's bankruptcy has been discharged during the past 12 months and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, the borrower may qualify for a mortgage loan. The mortgaged property must be in average condition. Generally, a maximum combined loan-to-value ratio of 75% for a mortgage loan on a single family, owner-occupied property for a full documentation program, or 70% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted. A maximum combined loan-to-value ratio of 70%, or 65% for mortgage loans originated under the limited documentation and the stated income documentation programs, is permitted for a mortgage loan on a non-owner-occupied property, an owner-occupied condominium or a two- to-four family residential property. The maximum combined loan-to-value ratio for rural, remote or unique properties is 70%. The debt service-to-income ratio is generally 59% or less.

     "C-" Risk. Under the "C-" risk category, an applicant may have experienced significant credit problems in the past. A maximum of two 90-day late payments and one 120-day late payment is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts with balances of less than $5,000 may remain open after the funding of the loan. There may be no current notice of default and any bankruptcy must be discharged. The mortgaged property may exhibit some deferred maintenance. A maximum combined loan-to-value ratio of 70%, or 65% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a single family owner-occupied property. A maximum combined loan-to-value ratio of 65%, or 60% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a non-owner occupied property, an owner-occupied condominium or a two- to four-family residential property. The maximum combined loan-to-value ratio for rural, remote or unique properties is 65%. The debt service-to-income ratio is generally 59% or less.

     Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception, an exception from certain requirements of a particular risk category, etc. An exception may generally be allowed if the application reflects certain compensating factors, among others: low combined loan-to-value ratio; pride of ownership; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of five or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, certain mortgagors may qualify in a more favorable risk category that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category.

     Conforming Second Lien Mortgage Loans:
     -------------------------------------

     "A+" Risk. Under the "A+" risk category, the applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 720 or higher. A maximum of no late payments in the last 12 months and one 30-day late payment within the last 24 months is acceptable on an existing mortgage loan. An existing mortgage loan is required to be current at the time the application is submitted. No open collection accounts or open charge-offs may remain open after the funding of the loan. No bankruptcy filings may have occurred during the preceding five years; provided, however, that if the borrower's bankruptcy has been discharged during the past five years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum combined loan-to-value ratio of 100% is permitted for a mortgage loan on an owner-occupied single-family residence, townhome or planned unit development. A maximum combined loan-to-value ratio of 90% is permitted for a mortgage loan on an owner-occupied condominium or a two- to four-family residential property. The maximum debt service-to- income ratio is 45%, however a 5% debt service-to-income ratio allowance may be made based on underwriter discretion and compensating factors.

     "A" Risk. Under the "A" risk category, an applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 680 or higher. A maximum of one 30-day late payment and no 60-day late payments within the last 24 months is acceptable on an existing mortgage loan. An existing mortgage loan is required to be current at the time the application is submitted. Minor derogatory items are allowed as to non-mortgage credit, and a letter of explanation may be required under the full documentation program. No bankruptcy or notice of default filings may have occurred during preceding five years; provided, however, that if the borrower's bankruptcy has been discharged during the past five years and the borrower has re- established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum combined loan-to-value ratio of 100% is permitted for a mortgage loan on an owner-occupied single-family residence, townhome or planned unit development. A maximum combined loan-to-value ratio of 90% is permitted for a mortgage loan on an owner-occupied condominium or two- to four- family residential property. The debt service-to-income ratio is 45%, however a 5% debt service-to- income ratio allowance may be made based on underwriter discretion and compensating factors.

     "B+" Risk. Under the "B+" risk category, an applicant may have experienced isolated credit problems, but should have generally repaid installment or revolving debt according to its terms or must have a FICO score of 640 or higher. A maximum of one 30-day late payment within the last 12 months and two 30-day late payments within the last 24 months is acceptable on an existing mortgage loan. No bankruptcy filings by the applicant may have occurred during the preceding five years; provided, however, that if the borrower's bankruptcy has been discharged during the past five years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum combined loan-to-value ratio of 100% is permitted for a mortgage loan on an owner-occupied single-family residence, townhome or planned unit development. A maximum combined loan-to-value ratio of 90% is permitted for a mortgage loan on an owner-occupied condominium or a two- to four-family residential property. The maximum debt service-to-income ratio is 42%, however a 5% debt service-to-income ratio allowance may be made based on underwriter discretion and compensating factors.

     "B" Risk. Under the "B" risk category, an applicant may have experienced isolated credit problems but should have generally repaid installment or revolving debt according to its terms or must have a FICO score of 610 or higher for loans with combined loan-to-value ratio's of 85% or higher, or 600 or higher for loans with combined loan-to-value ratio's of less than 85%. A maximum of one 30-day late payment within the last 12 months and two 30-day late payments within the last 24 months is acceptable on an existing mortgage loan. No bankruptcy filings by the applicant may have occurred during the preceding five years; provided, however, that if the borrower's bankruptcy has been discharged during the past five years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, the borrower may qualify for a mortgage loan. The mortgaged property must be in average condition. A maximum combined loan-to-value ratio of 100% for a mortgage loan on an owner-occupied single-family residence, townhome or planned unit development is permitted. A maximum combined loan-to-value ratio of 90% is permitted for a mortgage loan on an owner-occupied condominium or a two- to-four family residential property. The maximum debt service-to-income ratio is 40%, however a 5% debt service-to-income allowance may be made based on underwriter discretion and compensating factors.

     Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception, an exception from certain requirements of a particular risk category, etc. An exception may generally be allowed if the application reflects certain compensating factors, among others: low combined loan-to-value ratio; pride of ownership; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of five or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, certain mortgagors may qualify in a more favorable risk category that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category.

ADDITIONAL INFORMATION CONCERNING THE MORTGAGE LOANS

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before the cut-off date. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary.

                            YIELD ON THE CERTIFICATES


DELAY IN DISTRIBUTIONS ON THE OFFERED CERTIFICATES

     The effective yield to holders of the offered certificates of each class will be less than the yields otherwise produced by their respective Pass-Through Rates and purchase prices because:

         o on the first distribution date, one month's interest is payable on the offered certificates even though __ days will have elapsed from the date on which interest begins to accrue on the offered certificates,

         o on each succeeding distribution date the interest payable on the offered certificates is the interest accrued during the month preceding the month of the particular distribution date, which ends __ days prior to the distribution date and

         o during each Interest Accrual Period, other than the first Interest Accrual Period, interest accrues on a Certificate Principal Balance or Notional Amount that is less than the Certificate Principal Balance or Notional Amount of the class actually outstanding for the first __ days of the Interest Accrual Period.

SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period beginning with the date on which the scheduled monthly payment was due for the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended or the Relief Act, to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the mortgage loans affected by application of the Relief Act. The master servicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the mortgage loans master serviced by it, but only to the extent of its aggregate servicing fee for the related due period. The due period, with respect to any distribution date, commences on the second day of the month immediately preceding the month in which the distribution date occurs and ends on the first day of the month in which the distribution date occurs. Accordingly, the effect of:

         o any principal prepayments on the mortgage loans, to the extent that Prepayment Interest Shortfalls exceed Compensating Interest or

         o any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the certificates.

     Any of these shortfalls will be allocated among the certificates as provided in this prospectus supplement under "Description of the Certificates--Interest Distributions". See "Certain Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

GENERAL PREPAYMENT CONSIDERATIONS

     The rate of principal payments on each class of offered certificates, other than the Class XS Certificates, the aggregate amount of distributions on each class of offered certificates and the yield to maturity of each class of offered certificates will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans in the mortgage pool will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments on the mortgage loans, including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor, the mortgage loan seller, the originator or the master servicer, as the case may be. The mortgage loans may be prepaid by the mortgagors at any time; however, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of the cut-off date, a prepayment may subject the related mortgagor to a prepayment charge. All of the mortgage loans contain due-on-sale clauses. Prior to the distribution date in ________ ____, all principal prepayments on the mortgage loans will be allocated to the Senior Certificates, other than the Class XS Certificates. After the distribution date in ____________ ____, as further described in this prospectus supplement, during some periods, subject to loss and delinquency criteria described in this prospectus supplement, the Senior Prepayment Percentage may continue to be disproportionately large relative to the Senior Percentage and the percentage of principal prepayments payable to the Subordinate Certificates may continue to be disproportionately small. See "Description of the Certificates--Principal Distributions on the Senior Certificates" in this prospectus supplement

     Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the class or classes of offered certificates then entitled to receive distributions that otherwise would be distributed over the remaining terms of these mortgage loans. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate of principal prepayments. The extent to which the yield to maturity of any class of offered certificates, other than the Class XS Certificates, may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on these certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In most cases, the earlier a prepayment of principal on the mortgage loans occurs, the greater the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus.

     The yield to maturity on the Class XS Certificates will be extremely sensitive to prepayments on the mortgage loans and most sensitive to prepayments on mortgage loans with relatively high mortgage rates. See "--Yield Sensitivity of the Class XS Certificates" in this prospectus supplement.

     It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the offered certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

     Because principal distributions are paid to some classes of offered certificates before other classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having later priority will represent an increasing percentage interest in the trust fund before principal distributions are made on these certificates. In particular, with respect to the Lockout Certificates during some periods, no principal payments or a disproportionately small portion of the Senior Principal Distribution Amount will be distributed on the Lockout

Certificates, and during other periods, a disproportionately large portion of the Senior Principal Distribution Amount will be distributed on the Lockout Certificates. Unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero, the Lockout Certificates will not be entitled to receive any distributions of principal payments prior to the distribution date in ________ ____.

     The rate of payments, including prepayments, on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans in the mortgage pool, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans in the mortgage pool, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the mortgage loans in the mortgage pool during any period or over the life of the certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

     Defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates in most cases are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan in the mortgage pool, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available. See "The Mortgage Pool--Underwriting Standards of __________ and Representations Concerning the Mortgage Loans" in this prospectus supplement.

MARKET INTEREST RATE AND SUBORDINATION YIELD CONSIDERATIONS

     Because the mortgage rates on the mortgage loans in the mortgage pool and the Pass-Through Rates on the offered certificates, other than the Class XS Certificates, are fixed, these rates will not change in response to changes in market interest rates. Accordingly, if mortgage market interest rates or market yields for securities similar to the offered certificates were to rise, the market value of the offered certificates may decline.

     Amounts otherwise distributable to holders of the Subordinate Certificates may be made available to protect the holders of the Senior Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by P&I Advances, and amounts otherwise distributable to holders of the Subordinate Certificates with a higher numerical class designation may be made available to protect the holders of Subordinate Certificates with a lower numerical class designation against interruptions in distributions. These delinquencies may affect the yield to investors on the classes of the Subordinate Certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the classes of the Subordinate Certificates. In addition, a larger than expected rate of delinquencies or losses will affect the rate of principal payments on each class of the Subordinate Certificates if it delays the scheduled reduction of the Senior Prepayment Percentage, triggers an increase of the Senior Prepayment

Percentage to [100]% or triggers a lockout of one or more classes of Subordinate Certificates from distributions of portions of the Subordinate Principal Distribution Amount. See "Description of the Certificates--Principal Distributions on the Senior Certificates" and "--Principal Distributions on the Subordinate Certificates" in this prospectus supplement.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the offered certificates of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments, including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans, and the timing of these payments.

     Except as otherwise described under "Description of the Certificates--Principal Distributions on the Senior Certificates" in this prospectus supplement, distributions of principal will be made to the classes of Class A Certificates according to the priorities described in this prospectus supplement, rather than on a PRO RATA basis among the classes of Class A Certificates, unless the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero. The timing of commencement of principal distributions to each class of the Class A Certificates and the weighted average life of each class of the Class A Certificates will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on each class of the Class A Certificates. Moreover, because the Lockout Certificates do not receive--unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero--any portion of principal payments prior to the distribution date occurring in ________ ____ and thereafter will receive--unless the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero--a disproportionately small or large portion of principal payments, the weighted average life of the Lockout Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for the other classes of Class A Certificates entitled to principal distributions.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a prepayment rate for the mortgage loans of ___% CPR. No representation is made that the mortgage loans in the mortgage pool will prepay at the above-described rates or any other rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year.

     The tables following the next paragraph indicate the percentage of the initial Certificate Principal Balance of the indicated classes of certificates that would be outstanding after each of the dates shown at various constant percentages of the prepayment model and the corresponding weighted average life of each class of certificates. The table is based on the following assumptions:

     o the mortgage pool consists of ____ mortgage loans with the characteristics set forth in the table below entitled "Assumed Mortgage Loan Characteristics",

     o distributions on the certificates are received, in cash, on the __th day of each month, commencing in ________ ____,

     o the mortgage loans prepay at the constant percentages of the prepayment model indicated,

     o no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans and no shortfalls due to the application of the Relief Act are incurred,

     o none of the depositor, the mortgage loan seller, the originator, the master servicer or any other person purchases from the trust fund any mortgage loan based on any obligation or option under the pooling and servicing agreement, except as indicated in the second sentence following the table,

     o scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in ________ ____, and are computed prior to giving effect to any prepayments received in the prior month,

     o prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in _______ ____, and include 30 days' interest on the mortgage loan,

     o the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate and remaining term to maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to maturity,

    o    the certificates are purchased on _______ __, ____ and

    o the servicing fee rate is ____% per annum and the trustee's fee rate is _____% per annum.


                                ASSUMED MORTGAGE LOAN CHARACTERISTICS


                                                             ORIGINAL
    PRINCIPAL BALANCE                                          TERM              REMAINING TERM
        AS OF THE                   MORTGAGE               TO MATURITY            TO MATURITY
      CUT-OFF DATE                    RATE                   (MONTHS)               (MONTHS)
      ------------                    ----                   --------               --------



                                      S-36






      $                                  %

      $                                  %

      $                                  %

      $                                  %

     There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the table below. Any discrepancy may have an effect upon the percentages of the initial Certificate Principal Balances outstanding and the weighted average lives of the classes of certificates set forth in the table. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the table below, the classes of certificates may mature earlier or later than indicated by the table below. Based on the foregoing assumptions, the table below indicates the weighted average life of each class of the Class A Certificates and the Subordinate Certificates and sets forth the percentage of the initial Certificate Principal Balance of each class of certificates that would be outstanding after each of the dates shown, at various percentages of the prepayment model. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust fund. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Principal Balance and weighted average lives shown in the following table. These variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of the prepayment model.

                                PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                           SPECIFIED PERCENTAGES OF THE PREPAYMENT MODEL


                                                    CLASS A-1 CERTIFICATES                          CLASS A-2 CERTIFICATES
                                                    ----------------------                          ----------------------
    DISTRIBUTION DATE                     0%     25%    50%    75%   100%   125%  150%     0%   25%    50%   75%   100%   125%  150%
    -----------------                     --     ---    ---    ---   ----   ----  ----     --   ---    ---   ---   ----   ----  ----
    ................................
    ................................
    ................................

    Weighted Average Life
      in Years......................
    Weighted Average Life
      in Years......................


                                                   CLASS A-3 CERTIFICATES
                                                   ----------------------
    DISTRIBUTION DATE                     0%    25%   50%   75%   100%   125%   150%
    -----------------                     --    ---   ---   ---   ----   ----   ----
    ................................
    ................................
    ................................

    Weighted Average Life
      in Years......................
    Weighted Average Life
      in Years......................

 The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years rom the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate frincipal Balance of the certificate. The last row of weighted average lives is calculated using the calculation set forth in the prior sentence but Pssumes that the master servicer exercises its option to purchase the mortgage loans. See "Pooling and Servicing Agreement--Termination" in ahis prospectus supplement. t




                                PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                           SPECIFIED PERCENTAGES OF THE PREPAYMENT MODEL


                                                    CLASS A-4 CERTIFICATES                           CLASS A-5 CERTIFICATES
    DISTRIBUTION DATE                     0%     25%    50%    75%   100%   125%  150%      0%   25%   50%   75%   100%   125%  150%
    -----------------                     --     ---    ---    ---   ----   ----  ----      --   ---   ---   ---   ----   ----  ----
    ................................
    ................................
    ................................

    Weighted Average Life
      in Years......................
    Weighted Average Life
      in Years......................


                                                   CLASS A-6 CERTIFICATES
                                                   ----------------------
    DISTRIBUTION DATE                     0%    25%   50%   75%   100%   125%   150%
    -----------------                     --    ---   ---   ---   ----   ----   ----
    ................................
    ................................
    ................................

    Weighted Average Life
      in Years......................
    Weighted Average Life
      in Years......................


 The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years rom the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate frincipal Balance of the certificate. The last row of weighted average lives is calculated using the calculation set forth in the prior sentence but Pssumes that the master servicer exercises its option to purchase the mortgage loans. See "Pooling and Servicing Agreement--Termination" in ahis prospectus supplement. t


                                                 (TABLE CONTINUED ON NEXT PAGE.)

                                PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                           SPECIFIED PERCENTAGES OF THE PREPAYMENT MODEL


                                                    CLASS A-6 CERTIFICATES                          SUBORDINATE CERTIFICATES
    DISTRIBUTION DATE                     0%     25%    50%    75%   100%   125%  150%      0%   25%   50%   75%   100%   125%  150%
    -----------------                     --     ---    ---    ---   ----   ----  ----      --   ---   ---   ---   ----   ----  ----
    ................................
    ................................
    ................................

    Weighted Average Life
      in Years......................
    Weighted Average Life
      in Years......................

 The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate. The last row of weighted average lives is calculated using the calculation set forth in the prior sentence but assumes that the master servicer exercises its option to purchase the mortgage loans. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

     There is no assurance that prepayments of the mortgage loans will conform to any of the levels of the prepayment model indicated in the table above or to any other level, or that the actual weighted average life of any class of certificates will conform to any of the weighted average lives set forth in the table above. Furthermore, the information contained in the table with respect to the weighted average life of each specified class of certificates is not necessarily indicative of the weighted average life of each class that might be calculated or projected under different or varying prepayment assumptions.

     The characteristics of the mortgage loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage of the prepayment model until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

YIELD SENSITIVITY OF THE CLASS XS CERTIFICATES

     The yield to maturity of the Class XS Certificates will be extremely sensitive to the prepayment, repurchase and default experience on the mortgage loans, which may fluctuate significantly from time to time. A rapid rate of principal payments on the mortgage loans will have a materially negative effect on the yield to maturity of the Class XS Certificates, and principal prepayments on mortgage loans with higher mortgage rates will have a greater negative impact on the yield to maturity of the Class XS Certificates than principal prepayments on mortgage loans with lower mortgage rates. There can be no assurance that the mortgage loans will prepay at any particular rate. Prospective investors in the Class XS Certificates should fully consider the associated risks, including the risk that investors in the Class XS Certificates may not fully recover their initial investment.

     The following table indicates the sensitivity of the yield of the Class XS Certificates to various rates of prepayment on the mortgage loans and the corresponding pre-tax yield on a corporate bond equivalent basis. The table set forth below has been prepared based on the assumptions set forth on page S-__.


             PRE-TAX YIELD TO MATURITY ON THE CLASS XS CERTIFICATES
                 AT VARIOUS PERCENTAGES OF THE PREPAYMENT MODEL


        ASSUMED AGGREGATE
         PURCHASE PRICE                           PERCENTAGES OF THE PREPAYMENT ASSUMPTION
         --------------                           ----------------------------------------
                                      0%        25%        50%       75%      100%      125%       150%
                                      --        ---        ---       ---      ----      ----       ----
     $...........................     %         %          %         %         %         %          %


     On the basis of a constant prepayment rate of approximately ___% of the prepayment model and the purchase price assumed above, the yield to maturity of the Class XS Certificates would be approximately __%. If the actual prepayment rate were to exceed that rate, initial investors in the Class XS Certificates would not fully recover their initial investment.

     The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class XS Certificates, would cause the discounted present value of the assumed stream of cash flows to equal the assumed purchase price of the Class XS Certificates, and by converting these monthly rates to corporate bond equivalent rates. This calculation does not take into account shortfalls in collection of interest due to prepayments or other liquidations on the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class XS Certificates and consequently does not purport to reflect the return on any investment in the Class XS Certificates when these reinvestment rates are considered.

     The characteristics of the mortgage loans will differ from those assumed in preparing the table above. There can be no assurance that the cash flows on the Class XS Certificates will correspond to those used to determine the pre-tax yields shown above or that the aggregate purchase price of the Class XS Certificates will be as assumed. It is unlikely that any mortgage loan will prepay at the specified percentages of the prepayment model until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. The portion of interest payments on the mortgage loans distributable to the Class XS Certificates will vary from mortgage loan to mortgage loan in the mortgage pool, and will be greater with respect to mortgage loans in the mortgage pool with higher mortgage rates. Accordingly, the yield on the Class XS Certificates will be lower than indicated in the applicable table above with respect to any particular average prepayment rate if mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates, assuming no variation in mortgage loan principal balance. Moreover, the variable Pass-Through Rate on the Class XS Certificates will generally decrease as the Certificate Principal Balances of the Class A Certificates with lower fixed Pass-Through Rates decline. There can be no assurance that the mortgage loans will prepay at any of the rates shown in the table or at any other particular rate, or that mortgage loans with relatively high mortgage rates will prepay at the same rate as the mortgage loans generally. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class XS Certificates.


YIELD SENSITIVITY OF THE SUBORDINATE CERTIFICATES

     If the Certificate Principal Balances of the Class B-6 Certificates, Class B-5 Certificates, Class B-4 Certificates, Class B-3 Certificates and Class B-2 Certificates have been reduced to zero, the yield to maturity on the Class B-1 Certificates will become extremely sensitive to losses on the mortgage loans that are covered by subordination and the timing of losses on the mortgage loans, because the entire amount of these losses will be allocated to the Class B-1 Certificates. If the Certificate Principal Balances of the Class B-6 Certificates, Class B-5 Certificates, Class B-4 Certificates and Class B-3 Certificates have been reduced to zero, the yield to maturity on the Class B-2 Certificates will become extremely sensitive to losses on the mortgage loans that are covered by subordination and the timing of losses on the mortgage loans, because the entire amount of these losses will be allocated to the Class B-2 Certificates. If the Certificate Principal Balances of the Class B-6 Certificates, Class B-5 Certificates and Class B-4 Certificates have been reduced to zero, the yield to maturity on the Class B-3 Certificates will become extremely sensitive to losses on the mortgage loans that are covered by subordination and the timing of losses on the mortgage loans, because the entire amount of these losses will be allocated to the Class B-3 Certificates. The initial undivided interest in the trust fund evidenced by the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates is approximately ____%, approximately ____%, approximately ____%, approximately ____%, approximately ____% and approximately ____%, respectively. Investors in the Subordinate Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments. For additional considerations relating to the yield on the Subordinate Certificates, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.


ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

     The certificateholders' after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates will have tax liabilities with respect to their Residual Certificates during the early years of the REMIC's term that substantially exceed any distributions payable on the Residual Certificates during or prior to this period. In addition, holders of Residual Certificates will have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable on the Residual Certificates and of any tax benefits that may arise with respect to the Residual Certificates. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

     The Residual Certificateholders should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to the holders of the Residual Certificates in connection with the transfer of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.


                         DESCRIPTION OF THE CERTIFICATES


GENERAL DESCRIPTION OF THE CERTIFICATES

     The certificates will consist of ________ classes of certificates, designated as:

     o the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-6 Certificates which will also be referred to in this prospectus supplement as the Class A Certificates;

     o the Class XS Certificates, which, together with the Class A Certificates, will also be referred to in this prospectus supplement as the Senior Certificates;

     o the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates, which will also be referred to in this prospectus supplement as the Subordinate Certificates; and

     o the Class R Certificates, which will also be referred to in this prospectus supplement as the Residual Certificates.

     Only the Senior Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates and the Residual Certificates are offered by this prospectus supplement. The Class A-6 Certificates will also be referred to in this prospectus supplement as the Lockout Certificates.

     The certificates represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of a segregated pool of conventional, one- to four-family, fixed-rate, fully-amortizing, first lien mortgage loans having original terms to maturity of not greater than 30 years and an aggregate principal balance as of _______ __, ____, which date shall also be referred to in this prospectus supplement the cut-off date, after application of scheduled payments due whether or not received, of approximately $___________, subject to a permitted variance as described in this prospectus supplement under "The Mortgage Pool".

     Each class of the offered certificates will have the approximate initial Certificate Principal Balance or Notional Amount, as applicable, as set forth in the summary of this prospectus supplement and will have the Pass-Through Rate determined as provided under "Summary of Prospectus Supplement--Pass-Through Rate" and "--Interest Distributions" in this prospectus supplement.

     The Residual Certificates also represent the right to receive additional distributions in respect of the trust fund on any distribution date after all required payments of principal and interest have been made on this date in respect of the other classes of certificates, although it is not anticipated that funds will be available for any additional distribution to the Residual Certificates. The Class B-4 Certificates, Class B-5 Certificates and Class B-6 Certificates have in the aggregate an initial Certificate Principal Balance of approximately $__________ and a fixed Pass-Through Rate for each distribution date of ____% per annum. The Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates, which are not being offered by this prospectus supplement, will be sold by the depositor to ________________ on __________ __,
____.

     The Class A Certificates will be issued, maintained and transferred on the book-entry records of the Depository Trust Company, or DTC, and its participants and in that capacity, will be referred to in this prospectus supplement as the book-entry certificates. The book-entry certificates will be issued in minimum denominations of $_____ and integral multiples of $____ in excess of the minimum denominations. The Class XS Certificates and the Subordinate Certificates will be issued in registered, certificated form, in minimum percentage interests corresponding to initial Certificate Principal Balances or Notional Amounts, as applicable, of $______ and integral multiples of $_____ in excess of the minimum Certificate Principal Balances or Notional Amounts, except that one certificate of each class of Class XS Certificates and Subordinate Certificates may be issued evidencing an amount equal to either:

         o the sum of an otherwise authorized denomination of the Class XS Certificates and the Subordinate Certificates plus the remainder of the aggregate initial Certificate Principal Balance or Notional Amount, as applicable, for such class OR

         o the remainder.

     The Residual Certificates will be offered in registered, certificated form, in minimum denominations of $___ and integral multiples thereof.

     The depositor has been informed by DTC that DTC's nominee will be CEDE & Co. No person acquiring an interest in any class of the book-entry certificates will be entitled to receive a certificate representing that person's interest, except as set forth in the section below entitled "--Definitive Certificates". Unless and until a certificate is issued in fully registered certificated form, a definitive certificate, under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the book-entry certificates shall refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the book-entry certificates shall refer to distributions, notices, reports and statements to DTC CEDE & Co., as the registered holder of the book-entry certificates, for distribution to certificate owners in accordance with DTC procedures. See "--Registration of the Book-Entry Certificates" and "--Definitive Certificates" in this prospectus supplement.

     The Class XS Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B- 3 Certificates, the Residual Certificates and the definitive certificates will be transferable and exchangeable at the offices of the trustee. The Subordinate Certificates and the Residual Certificates may not be purchased by or transferred to a Plan except upon delivery of a certification of facts or an opinion of counsel, as provided in this prospectus supplement. See "--Restrictions on Transfer of the Subordinate Certificates and the Residual Certificates" and "ERISA Considerations" in this prospectus supplement.

     Transfer of the Residual Certificates will be subject to additional restrictions and transfer of the Residual Certificates to any non-United States person will be prohibited. For further information regarding the transfer restrictions on Residual Certificates, see "Federal Income Tax Consequences--Special Tax Considerations Applicable to Residual Certificates" in this prospectus supplement and under "Federal Income Tax Consequences--REMICs--Tax On Transfers of REMIC Residual Certificates to Certain Organizations" and "--Taxation of Owners of Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus.

     No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any registration of this kind.

     All distributions to holders of the certificates, other than the final distribution on any class of certificates, will be made on each distribution date by or on behalf of the trustee to the persons in whose names the certificates are registered at the close of business on the related record date. The record date for each distribution date is:

         o with respect to any book-entry certificates, the close of business on the business day immediately preceding the distribution date or

         o with respect to any other class of certificates, including any definitive certificates, the close of business on the last business day of the month preceding the month in which the distribution date occurs.

     Distributions will be made either by check mailed to the address of each the certificateholder as it appears in the certificate register or upon written request to the trustee at least five business days prior to the relevant Record Date by any holder of certificates having an aggregate initial Certificate Principal Balance or Notional Amount, as applicable, that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial aggregate Certificate Principal Balance or Notional

Amount, as applicable, of that class of certificates, by wire transfer in immediately available funds to the account of the certificateholder specified in the request. The final distribution on any class of certificates will be made in like manner, but only upon presentment and surrender of these certificates at the corporate trust office of the trustee or another location specified in the notice to certificateholders of the final distribution.


REGISTRATION OF THE BOOK-ENTRY CERTIFICATES

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between its participants through electronic book entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including the underwriter of the certificates offered by this prospectus supplement, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Certificate owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the book-entry certificates may do so only through participants and indirect participants. In addition, certificate owners will receive all distributions of principal of and interest on the book-entry certificates from the trustee through DTC and DTC participants. The trustee will forward payments to DTC in same day funds and DTC will forward these payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing these payments to indirect participants or to certificate owners. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE & Co., as nominee of DTC. Certificate owners will not be recognized by the trustee as certificateholders, as the term is used in the pooling and servicing agreement and certificate owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the book-entry certificates among participants and to receive and transmit distributions of principal of, and interest on, the book-entry certificates. Participants and indirect participants with which certificate owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess definitive certificates, the rules, regulations and procedures creating and affecting DTC and its operations provide a mechanism by which certificate owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of banks, the ability of a certificate owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to these certificates, may be limited due to the absence of physical certificates for the book-entry certificates. In addition, under a book-entry format, certificate owners may experience delays in their receipt of payments since distributions will be made by the trustee to CEDE & Co., as nominee for DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations , DTC will take action permitted to be taken by a certificateholder under the pooling and servicing agreement only at the direction of one or more participants to whose DTC account the book-entry certificates are credited. Additionally, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of book-entry certificates evidencing these voting rights, authorize divergent action.

     DTC management is aware that some computer applications, systems and similar items for processing data that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter Year 2000 problems. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its computer applications, systems and similar items for processing data, as the same relate to the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on which DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting and will continue to contact third party vendors from whom DTC acquires services to: (i) impress upon them the importance of their services being Year 2000 compliant and (ii) determine the extent of their efforts for Year 2000 remediation and, as appropriate, testing of their services. In addition, DTC is in the process of developing contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     The depositor, the master servicer and the trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry certificates held by CEDE & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

DEFINITIVE CERTIFICATES

     Definitive certificates will be issued to certificate owners or their nominees, respectively, rather than to DTC or its nominee, only if:

         o the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the book-entry certificates and the depositor is unable to locate a qualified successor,

         o the depositor, at its option, elects to terminate the book-entry system through DTC, or

         o after the occurrence of an event of default, certificate owners representing in the aggregate not less than 51% of the Voting Rights of the book-entry certificates advise the trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the certificate owners' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the trustee is required to notify all certificate owners through participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the book-entry certificates and receipt of instructions for re-registration, the trustee will reissue the book-entry certificates as definitive certificates issued in the respective principal amounts owned by individual certificate owners, and thereafter the trustee will recognize the holders of definitive certificates as certificateholders under the pooling and servicing agreement. Definitive certificates will be issued in minimum denominations of $______, except that any beneficial ownership represented by a book-entry certificate in an amount less than $______ immediately prior to the issuance of a definitive certificate shall be issued in a minimum denomination equal to the amount of this beneficial ownership.

GLOSSARY OF TERMS

     The following terms are given the meanings shown below to help describe the cash flows on the certificates:

     AVAILABLE DISTRIBUTION AMOUNT: The Available Distribution Amount for any distribution date includes scheduled payments on the mortgage loans due during the related due period and received on or prior to the related determination date, prepayments and other unscheduled collections received on the mortgage loans during the related Prepayment Period, any P&I Advances made by the master servicer for the distribution date and with respect to each mortgage loan with a first payment date occurring in _________ ____, a cash amount equal to interest on that mortgage loan, net of the amount of any prepayment charges received on the mortgage loans and net of fees payable to the master servicer and the trustee and other amounts reimbursable to the master servicer, the depositor and the trustee as provided in the pooling and servicing agreement.

     BANKRUPTCY LOSS: A Bankruptcy Loss is a Deficient Valuation or a Debt Service Reduction.

     CERTIFICATE PRINCIPAL BALANCE: The Certificate Principal Balance of a certificate, other than a Class XS Certificate, outstanding at any time represents the then maximum amount that the holder of the certificate is entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. The Certificate Principal Balance of any class of certificates, other than the Class XS Certificates, as of any date of determination is equal to the initial Certificate Principal Balance of the certificate, reduced by the aggregate of:


     o all amounts allocable to principal previously distributed with respect to the certificate and

     o without duplication of amounts described in the immediately preceding clause above, any reductions in the Certificate Principal Balance of the certificate deemed to have occurred in connection with allocations to the certificate of:

         o  Realized Losses on the mortgage loans and

         o  Extraordinary Trust Fund Expenses.

     CLASS B PERCENTAGE: The Class B Percentage for the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates initially will equal approximately ____%, approximately ____%, approximately ____%, approximately ____%, approximately ____% and approximately ____%, respectively, and will in no event exceed 100%, and will be adjusted for each distribution date to be the percentage equal to the Certificate Principal Balance of the related class of Subordinate Certificates immediately prior to that distribution date divided by the aggregate of the Scheduled Principal Balance of each of the mortgage loans immediately prior to that distribution date.

     COMPENSATING INTEREST: With respect to any principal prepayments, any payments made by the master servicer from its own funds to cover Prepayment Interest Shortfalls.

     DEBT SERVICE REDUCTION: A Debt Service Reduction is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a mortgage loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

     DEFICIENT VALUATION: With respect to any mortgage loan, a Deficient Valuation is a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

     EXCESS BANKRUPTCY LOSSES: Bankruptcy Losses in excess of the Bankruptcy Amount.

     EXCESS FRAUD LOSSES: Fraud Losses in excess of the Fraud Amount.

     EXCESS LOSSES: Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses.

     EXCESS SPECIAL HAZARD LOSSES: Special Hazard Losses in excess of the Special Hazard Amount.

     EXTRAORDINARY TRUST FUND EXPENSE: An Extraordinary Trust Fund Expense is an unanticipated, non-mortgage loan specific trust fund expense, including reimbursements to the master servicer or depositor described in the prospectus under "Description of the Certificates--Certain Matters Regarding the Master Servicer and the Depositor", reimbursements to the trustee described under "Pooling and Servicing Agreement--The Trustee" in this prospectus supplement and taxes that may be payable by the trust fund as described in this prospectus supplement under "Federal Income Tax Consequences".

     FRAUD LOSS: A Fraud Loss is a loss incurred on a defaulted mortgage loan as to which there was intentional fraud, dishonesty or misrepresentation in the origination of that mortgage loan.

     INTEREST ACCRUAL PERIOD: The Interest Accrual Period for each class of Certificates for any Distribution Date is the one-month period preceding the month in which the Distribution Date occurs.

     INTEREST DISTRIBUTION AMOUNT: The Interest Distribution Amount for the certificates of any class on any distribution date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance or Notional Amount, as applicable, of the certificates immediately prior to the distribution date at the then applicable Pass-Through Rate for each class, plus, in the case of each class, any amount remaining unpaid from previous distribution dates, and reduced, to not less than zero, in the case of each class, by the allocable share for each class of shortfalls to the extent not covered by Compensating Interest paid by the master servicer, shortfalls resulting from the application of the Relief Act and other interest shortfalls not covered by the subordination provided by more subordinate classes of certificates.

     LOCKOUT CERTIFICATE PERCENTAGE: The Lockout Certificate Percentage will be calculated for each distribution date to be the percentage equal to the aggregate Certificate Principal Balance of the Lockout Certificates divided by the sum of the aggregate Certificate Principal Balances of the Class A Certificates.

     LOCKOUT DISTRIBUTION PERCENTAGE: The Lockout Distribution Percentage for any distribution date occurring prior to the distribution date in _________ ____ will be equal to 0%. The Lockout Distribution Percentage for any distribution date occurring after the first ____ years following the closing date will be as follows: for any distribution date during the _______ year after the closing date, __% of the Lockout Certificate Percentage for that distribution date; for any distribution date during the ______ year after the closing date, __% of the Lockout Certificate Percentage for that distribution date; for any distribution date during the _______ year after the closing date, ___% of the Lockout Certificate Percentage for that distribution date, and for any distribution date thereafter, the lesser of:

         o  300% of the Lockout Certificate Percentage and

         o 100%.

     Notwithstanding the previous sentence, if the Certificate Principal Balances of the Class A Certificates, other than the Lockout Certificates, have been reduced to zero, the Lockout Distribution Percentage will be equal to 100%.

     NET MORTGAGE RATE: The Net Mortgage Rate on any mortgage loan is equal to the then applicable mortgage rate on the mortgage loan minus the sum of:

         o  the servicing fee rate and

         o  the trustee's fee rate.

     NOTIONAL AMOUNT: The Notional Amount of the Class XS Certificates as of any date of determination is equal to the aggregate principal balance of the then outstanding mortgage loans. Reference to the Notional Amount of the Class XS Certificates is solely for convenience in calculations and does not represent the right to receive any distributions allocable to principal.

     PASS-THROUGH RATE: The Pass-Through Rate for each class of certificates, other than the Class XS Certificates, is ____% per annum. The Pass-Through Rate applicable to the calculation of the Interest Distribution Amount for the Class XS Certificates for any distribution date is the rate per annum expressed as the percentage equivalent of a fraction, the numerator of which is equal to:

         o the amount of interest accrued on the mortgage loans for the immediately preceding calendar month at the Net Mortgage Rate MINUS

         o the aggregate amount of interest payable on the certificates, other than the XS Certificates,

and the denominator of which is equal to:

         o the Notional Amount of the Class XS Certificates.

     The initial variable Pass-Through Rate for the Class XS Certificates is approximately ______% per annum.

     PREPAYMENT INTEREST SHORTFALLS: With respect to any principal prepayments on the mortgage loans, any resulting shortfall.

     PREPAYMENT PERIOD: With respect to any distribution date, the Prepayment Period is the calendar month immediately preceding the month in which the distribution date occurs.

     REALIZED LOSS: A Realized Loss is any Special Hazard Loss, Fraud Loss or Bankruptcy Loss or the amount of loss realized with respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed-in-lieu of foreclosure or otherwise. The amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest on the unpaid principal balance, through the last day of the month in which the mortgage loan was finally liquidated, after application of all amounts recovered, net of amounts reimbursable to the master servicer for P&I Advances, servicing fees and servicing advances, towards interest and principal owing on the mortgage loan.

     SCHEDULED PRINCIPAL BALANCE: The Scheduled Principal Balance of any mortgage loan as of any date of determination is equal to the principal balance of the mortgage loan as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by:

         o the principal portion of all monthly payments due on or before the date of determination, whether or not received,

         o all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs, and

         o any Bankruptcy Loss occurring out of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

     SENIOR INTEREST DISTRIBUTION AMOUNT: The Senior Interest Distribution Amount on each distribution date is equal to the aggregate of the Interest Distribution Amounts for the distribution date on all of the Senior Certificates and, on the first distribution date, the Residual Certificates.

     SENIOR PERCENTAGE: The Senior Percentage, which initially will equal approximately _____%, and will in no event exceed ___%, will be adjusted for each distribution date after the first distribution date to be the percentage equal to the aggregate Certificate Principal Balances of the Class A Certificates immediately prior to the distribution date divided by the aggregate of the

Scheduled Principal Balance of each of the mortgage loans immediately prior to the distribution date.

     SENIOR PREPAYMENT PERCENTAGE: Except as described in the next two paragraphs, the Senior Prepayment Percentage for any distribution date occurring prior to the distribution date in ________ ____ will equal ___%. Except as described in the next two paragraphs, the Senior Prepayment Percentage for any distribution date occurring after the first five years will be as follows: for any distribution date during the _____ year after the closing date, the Senior Percentage for that distribution date plus ___% of the Subordinate Percentage for that distribution date; for any distribution date during the _______ year after the closing date, the Senior Percentage for that distribution date plus __% of the Subordinate Percentage for that distribution date; for any distribution date during the ______ year after the closing date, the Senior Percentage for that distribution date plus __% of the Subordinate Percentage for that distribution date; for any distribution date during the _______ year after the closing date, the Senior Percentage for that distribution date plus __% of the Subordinate Percentage for that distribution date; and for any distribution date after the _____ year following the closing date, the Senior Percentage for that distribution date, unless on any distribution date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for the Distribution Date will equal ___%.

     Any scheduled reduction to the Senior Prepayment Percentage described above shall not be made as of any distribution date unless:

         o the outstanding principal balance of mortgage loans delinquent 60 days or more, including real estate owned and mortgage loans in foreclosure, averaged over the last six months does not exceed 50% of the sum of the then current Certificate Principal Balances of the Subordinate Certificates AND

         o Realized Losses on the mortgage loans to date are less than the then applicable Trigger Amount.

     If on any distribution date the allocation to the Senior Certificates, other than the Class XS Certificates, of full and partial principal prepayments and other amounts in the percentage required above would reduce the aggregate outstanding Certificate Principal Balance of the Class A Certificates below zero, the Senior Prepayment Percentage for that distribution date will be limited to the percentage necessary to reduce the aggregate Certificate Principal Balance of the Senior Certificates to zero.

     SENIOR PRINCIPAL DISTRIBUTION AMOUNT: With respect to any distribution date, the lesser of the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount is distributed and the sum of the following:

         (i) the product of the then applicable Senior Percentage and the aggregate of the following amounts:

              o the principal portion of all scheduled monthly payments on the mortgage loans due during the related due period, whether or not received;

              o the principal portion of all proceeds received in respect of the repurchase of a mortgage loan or, in the case of a substitution, amounts received representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and

              o the principal portion of all other unscheduled collections, other than amounts described in the clauses (ii) and (iii) of this section, including insurance proceeds and liquidation proceeds, received during the related Prepayment Period, to the extent applied as recoveries of principal;

              (ii) the product of the then applicable Senior Prepayment Percentage and the aggregate of all full and partial principal prepayments received during the related Prepayment Period;

              (iii) with respect to the net liquidation proceeds received and allocable to principal of any mortgage loan that was finally liquidated during the related Prepayment Period, the lesser of:

                  o the then applicable Senior Prepayment Percentage multiplied by the net liquidation proceeds and

                  o the then applicable Senior Percentage multiplied by the
              Scheduled Principal Balance of the mortgage loan at the time of liquidation; and

              (iv) any amounts allocable to principal for any previous distribution date, calculated according to the three preceding clauses, that remain undistributed, to the extent that any of these amounts are not attributable to Realized Losses that were allocated to the Subordinate Certificates.

     SPECIAL HAZARD LOSS: A Special Hazard Loss is a loss incurred in respect of any defaulted mortgage loan as a result of direct physical loss or damage to the mortgaged property, except as a result of the exclusions described in the next paragraph, which is not insured against under the standard hazard insurance policy or blanket policy insuring against hazard losses which the master servicer is required to cause to be maintained on each mortgage loan. See "Description of Primary Insurance Policies--Primary Hazard Insurance Policies" in the prospectus.

     Special Hazard Losses will not include any loss resulting from:

             o wear and tear, deterioration, rust or corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin, insects;

             o smog, smoke, vapor, liquid or dust discharge from agricultural or industrial operations; pollution; contamination;

             o settling, subsidence, cracking, shrinkage, bulging or expansion of pavements, foundations, walls, floors, roofs or ceilings;

             o errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

Special Hazard Losses also will not include any extraordinary loss resulting from:

             o nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled and whether this loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term Special Hazard Loss;

             o hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces, or by military, naval or air forces, or by an agent of any government, power, authority or forces;

             o any weapon of war employing atomic fission or radioactive forces whether in time of peace or war; and

             o insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against an occurrence of this kind, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transactions or trade.

     SUBORDINATE INTEREST DISTRIBUTION AMOUNT: The Subordinate Interest Distribution Amount on each distribution date is equal to the aggregate of the Interest Distribution Amounts for the distribution date on all of the Subordinate Certificates.

     SUBORDINATE PERCENTAGE: The Subordinate Percentage as of any date of determination is equal to ___% minus the Senior Percentage as of that date.

     SUBORDINATE PREPAYMENT PERCENTAGE: The Subordinate Prepayment Percentage for any distribution date will equal 100% minus the Senior Prepayment Percentage.

     SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT: With respect to any distribution date, the lesser of:

         o the balance of the Available Distribution Amount remaining after the distribution of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount and the Subordinate Interest Distribution Amount and

         o the aggregate of the sum for each class of Subordinate Certificates of the following:

              (i) the product of the then applicable related Class B Percentage and the aggregate of the following amounts:

                  o the principal portion of all scheduled monthly payments on the mortgage loans due during the related due period, whether or not received;

                  o the principal portion of all proceeds received in respect of the repurchase of a mortgage loan, or, in the case of a substitution, amounts received representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and

                  o the principal portion of all other unscheduled collections, other than amounts described in clauses (ii) and (iii) of this definition, including insurance proceeds and liquidation proceeds, received during the related Prepayment Period, to the extent applied as recoveries of principal;

              (ii) the portion allocable to that class of Subordinate Certificates, of the product of:

                  o the then applicable Subordinate Prepayment Percentage and

                  o the aggregate of all full and partial principal prepayments received during the related Prepayment Period;

              (iii) the portion allocable to that class of Subordinate Certificates, of net liquidation proceeds received and allocable to principal of any mortgage loan that was finally liquidated during the related Prepayment Period, to the extent of the amount, if any, by which these net liquidation proceeds exceed the amount distributable to the Class A Certificates in respect of the net liquidation proceeds pursuant to clause
     (iii) of the definition of Senior Principal Distribution Amount; and

              (iv) any amounts allocable to principal for any previous distribution date, calculated according to the three preceding clauses, that remain undistributed, to the extent that any of these amounts are not attributable to Realized Losses that were allocated to classes of the Subordinate Certificates bearing a higher numerical class designation.

     TRIGGER AMOUNT: The Trigger Amount for any distribution date occurring after the first six years will be as follows: for any distribution date during the _____ year after the closing date, __% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates; for any distribution date during the seventh year after the closing date, __% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates; for any distribution date during the ______ year after the closing date, __% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates; and for any distribution date during the _____ year after the closing date, __% of the initial sum of the Certificate Principal Balances of the Subordinate Certificates. Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates to zero, the Senior Prepayment Percentage will equal 0%.

INTEREST DISTRIBUTIONS

     Distributions on each distribution date will be made to the extent of the Available Distribution Amount for the distribution date.

     Distributions in respect of interest will be made:

         o on each distribution date to the holders of the Senior Certificates and, on the first distribution date, to the holders of the Residual Certificates, in an aggregate amount equal to the Senior Interest Distribution Amount and

         o on each distribution date to the holders of the Subordinate Certificates, in an aggregate amount equal to the Subordinate Interest Distribution Amount, to the extent of the portion of the Available Distribution Amount remaining after the distribution on such date of the Senior Interest Distribution Amount and the Senior Principal Distribution Amount.

     Distributions of the Subordinate Interest Distribution Amount on each distribution date will be made first, to the holders of the Class B-1 Certificates, second to the holders of the Class B-2 Certificates, third to the holders of the Class B-3 Certificates, and then to the holders of the remaining classes of Subordinate Certificates, in each case to the extent of available funds and in each case to the extent of the Interest Distribution Amount for these certificates for the distribution date.

     Any Prepayment Interest Shortfalls for any distribution date to the extent not covered by Compensating Interest paid by the master servicer will be allocated among the holders of the certificates on a PRO RATA basis based on the respective amounts of interest accrued on these certificates for the distribution date. In addition, any shortfalls resulting from the application of the Relief Act will be allocated among the holders of all of the certificates on a PRO RATA basis as described above.

     All distributions of interest will be based on a 360-day year consisting of twelve 30-day months. Except as otherwise described in this prospectus supplement, on any distribution date, distributions of the Interest Distribution Amount for a class of certificates will be made in respect of that class of certificates, to the extent provided in this prospectus supplement, on a PARI PASSU basis, based on the Certificate Principal Balance or Notional Amount, as applicable, of the certificates of each class.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

     Distributions in respect of principal will be made on each distribution date to the holders of the class or classes of the Class A Certificates then entitled to distributions in respect of principal, and on the first distribution date to the holders of the Residual Certificates, in an aggregate amount equal to the Senior Principal Distribution Amount.

     Holders of the Class A Certificates then entitled to distributions in respect of principal will be entitled to receive on each distribution date, and holders of the Residual Certificates will be entitled to receive on the first Distribution Date, distributions allocable to principal in reduction of the Certificate Principal Balances of the Class A Certificates, and on the first distribution date the Residual Certificates, equal to the Senior Principal Distribution Amount.

     Holders of the Class XS Certificates are not entitled to receive any distributions allocable to principal.

     The disproportionate allocation of unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates, other than the Class XS Certificates, while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest in the trust fund of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

     For purposes of all principal distributions described above and for calculating the Senior Percentage, the Subordinate Percentage and the Senior Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined after the allocation of losses on the mortgage loans in, and Extraordinary Trust Fund Expenses attributable to, the mortgage pool to be made on the distribution date as described under "--Allocation of Losses; Subordination."

     PRIORITY OF PRINCIPAL DISTRIBUTIONS ON THE CLASS A CERTIFICATES AND THE RESIDUAL CERTIFICATES

     Distributions of the Senior Principal Distribution Amount on the Class A Certificates and the Residual Certificates on each distribution date will be made as follows:

         o First, concurrently, to the holders of each class of the Residual Certificates on the distribution date in ________ ____, an amount equal to the entire Certificate Principal Balance of each class of the Residual Certificates;

         o Second, to the holders of the Lockout Certificates, the Lockout Distribution Percentage of the Senior Principal Distribution Amount, until the Certificate Principal Balance of the Lockout Certificates has been reduced to zero;

         o Third, to the holders of the Class A-1 Certificates, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero;

         o Fourth, to the holders of the Class A-2 Certificates, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero;

         o Fifth, to the holders of the Class A-3 Certificates, until the Certificate Principal Balance of the Class A-3 Certificates has been reduced to zero;

         o Sixth, to the holders of the Class A-4 Certificates, until the Certificate Principal Balance of the Class A-4 Certificates has been reduced to zero;

         o Seventh, to the holders of the Class A-5 Certificates, until the Certificate Principal Balance of the Class A-5 Certificates has been reduced to zero;

         o Eighth, to the holders of the Lockout Certificates, until the Certificate Principal Balance of the Lockout Certificates has been reduced to zero.

     Notwithstanding the priorities set forth above, upon the reduction of the Certificate Principal Balances of the Subordinate Certificates to zero, the priority of distributions of principal among the Class A Certificates will be disregarded and distributions allocable to principal will be paid on each succeeding distribution date to holders of the Class A Certificates, on a PRO RATA basis, based on the Certificate Principal Balances of the Class A Certificates.

PRINCIPAL DISTRIBUTION ON THE SUBORDINATE CERTIFICATES

     Holders of each class of Subordinate Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after distribution on such date of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount and the Subordinate Interest Distribution Amount, distributions allocable to principal in reduction of the Certificate Principal Balances of the Subordinate Certificates equal to the Subordinate Principal Distribution Amount.

     On any distribution date, the portion of all principal prepayments on the mortgage loans and net liquidation proceeds allocable to principal of any mortgage loan that was finally liquidated during the related Prepayment Period, in each case not included in the Senior Principal Distribution Amount will be allocated on a PRO RATA basis among the following classes of Subordinate Certificates in proportion to the respective outstanding Certificate Principal Balances of each class of Subordinate Certificates:

         o the Class B-1 Certificates;

         o the Class B-2 Certificates, if on the distribution date the aggregate percentage interest in the trust fund evidenced by the Class B-2 Certificates, the Class B-3 Certificates, the Class B- 4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds ____% before giving effect to distributions on that distribution date;

         o the Class B-3 Certificates, if on the distribution date the aggregate percentage interest in the trust fund evidenced by the Class B-3 Certificates, the Class B-4 Certificates, the Class B- 5 Certificates and the Class B-6 Certificates equals or exceeds ____% before giving effect to distributions on that distribution date;

         o the Class B-4 Certificates, if on the distribution date the percentage interest in the trust fund evidenced by the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds ____% before giving effect to distributions on that distribution date;

         o the Class B-5 Certificates, if on the distribution date the percentage interest in the trust fund evidenced by the Class B-5 Certificates and the Class B-6 Certificates equals or exceeds ____% before giving effect to distributions on that distribution date; and

         o the Class B-6 Certificates, if on the distribution date the percentage interest in the trust fund evidenced by the Class B-6 Certificates equals or exceeds ____% before giving effect to distributions on that distribution date.

     For purposes of all principal distributions described above and for calculating the Subordinate Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined after the allocation of losses on the mortgage loans in, and Extraordinary Trust Fund Expenses attributable to, the mortgage pool to be made on the distribution date as described under "--Allocation of Losses; Subordination."

     For each distribution date occurring prior to the distribution date in ________ ____, the Senior Prepayment Percentage will equal 100%, and until the earlier of that date and the date on which the Class A Certificates are paid in full, no distributions based on principal prepayments or, in some instances, net liquidation proceeds, on the mortgage loans will be distributed to the Subordinate Certificates. After that date, unless the Certificate Principal Balances of the Senior Certificates have been reduced to zero, the Subordinate Prepayment Percentage may continue to be 0% or otherwise be disproportionately small relative to the Subordinate Percentage. See "--Principal Distributions on the Senior Certificates" in this prospectus supplement.

     Distributions of the Subordinate Principal Distribution Amount on each distribution date will be made as follows: first to the holders of the Class B-1 Certificates, second to the holders of the Class B-2 Certificates, third to the holders of the Class B-3 Certificates, and then to the holders of the remaining classes of Subordinate Certificates, in each case to the extent of available funds and in each case to the extent of the portion of the Subordinate Principal Distribution Amount payable in respect of each class of Subordinate Certificates for the distribution date.


P&I ADVANCES

     Subject to the following limitations, the master servicer will be obligated to advance or cause to be advanced on or before each distribution date its own funds, or funds in the certificate account that are not included in the Available Distribution Amount for that distribution date, in an amount equal to the aggregate of all payments of principal and interest, net of the servicing fee, that were due during the related due period on the mortgage loans master serviced by it and that were delinquent on the related determination date, plus amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure. The determination date with respect to any distribution date is on the 15th day of the month in which the distribution date occurs or, if the 15th day is not a business day, on the immediately preceding business day.

     P&I Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

     All P&I Advances will be reimbursable to the master servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the master servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the master servicer out of any funds in the certificate account prior to the distributions on the certificates. In the event the master servicer fails in its obligation to make any P&I Advance, the trustee will be obligated to make any P&I Advance, to the extent required in the pooling and servicing agreement.

ALLOCATION OF LOSSES; SUBORDINATION

     Realized Losses, other than Excess Losses, and any Extraordinary Trust Fund Expenses will be allocated on any distribution date as follows: first, to the Class B-6 Certificates; second, to the Class B-5 Certificates; third, to the Class B-4 Certificates; fourth, to the Class B-3 Certificates; fifth, to the Class B-2 Certificates; and sixth, to the Class B-1 Certificates, in each case until the Certificate Principal Balance of each class has been reduced to zero. After the Certificate Principal Balance of each class listed above has been reduced to zero, Realized Losses and any Extraordinary Trust Fund Expenses will be allocated on any distribution date among the Class A Certificates on a PRO RATA basis. Excess Losses will be allocated on any distribution date among all the certificates, other than the Class XS Certificates, on a PRO RATA basis. Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance of that certificate by the amount so allocated as of the distribution date in the month following the calendar month in which the Realized Loss was incurred.

     An allocation of a Realized Loss on a PRO RATA basis among two or more classes of certificates means an allocation to each class of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on the distribution date.

     In the event that Realized Losses are incurred that are covered by subordination, these losses will be allocated to the most subordinate class of certificates then outstanding. The priorities for distribution of cash flows described in this prospectus supplement, in some circumstances, may result in cash flow shortfalls to any class of Subordinate Certificates even if it is not the most subordinate class of certificates then outstanding; however, the interest portion of any of these shortfalls would be distributable as unpaid Interest Distribution Amount on future distribution dates as cash flows allow, to the extent of available funds, and the principal portion of any of these shortfalls would not result in a reduction of the Certificate Principal Balance of the class. In this event, the percentage interest represented by the class would increase relative to the respective Certificate Principal Balances of the more subordinate classes of certificates. With respect to the most subordinate class of the certificates outstanding at the time any Realized Loss is incurred, the total amount of the Realized Loss allocated to that class may be greater than the concurrent reduction in the Certificate Principal Balance of that class because the reduction will not reflect any undistributed Interest Distribution Amount on that class. Any undistributed Interest Distribution Amount on the most subordinate class of the certificates outstanding will not be distributable on any future distribution date. As a result, it is possible that the total amount of Realized Losses that may be allocated to any class of Subordinate Certificates may exceed the initial Certificate Principal Balance of that class of Subordinate Certificates.

     In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount and the Senior Principal Distribution Amount, on each distribution date, holders of Senior Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Subordinate Certificates, to the extent necessary to satisfy the Senior Interest Distribution Amount and the Senior Principal Distribution Amount.

     The application of the Senior Prepayment Percentage, when it exceeds the Senior Percentage, to determine the Senior Principal Distribution Amount will accelerate the amortization of the Class A Certificates relative to the actual amortization of the mortgage loans. To the extent that the Class A Certificates are amortized faster than the mortgage loans, in the absence of offsetting Realized Losses allocated to the Subordinate Certificates, the percentage interest evidenced by the Class A Certificates in the trust fund will be decreased, with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Principal Balances, the subordination afforded the Senior Certificates by the Subordinate Certificates.

     The aggregate amount of Realized Losses which may be allocated in connection with Special Hazard Losses, or the Special Hazard Amount, through subordination shall initially be equal to approximately $_________. As of any date of determination following the cut-off date, the Special Hazard Amount shall equal approximately $_________ less the sum of:

         o any amounts allocated through subordination in respect of Special Hazard Losses AND

         o the adjustment amount.

     The adjustment amount will be equal to an amount calculated under the terms of the pooling and servicing agreement.

     The aggregate amount of Realized Losses which may be allocated in connection with Fraud Losses, or the Fraud Loss Amount, through subordination shall initially be equal to approximately $_________. As of any date of determination after the cut-off date, the Fraud Loss Amount shall equal:

         o prior to the first anniversary of the cut-off date an amount equal to ____% of the aggregate principal balance of all of the mortgage loans as of the cut-off date minus the aggregate amounts allocated through subordination with respect to Fraud Losses on the mortgage loans up to the date of determination,

         o from the first to the second anniversary of the cut-off date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the cut-off date and (b) ____% of the aggregate principal balance of all of the mortgage loans as of the most recent anniversary of the cut-off date MINUS (2) the aggregate amounts allocated through subordination with respect to Fraud Losses on the mortgage loans since the most recent anniversary of the cut-off date up to the date of determination and

         o from the second to the fifth anniversary of the cut-off date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the cut-off date, and (b) ____% of the aggregate principal balance of all of the mortgage loans as of the most recent anniversary of the cut-off date MINUS (2) the aggregate amounts allocated through subordination with respect to Fraud Losses on the mortgage loans since the most recent anniversary of the cut-off date up to the date of determination. On and after the fifth anniversary of the cut-off date, the Fraud Loss Amount shall be zero.

     The aggregate amount of Realized Losses which may be allocated in connection with Bankruptcy Losses, or the Bankruptcy Amount, through subordination will initially be equal to approximately $_______. As of any date of determination, the Bankruptcy Amount shall equal the initial Bankruptcy Amount less the sum of any amounts allocated through subordination for these losses up to the date of determination.

     The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be reduced or modified upon confirmation from Standard & Poor's and Fitch that this reduction or modification will not adversely affect the then-current ratings assigned to the offered certificates. A reduction or modification of this kind may adversely affect the coverage provided by the subordination with respect to Special Hazard Losses, Fraud Losses and Bankruptcy Losses.


RESTRICTIONS ON TRANSFER OF THE SUBORDINATE CERTIFICATES AND THE RESIDUAL CERTIFICATES

     Because the Subordinate Certificates are subordinate to the Senior Certificates, the Subordinate Certificates of any class may not be purchased by or transferred to a fiduciary of any employee benefit plan or any other plan or arrangement subject to ERISA or Section 4975 of the Code--each being referred to in this prospectus supplement as a Plan--except upon the delivery of a certification of facts or an opinion of counsel, as provided in this prospectus supplement. In addition, the Residual Certificates may not be purchased by or transferred to a Plan except upon the delivery of a certification of facts or an opinion of counsel, as provided in this prospectus supplement. See "ERISA Considerations" in this prospectus supplement.

     In addition, the Residual Certificates will be subject to additional restrictions. For a description of these additional restrictions, see "Federal Income Tax Consequences--Special Tax Considerations Applicable to the Residual Certificates" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Tax on Transfers of REMIC Residual Certificates to Certain Organizations" and "--Taxation of Owners of REMIC Residual
Certificates--Noneconomic REMIC Residual Certificates" in the prospectus.



                         POOLING AND SERVICING AGREEMENT

GENERAL DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

     The certificates will be issued under the pooling and servicing agreement, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the certificates containing a copy of the pooling and servicing agreement as executed will be filed by the depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the certificates. The trust fund created under the pooling and servicing agreement will consist of:

         o all of the depositor's right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents,

         o all payments on or collections in respect of the mortgage loans due after the cut-off date, together with any proceeds of the mortgage loans,

         o any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on the mortgaged properties,

         o the rights of the trustee under all insurance policies required to be maintained under the pooling and servicing agreement and

         o the rights of the depositor under the mortgage loan purchase agreement among the depositor, the mortgage loan seller and the originator, other than rights of the depositor to indemnification by the originator.

     Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the pooling and servicing agreement and the offered certificates. The offered certificates will be transferable and exchangeable at the corporate trust offices of the trustee, located in Minneapolis, Minnesota. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the Secretary, New Century Mortgage Securities, Inc., 18400 Von Karman, Irvine, California 92612.


ASSIGNMENT OF THE MORTGAGE LOANS

     The depositor will deliver to the trustee or to a custodian with respect to each mortgage loan:

         o the mortgage note endorsed without recourse to the trustee to reflect the transfer of the mortgage loan,

         o the original mortgage with evidence of recording indicated on the mortgage and

         o an assignment of the mortgage in recordable form to the trustee, reflecting the transfer of the mortgage loan. These assignments of mortgage loans are required to be recorded by or on behalf of the depositor in the appropriate offices for real property records.


THE MASTER SERVICER

     The information set forth in the following paragraphs has been provided by ________________. None of the depositor, the mortgage loan seller, the trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.


     The following table summarizes the master servicer's one- to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by the master servicer from other loan originators.



                                                         YEAR ENDED DECEMBER 31,
                            -------------------------------------------------------------------------------
                            1994            1995               1996               1997                 1998
                            -------------------------------------------------------------------------------
                                                          (DOLLARS IN THOUSANDS)
                            -------------------------------------------------------------------------------
Originations.........

Sales................

     The following table sets forth the master servicer's delinquency and loss experience at the dates indicated on its servicing portfolio of mortgage loans originated under the master servicer programs. The majority of these mortgage loans reflected in the following table are adjustable rate mortgage loans:

                                                                          At December 31,
                                           -------------------------------------------------------------------------------
                                                1994            1995            1996            1997            1998
                                           -------------------------------------------------------------------------------
                                                                       (Dollars in Thousands)
Total Outstanding Principal
  Balance................................
Number of Loans..........................
DELINQUENCY
Period of Delinquency:
31-60 Days
         Principal Balance...............
         Number of Loans.................
         Delinquency as a Percentage
         of Total Outstanding Principal
           Balance.......................
         Delinquency as a Percentage
           of Number of Loans............
61-90 Days
         Principal Balance...............
         Number of Loans.................
         Delinquency as a Percentage
           of Total Outstanding
           Principal Balance.............
         Delinquency as a Percentage
           of Number of Loans............
91 Days or More
         Principal Balance...............
         Number of Loans.................
         Delinquency as a Percentage
           of Total Outstanding
           Principal Balance.............
         Delinquency as a Percentage
           of Number of Loans............
Total Delinquencies:
         Principal Balance...............
         Number of Loans.................
         Delinquency as a Percentage
           of Total Outstanding
           Principal Balance.............
         Delinquency as a Percentage
           of Number of Loans............
FORECLOSURES PENDING
         Principal Balance...............
         Number of Loans.................
         Foreclosures Pending as a
           Percentage of Total
           Outstanding Principal Balance.
         Foreclosures Pending as
         a Percentage of Number of
         Loans...........................
NET LOAN LOSSES for the Period...........
NET LOAN LOSSES as a Percentage
  of Total Outstanding Principal
  Balance................................

-------------------

     o Foreclosures pending in the table above sets forth mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.

     o Net loan losses is calculated for loans conveyed to REMIC trust funds as the aggregate of the net loan loss for all such loans liquidated during the period indicated. The net loan loss for any such loan is equal to the difference between:

              o the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and

              o all amounts received in connection with the liquidation of such loan. The majority of ___________ loans serviced by __________ have been conveyed to REMIC trust funds.


     The following table sets forth the master servicer's delinquency and loss experience at the dates indicated on its entire residential, including multi-family, mortgage loan servicing portfolio:



                                                                          At December 31,
                                           -------------------------------------------------------------------------------
                                                1994            1995            1996            1997            1998
                                           -------------------------------------------------------------------------------
                                                                       (Dollars in Thousands)
Total Outstanding Principal
  Balance...............................
Number of Loans.........................
DELINQUENCY
Period of Delinquency:
31-60 Days
        Principal Balance...............
        Number of Loans.................
        Delinquency as a Percentage
        of Total Outstanding Principal
          Balance.......................
        Delinquency as a Percentage
          of Number of Loans............
61-90 Days
        Principal Balance...............
        Number of Loans.................
        Delinquency as a Percentage
          of Total Outstanding
          Principal Balance.............
        Delinquency as a Percentage
          of Number of Loans............
91 Days or More
        Principal Balance...............
        Number of Loans.................
        Delinquency as a Percentage
          of Total Outstanding
          Principal Balance.............
        Delinquency as a Percentage
          of Number of Loans............
Total Delinquencies:
        Principal Balance...............
        Number of Loans.................
        Delinquency as a Percentage
          of Total Outstanding
          Principal Balance.............
        Delinquency as a Percentage
          of Number of Loans............
FORECLOSURES PENDING
        Principal Balance...............
        Number of Loans.................
        Foreclosures Pending as a
          Percentage of Total
          Outstanding Principal
          Balance.......................
        Foreclosures Pending as
        a Percentage of Number of
        Loans...........................
NET LOAN LOSSES for the
  Period................................
NET LOAN LOSSES as a
  Percentage of Total Outstanding
  Principal Balance.....................

     o Mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.

     o Net Loan Losses is calculated for loans conveyed to REMIC trust funds as the aggregate of the net loan loss for all such loans liquidated during the period indicated. The net loan loss for any such loan is equal to the difference between:

              o the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and

              o all amounts received in connection with the liquidation of such loan. The majority of residential loans serviced by __________ have been conveyed to REMIC trust funds.

     [The loss and delinquency experience of the master servicer, as shown in the tables above, reflects a stable, consistently managed servicing operation. Loss and delinquency levels during these periods were consistently within the ranges anticipated by management.]

THE TRUSTEE

     ___________________, a national banking association, will act as trustee for the certificates under the pooling and servicing agreement. The trustee's offices for notices under the pooling and servicing agreement are located at .

     The principal compensation to be paid to the trustee, or the trustee's fee, in respect of its obligations under the pooling and servicing agreement will be equal to accrued interest at the trustee's fee rate of ______% per annum on the stated principal balance of each mortgage loan. The pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust fund and will be held harmless against any loss, liability or expense, incurred by the trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling and servicing agreement, other than any loss, liability or expense:

         o resulting from a breach of the master servicer's obligations and duties under the pooling and servicing agreement,

         o that constitutes a specific liability of trustee under the pooling and servicing agreement or

         o incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee's duties under the pooling and servicing agreement or as a result of a breach, or by reason of reckless disregard, of the trustee's obligations and duties under the pooling and servicing agreement.

     This indemnification will not include expenses, disbursements and advances incurred or made by the trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the trustee's performance in accordance with the provisions of the pooling and servicing agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the master servicer, or the servicing fee, in respect of its servicing activities for the certificates will be equal to accrued interest at the servicing fee rate of ____% per annum with respect to each mortgage loan master serviced by it for each calendar month on the same principal balance on which interest on the mortgage loan accrues for the calendar month. As additional servicing compensation, the master servicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans master serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the certificate account and any escrow accounts in respect of mortgage loans master serviced by it. The master servicer is obligated to offset any Prepayment Interest Shortfall in respect of mortgage loans master serviced by it on any distribution date with Compensating Interest to the extent of its aggregate servicing fee for the distribution date. The master servicer is obligated to pay insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans master serviced by it and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and is entitled to reimbursement for these expenses as provided in the pooling and servicing agreement. See "Description of the Certificates--Retained Interest; Servicing Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the master servicer and "Federal Income Tax Consequences" in this prospectus supplement regarding taxes payable by the master servicer.


VOTING RIGHTS

     At all times, __% of all voting rights will be allocated among the holders of the certificates, other than the Class XS Certificates and the Residual Certificates, in proportion to the then outstanding Certificate Principal Balances of their respective certificates, __% of all voting rights will be allocated among the holders of the Class XS Certificates in proportion to the then outstanding Notional Amounts of their respective certificates and __% of all voting rights will be allocated among the holders of the Residual Certificates in proportion to the percentage interests in each class evidenced by their respective certificates.


TERMINATION

     The master servicer will have the right to purchase the mortgage loans and any properties acquired in respect of the mortgage loans on any distribution date, once the aggregate principal balance of the mortgage loans and such properties at the time of purchase is reduced to less than __% of the aggregate principal balance of the mortgage loans as of the cut-off date. If the master servicer elects to exercise this option, the election will effect the termination of the trust fund and the early retirement of the certificates. In the event the master servicer exercise this option, notwithstanding the terms of the prospectus, the purchase price payable in connection with the termination generally will be equal to par plus accrued interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which the repurchase price is distributed, and the portion of the purchase price allocable to the certificates of each class will be, to the extent of available funds:

         o in the case of the certificates of any class, other than the Class XS Certificates, 100% of the then outstanding Certificate Principal Balance of the class, PLUS

         o in the case of the certificates of any class, one month's interest on the then outstanding Certificate Principal Balance or Notional Amount of the class at the then applicable Pass- Through Rate for the class plus any previously accrued but unpaid interest on the class.

     In no event will the trust created by the pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. For further information regarding the circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the certificates see, "Description of the Certificates--Termination" in the prospectus.


                         FEDERAL INCOME TAX CONSEQUENCES


     A separate elections will be made to treat designated portions of the trust fund as a real estate mortgage investment conduit or REMIC for federal income tax purposes. Upon the issuance of the offered certificates, Thacher Proffitt & Wood, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the REMIC will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986, or the Code.

     For federal income tax purposes:

         o the Class R Certificates will be the sole class of "residual interests" in the REMIC and

         o the Senior Certificates and the Subordinate Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, the REMIC. See "Federal Income Tax Consequences--REMIC--Classification of REMICs" in the prospectus.

     For federal income tax reporting purposes, the Class XS Certificates will, and the Class A Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates will not, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination, the mortgage loans will prepay at a rate equal to ____% of CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

     The IRS has issued regulations, referred to in this prospectus supplement as the OID Regulations, under Sections 1271 to 1275 of the Code addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class XS Certificates should be aware that the OID Regulations do not adequately address all issues relevant to, or are not applicable to, securities such as the Class XS Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC regular certificates that provide for payments based on a variable rate such as the Class XS Certificates. Prospective purchasers of the Class XS Certificates are advised to consult their tax advisors concerning the tax treatment of these certificates.

     If the method of computing original issue discount described in the prospectus results in a negative amount for any period with respect to any certificateholder and in particular, the holders of the Class XS Certificates, the amount of original issue discount allocable to this period would be zero, and the certificateholder will be permitted to offset these amounts only against the respective future income, if any, from the certificate. Although uncertain, a certificateholder may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the certificateholder is entitled, assuming no further prepayments of the mortgage loans. Although the matter is not free from doubt, any loss of this kind might be treated as a capital loss.

     The OID Regulations suggest that original issue discount with respect to securities such as the Class XS Certificates that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to the uncertificated regular interests represented by the Class XS Certificates will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated above, treating all uncertificated regular interests as a single debt instrument as set forth in the OID Regulations.

     The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of offered certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to certificateholders and the IRS. Prospective purchasers of offered certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of the certificates in this regard.

     Some classes of certificates may be treated for federal income tax purposes as having been issued with a premium. Certificateholders may elect to amortize this premium under a constant yield method in which case the amortizable premium will generally be allocated among the interest payments on these certificates and will be applied as an offset against these interest payments. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus.

     The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the related trust fund would be so treated. In addition, interest on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code, generally to the extent that the offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. The offered certificates, other than the Residual Certificates, also will be treated as "qualified mortgages" under Section 860G(a)(3) of the Code. See "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the prospectus.

     It is not anticipated that the REMIC will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in
Section 860G(c) of the Code. However, in the event that any tax is imposed on the REMIC, this tax will be borne:

         o by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement,

         o by the master servicer, if the master servicer has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement and

         o otherwise by the trust fund, with a resulting reduction in amounts otherwise distributable to holders of the related offered certificates. See "Description of the Certificates-- General Description of the Certificates" and "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the prospectus.

     The responsibility for filing annual federal information returns and other reports will be borne by the trustee. See "Federal Income Tax
Consequences--REMICs--Reporting and Other Administrative Matters" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.


SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

     The IRS has issued regulations under the provisions of the Code related to REMICs, which are referred to in this prospectus supplement as the REMIC Regulations, that significantly affect holders of the Residual Certificates. The REMIC Regulations will impose restrictions on the transfer or acquisition of residual interests, including the Residual Certificates. In addition, the REMIC Regulations contain restrictions that apply to the transfer of "noneconomic" residual interests to United States persons. The REMIC Regulations also provide that transfers of a Residual Certificate to a non-United States person will be disregarded for tax purposes in some cases. Transfers of the Residual Certificates to these persons are, however, prohibited under the pooling and servicing agreement. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the prospectus and "ERISA Considerations" and "Description of the Certificates--Restrictions on Transfer of the Residual Certificates" in this prospectus supplement for additional restrictions on transfer of the Residual Certificates.

     The REMIC Regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on these residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax". Based on the REMIC Regulations, the Residual Certificates will constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Residual Certificates. All transfers of the Residual Certificates will be subject to restrictions under the terms of the pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests.

     The holders of the Residual Certificates will be required to report taxable income and pay tax with respect to the early accrual periods of the REMIC's term that significantly exceeds the amount of cash distributions received by these holders from the REMIC with respect to these periods. Furthermore, the tax on this income will exceed the cash distributions with respect to these periods. Consequently, holders of Residual Certificates should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC as a result of their ownership of Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMIC's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate, or possibly later under the "wash sale" rules of Section 1091 of the Code, may cause the after-tax rate of return of a holder of a Residual Certificate to be zero or negative even where the holders' pre-tax rate of return is positive. That is, on a present value basis, the resulting tax liabilities of a holder of a Residual Certificate will substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

     An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Residual Certificate may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMIC in computing the holder's regular tax liability and will not be able to deduct these fees or expenses to any extent in computing the holder's alternative minimum tax liability. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass Through of Miscellaneous Itemized Deductions" in the prospectus.

     Potential investors in Residual Certificates should also be aware that under the terms of the pooling and servicing agreement, the holders of the largest percentage interest in the Residual Certificates shall, by their acceptance of these certificates, agree to irrevocably appoint the trustee as their agent to perform all of the duties of the tax matters person for the REMIC.

     Purchasers of the Residual Certificates are strongly advised to consult their own tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

     For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Yield on the Certificates--Additional Yield Considerations Applicable Solely to the Residual Certificates" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.


                             METHOD OF DISTRIBUTION


     Subject to the terms and conditions set forth in the underwriting agreement, dated _________ __, ____, the depositor has agreed to sell, and ______________, the underwriter, has agreed to purchase the offered certificates. The underwriter is obligated to purchase all offered certificates of the respective classes offered by this prospectus supplement if it purchases any. The underwriter is an affiliate of the depositor.

     Distribution of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately _________% of the aggregate initial Certificate Principal Balance of the offered certificates, other than the Class XS Certificates, plus accrued interest on the offered certificates. In connection with the purchase and sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

     The offered certificates are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the book-entry certificates will be made through the facilities of DTC, and that delivery of each other class of offered certificates and the Residual Certificates will be made at the offices of the underwriter, 390 Greenwich Street, 4th Floor, New York, New York 10013, in each case, on or about the closing date.

     The underwriting agreement provides that the depositor will indemnify the underwriter against those civil liabilities set forth in the underwriting agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make in respect of these liabilities.



                                SECONDARY MARKET


     There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of the information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders", which will include information as to the outstanding principal balance of the offered certificates and the status of the applicable form of credit enhancement.



                                 LEGAL OPINIONS


     Legal matters relating to the offered certificates will be passed upon for the depositor by Thacher Proffitt & Wood, New York, New York.

                                     RATINGS


     It is a condition to the issuance of the certificates that the Class A Certificates and the Residual Certificates be rated "AAA" by _________________ and "AAA" by ____________, that the Class XS Certificates be rated "AAAr" by ________ and "AAA" by ______, that the Class B-1 Certificates be rated at least "AA" by _________ and at least "AA" by _______, that the Class B-2 Certificates be rated at least "A" by _________ and at least "A" by ________, and that the Class B-3 Certificates be rated at least "BBB" by __________.

     The ratings of _________ and ________ assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which these certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events or that the holders of the Class XS Certificates may fail to recover fully their initial investment. In addition, the ratings on the Residual Certificates do not address the likelihood of receipt by the holders of the Residual Certificates of any amounts in excess of their initial Certificate Balance and interest on that Certificate Balance.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the offered certificates.

     The depositor has not requested that any rating agency rate any class of the offered certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the offered certificates, or, if it does, what rating would be assigned by that rating agency. A rating on any class of the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the classes of the offered certificates as stated above.

                                LEGAL INVESTMENT


     The Senior Certificates and the Class B-1 Certificates will constitute "mortgage related securities" for purposes of SMMEA, for so long as they are rated not lower than the second highest rating category by a rating agency, as defined in the prospectus, and, therefore, will be legal investments for some entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in "mortgage related securities" provided that the restrictive legislation was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class B-2 Certificates and the Class B-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment" in the prospectus.



                              ERISA CONSIDERATIONS


     A fiduciary of any employee benefit plan or any other plan or arrangement subject to ERISA or Section 4975 of the Code, each referred to in this prospectus supplement as a Plan, or any person investing Plan Assets of any Plan should carefully review with its legal advisors whether the purchase, sale or holding of certificates will give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

     The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 91-23, or the exemption, as described under "ERISA Considerations" in the prospectus, to the underwriter. The exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on these prohibited transactions by Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the underwriter such as the Senior Certificates, and the servicing and operation of asset pools such as the mortgage pool, provided that certain conditions are satisfied. The purchase of the Senior Certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the exemption. However, the exemption contains a number of conditions which must be met for the exemption to apply, as described in the prospectus, including the requirement that any Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing a Senior Certificate must make its own determination that the conditions set forth in the exemption will be satisfied with respect to the Senior Certificates.

     Because the characteristics of the Subordinate Certificates and the Residual Certificates will not meet the requirements of Prohibited Transaction Class Exemption, or PTCE, 83-1, as described in the prospectus, or the exemption, the purchase, sale or holding of the Subordinate Certificates or the Residual Certificates by, on behalf of or with Plan Assets of any Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. Therefore, the pooling and servicing agreement provides that transfers of Subordinate or Residual Certificates to a Plan, a trustee or other person acting on behalf of any Plan or to any person using Plan Assets to effect this acquisition will not be registered by the trustee unless the purchaser of these certificates provides the depositor, the trustee and the master servicer with either:

         o an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the master servicer, the trustee or the trust fund, to the effect that the purchase of these certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the depositor, the master servicer, the trustee or the trust fund to any obligation in addition to those undertaken in the pooling and servicing agreement OR

         o a certification of facts, which in the case of the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, the purchaser will be deemed to have represented the certification of facts, substantially to the effect that the purchase of offered certificates by or on behalf of a Plan is permissible under applicable law, will not constitute or result on a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement and the following conditions are met:

         o  the transferee is an insurance company and:

              o the source of funds used to purchase the offered certificates is an "insurance company general account", as that term is defined in PTCE 95-60,

              o the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied and

              o there is no Plan with respect to which the amount of the general account's reserves and liabilities for contracts held by or on behalf of the Plan and all other Plans maintained by the same employer, or any "affiliate" thereof, as defined in PTCE 95-60, or by the same employee organization, exceeds 10% of the total of all reserves and liabilities of the general account, as determined under PTCE 95-60, as of the date of the acquisition of the certificates;

         o the transferee is an insurance company and:

              o the source of funds used to purchase the certificates is an insurance company general account,

              o the requirements of Sections 401(c) of ERISA and the regulations to be promulgated thereunder have been satisfied and will continue to be satisfied and

              o the insurance company represents that it understands that the operation of the general account after December 31, 1998 may affect its ability to continue to hold the certificates after the date which is 18 months after the 401(c) Regulations become final and that unless a class exemption or an exception under Section 401(c) of ERISA is then available for the continued holding of the certificates, it will dispose of the certificates prior to the date which is 18 months after the 401(c) Regulations become final;

         o  the transferee is an insurance company and:

              o the source of funds used to purchase the certificates is an "insurance company pooled separate account", as that term is defined in PTCE 90-1,

              o  the conditions set forth in PTCE 90-1 have been satisfied and

              o there is no Plan, together with all other Plans maintained by the same employer, or any "affiliate" thereof, as defined in PTCE 90-1, or by the same employee organization, with assets which exceed 10% of the total of all assets in such pooled separate account, as determined under PTCE 90-1, as of the date of the acquisition of the certificates;

         o  the transferee is a bank and:

              o the source of funds used to purchase the certificates is a "collective investment fund", as defined in PTCE 91-38,

              o  the conditions set forth in PTCE 91-38 have been satisfied and

              o there is no Plan, the interests of which, together with the interests of any other Plans maintained by the same employer or employee organization, in the collective investment fund exceed 10% of the total of all assets in the collective investment fund, as determined under PTCE 91-38, as of the date of acquisition of the certificates;

         o the transferee is a "qualified professional asset manager" described in PTCE 84-14 and the conditions set forth in PTCE 84-14 have been satisfied and will continue to be satisfied; or

         o the transferee is an "in-house asset manager" described in PTCE 96-23 and the conditions set forth in PTCE 96-23 have been satisfied and will continue to be satisfied. The Subordinate Certificates and the Residual Certificates will contain a legend describing these restrictions on transfer.

     Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that the Senior Certificates constitute "certificates" for purposes of the exemption and that the specific and general conditions of the exemption and the other requirements set forth in the exemption would be satisfied. In addition, before purchasing a Subordinate Certificate or Residual Certificate, a fiduciary of a Plan should itself confirm that the conditions to the purchase described above would be satisfied. Any Plan fiduciary that proposes to cause a Plan to purchase a certificate should consult with its counsel with respect to the potential applicability to this investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the Certificates, see "ERISA Considerations" in the prospectus.

                           $____________ (APPROXIMATE)


                      NEW CENTURY MORTGAGE SECURITIES, INC.
                                    DEPOSITOR


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES ____-__


                              PROSPECTUS SUPPLEMENT
                            DATED _________ ___, ____


                                 MASTER SERVICER



                                   UNDERWRITER



YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.


WE ARE NOT OFFERING THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.


WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR COVER PAGES.


Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______ ___, ____.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, Dated June __, 1999
                                                                    [Version 2]
Prospectus Supplement (to Prospectus dated         , ____)

$___________ (APPROXIMATE)

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES ____-___

NEW CENTURY MORTGAGE SECURITIES, INC.
DEPOSITOR


MASTER SERVICER


YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ IN THIS PROSPECTUS SUPPLEMENT AND PAGE __ IN THE PROSPECTUS.

This prospectus supplement, together with the accompanying prospectus will constitute the complete prospectus.

OFFERED CERTIFICATES       The trust created for the Series _____-__
                           certificates will hold a pool of one- to four-family residential first and second mortgage loans. The trust will issue ______ classes of offered certificates. You can find a list of these classes, together with their principal balances, pass-through rates and certain other characteristics, on Page S-__ of this prospectus supplement. Credit enhancement for all of the offered certificates will be provided by a certificate insurance policy and overcollateralization.

UNDERWRITING          _______________________, as underwriter, will offer to the public the Class A- 1 Certificates through Class A-7
                      Certificates, at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the underwritten certificates will be approximately
                      _____% of the principal balance of the underwritten certificates plus accrued interest, before deducting expenses.
                      See "Method of Distribution".

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                     ---------------------------------------
                                   Underwriter

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

     o this prospectus supplement, which describes the specific terms of this series of certificates.


New Century Mortgage Securities Inc.'s principal offices are located at 18400 Von Karman, Irvine California 92612 and its phone number is (949) 440-7030.


                                TABLE OF CONTENTS
                                                                          PAGE
                                                                          ----
                              PROSPECTUS SUPPLEMENT

Summary of Prospectus Supplement...........................................S-__
Risk Factors...............................................................S-__
Use of Proceeds............................................................S-__
The Mortgage Pool .........................................................S-__
Yield on the Certificates .................................................S-__
Description of the Certificates............................................S-__
Pooling and Servicing Agreement............................................S-__
The Insurer................................................................S-__
Federal Income Tax Consequences............................................S-__
Method of Distribution.....................................................S-__
Secondary Market...........................................................S-__
Legal Opinions.............................................................S-__
Experts....................................................................S-__
Ratings....................................................................S-__
Legal Investment...........................................................S-__
ERISA Considerations.......................................................S-__

                        SUMMARY OF PROSPECTUS SUPPLEMENT

         THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS.

Title of Series.............................New Century Mortgage Securities,
                                            Inc. Mortgage Pass- Through
                                            Certificates, Series ____-___.

Cut-off Date................................________ __, ____.

Closing Date................................On or about _______ __, ____.

Depositor...................................New Century Mortgage Securities,
                                            Inc. The depositor will deposit the
                                            mortgage loans into the trust. The
                                            depositor's principal offices are
                                            located at 18400 Von Karman, Irvine
                                            California 92612 and its telephone
                                            number is (949) 440- 7030. SEE "THE
                                            DEPOSITOR" IN THE PROSPECTUS.

Mortgage Loan Seller........................_____________.

Master Servicer.............................________________. SEE "THE MORTGAGE
                                            POOL--UNDERWRITING STANDARDS OF
                                            ________ AND REPRESENTATIONS
                                            CONCERNING THE MORTGAGE LOANS" AND
                                            "POOLING AND SERVICING
                                            AGREEMENT--____________" IN THIS
                                            PROSPECTUS SUPPLEMENT.

Originators and Servicers...................______________ and ____________. SEE
                                            "THE MORTGAGE POOL--UNDERWRITING
                                            STANDARDS OF __________ AND
                                            REPRESENTATIONS CONCERNING THE
                                            MORTGAGE LOANS" AND "POOLING AND
                                            SERVICING AGREEMENT--______________"
                                            AND "--______________" IN THIS
                                            PROSPECTUS SUPPLEMENT.

Trustee....................................._________________, a national banking association, will be the
                                            trustee of the trust. SEE "POOLING
                                            AND SERVICING AGREEMENT--THE
                                            TRUSTEE" IN THIS PROSPECTUS
                                            SUPPLEMENT.

Trust Administrator........................._________________, a national banking association, will perform
                                            several administrative functions on
                                            behalf of the trustee and will act
                                            as the initial paying agent,
                                            certificate registrar and custodian.
                                            SEE "POOLING AND SERVICING
                                            AGREEMENT--TRUST ADMINISTRATOR" IN
                                            THIS PROSPECTUS SUPPLEMENT.

Insurer....................................._________________. SEE "THE INSURER"
                                            IN THIS PROSPECTUS SUPPLEMENT.

Distribution Dates..........................Distributions on the offered certificates will be made on the
                                            25th day of each month, or, if that
                                            day is not a business day, on the
                                            next succeeding business day,
                                            beginning in ------- ----.

Offered Certificates........................Only the certificates listed in the immediately following table are
                                            being offered by this prospectus
                                            supplement. Each class of offered
                                            certificates will have the
                                            approximate initial certificate
                                            principal balance and fixed
                                            pass-through rate set forth in the
                                            immediately following table.


                INITIAL CERTIFICATE     PASS-THROUGH                         INITIAL CERTIFICATE      PASS-THROUGH
     CLASS       PRINCIPAL BALANCE          RATE               CLASS          PRINCIPAL BALANCE           RATE
-------------------------------------------------------------------------------------------------------------------
A-1............         $___________       _____%         A-5  . . . . . .       $__________             _____%
A-2............         $___________       _____%         A-6  . . . . . .       $__________             _____%
A-3............         $___________       _____%         A-7  . . . . . .       $__________             _____%
A-4............         $___________       _____%
===================================================================================================================

     The initial certificate principal balance of each class of certificates listed in the table above is approximate. The pass-through rate will equal the lesser of the rate stated above and the weighted average net mortgage rate.

THE TRUST

The depositor will establish a trust with respect to the certificates, under the pooling and servicing agreement dated as of _______ __, ____ among the depositor, the servicers, the trust administrator and the trustee. There are _____ classes of certificates representing the trust. SEE "DESCRIPTION OF THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

The certificates will evidence a partial undivided interest in the trust. Distributions of interest and principal on the offered certificates will be made only from payments received in connection with the mortgage loans described in the next section and payments under the certificate insurance policy.


THE MORTGAGE LOANS

The trust will contain approximately _____ [conventional] [sub-prime] [nonconforming], one- to four-family, fixed-rate mortgage loans secured by first liens and second liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $___________ as of _______
--, ----.

The mortgage loans have original terms to maturity of not greater than [30] years and the following characteristics as of _______ __, ----:

Range of mortgage             _____% to
rates (approximate):          ______%.
Weighted average              _____%.
mortgage rate
(approximate):
Weighted average              __ years and __
remaining term to             months.
stated maturity
(approximate):
Second lien mortgage          ____%.
loans (approximate):
Balloon loans
(approximate):                _____%.

FOR ADDITIONAL INFORMATION REGARDING THE MORTGAGE LOANS, SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

THE CERTIFICATES

OFFERED CERTIFICATES. The offered certificates will have the characteristics shown in the table appearing on page S-__ in this prospectus supplement. The offered certificates will be sold by the depositor to the underwriter on the closing date.

The offered certificates will initially be represented by one or more global certificates registered in the name of CEDE & Co., as nominee of DTC in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of the minimum denominations. SEE "DESCRIPTION OF THE CERTIFICATES --REGISTRATION OF THE OFFERED CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT.

CLASS CE CERTIFICATES. The Class CE Certificates are one of the ______ classes of certificates representing the trust, but are not offered by this prospectus supplement. The Class CE Certificates will have an initial certificate principal balance of approximately $__________, which is equal to the initial overcollateralization required by the pooling and servicing agreement. The Class CE Certificates initially evidence an interest of approximately ____% in the trust. The Class CE Certificates will be sold by the depositor to _______________ on the closing date.

CLASS P CERTIFICATES. The Class P Certificates are one of the ______ classes of certificates representing the trust, but are not offered by this prospectus supplement. The Class P Certificates will have an initial certificate principal balance of $___ and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans. The Class P Certificates will be sold by the depositor to ____________ on the closing date.

RESIDUAL CERTIFICATES. The Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates are the classes of certificates representing the residual interests in the trust, but are not offered by this prospectus supplement. These certificates will be sold by the depositor to ______________ on the closing date.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the offered certificates consists of the certificate insurance policy and overcollateralization, each as described in the next section and under "Description of the Certificates--Credit Enhancement" and "--Overcollateralization Provisions" in this prospectus supplement.

OVERCOLLATERALIZATION. The aggregate principal balance of the mortgage loans as of

_______ __, ____ will exceed the aggregate certificate principal balance of the offered certificates and the Class P Certificates on the closing date by approximately $__________, which is equal to the initial certificate principal balance of the Class CE Certificates. This amount represents approximately ____% of the aggregate principal balance of the mortgage loans as of ________ __, ____ and is the initial amount of overcollateralization required to be provided by the mortgage pool under the pooling and servicing agreement.

The pooling and servicing agreement provides, however, that subject to trigger tests set forth in the pooling and servicing agreement, the required level of overcollateralization may increase or decrease over time. SEE "DESCRIPTION OF THE CERTIFICATES--OVERCOLLATERALIZATION PROVISIONS" IN THIS PROSPECTUS SUPPLEMENT.

CERTIFICATE INSURANCE POLICY. The offered certificates will be entitled to the benefit of the certificate insurance policy to be issued by _____________. The insurer will issue the certificate insurance policy as a means of providing additional credit enhancement to the offered certificates. The certificate insurance policy will irrevocably and unconditionally guarantee payment for the benefit of the holders of the offered certificates of an amount that will cover:

     (i) any interest shortfalls, except for the shortfalls described in this prospectus supplement, allocated to the offered certificates,

     (ii) the amount by which the outstanding principal amount of the offered certificates EXCEEDS the principal amount of the mortgage loans and

     (iii) without duplication of the amount specified in clause (ii), the outstanding principal amount of the offered certificates to the extent unpaid on the final distribution date or the earlier termination of the trust under the terms of the pooling and servicing agreement. SEE "DESCRIPTION OF THE CERTIFICATES--FINANCIAL GUARANTY INSURANCE POLICY" IN THIS PROSPECTUS SUPPLEMENT.

ALLOCATION OF LOSSES; SUBORDINATION. If, on any distribution date, there is not sufficient excess interest or overcollateralization to absorb realized losses on the mortgage loans as described under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement, then realized losses on the mortgage loans will be allocated to the offered certificates. The pooling and servicing agreement does not permit the allocation of realized losses on the mortgage loans to the Class P Certificates. Subject to the terms of the certificate insurance policy, all realized losses allocated to the offered certificates will be covered by the certificate insurance policy. SEE "DESCRIPTION OF THE CERTIFICATES --ALLOCATION OF LOSSES; SUBORDINATION" AND "--FINANCIAL GUARANTY INSURANCE POLICY" IN THIS PROSPECTUS SUPPLEMENT.

P&I ADVANCES

Each servicer is required to advance delinquent payments of principal and interest on the mortgage loans that each services, subject to the limitations described in this prospectus supplement. These advances shall be referred to in this prospectus supplement as P&I Advances. Each servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. SEE "DESCRIPTION OF THE CERTIFICATES--P&I ADVANCES" IN THIS

PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE SECURITIES--ADVANCES IN RESPECT OF DELINQUENCIES" IN THE PROSPECTUS.

OPTIONAL TERMINATION

At its option, the majority holder of the Class CE Certificates, or if that holder does not exercise the option, the master servicer or the insurer, may purchase all of the mortgage loans, together with any properties in respect of the mortgage loans acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of the mortgage loans, and properties acquired in respect of the mortgage loans, remaining in the trust has been reduced to less than __% or __%, as further provided in this prospectus supplement, of the aggregate principal balance of the mortgage loans as of _______ __, ____. SEE "POOLING AND SERVICING AGREEMENT-- TERMINATION" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE SECURITIES-- TERMINATION" IN THE PROSPECTUS.

FEDERAL INCOME TAX CONSEQUENCES

Three separate elections will be made to treat designated portions of the trust as real estate mortgage investment conduits for federal income tax purposes. See "Federal Income Tax Consequences--Characterization of Investments in REMIC Certificates" in the prospectus.

FOR FURTHER INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE OFFERED CERTIFICATES, SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS. RATINGS

It is a condition to the issuance of the certificates that the offered certificates receive a rating of "Aaa" from _____________ and a rating of "AAA" from _____________.

The ratings on the offered certificates are based in part on the ratings of the claims-paying ability of the insurer by _______ and _____________.

A security rating does not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors. SEE "YIELD ON THE CERTIFICATES" AND "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS.

LEGAL INVESTMENT

The offered certificates will not constitute "mortgage related securities" for purposes of SMMEA because the mortgage pool includes mortgage loans that are secured by subordinate liens on the related mortgaged properties. SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

ERISA CONSIDERATIONS

The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 91-23, to the underwriter. This exemption generally exempts from the application of some of the prohibited transaction provisions of
Section 406 of ERISA, and the excise taxes imposed on these prohibited transactions by Section 4975(a) and (b) of the Internal Revenue Code of 1986, or the Code, and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the underwriter. This exemption generally applies to certificates such as the offered certificates, and the servicing and operation of asset pools such as the mortgage pool, provided that specific conditions are satisfied. SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase the offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with these securities.

     The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

[Appropriate Risk Factors as necessary]

[THE MORTGAGE LOANS WERE UNDERWRITTEN TO STANDARDS WHICH DO NOT CONFORM TO THE STANDARDS OF FANNIE MAE OR FREDDIE MAC WHICH MAY RESULT IN LOSSES ON THE MORTGAGE LOANS ALLOCATED TO YOUR CERTIFICATES.

     The originators' underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. The originators provide loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who generally have equity in their property. While the originators' primary consideration in underwriting a mortgage loan is the value of the mortgaged property, each originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. Neither originator's underwriting standards prohibit a mortgagor from obtaining secondary financing at the time of origination of the originator's first lien, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the related originator's loan-to-value ratio determination.

     As a result of these underwriting standards, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

     Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. SEE "THE MORTGAGE POOL--UNDERWRITING STANDARDS OF ___________ AND REPRESENTATIONS CONCERNING THE MORTGAGE LOANS" IN THIS PROSPECTUS SUPPLEMENT].

[THE PAYMENT PERFORMANCE OF YOUR CERTIFICATES WILL BE RELATED TO THE PAYMENT PERFORMANCE OF THE MORTGAGE LOANS IN THE TRUST FUND; SOME OF THE MORTGAGE LOANS IN THE TRUST FUND MAY EXPOSE YOUR CERTIFICATES TO GREATER LOSSES.

     The certificates represent an interest in mortgage loans. In the event that the mortgaged properties fail to provide adequate security for the mortgage loans included in the trust fund, any resulting losses, to the extent not covered by the credit enhancement, will be allocated to the certificates as described in this prospectus supplement, and consequently may adversely affect the yield to maturity on your certificate. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. Some types of mortgage loans may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of delinquency. You should consider the following risks associated with the mortgage loans included in the trust fund: [AS APPLICABLE]

[SOME OF THE MORTGAGE LOANS MAY RESULT IN OUTSTANDING PRINCIPAL BALANCES IN EXCESS OF THE VALUE OF THE UNDERLYING MORTGAGED PROPERTY WHICH COULD RESULT IN LOSSES ON YOUR CERTIFICATES.

     Approximately ___% of the mortgage loans by aggregate principal balance as of _______________, are subject to negative amortization. In the case of mortgage loans that are subject to negative amortization, the principal balances of these mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default. To the extent that these losses are not covered the credit enhancement in the trust fund, holders of the certificates will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

[THE INABILITY OF A MORTGAGOR TO MAKE LARGER MONTHLY PAYMENTS FOLLOWING THE BUYDOWN PERIOD OF A BUYDOWN MORTGAGE LOAN MAY RESULT IN LOSSES ON THOSE MORTGAGE LOANS.

     Approximately ___% of the mortgage loans by aggregate principal balance as of _________________ are buydown mortgage loans, subject to temporary buydown plans under which the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from :

     o an amount contributed by the borrower, the seller of the mortgaged property or another source and placed in a custodial account,

     o investment earnings on the amount, if any, contributed by the borrower, or

     o additional buydown funds to be contributed over time by the mortgagor's employer or another source.

In most cases, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the buydown funds have been depleted and, for some buydown mortgage loans, during the initial buydown period. The inability of a mortgagor to make these larger monthly payments could lead to losses on the mortgage loans, and to the extent not covered by the credit enhancement, may adversely affect the yield to maturity on your certificates.

[THE INABILITY OF A MORTGAGOR T O MAKE A BALLOON PAYMENT AT MATURITY, MAY EXPOSE YOUR CERTIFICATES TO LOSSES.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ may not be fully amortizing, or may not amortize at all, over their terms to maturity and, thus, will require substantial payments of principal and interest, that is, balloon payments, at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, prevailing economic conditions and the availability of credit for loans secured by comparable real properties.

[SOME OF THE MORTGAGE LOANS HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS ALLOCATED TO YOUR CERTIFICATES.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ are nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. If the value of the mortgaged property and other security has declined, the trust fund could suffer losses on these mortgage loans that, to the extent not covered by [the credit enhancement] may be allocated to your certificates. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

[THE INABILITY OF A MORTGAGOR TO MAKE VARYING MONTHLY PAYMENTS UNDER A HOME EQUITY LINE OF CREDIT LOAN MAY RESULT IN LOSSES ON YOUR CERTIFICATES.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ are mortgage loans that provide the borrower with a line of credit under which amounts may be advanced to the borrower by the lender from time to time. Collection on these types of mortgage loans may vary because, among other things:

         o borrowers may make payments during any month as low as the minimum monthly payment for the month, or just the interest and fees for the month during any interest-only period, or

         o borrowers may make payments as high as the entire outstanding charges on the mortgage loans.

     It is possible that borrowers may fail to make the required periodic payment and, to the extent not covered by credit support, these losses may adversely affect the yield to maturity on the related securities.

[SOME OF THE MORTGAGE LOANS ARE SECURED BY JUNIOR LIENS, WHICH MAY EXPOSE THE OFFERED CERTIFICATES TO LOSSES IF THE TRUST FUND DOES NOT RECEIVE ADEQUATE FUNDS IN CONNECTION WITH A FORECLOSURE OF THE RELATED SENIOR LIEN TO SATISFY BOTH THE SENIOR AND JUNIOR LIEN.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ are mortgage loans secured by junior liens and with respect to approximately ___% of these junior liens, the related senior liens are not included in the trust fund. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the junior lien mortgage loan. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any junior lien mortgage loan, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at this type of sale, a bidder at the foreclosure sale of a junior lien mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior lien mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. A decline in the value of the mortgaged properties securing the mortgage loans with junior liens may increase the likelihood that, in the event of a default by the related mortgagor, liquidation or other proceeds will be sufficient to satisfy the junior lien mortgage loan after satisfaction of any senior liens and the payment of any liquidation expenses. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates bear:

         o the risk of delay in distributions while a deficiency judgment against the borrower is obtained,

         o  the risk of loss if the deficiency judgment is not realized upon and

         o the risk that deficiency judgments may not be available in all jurisdictions.

     Other factors may affect the prepayment rate of junior lien mortgage loans, such as the amounts of, and interest on, the related senior mortgage loans and the use of senior lien mortgage loans as long-term financing for home purchases and junior lien mortgage loans as shorter-term financing for a variety of purposes, such as home improvement, educational expenses and purchases of consumer durable such as automobiles. Accordingly, junior lien mortgage loans may experience a higher rate of prepayments than traditional senior lien mortgage loans. In addition, any future limitations on the rights of borrowers to deduct interest payments on junior lien mortgage loans for federal income tax purposes may further increase the rate of prepayments on junior lien mortgage loans.

[SOME OF THE MORTGAGE LOANS WERE ORIGINATED OUTSIDE THE UNITED STATES, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________, are mortgage loans secured by properties located in Puerto Rico and Guam. The risk of loss on mortgage loans secured by properties located in Puerto Rico and Guam may be greater than on mortgage loans that are made to mortgagors who are United States residents and citizens or that are secured by properties located in the United States. In particular, the procedure for the foreclosure of a real estate mortgage under the laws of the Commonwealth of Puerto Rico varies from the procedures applicable in each of the fifty states of the United States which may affect the satisfaction of the related mortgage loan. In addition, the depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on these loans may not occur at the same rate or be affected by the same factors as other mortgage loans.

[SOME OF THE MORTGAGE LOANS HAVE HIGH LOAN-TO-VALUE RATIOS, SO THAT THE RELATED BORROWER HAS LITTLE OR NO EQUITY IN THE RELATED MORTGAGED PROPERTY, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS ALLOCATED TO YOUR CERTIFICATES.

     Approximately _____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, had a loan-to-value ratio, or a combined loan-to-value ratio, in the case of any second lien mortgage loan, at origination in excess of 80%. No mortgage loan in the mortgage pool with a loan-to-value ratio, or a combined loan-to-value ratio, in the case of any second lien mortgage loan, at origination in excess of 80% will be covered by a primary mortgage insurance policy. No first lien mortgage loan will have a loan-to-value ratio exceeding __% at origination and no second lien mortgage loan will have a combined loan-to-value ratio exceeding _____% at origination. Mortgage loans with higher loan-to-value ratios may present a greater risk of loss in that an overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio may increase over what it was at the time the mortgage loan was originated. An increase of this kind may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan and any losses, to the extent not covered by the credit enhancement, may affect the yield to maturity or your certificates. In some instances, the value of the mortgaged property may be insufficient to cover the outstanding balance of the certificates. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio.

[SOME MORTGAGE LOANS ARE DELINQUENT AS OF THE CUT-OFF DATE, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

     Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, were thirty days or more but less than sixty days delinquent in their monthly payments as of ______ __, ____. Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, were sixty days or more but less than ninety days delinquent in their monthly payments as of the _______ __, ____. However, investors in the mortgage loans should realize that approximately _____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, have a first payment date occurring on or after _______ __, ____ and, therefore, these mortgage loans could not have been delinquent as of _______ __, ____].

[SOME OF THE MORTGAGE LOANS ARE CONCENTRATED IN THE STATE OF [NAME OF STATE], WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

         Approximately ___% of the mortgage loans are in the state of [Name of State.] Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets causing a decline in property values in those areas, and consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. A region's economic condition and housing market may be directly, or indirectly, adversely affected by a number of factors including natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. A concentration of mortgage loans in the trust fund in a region experiencing a deterioration in economic conditions or a decline in real estate values may expose your certificates to losses in addition to those generally present for similar mortgage-backed securities without this concentration. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. Any deterioriation of economic conditions in [name of state] which adversely affects the ability of borrowers to make payments on the mortgage loans may increase the likelihood of delinquency and foreclosure of the mortgage loans that may result in losses that, to the extent not covered by the [credit enhancement] will be allocated to your certificates.

[YOUR CERTIFICATES WILL BE LIMITED OBLIGATIONS SOLELY OF THE TRUST FUND AND NOT OF ANY OTHER PARTY.

     The certificates will not represent an interest in or obligation of the depositor, the servicers, the mortgage loan seller, the trustee, the trust administrator or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the servicers, the trustee, the trust administrator or any of their respective affiliates. The offered certificates are covered by the certificate insurance policy, as and to the extent described under the caption "Description of the Certificates--Financial Guaranty Insurance policy" in this prospectus supplement. Proceeds of the assets included in the trust and proceeds from the certificate insurance policy will be the sole source of payments on the offered certificates, and there will be no recourse to the depositor, the servicers, the mortgage loan seller, the trustee, the trust administrator or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates].

[THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON YOUR CERTIFICATES WILL BE AFFECTED BY THE RATE OF PREPAYMENTS.

     The rate and timing of distributions allocable to principal on the offered certificates will generally depend on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans and the allocation of these payments to pay principal on the offered certificates as provided in this prospectus supplement. As is the case with mortgage pass-through certificates, the offered certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, a prepayment may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan.

     During some periods, no principal payments or a disproportionately small portion of the amount of principal then payable to the offered certificates will be distributed on the Class ___ Certificates. During other periods, a disproportionately large portion of the amount of principal then payable to the offered certificates will be distributed on the Class ___ Certificates as more fully described in this prospectus supplement.

[THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS WILL VARY DEPENDING ON FUTURE MARKET CONDITIONS AND OTHER FACTORS.

     Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates at a time when reinvestment at the higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates at a time when reinvestment at comparable yields may not be possible.

     Except as otherwise described in this prospectus supplement, distributions of principal will be made to the classes of offered certificates according to the priorities described in this prospectus supplement, rather than on a PRO RATA basis among these classes. The timing of commencement of principal distributions and the weighted average life of each class of certificates will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on that class.

     FOR FURTHER INFORMATION REGARDING THE EFFECT OF PRINCIPAL PREPAYMENTS ON THE WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES, SEE "YIELD ON THE CERTIFICATES" IN THIS PROSPECTUS SUPPLEMENT, INCLUDING THE TABLE ENTITLED "PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION"].

[THE YIELD ON YOUR CERTIFICATES WILL VARY DEPENDING ON THE RATE OF PREPAYMENTS AND A VARIETY OF OTHER FACTORS.

     The yield to maturity on the offered certificates will depend on:

     o   the applicable purchase price; and

     o the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans, payments by the insurer, and the allocation of those payments to reduce the certificate principal balance of the certificates, as well as other factors.

     The yield to investors on the offered certificates will be adversely affected by any allocation to the offered certificates of interest shortfalls on the mortgage loans not covered by the insurer.

     In general, if the offered certificates are purchased at a premium and principal distributions on the certificates occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates are purchased at a discount and principal distributions on the certificates occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

     The proceeds to the depositor from the sale of the offered certificates were determined based on a number of assumptions, including a prepayment assumption of ___% of the constant prepayment rate, as more fully described in this prospectus supplement, and weighted average lives corresponding to that rate. No representation is made that the mortgage loans will prepay at this rate or at any other rate. The yield assumptions for the offered certificates will vary as determined at the time of sale].

[THE YIELD ON YOUR CERTIFICATES WILL BE AFFECTED BY THE SPECIFIC TERMS THAT APPLY TO THAT CLASS, DISCUSSED IN THIS RISK FACTOR.

     The multiple class structure of the offered certificates causes the yield of some classes to be particularly sensitive to changes in the rates of prepayments of the mortgage loans. Because distributions of principal will be made to the classes of offered certificates according to the priorities described in this prospectus supplement, the yield to maturity on these classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on that class.

     In particular, the Class ___ Certificates do not receive, unless the certificate principal balances of the other classes of offered certificates have been reduced to zero, any portion of principal payments prior to the distribution date in _______ ____. In addition, the Class ___ Certificates will receive, unless the certificate principal balances of the other classes of offered certificates have been reduced to zero, a disproportionately small or large portion of the amount of principal then payable to the offered certificates thereafter. Therefore, the weighted average life of the Class ___ Certificates will be longer or shorter than would otherwise be the case. The effect on the market value of the Class ___ Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for the other classes of offered certificates entitled to principal distributions].

[VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS.

     Applicable state laws generally regulate interest rates and other charges, require disclosure, and require licensing of the originators. In addition, other state laws, public policy and principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

     The mortgage loans are also subject to federal laws, including:

         o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require disclosures to the borrowers regarding the terms of the mortgage loans;

         o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994, or the Riegle Act, which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds additional provisions to Regulation Z, which is the implementing regulation of the Federal Truth-in-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In general, mortgage loans covered by the Riegle Act have annual percentage rates over 10% greater than the yield on treasury securities of comparable maturity and fees and points which exceed the greater of 8% of the total loan amount or $441, which amount is adjusted annually based on changes in the consumer price index for the year. The provisions of the Riegle Act apply on a mandatory basis to all applicable mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the related originator to damages and administrative enforcement.

     Each originator will represent that as of the closing date, each mortgage loan originated by it is in compliance with applicable federal and state laws and regulations. In the event of a breach of this representation, the related originator will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus].

[IF THE INSURER FAILS TO MEET ITS OBLIGATIONS UNDER THE POLICY, YOU MAY EXPERIENCE A LOSS ON YOUR INVESTMENT

     If the protection created by the overcollateralization is insufficient and the insurer is unable to meet its obligations under the certificate insurance policy, then you could experience a loss of some of your investment. In addition, any reduction in a rating of the claims-paying ability of the insurer may result in a reduction in the rating of the offered certificates].

[YEAR 2000 SYSTEMS RISK COULD AFFECT THE ABILITY OF THE SERVICERS TO PERFORM THEIR DUTIES

     As is the case with most companies using computers in their operations, each servicer is faced with the task of completing its compliance goals in connection with the year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the servicers' computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any occurrence of this kind could result in major computer system failure or miscalculations. Each servicer is presently engaged in various procedures to ensure that its computer systems and software will be year 2000 compliant. However, in the event that the related servicer or any of its suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of obligations of the servicer under the pooling and servicing agreement could be materially adversely affected].

         Some capitalized terms used in this prospectus supplement will have the meanings assigned to them under "Description of the Certificates--Glossary of Terms" or in the prospectus under "Glossary."

                                 USE OF PROCEEDS

     The mortgage loan seller will sell the mortgage loans to the depositor and the depositor will convey the mortgage loans to the trust fund in exchange for and concurrently with the delivery of the certificates. Net proceeds from the sale of the certificates will be applied by the depositor to the purchase of the mortgage loans from the mortgage loan seller. These net proceeds will represent the purchase price to be paid by the depositor to the mortgage loan seller for the mortgage loans. The mortgage loans were previously purchased by the mortgage loan seller either directly or indirectly from the originator.

                                THE MORTGAGE POOL

GENERAL DESCRIPTION OF THE MORTGAGE LOANS

     The mortgage pool will consist of approximately _____ conventional, one- to four-family, fixed-rate mortgage loans secured by first liens or second liens on residential real properties and having an aggregate principal balance as of _______ __, ____, which date will also be referred to in this prospectus supplement the cut-off date of approximately $___________, after application of scheduled payments due on or before the cut-off date whether or not received and subject to a permitted variance of plus or minus 5%. The mortgage loans have original terms to maturity of not greater than [30] years.

     References to percentages of the mortgage loans, unless otherwise noted, are calculated based on the aggregate principal balance of the mortgage loans as of the cut-off date.

     The mortgage loans are secured by first or second mortgages or deeds of trust or other similar security instruments creating first liens or second liens on residential properties consisting of attached, detached or semi-detached, one- to four-family dwelling units, townhouses, individual condominium units, individual units in planned unit developments and manufactured housing. The mortgage loans to be included in the mortgage pool will be acquired by the depositor from the mortgage loan seller, who acquired the mortgage loans either directly or indirectly from the originators. _______________ will act as the master servicer under the pooling and servicing agreement for the mortgage loans and each of the master servicer and ________________ will act as the servicer under the pooling and servicing agreement for the mortgage loans originated by it. See "--Underwriting Standards of _________ and Representations Concerning the Mortgage Loans" in this prospectus supplement

     ____ mortgage loans, representing approximately ____% of the mortgage loans, have first payment dates occurring in _________ ____. With respect to these mortgage loans, no principal amortization payments will be distributed in _______ ____ unless principal payments on these mortgage loans are received in the Prepayment Period applicable to the distribution date occurring in _______ ____. On the closing date, however, cash will be deposited with the trust administrator in an amount equal to interest accrued on these mortgage loans, net of the related servicing fee, for the related Interest Accrual Period for distribution to the holders of the offered certificates on the first distribution date.

     The mortgage loans have scheduled monthly payments due on the first day of the month and that day will be referred to in this prospectus supplement as the due date. Each mortgage loan will contain a customary "due-on-sale" clause.

     Approximately _____% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments as provided in the related mortgage note. These mortgage loans provide for payment of a prepayment charge on some partial prepayments and all prepayments in full made within a specified period not in excess of ____ years from the date of origination of the mortgage loan, as provided in the related mortgage note. The amount of the prepayment charge is as provided in the related mortgage note, but, in most cases, is equal to _____ month's interest on any amounts prepaid in excess of __% of the then outstanding principal balance of the related mortgage loan in any __ month period, as permitted by law. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates. Under certain instances, as described in the pooling and servicing agreement, the applicable servicer may waive the payment of any otherwise applicable prepayment charge. Investors should conduct their own analysis of the effect, if any, that the prepayment charges, and decisions by the servicers with respect to the waiver of the prepayment charges, may have on the prepayment performance of the mortgage loans. The depositor makes no representation as to the effect that the prepayment charges, and decisions by the servicers with respect to the waiver of the prepayment charges, may have on the prepayment performance of the mortgage loans.

     Approximately ___% of the mortgage loans are buydown mortgage loans.

     Approximately _____% of the mortgage loans are balloon loans. Each balloon loan amortizes over ___ months, but the final payment on each balloon loan is due and payable on the ___th month. The amount of the final payment on each balloon loan is substantially in excess of the amount of the scheduled monthly payment on the balloon loan for the period prior to the due date of the final payment.

     The average principal balance of the mortgage loans at origination was approximately $______. No mortgage loan had a principal balance at origination greater than approximately $_______ or less than approximately $_____. The average principal balance of the mortgage loans as of the cut-off date was approximately $______. No mortgage loan had a principal balance as of the cut-off date greater than approximately $_______ or less than approximately $______.

     The mortgage loans had mortgage rates as of the cut-off date ranging from approximately _____% per annum to approximately ______% per annum, and the weighted average mortgage rate was approximately _____% per annum.

     The weighted average loan-to-value ratio, or combined loan-to-value ratio, in the case of second lien mortgage loans, of the mortgage loans at origination was approximately _____%. At origination, no mortgage loan will have a loan-to-value ratio, or combined loan-to-value ratio, in the case of any second lien mortgage loan, greater than approximately _____% or less than approximately ____%.

     Approximately ____% of the mortgage loans are secured by second liens on the related mortgaged property.

     The weighted average remaining term to stated maturity of the mortgage loans will be approximately __ years and __ months as of the cut-off date. None of the mortgage loans will have a first due date prior to ______ ____ or after _________ ____, or will have a remaining term to stated maturity of less than __ years and __ months or greater than [30] years as of the cut-off date. The latest maturity date of any mortgage loan is _______ ____.

     The mortgage loans are expected to have the following characteristics as of the cut-off date but investors should note that the sum in any column may not equal the total indicated due to rounding:

             PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION



                                                                       % OF
                                                   AGGREGATE        AGGREGATE
                                                    ORIGINAL        ORIGINAL
                                       NUMBER       PRINCIPAL       PRINCIPAL
         RANGE ($)                    OF LOANS      BALANCE         BALANCE
         ---------                    --------      --------        -------
              -        . . . . .
                       . . . . .
              -        . . . . .
                       . . . . .
              -        . . . . .
                       . . . . .
              -        . . . . .
                       . . . . .

     Total.......................


         PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE


                                             AGGREGATE        % OF AGGREGATE
                                         PRINCIPAL BALANCE    PRINCIPAL BALANCE
                                NUMBER   OUTSTANDING AS OF    OUTSTANDING AS OF
         RANGE ($)             OF LOANS   THE CUT-OFF DATE    THE CUT-OFF DATE
         ---------             --------   ----------------    ----------------
              -        . .
                       . .
              -        . .
                       . .
              -        . .
                       . .
              -        . .
                       . .

     Total..................

           MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE




                                                         AGGREGATE           % OF AGGREGATE
                                                     PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                        NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
MORTGAGE RATE (%)                      OF LOANS       THE CUT-OFF DATE      THE CUT-OFF DATE
-----------------                      --------       ----------------      ----------------
                       . . . . .
              -        . . . . .
                       . . . . .
              -        . . . . .
                       . . . . .

     Total.......................

               ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS




                                                         AGGREGATE           % OF AGGREGATE
                                                     PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                        NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
LOAN-TO-VALUE RATIO                    OF LOANS       THE CUT-OFF DATE      THE CUT-OFF DATE
-------------------                    --------       ----------------      ----------------
              -        . . . . .
                       . . . . .
              -        . . . . .
                       . . . . .
              -        . . . . .
                       . . . . .
              -        . . . . .
                       . . . . .

     Total.......................

* References to loan-to-value ratios are references to combined loan-to-value ratios with respect to second lien Mortgage Loans.


                                    GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                         AGGREGATE           % OF AGGREGATE
                                                     PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                        NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
LOCATION                               OF LOANS       THE CUT-OFF DATE      THE CUT-OFF DATE
--------                               --------       ----------------      ----------------
 ...............................
 ...............................
 ...............................
 ...............................

     Total.....................



                                      MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS



                                    GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                         AGGREGATE           % OF AGGREGATE
                                                     PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                        NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
PROPERTY TYPE                          OF LOANS       THE CUT-OFF DATE      THE CUT-OFF DATE
-------------                          --------       ----------------      ----------------
 ...............................
 ...............................
 ...............................
 ...............................

     Total.....................





                                 MORTGAGED PROPERTY OCCUPANCY STATUS OF THE MORTGAGE LOANS


                                                         AGGREGATE           % OF AGGREGATE
                                                     PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                        NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
OCCUPANCY STATUS                       OF LOANS       THE CUT-OFF DATE      THE CUT-OFF DATE
----------------                       --------       ----------------      ----------------
 ...............................
 ...............................
 ...............................
 ...............................

     Total.....................



     The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.



                                               PURPOSE OF THE MORTGAGE LOANS

                                                         AGGREGATE           % OF AGGREGATE
                                                     PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                        NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
LOAN PURPOSE                           OF LOANS       THE CUT-OFF DATE      THE CUT-OFF DATE
----------------                       --------       ----------------      ----------------
 ...............................
 ...............................
 ...............................
 ...............................

     Total.....................


                                            LOAN PROGRAMS OF THE MORTGAGE LOANS


                                                         AGGREGATE           % OF AGGREGATE
                                                     PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                        NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
LOAN PURPOSE                           OF LOANS       THE CUT-OFF DATE      THE CUT-OFF DATE
----------------                       --------       ----------------      ----------------
 ...............................
 ...............................

     Total.....................



                                    RISK CATEGORIES OF THE _____________ MORTGAGE LOANS



                                                         AGGREGATE           % OF AGGREGATE
                                                     PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                        NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
RISK CATEGORIES                       OF LOANS       THE CUT-OFF DATE      THE CUT-OFF DATE
----------------                       --------       ----------------      ----------------
 ..................................
 ..................................
 ..................................
 ..................................
 ..................................
 ..................................
 ..................................

     Total........................

*    Underwritten under the Mortgage Credit Only program.
**   Underwritten under the Home Saver program.



                                     RISK CATEGORIES OF THE __________ MORTGAGE LOANS



                                                         AGGREGATE           % OF AGGREGATE
                                                     PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                        NUMBER       OUTSTANDING AS OF      OUTSTANDING AS OF
RISK CATEGORIES                       OF LOANS       THE CUT-OFF DATE      THE CUT-OFF DATE
----------------                       --------       ----------------      ----------------
 ..................................
 ..................................
 ..................................
 ..................................
 ..................................

     Total........................

UNDERWRITING STANDARDS OF _________ AND REPRESENTATIONS CONCERNING THE MORTGAGE LOANS

     The mortgage loans will be acquired by the depositor from the mortgage loan seller. The mortgage loan seller will have acquired, either directly or indirectly, approximately _____% of the mortgage loans, by aggregate principal balance as of the cut-off date, from ____________. The mortgage loan seller will have acquired approximately _____% of the mortgage loans, by aggregate principal balance as of the cut-off date, from ______________. All of the mortgage loans were originated or acquired by the originators generally in accordance with the underwriting criteria described in this section.

     The information set forth in this section with regard to the originators' underwriting standards has been provided to the depositor or compiled from information provided to the depositor by the originators. None of the depositor, the trustee, the trust administrator, the mortgage loan seller, the underwriter or any of their respective affiliates has made any independent investigation of this information or has made or will make any representation as to the accuracy or completeness of this information.

     The originators' underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. All of the mortgage loans in the mortgage pool were also underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market. While the originators' primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originators also consider, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The mortgage loans generally bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner.

     As a result of the originators' underwriting criteria, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure and loss experience on the mortgage loans than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

[ORIGINATOR'S UNDERWRITING PROGRAMS]

     The mortgage loans will have been originated generally in accordance with the underwriting guidelines of [the originator] and will be referred to in this prospectus supplement as the underwriting guidelines. On a case-by-case basis, exceptions to the underwriting guidelines are made where compensating factors exist.

     Each applicant completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The underwriting guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The underwriting guidelines require a review of the appraisal by a qualified employee of [the originator] or by an appraiser retained by [the originator].

     The mortgage loans in the mortgage pool were originated consistent with and generally conform to the underwriting guidelines': full documentation, limited documentation and stated income documentation residential loan programs. Under each of the programs, [the originator] reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a qualifying rate has been created under the underwriting guidelines that generally is equal to the lesser of the fully indexed interest rate on the loan being applied for or one percent above the initial interest rate on that loan, in the case of six-month LIBOR loans that do not provide for a delayed first adjustment, or is generally equal to the initial interest rate on that loan, in the case of other loans. The underwriting guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires [the originator's] underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $500,000. The underwriting guidelines generally permit loans on one- to four-family residential properties to have:

          o a loan-to-value ratio at origination of up to 90% with respect to non-conforming first liens,

          o a combined loan-to-value ratio at origination of up to 90% with respect to non-conforming second liens and

          o a combined loan-to-value ratio at origination of up to 100% with respect to conforming second liens,

In each case, the loan-to-value ratio depends on, among other things, the purpose of the mortgage loan, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to mortgage loans in the mortgage pool secured by mortgaged properties acquired by a mortgagor under a "lease option purchase", the loan-to-value ratio of the related mortgage loan is based on the lower of the appraised value at the time of origination of the mortgage loan or the sale price of the related mortgaged property if the "lease option purchase price" was set less than 12 months prior to origination and is based on the appraised value at the time of origination if the "lease option purchase price" was set 12 months or more prior to origination.

     The underwriting guidelines require that the income of each applicant be verified. The specific income documentation required for [the originator's] various programs is as follows: under the full documentation program, applicants generally are required to submit two written forms of verification of stable income for at least 12 months; under the limited documentation programs, one such form of verification is required for 12 months; under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs require that, with respect to salaried employees, there be a telephone verification of the applicant's employment. Verification of the source of funds, if any, required to be deposited by the applicant into escrow in the case of a purchase money loan is required when the loan-to-value ratio is greater than 70%.

     In evaluating the credit quality of borrowers, [the originator] utilizes credit bureau risk scores, or a FICO score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories--Equifax, TransUnion and Experian.

     The underwriting guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

     NON-CONFORMING FIRST LIEN MORTGAGE LOANS:

     "A+" Risk. Under the "A+" risk category, the applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 640 or higher. A maximum of one 30-day late payment and no 60-day late payments within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is required to be current at the time the application is submitted. No open collection accounts or open charge-offs may remain open after the funding of the loan. No bankruptcy or notice of default filings may have occurred during the preceding three years; provided, however, that if the borrower's bankruptcy has been discharged during the past three years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90%, or 85% for mortgage loans originated under the stated income documentation program, is permitted for a mortgage loan on a single family owner-occupied property. A maximum loan-to-value ratio of 85% is permitted for a mortgage loan on a non-owner occupied property, an owner-occupied condominium or a two- to four-family residential property. The maximum loan-to-value ratio for rural, remote or unique properties is 75%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for either a refinance loan or a purchase money loan. The debt service-to-income ratio generally ranges from 42% to 45% or less, depending on the qualifying rate and the loan-to-value ratio.

     "A-" Risk. Under the "A-" risk category, an applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 620 or higher. A maximum of three 30-day late payment and no 60-day late payments within the last 12 months is acceptable on an existing mortgage loan if the loan-to-value ratio is 85% or less. An existing mortgage loan is required to be current at the time of funding of the loan. Minor derogatory items are allowed as to non-mortgage credit, and a letter of explanation may be required under the full documentation program. Medical derogatories are not considered. Open collection accounts or open charge-offs affecting title with balances of less than $500 may remain open after funding of the loan. No bankruptcy may have occurred during the preceding two years. No notice of default filings may have occurred during the preceding three years; provided, however, that if the borrower's bankruptcy has been discharged during the past two years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90%, or 80% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a single family owner-occupied property. A maximum loan-to-value ratio of 80%, or 70% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a non-owner-occupied property. A maximum loan-to-value ratio of 85%, or 75% for mortgage loans originated under the stated income documentation program, is permitted for a mortgage loan on an owner- occupied condominium or a two- to four-family residential property. The maximum loan-to-value ratio for rural, remote, or unique properties is 75%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for a refinance loan and 95% for a purchase money loan. The debt service-to-income ratio is generally 50% or less.

     "B" Risk. Under the "B" risk category, an applicant may have experienced isolated credit problems, but should have generally repaid installment or revolving debt according to its terms or must have a FICO score of 600 or higher. A maximum of one 60-day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 60 days late at the time of funding of the loan. As to non-mortgage credit, some prior defaults may have occurred and a letter of explanation may be required under the full documentation program. Medical derogatories are not considered. Generally, open charge-offs or collection accounts with balances of less than $1,000 may remain open after the funding of the loan. No bankruptcy or notice of default filings by the applicant may have occurred during the preceding two years; provided, however, that if the borrower's bankruptcy has been discharged during the past two years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 80%, or 75% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on an owner-occupied detached property originated under the full documentation program. A maximum loan-to-value ratio of 75%, or 70% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a non-owner-occupied property, an owner-occupied condominium or a two- to four-family residential property. The maximum loan-to-value ratio for rural, remote or unique properties is 70%. The maximum combined loan-to-value ratio, including any related subordinate lien, is

100% for a refinance loan and 95% for a purchase money loan. The debt service-to-income ratio is generally 55% or less.

     "C" Risk. Under the "C" risk category, an applicant may have experienced significant credit problems in the past. A maximum of one 90-day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts with balances of less than $2,500 may remain open after the funding of the loan. No bankruptcy or notice of default filings by the applicant may have occurred during the preceding 12 months; provided, however, that if the borrower's bankruptcy has been discharged during the past 12 months and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, the borrower may qualify for a mortgage loan. The mortgaged property must be in average condition. Generally, a maximum loan-to-value ratio of 75% for a mortgage loan on a single family, owner-occupied property for a full documentation program, or 70% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted. A maximum loan-to-value ratio of 70%, or 65% for mortgage loans originated under the limited documentation and the stated income documentation programs, is permitted for a mortgage loan on a non-owner-occupied property, an owner-occupied condominium or a two-to-four family residential property. The maximum loan-to-value ratio for rural, remote or unique properties is 70%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 95% for a refinance loan and for a purchase money loan. The debt service-to-income ratio is generally 59% or less.

     "C-" Risk. Under the "C-" risk category, an applicant may have experienced significant credit problems in the past. A maximum of two 90-day late payments and one 120-day late payment is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts with balances less than $5,000 may remain open after the funding of the loan. There may be no current notice of default and any bankruptcy must be discharged. The mortgaged property may exhibit some deferred maintenance. A maximum loan-to-value ratio of 70%, or 55% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a single family owner-occupied property. A maximum loan-to-value ratio of 65%, or 50% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a non-owner occupied property, an owner-occupied condominium or a two- to four-family residential property. The maximum loan-to-value ratio for rural, remote or unique properties is 65%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for a refinance loan and 95% for a purchase money loan. The debt service-to-income ratio is generally 59% or less.

     Mortgage Credit Only. The Mortgage Credit Only program allows for three 30-day late payments and no 60-day late payments within the last 12 months on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. Derogatory items are allowed as to non-mortgage credit. No bankruptcy or notice of default filings may have occurred during the preceding two years; provided, however, that if the borrower's bankruptcy has been discharged during the past two years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, the borrower may then qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 75% for mortgage loans originated under either the full or limited documentation programs is permitted for a mortgage loan on a single family owner- occupied property. Mortgage Credit Only loans are not made available under the stated income documentation program. A maximum loan-to-value ratio of 70% is permitted for a mortgage loan on a non-owner occupied property, second home, owner-occupied condominium, or two- to four-family residential property. The mortgage credit only program is not available for rural, remote or unique properties. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for a refinance loan or 95% for a purchase money loan. The debt service-to-income ratio is generally equal to or less than 55%.

     Home Saver Program. [The originator] originates loans under a program called "Home Saver" to enable borrowers with an existing delinquent loan to preserve their home ownership. The existing loan may be over 90 days delinquent, but any bankruptcy proceeding must be dismissed before the loan is funded. The loan-to-value ratio may not exceed 65%, or 60% for loans originated under the limited documentation program. Home Saver loans are not made available under the stated income documentation program. A maximum loan-to-value ratio of 60%, or 55% for mortgage loans originated under the limited documentation program, is permitted for a mortgage loan on a non-owner occupied property, owner-occupied condominium or a two- to four-family residential property. The Home Saver program is not available for rural, remote or unique properties. The maximum combined loan-to-value ratio, including any related subordinate lien, is 95% for either a refinance loan or a purchase money loan. The maximum loan amount is $250,000, or $200,000 for loans originated under the limited documentation program.

     Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception, an exception from certain requirements of a particular risk category, etc. An exception may generally be allowed if the application reflects certain compensating factors, among others: low loan-to-value ratio; pride of ownership; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of five or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, certain mortgagors may qualify in a more favorable risk category that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category.

     NON-CONFORMING SECOND LIEN MORTGAGE LOANS:

     "A+" Risk. Under the "A+" risk category, the applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 640 or higher. A maximum of one 30-day late payment and no 60-day late payments within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is required to be current at the time the application is submitted. No open collection accounts or open charge-offs may remain open after the funding of the loan. No bankruptcy or notice of default filings may have occurred during the preceding three years; provided, however, that if the borrower's bankruptcy has been discharged during the past three years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum combined loan-to-value ratio of 90%, or 85% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a single family owner-occupied property. A maximum combined loan-to-value ratio of 85% is permitted for a mortgage loan on a non- owner occupied property, an owner-occupied condominium or a two- to four-family residential property. The maximum combined loan-to-value ratio for rural, remote or unique properties is 75%. The debt service-to- income ratio generally ranges from 42% to 45% or less, depending on the qualifying rate and the combined loan-to-value ratio.

     "A-" Risk. Under the "A-" risk category, an applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 620 or higher. A maximum of three 30-day late payments and no 60-day late payment within the last 12 months are acceptable on an existing mortgage loan. An existing mortgage loan is required to be current at the time of funding of the loan. Minor derogatory items are allowed as to non-mortgage credit, and a letter of explanation may be required under the full documentation program. Medical derogatories are not considered. Open collection accounts or open charge-offs affecting title with balances of less than $500 may remain open after funding of the loan. No bankruptcy may have occurred during the preceding two years. No notice of default filings may have occurred during the preceding three years; provided, however, that if the borrower's bankruptcy has been discharged during the past two years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum combined loan-to-value ratio of 90%, or 80% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a single family owner-occupied property. A maximum combined loan-to-value ratio of 80%, or 70% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a non-owner- occupied property. A maximum combined loan-to-value ratio of 85%, or 75% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan secured by an owner-occupied condominium or a two- to four-family residential property. The maximum combined loan-to-value ratio for rural, remote, or unique properties is 75%. The debt service-to-income ratio is generally 50% or less.

     "B" Risk. Under the "B" risk category, an applicant may have experienced isolated credit problems, but should have generally repaid installment or revolving debt according to its terms or must have a FICO score of 600 or higher. A maximum of one 60-day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 60 days late at the time of funding of the loan. As to non-mortgage credit, some prior defaults may have occurred and a letter of explanation may be required under the full documentation program. Medical derogatories are not considered. Generally, open charge-offs or collection accounts with balances of less than $1,000 may remain open after the funding of the loan. No bankruptcy or notice of default filings by the applicant may have occurred during the preceding two years; provided, however, that if the borrower's bankruptcy has been discharged during the past two years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum combined loan-to-value ratio of 80%, or 75% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on an owner-occupied detached property. A maximum combined loan-to-value ratio of 75%, or 70% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a non-owner-occupied property, an owner-occupied condominium or a two- to four-family residential property. The maximum combined loan-to-value ratio for rural, remote or unique properties is 70%. The debt service-to-income ratio is generally 55% or less.

     "C" Risk. Under the "C" risk category, an applicant may have experienced significant credit problems in the past. A maximum of one 90-day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts with balances of less than $2,500 may remain open after the funding of the loan. No bankruptcy or notice of default filings by the applicant may have occurred during the preceding 12 months; provided, however, that if the borrower's bankruptcy has been discharged during the past 12 months and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, the borrower may qualify for a mortgage loan. The mortgaged property must be in average condition. Generally, a maximum combined loan-to-value ratio of 75% for a mortgage loan on a single family, owner-occupied property for a full documentation program, or 70% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted. A maximum combined loan-to-value ratio of 70%, or 65% for mortgage loans originated under the limited documentation and the stated income documentation programs, is permitted for a mortgage loan on a non-owner-occupied property, an owner-occupied condominium or a two- to-four family residential property. The maximum combined loan-to-value ratio for rural, remote or unique properties is 70%. The debt service-to-income ratio is generally 59% or less.

     "C-" Risk. Under the "C-" risk category, an applicant may have experienced significant credit problems in the past. A maximum of two 90-day late payments and one 120-day late payment is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts with balances of less than $5,000 may remain open after the funding of the loan. There may be no current notice of default and any bankruptcy must be discharged. The mortgaged property may exhibit some deferred maintenance. A maximum combined loan-to-value ratio of 70%, or 65% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a single family owner-occupied property. A maximum combined loan-to-value ratio of 65%, or 60% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a non-owner occupied property, an owner-occupied condominium or a two- to four-family residential property. The maximum combined loan-to-value ratio for rural, remote or unique properties is 65%. The debt service-to-income ratio is generally 59% or less.

     Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception, an exception from certain requirements of a particular risk category, etc. An exception may generally be allowed if the application reflects certain compensating factors, among others: low combined loan-to-value ratio; pride of ownership; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of five or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, certain mortgagors may qualify in a more favorable risk category that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category.

     CONFORMING SECOND LIEN MORTGAGE LOANS:

     "A+" Risk. Under the "A+" risk category, the applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 720 or higher. A maximum of no late payments in the last 12 months and one 30-day late payment within the last 24 months is acceptable on an existing mortgage loan. An existing mortgage loan is required to be current at the time the application is submitted. No open collection accounts or open charge-offs may remain open after the funding of the loan. No bankruptcy filings may have occurred during the preceding five years; provided, however, that if the borrower's bankruptcy has been discharged during the past five years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum combined loan-to-value ratio of 100% is permitted for a mortgage loan on an owner-occupied single-family residence, townhome or planned unit development. A maximum combined loan-to-value ratio of 90% is permitted for a mortgage loan on an owner- occupied condominium or a two- to four-family residential property. The maximum debt service-to- income ratio is 45%, however a 5% debt service-to-income ratio allowance may be made based on underwriter discretion and compensating factors.

     "A" Risk. Under the "A" risk category, an applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 680 or higher. A maximum of one 30-day late payment and no 60-day late payments within the last 24 months is acceptable on an existing mortgage loan. An existing mortgage loan is required to be current at the time the application is submitted. Minor derogatory items are allowed as to non-mortgage credit, and a letter of explanation may be required under the full documentation program. No bankruptcy or notice of default filings may have occurred during preceding five years; provided, however, that if the borrower's bankruptcy has been discharged during the past five years and the borrower has re- established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum combined loan-to-value ratio of

100% is permitted for a mortgage loan on an owner-occupied single-family residence, townhome or planned unit development. A maximum combined loan-to-value ratio of 90% is permitted for a mortgage loan on an owner-occupied condominium or two- to four- family residential property. The debt service-to-income ratio is 45%, however a 5% debt service-to- income ratio allowance may be made based on underwriter discretion and compensating factors.

     "B+" Risk. Under the "B+" risk category, an applicant may have experienced isolated credit problems, but should have generally repaid installment or revolving debt according to its terms or must have a FICO score of 640 or higher. A maximum of one 30-day late payment within the last 12 months and two 30-day late payments within the last 24 months is acceptable on an existing mortgage loan. No bankruptcy filings by the applicant may have occurred during the preceding five years; provided, however, that if the borrower's bankruptcy has been discharged during the past five years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum combined loan-to-value ratio of 100% is permitted for a mortgage loan on an owner-occupied single-family residence, townhome or planned unit development. A maximum combined loan-to-value ratio of 90% is permitted for a mortgage loan on an owner-occupied condominium or a two- to four-family residential property. The maximum debt service-to-income ratio is 42%, however a 5% debt service-to-income ratio allowance may be made based on underwriter discretion and compensating factors.

     "B" Risk. Under the "B" risk category, an applicant may have experienced isolated credit problems but should have generally repaid installment or revolving debt according to its terms or must have a FICO score of 610 or higher for loans with combined loan-to-value ratio's of 85% or higher, or 600 or higher for loans with combined loan-to-value ratio's of less than 85%. A maximum of one 30-day late payment within the last 12 months and two 30-day late payments within the last 24 months is acceptable on an existing mortgage loan. No bankruptcy filings by the applicant may have occurred during the preceding five years; provided, however, that if the borrower's bankruptcy has been discharged during the past five years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, the borrower may qualify for a mortgage loan. The mortgaged property must be in average condition. A maximum combined loan-to-value ratio of 100% for a mortgage loan on an owner-occupied single-family residence, townhome or planned unit development is permitted. A maximum combined loan-to-value ratio of 90% is permitted for a mortgage loan on an owner-occupied condominium or a two- to-four family residential property. The maximum debt service-to-income ratio is 40%, however a 5% debt service-to-income allowance may be made based on underwriter discretion and compensating factors.

     Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception, an exception from certain requirements of a particular risk category, etc. An exception may generally be allowed if the application reflects certain compensating factors, among others: low combined loan-to-value ratio; pride of ownership; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of five or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, certain mortgagors may qualify in a more favorable risk category that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category.

[ORIGINATOR'S UNDERWRITING PROGRAMS]

     [Discussion of underwriting programs used by originator 2 to originate mortgage loans such as those in the securitization]

ADDITIONAL INFORMATION CONCERNING THE MORTGAGE LOANS

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted as of the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before the cut-off date. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary.

                            YIELD ON THE CERTIFICATES


DELAY IN DISTRIBUTIONS ON THE OFFERED CERTIFICATES

     The effective yield to holders of the offered certificates of each class will be less than the yields otherwise produced by their respective pass-through rates and purchase prices because:

          o on the first distribution date one month's interest is payable on the offered certificates even though __ days will have elapsed from the date on which interest begins to accrue o on the offered certificates,

          o on each succeeding distribution date the interest payable on the offered certificates is the interest accrued during the month preceding the month of the distribution date, which ends 24 days prior to the distribution date and

          o during each Interest Accrual Period, other than the first Interest Accrual Period, interest accrues on a Certificate Principal Balance that may be less than the Certificate Principal Balance of the class actually outstanding for the first 24 days of the Interest Accrual Period.

SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or the Relief Act, to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the applicable servicer to collect full amounts of interest on mortgage loans affected by application of the relief act. Each servicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the related mortgage loans, but only to the extent of its servicing fee for the related Due Period. Accordingly, the effect of:

          o any principal prepayments on the mortgage loans, to the extent that Prepayment Interest Shortfalls exceed Compensating Interest or

          o any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to certificateholders.

     Any of these shortfalls will be allocated among the certificates as provided under "Description of the Certificates--Interest Distributions on the Offered Certificates" and "--Overcollateralization Provisions" in this prospectus supplement. The certificate insurance policy will not cover any shortfalls resulting from application of the Relief Act. See "Certain Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the prospectus.

GENERAL PREPAYMENT CONSIDERATIONS

     The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans. Furthermore, since mortgage loans secured by second liens are not usually viewed by borrowers as permanent financing and generally carry a high rate of interest, the mortgage loans in the mortgage pool may experience a higher rate of prepayments than traditional mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments on the mortgage loans, including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor, the originators, the mortgage loan seller, the majority holder of the Class CE Certificates, the insurer or the master servicer, as the case may be. The mortgage loans may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" in this prospectus supplement, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of the cut-off date, a prepayment may subject the related mortgagor to a prepayment charge.

     Prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the offered certificates that otherwise would be distributed over the remaining terms of the mortgage loans. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of the offered certificates may vary from the anticipated yield will depend upon the degree to which the offered certificates are purchased at a discount or premium and the degree to which the timing of payments on the offered certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In most cases, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the offered certificates. As a result, the effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates would not be fully offset by a subsequent like reduction or increase in the rate of principal payments. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus.

     It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the offered certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

     The rate of payments, including prepayments, on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans in the mortgage pool, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the mortgage loans in the mortgage pool during any period or over the life of the certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

     Because principal distributions are paid to some classes of offered certificates before other classes, holders of classes of offered certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal. This is because the certificates having later priority will represent an increasing percentage interest in the trust fund during the period prior to the commencement of distributions of principal on these certificates. In particular, with respect to the Lockout Certificates, during some periods, no principal payments or a disproportionately small portion of the amount of principal then payable to the offered certificates will be distributed on the Lockout Certificates, and during other periods, a disproportionately large portion of the amount of principal then payable to the offered certificates will be distributed on the Lockout Certificates. Unless the Certificate Principal Balances of the offered certificates, other than the Lockout Certificates, have been reduced to zero, the Lockout Certificates will not be entitled to receive any distributions of principal payments prior to the distribution date in _______ ____.

     Defaults on mortgage loans are expected to occur with greater frequency in their early years and the rate of defaults and the severity of losses on mortgage loans secured by second liens may be substantially higher than mortgage loans secured by first liens. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan in the mortgage pool, other than as provided by the certificate insurance policy as described in this prospectus supplement, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment. See "The Mortgage Pool--Underwriting Standards of ___________ and Representations Concerning the Mortgage Loans" in this prospectus supplement.

MARKET INTEREST RATE CONSIDERATIONS

     Because the mortgage rates on the mortgage loans in the mortgage pool and the pass-through rates on the offered certificates are fixed, these rates will not change in response to changes in market interest rates. Accordingly, if mortgage market interest rates or market yield for securities similar to the offered certificates were to rise, the market value of the offered certificates may decline.

BALLOON PAYMENTS

          The mortgage loans with balloon payments will not be fully-amortizing over their terms to maturity, and will require substantial principal payments at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon the borrower's ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related mortgaged property, tax laws, prevailing economic conditions and the availability of credit for loans secured by residential property. Because the ability of a borrower to make a balloon payment typically will depend upon the borrower's ability to either refinance the loan or to sell the related mortgaged property, there is a risk that the balloon loans may default at maturity. Any defaulted balloon payment that extends the maturity of a mortgage loan in the mortgage pool may delay distributions of principal on the offered certificates and extend the weighted average life of the certificates and, if these certificates were purchased at a discount, reduce the yield on those certificates.

WEIGHTED AVERAGE LIVES

     Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of each class of offered certificates will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments, including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans, and the timing of these payments.

     Except as otherwise described under "Description of the Certificates--Principal Distributions on the Offered Certificates" in this prospectus supplement, distributions of principal will be made to the classes of the offered certificates according to the priorities described in this prospectus supplement, rather than on a PRO RATA basis among the classes of Class A Certificates, unless an insurer default exists. The timing of commencement of principal distributions to each class of the offered certificates and the weighted average life of each class will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on each class. Moreover, because the Lockout Certificates do not receive, unless the Certificate Principal Balances of the offered certificates, other than the Lockout Certificates, have been reduced to zero, any portion of principal payments prior to the distribution date occurring in _______ ____ and after that date will receive, unless the Certificate Principal Balances of the offered certificates, other than the Lockout Certificates, have been reduced to zero, a disproportionately small or large portion of principal payments, the weighted average life of the Lockout Certificates will be longer or shorter than would otherwise be the case, and the effect on the market value of the Lockout Certificates of changes in market interest rates or market yields for similar securities may be greater or lesser than for the other classes of offered certificates entitled to principal distributions.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a prepayment rate for the mortgage loans of ___% CPR.

     The tables following the next paragraph indicate the percentage of the initial Certificate Principal Balance of the offered certificates that would be outstanding after each of the dates shown at various percentages of the prepayment assumption and the corresponding weighted average lives of these certificates. The tables are based on the following assumptions:

          o the mortgage pool consists of ______ mortgage loans with the characteristics set forth in the immediately following table entitled "Assumed Mortgage Loan Characteristics",

          o distributions on these certificates are received, in cash, on the 25th day of each month, commencing in _______ ____,

          o the mortgage loans prepay at the percentages of the prepayment assumption indicated,

          o no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans and no shortfalls due to the application of the Relief Act are incurred,

          o none of the depositor, the originators, the mortgage loan seller, the majority holder of the Class CE Certificates, the insurer, the servicers, the master servicer or any other person purchases from the trust fund any mortgage loan under any obligation or option under the pooling and servicing agreement, except as indicated in the second sentence following the tables below entitled "Percent of initial Certificate Principal Balance outstanding at the specified percentages of the prepayment assumption",

          o scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in _______ ____, and are computed prior to giving effect to any prepayments received in the prior month,

          o prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in _______ ____, and include 30 days' interest on the mortgage loan,

          o the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate, original term to stated maturity and remaining term to stated maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to stated maturity,

          o  the certificates are purchased on _______ __, ____,

          o the servicing fee rate is equal to ____% per annum, the master servicing fee rate is equal to ____% per annum on the mortgage loans directly serviced by ________ and is equal to ____% per annum on the mortgage loans serviced by __________, the administration fee rate is equal to ______% per annum and the amount of the premium payable to the insurer is as described under the heading "Pooling and Servicing Agreement--Certain Matters Regarding the Insurer",

          o the first _____ mortgage loans in the table below entitled "Assumed Mortgage Loan Characteristics" are mortgage loans that do not by their terms have prepayment charges and the last _____ mortgage loans in the table below entitled "Assumed Mortgage Loan Charactersistics" are mortgage loans that by their terms do have prepayment charges,

          o the _____ mortgage loan in the table below entitled "Assumed Mortgage Loan Characteristics" is a balloon loan with a balloon payment of $_______ and the _____ mortgage loan in the table below entitled "Assumed Mortgage Loan Characteristics" is a balloon loan with a balloon payment of $_______ and

          o the _____, _____, _____, ______, _____ and _____ mortgage loans in the table below entitled "Assumed Mortgage Loan Characteristics" are mortgage loans that have been originated by __________ and the _____, _____, _____, _____, _____ and ______ mortgage loans in the table below "Assumed Mortgage Loan Characteristics" are mortgage loans that have been originated by _________.

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS


    PRINCIPAL BALANCE                        ORIGINAL TERM       REMAINING TERM
        AS OF THE             MORTGAGE        TO MATURITY          TO MATURITY
      CUT-OFF DATE              RATE           (MONTHS)             (MONTHS)
      ------------              ----           --------             --------




         There will be discrepancies between the characteristics of the actual mortgage loans in the mortgage pool and the characteristics assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding, and the weighted average lives, of the offered certificates set forth in the tables. In addition, since the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables set forth below, the offered certificates may mature earlier or later than indicated by the tables. Based on the foregoing assumptions, the tables indicate the weighted average lives of the offered certificates and sets forth the percentages of the initial Certificate Principal Balance of the offered certificates that would be outstanding after each of the distribution dates shown, at various percentages of the prepayment assumption. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Principal Balances, and weighted average lives, shown in the following table. These variations may occur even if the average prepayment experience of all the mortgage loans included in the mortgage pool equals any of the specified percentages of the prepayment assumption.

                             PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                     SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                CLASS A-1 CERTIFICATES             CLASS A-2 CERTIFICATES             CLASS A-3 CERTIFICATES
                                ----------------------             ----------------------             ----------------------
DISTRIBUTION DATE           0%     50%   100%   150%   200%     0%    50%  100%   150%  200%      0%     50%  100%   150%    200%
-----------------         ----- ------ ------- ----- -------   ---- ----- ------ ----- ------   ------ ----- ------ ------- -----
CLOSING DATE.............
 .........................
 .........................
 .........................
 .........................

WEIGHTED AVERAGE LIFE
  IN YEARS...............
WEIGHTED AVERAGE LIFE
  IN YEARS...............
-----------------

*  Represents less than one-half of one percent.

  The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate. The last row of weighted average lives is calculated using the calculation set forth in the previous sentence but assumes the majority holder of the Class CE Certificates exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement --Termination" in this prospectus supplement.
                                                 (TABLE CONTINUED ON NEXT PAGE.)


                             PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                     SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                 CLASS A-5 CERTIFICATES              CLASS A-6 CERTIFICATES             CLASS A-7 CERTIFICATES
                                 ----------------------              ----------------------             ----------------------
DISTRIBUTION DATE           0%    50%    100%   150%    200%      0%   50%   100%  150%   200%%     0%     50%  100%   150%    200%
-----------------         ----- -----   ------ ------ --------   ---- ----  ----- ------ ------   ------ ----- ------ ------ ------
CLOSING DATE.............
 .........................
 .........................
 .........................
 .........................

WEIGHTED AVERAGE
LIFE
  IN YEARS...............

WEIGHTED AVERAGE
LIFE
  IN YEARS...............


-----------------

*  Represents less than one-half of one percent.

  The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate. The last row of weighted average lives is calculated using the calculation set forth in the previous sentence but assumes the majority holder of the Class CE Certificates exercises its option to purchase the mortgage loans on the earliest possible distribution date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement --Termination" in this prospectus supplement.
                                              (TABLE CONTINUED FROM PRIOR PAGE.)

     There is no assurance that prepayments of the mortgage loans included in the mortgage pool will conform to any of the levels of the prepayment assumption indicated in the tables above, or to any other level, or that the actual weighted average lives of the offered certificates will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average lives of the offered certificates is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment assumptions.

     The characteristics of the mortgage loans included in the mortgage pool will differ from those assumed in preparing the tables above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage until maturity, that all of the mortgage loans included in the mortgage pool will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL DESCRIPTION OF THE CERTIFICATES

     The New Century Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series ____-___ will consist of ______ classes of certificates, designated as:

         o the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates and the Class A-6 Certificates, which will also be referred to in this prospectus supplement as the Senior Sequential Certificates;

         o the Class A-7 Certificates, which will also be referred to in this prospectus supplement as the Lockout Certificates;

         o  the Class CE Certificates;

         o  the Class P Certificates and

         o the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates, which will also be referred to in this prospectus supplement as the Residual Certificates.

     Only the Senior Sequential Certificates and the Lockout Certificates are being offered by this prospectus supplement. The Class CE Certificates, the Class P Certificates and the Residual Certificates, which are not being offered by this prospectus suupplement, will be sold by the depositor to ______________ on the closing date.

     Distributions on the offered certificates will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in _______ ____.

     The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of the mortgage pool of conventional, one- to four-family, fixed-rate, first lien and second lien mortgage loans having original terms to maturity of not greater than [30] years. The certificates have an aggregate principal balance as of the cut-off date of approximately $___________, subject to a permitted variance as described under "The Mortgage Pool" in this prospectus supplement.

     Each class of offered certificates will have the approximate initial Certificate Principal Balance and pass-through rate as set forth in the table appearing in the summary of this prospectus supplement. The pass-through rate on the Class A-6 Certificates for any distribution date will be a rate per annum equal to the lesser of:

         o  _____% and

         o  the Net WAC Pass-Through Rate for that distribution date.

     The offered certificates in the aggregate evidence an initial undivided interest of approximately _____% in the trust fund and the Class CE Certificates evidence an initial undivided interest of approximately ____% in the trust fund.

     The offered certificates will be issued, maintained and transferred on the book-entry records of the Depository Trust Company, or DTC, and its participants, and in that capacity, will be referred to in this prospectus supplement as the book-entry certificates. The book-entry certificates will be issued in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of the minimum denominations.

     The depositor has been informed by DTC that DTC's nominee will be CEDE & Co. No person acquiring an interest in any offered certificate will be entitled to receive a certificate representing that person's interest, except as set forth in the section below entitled "--Definitive Certificates". Unless and until a certificate is issued in fully registered certificated form, a definitive certificate, under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the offered certificates shall refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the offered certificates shall refer to distributions, notices, reports and statements to DTC or CEDE & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "--Registration of the Offered Certificates" and "--Definitive Certificates" in this prospectus supplement.

     Any definitive certificates will be transferable and exchangeable at the offices of the trust administrator. No service charge will be imposed for any registration of transfer or exchange, but the trust administrator may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any registration of this kind.

     All distributions to holders of the certificates, other than the final distribution on any class of certificates, will be made by the trust administrator on behalf of the trustee to the persons in whose names these certificates are registered at the close of business on each record date. The record date for each distribution date is:

         o with respect to any book-entry certificate, the close of business on the business day immediately preceding the distribution date or

         o with respect to any other class of certificates, including any definitive certificates, the close of business on the last business day of the month preceding the month in which the distribution date occurs.

     Distributions will be made either by check mailed to the address of each certificateholder as it appears in the certificate register or upon written request to the trust administrator at least five business days prior to the relevant record date by any holder of certificates having an aggregate initial Certificate Principal Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial aggregate Certificate Principal Balance of that class of certificates, by wire transfer in immediately available funds to the account of the certificateholder specified in the request. The final distribution on any class of certificates will be made in like manner, but only upon presentment and surrender of the certificates at the corporate trust office of the trust administrator or other location specified in the notice to certificateholders of the final distribution.

REGISTRATION OF THE OFFERED CERTIFICATES

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between its participants through electronic book entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including the underwriter of the certificates offered by this prospectus supplement, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Certificate owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the book-entry certificates may do so only through participants and indirect participants. In addition, certificate owners will receive all distributions of principal of and interest on the book-entry certificates from the trust administrator through DTC and DTC participants. The trust administrator will forward payments to DTC in same day funds and DTC will forward these payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing these payments to indirect participants or to certificate owners. Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE & Co., as nominee of DTC. Certificate owners will not be recognized by the trust administrator as certificateholders, as the term is used in the pooling and servicing agreement and certificate owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the book-entry certificates among participants and to receive and transmit distributions of principal of, and interest on, the book-entry certificates. Participants and indirect participants with which certificate owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess definitive certificates, the rules, regulations and procedures creating and affecting DTC and its operations provide a mechanism by which certificate owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of banks, the ability of a certificate owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to these certificates, may be limited due to the absence of physical certificates for the book-entry certificates. In addition, under a book-entry format, certificate owners may experience delays in their receipt of payments since distributions will be made by the trust administrator to CEDE & Co., as nominee for DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations , DTC will take action permitted to be taken by a certificateholder under the pooling and servicing agreement only at the direction of one or more participants to whose DTC account the book-entry certificates are credited. Additionally, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of book-entry certificates evidencing these voting rights, authorize divergent action.

     DTC management is aware that some computer applications, systems and similar items for processing data that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter Year 2000 problems. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its computer applications, systems and similar items for processing data, as the same relate to the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on which DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting and will continue to contact third party vendors from whom DTC acquires services to: (i) impress upon them the importance of their services being Year 2000 compliant and (ii) determine the extent of their efforts for Year 2000 remediation and, as appropriate, testing of their services. In addition, DTC is in the process of developing contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     The depositor, the servicers, the trustee, the trust administrator, the originators, the insurer and the mortgage loan seller will have no liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by CEDE & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

DEFINITIVE CERTIFICATES

     Definitive certificates will be issued to certificate owners or their nominees, rather than to DTC or its nominee, only if

         o the depositor advises the trust administrator in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the offered certificates and the depositor is unable to locate a qualified successor,

         o the depositor, at its option, advises the trust administrator in writing that it elects to terminate the book-entry system through DTC, or

         o after the occurrence of an event of default, certificate owners representing in the aggregate not less than 51% of the voting rights of the offered certificates advise the trust administrator and DTC through participants, in writing, that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the certificate owners' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the trust administrator is required to notify all certificate owners through participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the offered certificates and receipt of instructions for re-registration, the trust administrator will reissue the offered certificates as definitive certificates issued in the respective principal amounts owned by individual certificate owners, and thereafter the trust administrator will recognize the holders of these definitive certificates as certificateholders under the pooling and servicing agreement. Definitive certificates will be issued in minimum denominations of $10,000, except that any beneficial ownership represented by an offered certificate in an amount less than $10,000 immediately prior to the issuance of a definitive certificate shall be issued in a minimum denomination equal to the amount represented by the offered certificate.

GLOSSARY OF TERMS

     The following terms are given the meanings shown below to help describe the cash flows on the certificates:

     AVAILABLE DISTRIBUTION AMOUNT: The Available Distribution Amount for any distribution date is equal to the sum, net of amounts reimbursable therefrom to the master servicer, the servicers, the trust administrator or the trustee, of:

         o the aggregate amount of scheduled monthly payments on the mortgage loans due on the related due date and received on or prior to the related determination date, after deduction of the servicing fees, the master servicing fee, the administration fee and the premium payable with respect to the certificate insurance policy,

         o certain unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month and

         o all P&I Advances with respect to the mortgage loans received for the distribution date.

     BANKRUPTCY LOSS: A Bankruptcy Loss is a Deficient Valuation or a Debt Service Reduction.

     CERTIFICATE PRINCIPAL BALANCE: The Certificate Principal Balance of an offered certificate outstanding at any time represents the then maximum amount that the holder of the offered certificate is entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. The Certificate Principal Balance of any class of offered certificates as of any date of determination is equal to the initial Certificate Principal Balance of the offered certificate reduced by the aggregate of:

         o all amounts allocable to principal previously distributed with respect to that certificate and

         o any reductions in the Certificate Principal Balance of the offered certificate deemed to have occurred in connection with allocations of Realized Losses in the manner described in this prospectus supplement.

     The Certificate Principal Balance of the Class CE Certificates as of any date of determination is equal to the excess, if any, of:

         o  the then aggregate principal balance of the mortgage loans over

         o the then aggregate Certificate Principal Balance of the offered certificates and the Class P Certificates.

     COMPENSATING INTEREST: With respect to any principal prepayments, any payments made by the master servicer from its own funds to cover Prepayment Interest Shortfalls.

     CUMULATIVE INSURANCE PAYMENTS: As of any distribution date, Cumulative Insurance Payments refers to the aggregate of any payments made by the insurer under the certificate insurance policy to the extent not previously reimbursed, plus interest on these payments.

     DEBT SERVICE REDUCTION: A Debt Service Reduction is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a mortgage loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

     DEFICIENT VALUATION: With respect to any mortgage loan, a Deficient Valuation is a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

     EXPENSE ADJUSTED MORTGAGE RATE: The Expense Adjusted Mortgage Rate on any mortgage loan is equal to the then applicable mortgage rate on the mortgage loan MINUS the sum of

         o  the administration fee rate,

         o  the servicing fee rate and

         o  the master servicing fee rate.

For any distribution date, the administration fee rate is equal to _____% per annum, the servicing fee rate is equal to ____% per annum and the master servicing fee rate is equal to ____% per annum with respect to each mortgage loan serviced by _________. See "Pooling and Servicing Agreement--The Trustee", "--The Trust Administrator" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The amount of the premium payable to the insurer with respect to the certificate insurance policy for any distribution date is described under "Pooling and Servicing Agreement--Certain Matters Regarding the Insurer" in this prospectus supplement.

     INSURED PAYMENTS: Insured Payments shall mean with respect to the offered certificates as of any distribution date, the sum of:

         (i) any shortfall in amounts available in the distribution account, as defined in the pooling and servicing agreement, to pay the Interest Distribution Amount on the offered certificates for the related Interest Accrual Period,

         (ii) the excess, if any, of:

              o the aggregate Certificate Principal Balance of the offered certificates then outstanding over

              o the aggregate principal balances of the mortgage loans then outstanding and

         (iii) without duplication of the amount specified in clause (ii), the aggregate Certificate Principal Balance of the offered certificates to the extent unpaid on the final distribution date or the earlier termination of the trust fund under the terms of the pooling and servicing agreement.

     INTEREST ACCRUAL PERIOD: The Interest Accrual Period for any distribution date and the offered certificates of any class is the one-month period preceding the month in which the distribution date occurs, and all distributions of interest on the offered certificates will be based on a 360-day year consisting of twelve 30-day months.

     INTEREST DISTRIBUTION AMOUNT: The Interest Distribution Amount for the offered certificates of any class on any distribution date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of the certificates immediately prior to the distribution date at the pass-through rate for that class, reduced, to not less than zero, in the case of each class, by the allocable share for that class of shortfalls resulting from the application of the Relief Act, plus any undistributed Interest Distribution Amount for that class from any previous distribution dates.

     LOCKOUT CERTIFICATE PERCENTAGE: The Lockout Certificate Percentage for the Lockout Certificates will be calculated for each distribution date to be the percentage equal to the aggregate Certificate Principal Balance of the Lockout Certificates immediately prior to the distribution date divided by the sum of the aggregate Certificate Principal Balances of the offered certificates immediately prior to the distribution date.

     LOCKOUT DISTRIBUTION PERCENTAGE: The Lockout Distribution Percentage for the Lockout Certificates and for any distribution date occurring prior to the distribution date in ________ ____ will be equal to 0%. The Lockout Distribution Percentage for any distribution date occurring after the first three years following the closing date will be as follows: for any distribution date during the _____ or _____ year after the closing date, __% of the Lockout Certificate Percentage for that distribution date; for any Distribution Date during the _____ year after the Closing Date, __% of the Lockout Certificate Percentage for that Distribution Date; for any Distribution Date during the _______ year after the Closing Date, ___% of the Lockout Certificate Percentage for that Distribution Date, and for any Distribution Date thereafter, the lesser of:

         o  ___% of the Lockout Certificate Percentage and

         o  ___%.

     Notwithstanding the foregoing, if the Certificate Principal Balances of the Offered Certificates, other than the Lockout Certificates, have been reduced to zero, the Lockout Distribution Percentage will be equal to ___%.

     NET MONTHLY EXCESS CASHFLOW: The Net Monthly Excess Cashflow for any distribution date is equal to the sum of:

         o  any Overcollateralization Reduction Amount and

         o  the excess of:

              o  the Available Distribution Amount for the distribution date
         OVER

              o the sum for the distribution date of the aggregate of the Interest Distribution Amounts payable to the holders of the offered certificates and the sum of the amounts described in clauses (b)(i) through (iii) of the definition of Principal Distribution Amount.

     NET WAC PASS-THROUGH RATE: The Net WAC Pass-Through Rate for any distribution date is a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is an amount equal to:

     o 1/12 of the aggregate Scheduled Principal Balance of the then outstanding mortgage loans multiplied by the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding mortgage loans MINUS

     o the amount of the premium payable to the insurer with respect to the certificate insurance policy for that distribution date,

and the denominator of which is

     o 1/12 of the aggregate Scheduled Principal Balance of the then outstanding mortgage loans.

     OVERCOLLATERALIZATION INCREASE AMOUNT: An Overcollateralization Increase Amount is any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralized Amount exceeds the Overcollateralized Amount as of the distribution date.

     OVERCOLLATERALIZATION REDUCTION AMOUNT: An Overcollateralization Reduction Amount for any distribution date is the amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount after taking into account all other distributions to be made on the distribution date.

      OVERCOLLATERALIZED AMOUNT: The Overcollateralized Amount with respect to any distribution date, is the excess, if any, of:

         o the aggregate principal balance of the mortgage loans immediately following the distribution date, OVER

         o the sum of the aggregate Certificate Principal Balances of the offered certificates and the Class P Certificates as of that date, after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Distribution Amount on the distribution date.

     PREPAYMENT INTEREST SHORTFALL: With respect to any principal prepayments on the mortgage loans, any resulting shortfall.

     PRINCIPAL DISTRIBUTION AMOUNT: The Principal Distribution Amount for any distribution date will be the lesser of:

         (a) the excess of the Available Distribution Amount over the aggregate of the Interest Distribution Amounts for the offered certificates; and

         (b)  THE SUM OF:

                  (i) the principal portion of all scheduled monthly payments on the mortgage loans due during the related due period, whether or not received on or prior to the related determination date;

                  (ii) the principal portion of all proceeds received in respect of the repurchase of a mortgage loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related prepayment period;

                  (iii) the principal portion of all other unscheduled
              collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related prepayment period, to the extent applied as recoveries of principal on the mortgage loans;

                  (iv) the principal portion of any Realized Losses incurred or deemed to have been incurred on any mortgage loans in the calendar month preceding the distribution date to the extent covered by Net Monthly Excess Cashflow for the distribution date; and

                  (v) the amount of any Overcollateralization Increase Amount for the distribution date;

              MINUS

                  (vi) the amount of any Overcollateralization Reduction Amount for the distribution date.

     REALIZED LOSS: A Realized Loss is any Bankruptcy Loss and any amount of loss realized with respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed in lieu of foreclosure or otherwise. The amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest on the remaining unpaid principal balance through the last day of the month in which the mortgage loan was finally liquidated, after application of all amounts recovered, net of amounts reimbursable to the servicers for P&I Advances, servicing advances and other related expenses, including attorney's fees, towards interest and principal owing on the mortgage loan.

     REQUIRED OVERCOLLATERALIZED AMOUNT: The Required Overcollateralized Amount with respect to the offered certificates and any distribution date is the Overcollateralized Amount that is required under the pooling and servicing agreement for the distribution date.

     SCHEDULED PRINCIPAL BALANCE: The Scheduled Principal Balance of any mortgage loan as of any date of determination is equal to the principal balance of the mortgage loan as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by:

         o the principal portion of all monthly payments due on or before the date of determination, whether or not received,

         o all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs and

         o any Bankruptcy Loss occurring out of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

DISTRIBUTIONS--GENERAL

     The due period with respect to any distribution date commences on the second day of the month immediately preceding the month in which the distribution date occurs and ends on the first day of the month in which the distribution date occurs. The prepayment period with respect to any distribution date is the calendar month immediately preceding the month in which the distribution date occurs. The determination date with respect to any distribution date is on the 15th day of the month in which the distribution date occurs or, if that day is not a business day, on the immediately preceding business day.

INTEREST DISTRIBUTIONS ON THE OFFERED CERTIFICATES

     Distributions in respect of interest will be made on each distribution date to the holders of each class of offered certificates in an amount, allocable among the certificates PRO RATA in accordance with the respective amounts payable as to each in respect of interest, equal to the Interest Distribution Amount for that class for that distribution date.

     On any distribution date, any shortfalls resulting from the application of the Relief Act will be allocated, first, to the interest distribution amount with respect to the Class CE Certificates, and thereafter, to the Interest Distribution Amounts with respect to the offered certificates on a PRO RATA basis based on the respective amounts of interest accrued on these certificates for the distribution date. On any distribution date, any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the servicers will be allocated to the interest distribution amount with respect to the Class CE Certificates. The holders of the offered certificates will be entitled to reimbursement for any shortfalls resulting from application of the Relief Act, subject to available funds, in the priority described under "--Overcollateralization Provisions" in this prospectus supplement.

     The pass-through rate applicable to the calculation on the Interest Distribution Amount for each class of offered certificates is fixed and set forth in the summary section of this prospectus supplement under "Summary of Prospectus Supplement--Offered Certificates"; subject to the Net
WAC Pass-Through Rate in the case of the Class A-6 Certificates.

     Except as otherwise described in this prospectus supplement, on any distribution date, distributions of the Interest Distribution Amount for a class of certificates will be made in respect of that class of certificates, to the extent provided in this prospectus supplement, on a PARI PASSU basis, based on the Certificate Principal Balance of the certificates of each class.

     Subject to the terms of the certificate insurance policy, any interest losses incurred by the offered certificates, other than shortfalls resulting from the application of the Relief Act, will be covered under the certificate insurance policy. Notwithstanding the foregoing, however, if payments are not made as required under the certificate insurance policy, any of these interest losses may be borne by the offered certificates to the extent the amount of these losses is not paid from Net Monthly Excess Cashflow, in the priority described under "--Overcollateralization Provisions" in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES

     On each distribution date, the Principal Distribution Amount will be distributed to the holders of the offered certificates then entitled to these distributions.

     Notwithstanding the foregoing, as described under "--Overcollateralization Provisions" in this prospectus supplement, no amounts will be distributed to the holders of the offered certificates under clause (v) of the definition of Principal Distribution Amount except to the extent of any Net Monthly Excess Cashflow remaining after payment to the holders of the offered certificates of all amounts in respect of Realized Losses under clause (iv) of the definition of Principal Distribution Amount and payment to the insurer of any Cumulative Insurance Payments.

     In no event will the Principal Distribution Amount with respect to any distribution date be:

         o  less than zero or

         o greater than the then outstanding aggregate Certificate Principal Balance of the offered certificates.

     The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans and these amounts will not be available for distribution on the offered certificates.

     In addition, on each distribution date, funds received as a result of a claim under the certificate insurance policy in respect of the principal portion of Realized Losses allocated to the offered certificates will be distributed by the trust administrator on behalf of the trustee to the holders of these certificates. See "--Financial Guaranty Insurance Policy" in this prospectus supplement.

     Distributions of the Principal Distribution Amount, and any amounts distributable in accordance with clauses FIRST and THIRD under "--Overcollateralization Provisions" in this prospectus supplement, on the offered certificates on each distribution date will be made as follows:

         o First, to the holders of the Lockout Certificates, the Lockout Distribution Percentage of the Principal Distribution Amount, until the Certificate Principal Balance of the Lockout Certificates has been reduced to zero;

         o Second, to the holders of the Class A-1 Certificates, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero;

         o Third, to the holders of the Class A-2 Certificates, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero;

         o Fourth, to the holders of the Class A-3 Certificates, until the Certificate Principal Balance of the Class A-3 Certificates has been reduced to zero;

         o Fifth, to the holders of the Class A-4 Certificates, until the Certificate Principal Balance of the Class A-4 Certificates has been reduced to zero;

         o Sixth, to the holders of the Class A-5 Certificates, until the Certificate Principal Balance of the Class A-5 Certificates has been reduced to zero;

         o Seventh, to the holders of the Class A-6 Certificates, until the Certificate Principal Balance of the Class A-6 Certificates has been reduced to zero; and

         o Eighth, to the holders of the Lockout Certificates, until the Certificate Principal Balance of the Lockout Certificates has been reduced to zero.

     Notwithstanding the foregoing priorities, if an Insurer Default exists, the priority of distributions of principal among the offered certificates will be disregarded and distributions allocable to principal will be paid on each succeeding distribution date to holders of the offered certificates, on a PRO RATA basis, based on the Certificate Principal Balances of the offered certificates.

OVERCOLLATERALIZATION PROVISIONS

     The weighted average mortgage rate, net of the administration fee rate, the servicing fee Rate, the master servicing fee rate and the amount of the premium payable to the insurer, for the mortgage loans is expected to be higher than the weighted average of the pass-through rate on the offered certificates, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest distributions on the offered certificates. The pooling and servicing agreement requires that, on each distribution date, the Net Monthly Excess Cashflow, if any, be applied on that distribution date as an accelerated payment of principal on the offered certificates, but only to the limited extent described in this section.

     With respect to any distribution date, any Net Monthly Excess Cashflow, or, in the case of clause FIRST below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount, shall be paid as follows:

     FIRST, to the holders of the class or classes of offered certificates then entitled to receive distributions in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the mortgage loans;

     SECOND, to the insurer, in an amount equal to any Cumulative Insurance Payments;

     THIRD, to the holders of the class or classes of offered certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount;

     FOURTH, to the holders of the offered certificates, in an amount equal to the certificates' allocated share of any shortfalls resulting from the application of the Relief Act with respect to the mortgage loans;

     FIFTH, to the insurer, for any amounts remaining due to the insurer under the terms of the insurance agreement;

     SIXTH, to the holders of the Class CE Certificates as provided in the pooling and servicing agreement; and

     SEVENTH, to the holders of the Residual Certificates, any remaining amounts; provided that if the distribution date is the distribution date immediately following the expiration of the latest prepayment charge term or any distribution date thereafter, then any remaining amounts will be distributed FIRST, to the holders of the Class P Certificates, until the Certificate Principal Balance of the Class P Certificates has been reduced to zero; and SECOND, to the holders of the Residual Certificates.

     As of the closing date, the aggregate principal balance of the mortgage loans as of the cut-off date will exceed the sum of the aggregate Certificate Principal Balances of the offered certificates and the Class P Certificates by an amount equal to approximately $__________, which is equal to the initial Certificate Principal Balance of the Class CE Certificates. This amount represents approximately ____% of the aggregate principal balance of the mortgage loans as of the cut-off date and is the initial amount of overcollateralization required to be provided by the mortgage pool under the pooling and servicing agreement. Under the pooling and servicing agreement, the Overcollateralized Amount is required to be maintained at the Required Overcollateralized Amount. In the event that Realized Losses are incurred on the mortgage loans, these Realized Losses may result in an overcollateralization deficiency since these Realized Losses will reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate Certificate Principal Balances of the offered certificates. In event the event of an occurrence of this kind, the pooling and servicing agreement requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to the overcollateralization deficiency, which shall constitute a principal distribution on the offered certificates in reduction of the Certificate Principal Balances of the offered certificates. This has the effect of accelerating the amortization of the offered certificates relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

     With respect to any distribution date, the Required Overcollateralized Amount for the offered certificates will be an amount equal to approximately ____% of the aggregate principal balance of the mortgage loans as of the cut-off date, subject to increase, or step up, or, after __ months, decrease, or step down, upon the occurrence of loss and delinquency triggers with respect to the mortgage pool set forth in the pooling and servicing agreement.

     In the event that the Required Overcollateralized Amount is required to step up on any distribution date, the pooling and servicing agreement provides that all Net Monthly Excess Cashflow remaining after the distributions described in clauses FIRST and SECOND above will be distributed in respect of the Overcollateralization Increase Amount for the offered certificates until the Overcollateralized Amount is equal to the stepped up Required Overcollateralized Amount. This has the effect of accelerating the amortization of the offered certificates relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

     In the event that the Required Overcollateralized Amount is permitted to step down on any distribution date, the pooling and servicing agreement provides that a portion of the principal which would otherwise be distributed to the holders of the offered certificates on this distribution date shall be distributed to the holders of the Class CE Certificates on this distribution date. With respect to each distribution date of this kind, the Principal Distribution Amount will be reduced by the Overcollateralization Reduction Amount after taking into account all other distributions to be made on this distribution date. Any Overcollateralization Reduction Amount shall be distributed as part of Net Monthly Excess Cashflow according to the priorities set forth above. This has the effect of decelerating the amortization of the offered certificates relative to the amortization of the mortgage loans and of reducing the Overcollateralized Amount.

FINANCIAL GUARANTY INSURANCE POLICY

     The following summary of the terms of the certificate insurance policy does not purport to be complete and is qualified in its entirety by reference to the certificate insurance policy. A form of the certificate insurance policy may be obtained, upon request, from the depositor.

     Simultaneously with the issuance of the offered certificates, the insurer will deliver the certificate insurance policy to the trust administrator for the benefit of the holders of the offered certificates. Under the certificate insurance policy, the insurer will irrevocably and unconditionally guarantee payment to the trust administrator on behalf of the trustee on each distribution date for the benefit of the holders of the offered certificates, the full and complete payment of Insured Payments with respect to the offered certificates calculated in accordance with the original terms of the offered certificates when issued and without regard to any amendment or modification of the offered certificates or the pooling and servicing agreement except amendments or modifications to which the insurer has given its prior written consent.
The certificate insurance policy does not cover Relief Act shortfalls.

     If any Insured Payment is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Insurer will pay that amount out of funds of the insurer on the later of:

         o  the date when due to be paid under the Order referred to below OR

         o  the first to occur of

              o the fourth business day following receipt by the insurer from the trust administrator of:

                  (A) a certified copy of the order of the court or other
              governmental body which exercised jurisdiction to the effect that a holder of offered certificates is required to return principal or interest distributed with respect to an offered certificate during the term of the certificate insurance policy because those distributions were avoidable preferences under applicable bankruptcy law, which order shall be referred to in this prospectus supplement as the "Order",

                  (B) a certificate of the holder of offered certificates that the Order has been entered and is not subject to any stay, and

                  (C) an assignment duly executed and delivered by the holder of offered certificates, in the form as is reasonably required by the insurer and provided to the holder of offered certificates by the insurer, irrevocably assigning to the insurer all rights and claims of the holder of offered certificates relating to or arising under the offered certificates against the debtor which made the preference payment or otherwise with respect to the preference payment, or

              o the date of receipt by the insurer from the trust administrator of the items referred to in clauses (A), (B) and (C) above if, at least four business days prior to the date of receipt, the insurer shall have received written notice from the trust administrator that these items were to be delivered on that date and that date was specified in the notice. These payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the trust administrator or holder of offered certificates directly, unless a holder of offered certificates has previously paid these amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the payment shall be disbursed to the trust administrator for distribution to the holder of the offered certificates upon proof of the payment reasonably satisfactory to the insurer. In connection with the foregoing, the insurer shall have the rights provided under the pooling and servicing agreement.

     Payment of claims under the certificate insurance policy made in respect of Insured Payments will be made by the insurer following receipt by the insurer of the appropriate notice for payment on the later to occur of 12:00 noon, New York City time, on the second business day following receipt of notice for payment, and 12:00 noon, New York City time, on the relevant distribution date.

     The terms "receipt" and "received", with respect to the certificate insurance policy, means actual delivery to the insurer and to its fiscal agent appointed by the insurer at its option, if any, prior to 12:00 p.m., New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 p.m., New York City time, shall be deemed to be receipt on the next succeeding business day. If any notice or certificate given under the certificate insurance policy by the trust administrator is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been received, and the insurer or the fiscal agent shall promptly so advise the trust administrator and the trust administrator may submit an amended notice.

     Under the certificate insurance policy, "business day" means any day other than:

         o  a Saturday or Sunday or

         o a day on which banking institutions in the City of New York, New York, the State of New York or in the city in which the corporate trust office of the trust administrator is located, are authorized or obligated by law or executive order to be closed.

     The insurer's obligations under the certificate insurance policy to make Insured Payments shall be discharged to the extent funds are transferred to the trust administrator as provided in the certificate insurance policy, whether or not these funds are properly applied by the trust administrator.

     The "term of the certificate insurance policy" means the period from and including the date of issuance of the certificate insurance policy to and including the date on which the Certificate Principal Balances of the offered certificates are reduced to zero, plus the additional period, to the extent specified in the certificate insurance policy, during which any payment on the offered certificates could be avoided in whole or in part as a preference payment.

     The insurer shall be subrogated to the rights of the holders of the offered certificates to receive payments of principal and interest, as applicable, with respect to distributions on these certificates to the extent of any payment by the insurer under the certificate insurance policy. To the extent the insurer makes Insured Payments, either directly or indirectly, as by paying through the trust administrator, to the holders of the offered certificates, the insurer will be subrogated to the rights of the holders of the offered certificates, as applicable, with respect to the Insured Payment and shall be deemed to the extent of the payments so made to be a registered holder of the offered certificates for purposes of payment.

     Claims under the certificate insurance policy constitute direct unsecured and unsubordinated obligations of the insurer, and will rank not less than PARI PASSU with any other unsecured and unsubordinated indebtedness of the insurer except for obligations in respect to tax and other payments to which preference is or may become afforded by statute. The terms of the certificate insurance policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the depositor. The certificate insurance policy by its terms may not be canceled or revoked prior to distribution in full of all guaranteed distributions, as defined in the certificate insurance policy. The certificate insurance policy is governed by the laws of the State of New York. The certificate insurance policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law.

     To the fullest extent permitted by applicable law, the insurer agrees under the certificate insurance policy not to assert, and waives, for the benefit of each holder of the offered certificates, all its rights, whether by counterclaim, setoff or otherwise, and defenses, including, without limitation, the defense of fraud, whether acquired by subrogation, assignment or otherwise, to the extent that these rights and defenses may be available to the insurer to avoid payment of its obligations under the certificate insurance policy in accordance with the express provisions of the certificate insurance policy.

     Under the terms of the pooling and servicing agreement, unless an insurer default exists, the insurer will be entitled to exercise certain rights of the holders of the offered certificates, without the consent of the certificateholders, and the holders of the offered certificates may exercise these rights only with the prior written consent of the insurer. See "Pooling and Servicing

Agreement--Voting Rights" and "--Certain Matters Regarding the Insurer" in this prospectus supplement.

     The depositor, the mortgage loan seller, the servicers and the insurer will enter into an insurance and indemnity agreement under which the depositor, the mortgage loan seller and the servicers will agree to reimburse, with interest, the insurer for amounts paid due to claims under the certificate insurance policy. The depositor, the mortgage loan seller and the servicers will further agree to pay the insurer all reasonable charges and expenses which the insurer may pay or incur relative to any amounts paid under the certificate insurance policy or otherwise in connection with the transaction and to indemnify the insurer against liabilities as set forth in the insurance and indemnity agreement. Except to the extent provided tin this prospectus supplement, amounts owing under the insurance and indemnity agreement will be payable solely from the trust fund. An event of default by either servicer under the insurance and indemnity agreement will constitute an event of default by that servicer under the pooling and servicing agreement and allow the insurer, among other things, to direct the trustee to terminate that servicer. An "event of default" by each servicer under the insurance and indemnity agreement includes:

         o the servicer's failure to pay when due any amount owed under the insurance and indemnity agreement or other documents,

         o the servicer's untruth or incorrectness in any material respect of any representation or warranty of the servicer in the insurance and indemnity agreement, the pooling and servicing agreement, in its capacity as servicer, or other documents,

         o the servicer's failure to perform or to observe any covenant or agreement in the insurance and indemnity agreement, the pooling and servicing agreement, in its capacity as servicer, and other documents,

         o the servicer's failure to pay its debts in general or the occurrence of events of insolvency or bankruptcy with respect to the servicer and

         o the occurrence of an event of default relating to the servicer under the pooling and servicing agreement or other documents.

ALLOCATION OF LOSSES; SUBORDINATION

     In the event that amounts recovered in connection with the final liquidation of a defaulted mortgage loan are insufficient to reimburse the servicers for P&I Advances and servicing advances, these amounts may be reimbursed to the servicers out of any funds in the certificate account prior to the distribution on the certificates.

     Any Realized Losses on the mortgage loans will be allocated on any distribution date,

         FIRST, to Net Monthly Excess Cashflow,

         SECOND, to the Class CE Certificates until the Certificate Principal Balance of the Class CE Certificates has been reduced to zero, and

         THIRD, to the offered certificates on a PRO RATA basis.

     The pooling and servicing agreement does not permit the allocation of any Realized Losses to the Class P Certificates. The certificate insurance policy will cover any Realized Losses allocable to the offered certificates under clause THIRD above. Notwithstanding the foregoing, however, if payments are not made as required under the certificate insurance policy, Realized
Losses will be allocated to the offered certificates.

     If Realized Losses have been allocated to the offered certificates and the insurer has defaulted in its obligation to cover these Realized Losses, these amounts with respect to the certificates will no longer accrue interest nor will these amounts be reinstated thereafter, even if Net Monthly Excess Cashflow and the Overcollateralized Amount are greater than zero on any subsequent distribution dates.

     Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance of that certificate by the amount so allocated as of the distribution date in the month following the calendar month in which the Realized Loss was incurred. An allocation of a Realized Loss on a PRO RATA basis between two or more classes of certificates means an allocation to each class of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on the distribution date. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of an offered certificate be reduced more than once in respect of any particular amount both:

         o allocable to the offered certificate in respect of Realized Losses and

         o payable as principal to the holder of the offered certificate from Net Monthly Excess Cashflow or from amounts paid under the certificate insurance policy.

P&I ADVANCES

     Subject to the following limitations, each servicer will be obligated to advance or cause to be advanced on or before each distribution date its own funds, or funds in the certificate account that are not included in the Available Distribution Amount for the distribution date, in an amount equal to the aggregate of all payments of principal and interest, net of the servicing fee, that were due during the related due period on the mortgage loans serviced by it and that were delinquent on the related determination date, plus amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure. With respect to a delinquent balloon payment, the related servicer is not required to make a P&I Advance of the delinquent balloon payment. The related servicer will, however, make monthly P&I Advances with respect to a balloon loan with delinquent balloon payments, in each case in an amount equal to the assumed monthly principal and interest payment, net of the related servicing fee, that would have been due during the related due period based on the original principal amortization schedule for the balloon loan.

     P&I Advances are required to be made only to the extent they are deemed by the applicable servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making the P&I Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. Neither servicer will be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

     All P&I Advances will be reimbursable to the applicable servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan serviced by it as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the applicable servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to that servicer out of any funds in the certificate account prior to the distributions on the certificates. In the event that either servicer fails in its obligation to make any required advance, the trust administrator will be obligated to make the advance and in the event that the trust administrator fails in its obligation to make the advance, the trustee will be obligated to make the advance, in each case to the extent required in the pooling and servicing agreement. Notwithstanding the foregoing, in the event _______ fails in its obligation to make any required advance as servicer, the master servicer will be obligated to make the advance prior to the obligation of the trust administrator or the trustee to make the advances as provided above.


                         POOLING AND SERVICING AGREEMENT


GENERAL DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT

     The certificates will be issued under the pooling and servicing agreement, dated as of _______ __, ____, among the depositor, the servicers, the trust administrator and the trustee, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the pooling and servicing agreement as executed will be filed by the depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the certificates. The trust fund created under the pooling and servicing agreement will consist of:

         o all of the depositor's right, title and interest in the mortgage loans, the related mortgage notes, mortgages and other related documents,

         o all payments on or collections in respect of the mortgage loans due after the cut-off date, together with any proceeds of the mortgage loans,

         o any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties,

         o the rights of the trustee under all insurance policies required to be maintained under the pooling and servicing agreement and

         o the rights of the depositor under the mortgage loan purchase agreement among the depositor, the mortgage loan seller and ___________ and under the mortgage loan purchase agreement among the depositor, the mortgage loan seller and ___________.

     Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the pooling and servicing agreement and the offered certificates. The offered certificates will be transferable and exchangeable at the corporate trust offices of the trust administrator, located in ______, __________. The depositor will provide to a prospective or actual certificateholder without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the Secretary, New Century Mortgage Securities, Inc., 18400 Von Karman, Irvine, California 92612.

ASSIGNMENT OF THE MORTGAGE LOANS

     The depositor will deliver to the trust administrator, as custodian for the trustee, with respect to each mortgage loan:

         o the mortgage note endorsed without recourse to the trustee to reflect the transfer of the mortgage loan,

         o the original mortgage with evidence of recording indicated on the mortgage loan and

         o an assignment of the mortgage in recordable form to the trustee, reflecting the transfer of the mortgage loan. These assignments of mortgage loans are required to be recorded by or on behalf of the depositor in the appropriate offices for real property records.

[ORIGINATOR 1]

     The information set forth in the following paragraphs has been provided by _________. None of the depositor, the trustee, the trust administrator, the other servicer or the insurer or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.



                                          DELINQUENCIES AND FORECLOSURES
                                              (DOLLARS IN THOUSANDS)


                                    AT DECEMBER 31, 1994                            AT DECEMBER 31, 1995
                        ---------------------------------------------  ----------------------------------------------
                                                 PERCENT   PERCENT                               PERCENT     PERCENT
                         BY NO.     BY DOLLAR   BY NO. OF  BY DOLLAR     BY NO.     BY DOLLAR   BY NO. OF  BY DOLLAR
                        OF LOANS      AMOUNT     LOANS       AMOUNT     OF LOANS     AMOUNT       LOANS      AMOUNT
                        ----------- --------- ----------- -----------  ---------- -----------   --------   ---------
Total Portfolio........
Period of Delinquency
31-59 Days.............
60-89 Days.............
90 days or more........
Total Delinquent Loans.

Loans in Foreclosure




                                    AT DECEMBER 31, 1996                              AT DECEMBER 31, 1997
                        ---------------------------------------------  ---------------------------------------------
                                                 PERCENT   PERCENT                               PERCENT     PERCENT
                         BY NO.     BY DOLLAR   BY NO. OF  BY DOLLAR     BY NO.     BY DOLLAR   BY NO. OF  BY DOLLAR
                        OF LOANS      AMOUNT     LOANS       AMOUNT     OF LOANS     AMOUNT       LOANS      AMOUNT
                        ----------- --------- ----------- -----------  ---------- -----------   --------   ---------
Total Portfolio........
Period of Delinquency
31-59 Days.............
60-89 Days.............
90 days or more........
Total Delinquent Loans.

Loans in Foreclosure



                                    AT DECEMBER 31, 1998
                              ---------------------------------------------
                                                        PERCENT     PERCENT
                                BY NO.     BY DOLLAR   BY NO. OF  BY DOLLAR
                               OF LOANS     AMOUNT       LOANS      AMOUNT
                              ---------- -----------   --------   ---------
Total Portfolio........
Period of Delinquency
31-59 Days.............
60-89 Days.............
90 days or more........
Total Delinquent Loans.

Loans in Foreclosure

                                REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)


                    AT DECEMBER 31,         AT DECEMBER 31,    AT DECEMBER 31,
                         1994                    1995              1996
                  -------------------  --------------------  -----------------
                   BY NO.   BY DOLLAR  BY NO. OF  BY DOLLAR   BY NO.   BY DOLLAR
                  OF LOANS   AMOUNT     LOANS       AMOUNT   OF LOANS   AMOUNT
                  --------   ------     -----       ------   --------   ------
Total Portfolio
Foreclosed Loans
Foreclosure Ratio

                       AT DECEMBER 31,             AT DECEMBER 31,
                            1997                         1998
                    ------------------------  -------------------------
                     BY NO. OF    BY DOLLAR    BY NO. OF    BY DOLLAR
                      LOANS         AMOUNT      LOANS         AMOUNT
                      -----         ------      -----         ------
Total Portfolio
Foreclosed Loans
Foreclosure Ratio



-----------------------
  o Loans in foreclosure are also included under the heading "Total Delinquent Loans."

  o For the purpose of these tables, foreclosed loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by ___________, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

  o The foreclosure ratio is equal to the aggregate principal balance or number of foreclosed loans divided by the aggregate principal balance or number, as applicable, of mortgage loans in the total portfolio at the end of the indicated period.


                 LOAN LOSS EXPERIENCE ON ORIGINATOR 1'S SERVICING PORTFOLIO OF MORTGAGE LOANS
                                            (DOLLARS IN THOUSANDS)


                                                             YEAR ENDED DECEMBER 31,
                                  ================================================================================
                                      1994             1995             1996            1997             1998
                                  -------------- ---------------- ---------------- ---------------- --------------

Total Portfolio
Net Losses
Net Losses as a Percentage of
Total Portfolio

--------------------------
  o "Total portfolio" on the date stated above is the principal balances of the mortgage loans outstanding on the last day of the period.

  o "Net losses" means "gross losses" minus "recoveries." "Gross losses" are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs and accrued interest to the date of liquidation. "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.

  o "Net losses" are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the net losses reported in the table may change in future periods. The information in this table reflects costs and recoveries through _____________.


[ORIGINATOR 2]

         The information set forth in the following paragraphs has been provided by _____________. None of the depositor, the trustee, the mortgage loan seller, the master servicer or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

         The following table summarizes ___________'s one- to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by the master servicer from other loan originators.



                                                             YEAR ENDED DECEMBER 31,
                                  --------------------------------------------------------------------------------
                                      1994             1995             1996            1997             1998
                                  --------------------------------------------------------------------------------
                                                          (DOLLARS IN THOUSANDS)
                                  --------------------------------------------------------------------------------
Originations.........
Sales................



         The following table sets forth ___________'s delinquency and loss experience at the dates indicated on its servicing portfolio of mortgage loans originated under _________'s programs. The majority of these mortgage loans reflected in the following table are adjustable rate mortgage loans:

                                                             AT DECEMBER 31,
                                  --------------------------------------------------------------------------------
                                      1994             1995             1996            1997             1998
                                  --------------------------------------------------------------------------------
                                                          (DOLLARS IN THOUSANDS)
                                  --------------------------------------------------------------------------------
Total Outstanding Principal
  Balance................................
Number of Loans..........................
DELINQUENCY
Period of Delinquency:
31-60 Days
         Principal Balance...............
         Number of Loans.................
         Delinquency as a Percentage
         of Total Outstanding Principal
           Balance.......................
         Delinquency as a Percentage
           of Number of Loans............
61-90 Days
         Principal Balance...............
         Number of Loans.................
         Delinquency as a Percentage
           of Total Outstanding
           Principal Balance.............
         Delinquency as a Percentage
           of Number of Loans............
91 Days or More
         Principal Balance...............
         Number of Loans.................
         Delinquency as a Percentage
           of Total Outstanding
           Principal Balance.............
         Delinquency as a Percentage
           of Number of Loans............
Total Delinquencies:
         Principal Balance...............
         Number of Loans.................
         Delinquency as a Percentage
           of Total Outstanding
           Principal Balance.............
         Delinquency as a Percentage
           of Number of Loans............
FORECLOSURES PENDING
         Principal Balance...............
         Number of Loans.................
         Foreclosures Pending as a
           Percentage of Total
           Outstanding Principal Balance.
         Foreclosures Pending as
         a Percentage of Number of
         Loans...........................
NET LOAN LOSSES for the Period...........
NET LOAN LOSSES as a Percentage
  of Total Outstanding Principal
  Balance................................


     o Foreclosures pending in the table above sets forth mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.

     o Net loan losses is calculated for loans conveyed to REMIC trust funds as the aggregate of the net loan loss for all loans liquidated during the period indicated. The net loan loss for any loan is equal to the difference between:

              o the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to the loan and

              o all amounts received in connection with the liquidation of the loan. The majority of ___________ loans serviced by __________ have been conveyed to REMIC trust funds.

     The following table sets forth _________'s delinquency and loss experience at the dates indicated on its entire residential, including multi-family, mortgage loan servicing portfolio:


                                                             AT DECEMBER 31,
                                  --------------------------------------------------------------------------------
                                      1994             1995             1996            1997             1998
                                  --------------------------------------------------------------------------------
                                                          (DOLLARS IN THOUSANDS)
                                  --------------------------------------------------------------------------------
Total Outstanding Principal
  Balance...............................
Number of Loans.........................
DELINQUENCY
Period of Delinquency:
31-60 Days
        Principal Balance...............
        Number of Loans.................
        Delinquency as a Percentage
        of Total Outstanding Principal
          Balance.......................
        Delinquency as a Percentage
          of Number of Loans............
61-90 Days
        Principal Balance...............
        Number of Loans.................
        Delinquency as a Percentage
          of Total Outstanding
          Principal Balance.............
        Delinquency as a Percentage
          of Number of Loans............
91 Days or More
        Principal Balance...............
        Number of Loans.................
        Delinquency as a Percentage
          of Total Outstanding
          Principal Balance.............
        Delinquency as a Percentage
          of Number of Loans............
Total Delinquencies:
        Principal Balance...............
        Number of Loans.................
        Delinquency as a Percentage
          of Total Outstanding
          Principal Balance.............
        Delinquency as a Percentage
          of Number of Loans............
FORECLOSURES PENDING
        Principal Balance...............
        Number of Loans.................


        Foreclosures Pending as a
          Percentage of Total
          Outstanding Principal
          Balance.......................
        Foreclosures Pending as
        a Percentage of Number of
        Loans...........................
NET LOAN LOSSES for the
  Period................................
NET LOAN LOSSES as a
  Percentage of Total Outstanding
  Principal Balance.....................



     o Mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.

     o Net Loan Losses is calculated for loans conveyed to REMIC trust funds as the aggregate of the net loan loss for all loans liquidated during the period indicated. The net loan loss for any loan is equal to the difference between:

              o the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to the loan and

              o all amounts received in connection with the liquidation of the loan. The majority of residential loans serviced by __________ have been conveyed to REMIC trust funds.

     [The loss and delinquency experience of the seller, as shown in the tables above, reflects a stable, consistently managed servicing operation. Loss and delinquency levels during these periods were consistently within the ranges anticipated by management.]


THE TRUSTEE

     _______________, a national banking association, will act as trustee for the certificates under the pooling and servicing agreement. The trustee's offices for notices under the pooling and servicing agreement are located at _________________, and its telephone number is __________. In the event the trust administrator advises the trustee that it is unable to continue to perform its obligations under the terms of the pooling and servicing agreement prior to the appointment of a successor, the trustee shall be obligated to perform those obligations until a new trust administrator is appointed.

     The principal compensation to be paid to the trustee in respect of its obligations under the pooling and servicing agreement will be equal to the related portion of accrued interest at the administration fee rate of ______% per annum on the Scheduled Principal Balance of the mortgage loans. The pooling and servicing agreement will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified by the trust fund and will be held harmless against any loss, liability or expense, incurred by the trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling and servicing agreement, other than any loss, liability or expense:

         o resulting from a breach of either servicer's or the trust administrator's obligations and duties under the pooling and servicing agreement,

         o that constitutes a specific liability of the trustee under the pooling and servicing agreement or

         o incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trustee's duties under the pooling and servicing agreement or as a result of a breach, or by reason of reckless disregard, of the trustee's obligations and duties under the pooling and servicing agreement.

     This indemnification will not include expenses, disbursements and advances incurred or made by the trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the trustee's performance in accordance with the provisions of the pooling and servicing agreement.

THE TRUST ADMINISTRATOR

     _______________, a national banking association, will act as trust administrator for the certificates under the pooling and servicing agreement. The trust administrator's offices for notices under the pooling and servicing agreement are located at __________________, and its telephone number is ______________. The trust administrator will perform several administrative functions on behalf of the trustee and will act as initial paying agent, certificate registrar and custodian.

     The principal compensation to be paid to the trust administrator in respect of its obligations under the pooling and servicing agreement will be equal to the related portion of the administration fee paid to the trustee. The pooling and servicing agreement will provide that the trust administrator and any director, officer, employee or agent of the trust administrator will be indemnified by the trust fund and will be held harmless against any loss, liability or expense, incurred by the trust administrator in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the pooling and servicing agreement, other than any loss, liability or expense:

         o resulting from a breach of either servicer's or the trustee's obligations and duties under the pooling and servicing agreement,

         o that constitutes a specific liability of the trust administrator under the pooling and servicing agreement or

         o incurred by reason of willful misfeasance, bad faith or negligence in the performance of the trust administrator's duties under the pooling and servicing agreement or as a result of a breach, or by reason of reckless disregard, of the trust administrator's obligations and duties under the pooling and servicing agreement.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to ___________, in its capacity as master servicer, will be equal to accrued interest at the master servicing fee rate of ____% per annum with respect to each mortgage loan serviced by _________ on the Scheduled Principal Balance of each mortgage loan. The principal compensation to be paid to each of __________ and ___________, in its capacity as a servicer, in respect of its servicing activities for the certificates will be equal to accrued interest at the servicing fee rate of ____% per annum with respect to each mortgage loan serviced by it on the Scheduled Principal Balance of each mortgage loan. As additional servicing compensation, each servicer is entitled to retain all assumption fees, late payment charges and other miscellaneous servicing fees in respect of the mortgage loans serviced by it, with the exception of prepayment charges, which will be distributed to the holders of the Class P Certificates, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the certificate account and any escrow accounts in respect of the mortgage loans serviced by it.

     Each servicer is obligated to offset any Prepayment Interest Shortfall in respect of the mortgage loans serviced by it on any distribution date, with Compensating Interest to the extent of its servicing fee for each distribution date. Each servicer is obligated to pay insurance premiums and other ongoing expenses associated with the mortgage pool in respect of the mortgage loans serviced by it and incurred by that servicer in connection with its responsibilities under the pooling and servicing agreement and is entitled to reimbursement for these expenses as provided in the pooling and servicing agreement. See "Description of the Securities--Retained Interest; Servicing Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the servicers and "Federal Income Tax Consequences" in this prospectus supplement regarding taxes payable by the servicers.


OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

     The master servicer has the option to purchase from the trust fund any mortgage loan that is 90 days or more delinquent, which the master servicer determines in good faith will otherwise become subject to foreclosure proceedings; provided, however, that:

         (i) the master servicer shall purchase any mortgage loans on the basis of delinquency, purchasing the most delinquent mortgage loans first and

         (ii) after it has purchased __% of the mortgage loans, by aggregate principal balance as of the cut-off date, under clause (i) above, the master servicer must also obtain the consent of the insurer prior to any further purchases of delinquent mortgage loans.

     Notwithstanding the foregoing, prior to purchasing any mortgage loan serviced by ___________, the master servicer must give ___________ the right of first refusal to purchase that mortgage loan.


EVENTS OF DEFAULT

     In addition to those events of default described under "Description of the Securities--Events of Default" in the prospectus, upon the occurrence of loss and delinquency triggers with respect to the mortgage loans serviced by the related servicer or upon the occurrence of other defaults set forth in the pooling and servicing agreement, each servicer may be removed as servicer of those mortgage loans in accordance with the terms of the pooling and servicing agreement and the insurance and indemnity agreement. In addition, if ______________ is terminated in its capacity as servicer under the pooling and servicing agreement, it shall also be terminated as master servicer.

     Under the pooling and servicing agreement, each servicer covenants and agrees to act as a servicer for an initial term from the closing date to __________ __, ____, which term shall be extendable by the insurer for successive terms of three (3) calendar months thereafter, until the termination of the trust fund. Each notice of extension, or servicer extension notice, shall be delivered by the insurer to the trustee, the trust administrator and the related servicer. Each servicer will, upon its receipt of any servicer extension notice, become bound for the duration of the term covered by the servicer extension notice to continue as a servicer subject to and in accordance with the other provisions of the pooling and servicing agreement. If as of the fifteenth (15th) day prior to the last day of any term of the servicer, the trust administrator shall not have received any servicer extension notice from the insurer, the trust administrator will, within five (5) days thereafter, give written notice of non-receipt to the insurer, the related servicer and the trustee. The failure of the insurer to deliver a servicer extension notice by the end of a calendar term shall result in the termination of the related servicer.

     Any successor to either servicer appointed under the pooling and servicing agreement must be a housing loan servicing institution, acceptable to each rating agency as defined in the prospectus, with a net worth at the time of the appointment of at least $15,000,000. See "Description of the Securities--Rights Upon Event of Default" in the prospectus.


VOTING RIGHTS

     At all times, __% of all voting rights will be allocated among the holders of the offered certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates, __% of all voting rights will be allocated to the holders of the Class P Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates and __/__ of __% of all voting rights will be allocated among the holders of each class of Residual Certificates in proportion to the percentage interests in those classes evidenced by their respective certificates. Unless an insurer default exists, the insurer will be entitled to exercise certain voting and other rights of the holders of the Offered Certificates. See "--Certain Matters Regarding the Insurer" in this prospectus supplement.


MATTERS REGARDING THE INSURER

     Under the pooling and servicing agreement, on each distribution date, the trust administrator is required to pay to the insurer a premium with respect to the certificate insurance policy equal to __/__ times ____% per annum times the Certificate Principal Balance of the offered certificates.

     Under the terms of the pooling and servicing agreement, unless there exists a continuance of any failure by the insurer to make a required payment under the certificate insurance policy or there exists a proceeding in bankruptcy by or against the insurer, either of these conditions constituting, an insurer default, the insurer will be entitled to exercise, among others, the following rights of the holders of the offered certificates, without the consent of those holders, and the holders of the offered certificates may exercise these rights only with the prior written consent of the insurer:

         o the right to direct the trustee to terminate the rights and obligations of the either servicer under the pooling and servicing agreement in the event of a default by that servicer;

         o the right to consent to or direct any waivers of defaults by either servicer;

         o the right to remove the trustee or the trust administrator under the pooling and servicing agreement; and

         o the right to institute proceedings against either servicer in the event of default by that servicer and refusal of the trustee to institute these proceedings.

     In addition, unless an insurer default exists, the insurer will have the right to direct all matters relating to any proceeding seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law of any distribution made with respect to the offered certificates, and, unless an insurer default exists, the insurer's consent will be required prior to, among other things:

         o  the removal of the trustee or the trust administrator,

         o the appointment of any successor trustee, trust administrator or servicer, as the case may be, or

         o  any amendment to the pooling and servicing agreement.


TERMINATION

     The circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the certificates are described in "Description of the Securities--Termination" in the prospectus. The majority holder of the Class CE Certificates, or if that holder does not exercise the option, the master servicer or the insurer, will have the right to purchase all remaining mortgage loans and any properties acquired in respect of the mortgage loans and thereby effect early retirement of the certificates on any distribution date following the due period during which the aggregate principal balance of the mortgage loans and properties acquired in respect of the mortgage loans remaining in the trust fund at the time of purchase is reduced to less than __%, in the event the majority holder of the Class CE Certificates exercises the option, or __%, in the event the master servicer or the insurer exercises the option, of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event the majority holder of the Class CE Certificates exercises the option, the purchase price payable in connection with the option generally will be equal to par, and in the event the master servicer or the insurer exercises the option, the purchase price payable in connection with the option generally will be equal to the greater of par or the fair market value of the mortgage loans and properties, in each case plus accrued interest for each mortgage loan at the related mortgage rate to but not including the first day of the month in which the repurchase price is distributed, together with any amounts due to the servicers for unpaid servicing fees and any unreimbursed advances and any amounts due to ___________, in its capacity as master servicer for any unpaid master servicing fees. In the event the majority holder of the Class CE Certificates or the master servicer or the insurer exercises this option, the portion of the purchase price allocable to the offered certificates will be, to the extent of available funds, including funds paid under the certificate insurance policy:

         o 100% of the then outstanding Certificate Principal Balance of the offered certificates, PLUS

         o one month's interest on the then outstanding Certificate Principal Balance of the offered certificates at the then applicable pass-through rate for the class, PLUS

         o any previously accrued but unpaid interest thereon to which the holders of the offered certificates are entitled.

     The holders of the Residual Certificates shall pledge any amount received in a termination in excess of par to the holders of the Class CE Certificates. In no event will the trust created by the pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. See "Description of the Securities--Termination" in the prospectus.

                                   THE INSURER


     The following information has been supplied by __________________, or the insurer, for inclusion in this prospectus supplement. No representation is made by the depositor or the underwriter as to the accuracy and completeness of this information.


GENERAL


     The principal executive offices of the insurer are located at _______________, and its telephone number at that location is __________.


REINSURANCE

     According to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the insurer or any of its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among these companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. This reinsurance is utilized by the insurer as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit the insurer's obligations under any financial guaranty insurance policy.


RATINGS

     The insurer's insurance financial strength is rated "Aaa" by _________.
The insurer's insurer financial strength is rated "AAA" by each of ____________ and ____________. The insurer's claims-paying ability is rated "AAA" by ___________ and ___________ and ____________. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the rating agencies. See "Ratings".


CAPITALIZATION



                                                                                     SEPTEMBER 30, 1998
                                                                                 ACTUAL               AS ADJUSTED
                                                                                         (UNAUDITED)
                                                                                       (IN THOUSANDS)
                                                                              -----------------------------------
Deferred Premium Revenue
     (net of prepaid reinsurance premiums)................................    $____________     $____________
Surplus Notes.............................................................
Minority Interest.........................................................

Shareholder's Equity
     Common Stock.........................................................
     Additional Paid-In Capital...........................................
     Accumulated Other Comprehensive Income (net of deferred
     income taxes)........................................................
     Accumulated Earnings.................................................
Total Shareholder's Equity................................................


Total Deferred Premium Revenue, Surplus Notes, Minority Interest and
Shareholder's Equity......................................................


------------------

     "As adjusted" in the table above is necessary to give effect to the:

         o purchase by _________ of $__ million of surplus notes from the insurer in connection with the formation of a new indirect _________ subsidiary of the insurer, initially capitalized with $___ million, including a $__ million minority interest owned by ____________, and

         o contribution by _______ to the capital of the insurer of approximately $__ million, representing a portion of the proceeds from the sale by Holdings of $___ million of _______% Senior Quarterly Income Debt Securities due ____.


     For further information concerning the insurer, see the Consolidated Financial Statements of the insurer and subsidiaries, and the notes to those statements, incorporated by reference in this prospectus supplement. The insurer's financial statements are included as exhibits in the Annual Reports on Form 10-K and the Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission and at Holding's website, HTTP://WWW._______.COM. Copies of the statutory quarterly and annual financial statements filed with the State of New York Insurance Department by the insurer are available upon request to the State of New York Insurance Department.


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     In addition to the documents described under "Incorporation of Certain Information by Reference" in the prospectus, the consolidated financial statements of the insurer and subsidiaries included in or as exhibits to the following documents which have been filed with the Securities and Exchange Commission by _________, are hereby incorporated by reference in this prospectus supplement, which together with the prospectus, forms a part of the depositor's registration statement:

         o the Annual Report on Form 10-K for the year ended December 31, 1997 and

         o the Quarterly Report on Form 10-Q for the period ended September 30, 1998.

     All financial statements of the insurer and subsidiaries included in documents filed by Holdings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the offered certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing these documents.

     The depositor will provide without charge to any person to whom this prospectus supplement is delivered, upon oral or written request of that person, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for these copies should be directed to the Secretary, [New Century Entity], 18400 Von Karman, Irvine, California 92612.

INSURANCE REGULATION

     The insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the insurer is subject to
Article 69 of the New York Insurance Law which, among other things, limits the business of each insurer to financial guaranty insurance and related lines, requires that each insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each insurer, and limits the size of individual transactions or "single risks" and the volume of transactions or "aggregate risks" that may be underwritten by each insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.




                         FEDERAL INCOME TAX CONSEQUENCES


     Three separate elections will be made to treat designated portions of the trust fund as real estate mortgage investment conduits, or REMICs, designated as REMIC I, REMIC II and REMIC III, for federal income tax purposes. Upon the issuance of the offered certificates, Thacher Proffitt & Wood, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986, or the Code.

     For federal income tax purposes:

         o the Class R-I Certificates will be the sole class of "residual interests" in REMIC I,

         o separate non-certificated regular interests in REMIC I will be issued and will be the "regular interests" in REMIC I,

         o the Class R-II Certificates will be the sole class of "residual interests" in REMIC II,

         o separate non-certificated regular interests in REMIC II will be issued and will be the "regular interests" in REMIC II,

         o the Class R-III Certificates will be the sole class of "residual interests" in REMIC III, and

         o the offered certificates, the Class CE Certificates and the Class P Certificates will be the "regular interests" in, and will be treated as debt instruments of, REMIC III. See "Federal Income Tax
Consequences--REMIC--Classification of REMICs" in the prospectus.

     For federal income tax reporting purposes, the offered certificates will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a constant rate equal to ___% CPR. No representation is made that the mortgage loans will prepay at this rate or at any other rate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the prospectus.

     The IRS has issued regulations, referred to in this prospectus supplement as OID Regulations, under Sections 1271 to 1275 of the Code addressing the treatment of debt instruments issued with original issue discount. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that of the issuer. Accordingly, it is possible that holders of offered certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to certificateholders and the IRS. Prospective purchasers of offered certificates issued with original issue discount are advised to consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an offered certificate will be treated as holding a certificate with amortizable bond premium will depend on that certificateholder's purchase price and the distributions remaining to be made on the certificate at the time of its acquisition by the certificateholder. Holders of offered certificates should consult their own tax advisors regarding the possibility of making an election to amortize this premium. See "Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the prospectus.

     The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the trust fund would be so treated. In addition, interest on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under
Section 856(c)(3)(B) of the Code, generally to the extent that the offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. The offered certificates will also be treated as "qualified mortgages" under Section 860G(a)(3) of the Code. See "Federal Income Tax Consequences-- REMICs--Characterization of Investments in REMIC Certificates" in the prospectus.

     It is not anticipated that any of REMIC I, REMIC II or REMIC III will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any tax is imposed on REMIC I, REMIC II or REMIC III, this tax will be borne:

         o by the trust administrator, if the trust administrator has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement,

         o by __________, if ____________, in its capacity as master servicer or as a servicer, has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement,

         o by ___________, if ___________, in its capacity as a servicer has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement,

         o by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the pooling and servicing agreement and

         o otherwise by the trust fund, with a resulting reduction in amounts otherwise distributable to holders of the related offered certificates. See "Description of the Securities-- General" and "Federal Income Tax
Consequences--REMICs--Prohibited Transactions and Other Possible
REMIC Taxes" in the prospectus.

     The responsibility for filing annual federal information returns and other reports will be borne by the trustee, the trust administrator or the master servicer. See "Federal Income Tax Consequences--REMICs-- Reporting and Other Administrative Matters" in the prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the prospectus.


                             METHOD OF DISTRIBUTION


     Subject to the terms and conditions set forth in the underwriting agreement, dated _______________, ____, the depositor has agreed to sell, and _____________, the underwriter, has agreed to purchase the offered certificates. The underwriter is obligated to purchase all offered certificates if it purchases any. The underwriter is an affiliate of the depositor.

     Distribution of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be _____% of the aggregate initial Certificate Principal Balance of the offered certificates, plus accrued interest on the offered certificates. In connection with the purchase and sale of the offered certificates, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

     The offered certificates are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered certificates will be made through the facilities of DTC on or about the closing date.


     The underwriting agreement provides that the depositor will indemnify the underwriter against those civil liabilities set forth in the underwriting agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make in respect of these liabilities.

                                SECONDARY MARKET


     There is currently no secondary market for the offered certificates and there can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The underwriter intends to establish a market in the offered certificates but it is not obligated to do so. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of the information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Certificateholders", which will include information as to the outstanding principal balance of the offered certificates and the status of the applicable form of credit enhancement.



                                 LEGAL OPINIONS


     Legal matters relating to the offered certificates will be passed upon for the depositor by Thacher Proffitt & Wood, New York, New York.



                                     EXPERTS


         The consolidated balance sheets of the insurer and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of _______________, independent accountants, given on the authority of that firm as experts in accounting and auditing.



                                     RATINGS


     It is a condition to the issuance of the certificates that the offered certificates be rated "Aaa" by ____________ and "AAA" by _____________ .

     The ratings of ________ and ___________ assigned to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which principal prepayments will differ from that originally anticipated. The ratings assigned by __________ and _________ on the offered certificates are based in part upon the insurer's claims paying ability.

Any change in the ratings of the insurer by _________ or ___________ may result in a change in the ratings on the offered certificates. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the offered certificates.

     The depositor has not requested that any rating agency rate the offered certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates as stated above.



                                LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities" for purposes of SMMEA because the mortgage pool includes mortgage loans that are secured by subordinate liens on the related mortgaged properties.

     The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions. On December 1, 1998, the OTS issued Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", which is applicable to thrift institutions regulated by the OTS. TB 13a should be reviewed by any thrift institution prior to investing in the offered certificates.

     See "Legal Investment" in the prospectus.


                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or any other plan or arrangement subject to the ERISA, or Section 4975 of the Code, each referred to in this prospectus supplement as a Plan, or any person investing Plan Assets of any Plan should carefully review with its legal advisors whether the purchase, sale or holding of certificates will give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

     The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 91-23, or the exemption, as described under "ERISA Considerations" in the prospectus, to the underwriter. The exemption generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on these prohibited transactions by
Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the underwriter, such as the offered certificates, and the servicing and operation of asset pools such as the mortgage pool, provided that certain conditions are satisfied. The purchase of the offered certificates by, on behalf of or with the Plan Assets of any Plan may qualify for exemptive relief under the exemption. However, the exemption contains a number of conditions which must be met for the exemption to apply, as described in the prospectus, including the requirement that any Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan contemplating purchasing an offered certificate must make its own determination that the conditions set forth in the exemption will be satisfied with respect to the offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm:

         o that the offered certificates constitute "certificates" for purposes of the exemption and

         o that the specific and general conditions of the exemption and the other requirements set forth in the exemption would be satisfied.

     Any Plan fiduciary that proposes to cause a Plan to purchase a certificate should consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the certificates, see "ERISA Considerations" in the prospectus.

                           $___________ (APPROXIMATE)


                      NEW CENTURY MORTGAGE SECURITIES, INC.
                                    DEPOSITOR


               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES ____-___



                              PROSPECTUS SUPPLEMENT
                             DATED _______ __, ____






                                 MASTER SERVICER



                                   UNDERWRITER








YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE
TO PROVIDE YOU WITH DIFFERENT INFORMATION.


WE ARE NOT OFFERING THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.


WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR COVER PAGES.


Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ______ __, ____.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   Subject to Completion, Dated June __, 1999
                                                                     [Version 3]
Prospectus Supplement (to Prospectus dated         , ____)

$_______________ (APPROXIMATE)

ASSET BACKED FLOATING RATE NOTES, SERIES ____-

NEW CENTURY TRUST SERIES ____-__

NEW CENTURY MORTGAGE SECURITIES, INC.
Depositor


Master Servicer

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ IN THIS PROSPECTUS SUPPLEMENT AND PAGE __ IN THE PROSPECTUS.

This prospectus supplement, together with the accompanying prospectus will constitute the complete prospectus.
--------------------------------------------------------------------------------

OFFERED NOTES       The trust created for the Series _____-__ notes will hold a pool of one- to four- family residential first mortgage loans. The trust will issue ______ classes of offered notes.
                    You can find a list of these classes, together with their note balances, interest rates and certain other characteristics, on Page S-__ of this prospectus supplement.
                    Credit enhancement for the offered notes will be provided by ______ classes of subordinated Class M Notes. Each class of Class M Notes is subordinated to the senior notes and any Class M Notes with a higher payment priority.

UNDERWRITING        _______________________, as underwriter, will offer to the public the Class A Notes, the Class M-1 Notes, the Class M-2
                    Notes and the Class M-3 Notes at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the underwritten notes will be approximately _____% of the principal balance of the underwritten notes plus accrued interest, before deducting expenses. See "Method of Distribution".

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                                   -----------------------------
                                            Underwriter

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered notes in two separate documents that progressively provide more detail:

     o the accompanying prospectus, which provides general information, some of which may not apply to this series of notes; and

     o this prospectus supplement, which describes the specific terms of this series of notes.


New Century Mortgage Securities, Inc.'s principal offices are located at 18400 Von Karman, Irvine, California 92612 and its phone number is (949) 440-7030.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
                              PROSPECTUS SUPPLEMENT

Summary of Prospectus Supplement............................................S-__
Risk Factors................................................................S-__
Use of Proceeds.............................................................S-__
The Mortgage Pool...........................................................S-__
Yield on the Notes..........................................................S-__
Description of the Notes....................................................S-__
The Issuer..................................................................S-__
The Seller..................................................................S-__
The [_______ SPE]...........................................................S-__
The Owner Trustee...........................................................S-__
The Indenture Trustee.......................................................S-__
The Servicing Agreement.....................................................S-__
The Indenture and Owner Trust Agreement.....................................S-__
Federal Income Tax Consequences.............................................S-__
Method of Distribution......................................................S-__
Secondary Market............................................................S-__
Legal Opinions..............................................................S-__
Ratings.....................................................................S-__
Legal Investment............................................................S-__
ERISA Considerations........................................................S-__

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     THE FOLLOWING SUMMARY IS A VERY BROAD OVERVIEW OF THE NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU SHOULD CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERED NOTES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ENTIRE ACCOMPANYING PROSPECTUS.

Title of Series..............   New Century Mortgage Securities, Inc.,
                                Asset-Backed Floating Rate Notes, Series ____-_.

Cut-off Date.................   __________ __, ____.

Closing Date.................   On or about __________ __, ____.

Issuer.......................   New Century Trust Series ____-__.

Depositor....................   New Century Mortgage Securities, Inc. The
                                depositor will deposit the mortgage loans into the trust. SEE "THE DEPOSITOR" IN THE
                                PROSPECTUS.

Master Servicer..............   __________________. SEE "THE SERVICING
                                AGREEMENTS--MASTER SERVICER" IN THIS PROSPECTUS
                                SUPPLEMENT.

Originators and Servicers....   ______________, ______________ and ____________.
                                SEE "THE MORTGAGE POOL--UNDERWRITING STANDARDS
                                OF ________ AND REPRESENTATIONS CONCERNING THE
                                MORTGAGE LOANS" AND "THE SERVICING
                                AGREEMENTS--THE ORIGINATORS AND SERVICERS" IN
                                THIS PROSPECTUS SUPPLEMENT.

Seller.......................   _______________. SEE "THE SELLER" IN THIS
                                PROSPECTUS SUPPELEMENT.

________ SPE.................   _______________. SEE "THE [SPE]" IN THIS
                                PROSPECTUS SUPPLEMENT.

Owner Trustee................   ________________. SEE "THE OWNER TRUSTEE" IN
                                THIS PROSPECTUS SUPPLEMENT.

Indenture Trustee............   __________________. SEE "THE INDENTURE TRUSTEE"
                                IN THIS PROSPECTUS SUPPLEMENT.

Payment Dates................   Payments on the offered notes will be made on
                                the __th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in ______ ____.

Offered Notes................   Only the notes set forth in the table below are
                                being offered by this prospectus supplement. The classes of offered notes and their interest rates, note balances and final maturity date are set forth in the immediately following table.

================ ============== =================== ==========================
      CLASS       INITIAL NOTE     NOTE INTEREST       FINAL MATURITY DATE
                    BALANCE            RATE
---------------- -------------- ------------------- --------------------------
A...............  $_________         Variable            _________ ____
M-1.............  $_________         Variable            _________ ____
M-2.............  $_________         Variable            _________ ____
M-3.............  $_________         Variable            _________ ____
================ ============== =================== ==========================

  The initial note balances of each class of offered notes listed in the table above is approximate. The note interest rate on each class of offered notes is variable and will be calculated as described in this prospectus supplement under "Description of the Notes--Note Interest Rates."

THE ISSUER

The notes will be issued by the issuer, a Delaware business trust established under a trust agreement between the depositor and the owner trustee. The issuer will issue _____ classes of notes representing non-recourse debt obligations of the issuer secured by the trust estate. SEE "DESCRIPTION OF THE NOTES" IN THIS PROSPECTUS SUPPLEMENT.

Distributions of interest and principal on the offered notes will be made only from payments received in connection with the mortgage loans described in this summary under the heading "Mortgage Loans."

EQUITY CERTIFICATES

New Century Trust Certificates, Series ____-__, will be issued under the owner trust agreement and will represent the beneficial ownership interest in the issuer. The equity certificates are not offered by this prospectus supplement.

THE MORTGAGE LOANS

The trust will contain approximately ______ [conventional] [sub-prime] [nonconforming], one- to four-family, fixed-rate and adjustable-rate mortgage loans secured by first liens on residential real properties. The mortgage loans have an aggregate principal balance of approximately $__________ as of _________
____ ______.

The mortgage loans have original terms to maturity of not greater than [30] years and the following characteristics as of __________
____, _____.


Range of mortgage rates              _____% to
(approximate):                       _____%.
Weighted average                     ______%.
mortgage rate
(approximate):
Weighted average                     ___ years
remaining term to stated             and ___
maturity (approximate):              months.

Range of principal                   $______ to
balances  (approximate):             $_______.
Average principal balance:           $_______.
Range of loan-to-value               _____% to
ratios (approximate):                _____%.

Weighted average loan-to-            ______%.
value ratio (approximate):

FOR ADDITIONAL INFORMATION REGARDING THE MORTGAGE LOANS, SEE "THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

THE NOTES

OFFERED NOTES. The offered notes will have the characteristics shown in the table appearing on pages S-__ in this prospectus supplement. The interest rates on each class of offered notes are variable and are calculated for each distribution date as described in this prospectus supplement under "Description of the Notes--Note Interest Rates."

The offered notes will be sold by the depositor to the underwriter on the closing date.

The offered notes will initially be represented by one or more global notes registered in the name of CEDE & Co., as nominee of DTC in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of the minimum denominations. SEE "DESCRIPTION OF THE NOTES --REGISTRATION" IN THIS PROSPECTUS SUPPLEMENT.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the holders of the offered notes consists of subordination as described below and under "Description of the Notes--Allocation of Losses; Subordination" in this prospectus supplement.

SUBORDINATION. The rights of the holders of the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes. The Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes are referred to in the prospectus supplement as subordinate notes.

In addition, the rights of the holders of subordinate notes with higher numerical class designations will be subordinated to the rights of holders of subordinate notes with lower numerical class designations, to the extent described in this prospectus supplement.

Subordination is intended to enhance the likelihood of regular distributions on the more senior notes in respect of interest and principal and to afford the more senior notes protection against realized losses on the mortgage loans as described in the next section.

ALLOCATION OF LOSSES. If subordinate notes remain outstanding, losses on the mortgage loans will be allocated first to the class of subordinate notes with the lowest payment priority, and the other classes of notes will not bear any portion of these losses. If none of the subordinate notes remain outstanding, losses on mortgage loans will be allocated to the Class A Notes.

P&I ADVANCES

Each servicer is required to advance delinquent payments of principal and interest on the mortgage loans, subject to the limitations described under "P&I Advances" in this prospectus supplement. These advances shall be referred to in this prospectus supplement as P&I Advances. Each servicer is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. SEE "DESCRIPTION OF THE NOTES--P&I ADVANCES" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE SECURITIES--ADVANCES IN RESPECT OF DELINQUENCIES" IN THE PROSPECTUS.

OPTIONAL REDEMPTION

At its option, the majority holder of the equity certificates may redeem the notes and thereby effect termination and early retirement of the notes, after the aggregate note balance has been reduced to less than [20%] of the aggregate initial note balance. SEE "THE INDENTURE AND OWNER TRUST AGREEMENT-- OPTIONAL REDEMPTION" IN THIS PROSPECTUS SUPPLEMENT AND "DESCRIPTION OF THE SECURITIES-- TERMINATION" IN THE PROSPECTUS.

FEDERAL INCOME TAX CONSEQUENCES

Upon the issuance of the notes, Thacher Proffitt & Wood, counsel to the depositor, will deliver its opinion to the effect that the notes will be characterized as indebtedness and the issuer will not be classified as an association taxable as a corporation or a publicly traded partnership. FOR FURTHER INFORMATION REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF INVESTING IN THE OFFERED NOTES, SEE "FEDERAL INCOME TAX CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.


RATINGS

It is a condition to the issuance of the notes that the offered notes receive the following ratings from ______________ and ____________:


OFFERED               [RA]             [RA]
-------               ----             ----
NOTES
-----
Class A               AAA              AAA
Class M-1             AA               AA
Class M-2             A                A
Class M-3             BBB              BBB

A security rating does not address the frequency of prepayments on the mortgage loans, the corresponding effect on yield to investors. SEE "YIELD ON THE NOTES" AND "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS.

LEGAL INVESTMENT

The offered notes, other than the Class ___ and Class ___ Notes, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, for so long as they are rated not lower than the second highest rating category by one or more nationally recognized statistical rating organizations and, as such, will be legal investments for certain entities to the extent provided in SMMEA and applicable state laws. The Class ___ Notes and the Class ___ Notes will not constitute "mortgage related securities" for purposes of SMMEA. SEE "LEGAL INVESTMENT" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

ERISA CONSIDERATIONS

Subject to important considerations, the notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Plans should consult with their legal advisors before investing. SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

                                  RISK FACTORS

     The offered notes are not suitable investments for all investors. In particular, you should not purchase the offered notes unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with these securities.

     The offered notes are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should carefully consider, among other things, the following factors in connection with the purchase of the offered notes:

[APPROPRIATE RISK FACTORS AS NECESSARY]

[THE MORTGAGE LOANS WERE UNDERWRITTEN TO STANDARDS WHICH DO NOT CONFORM TO THE STANDARDS OF FANNIE MAE OR FREDDIE MAC WHICH MAY RESULT IN LOSSES ON THE MORTGAGE LOANS ALLOCATED TO YOUR NOTES.

     The originator's underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. The originator provides loans primarily to borrowers who do not qualify for loans conforming to Fannie Mae and Freddie Mac guidelines but who do have equity in their property. While the originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The originator's underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the originator's first lien, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originator's loan-to-value ratio determination.

     As a result of the underwriting standards described above, the mortgage loans in the mortgage pool are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner.

     Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. SEE "THE MORTGAGE POOL--UNDERWRITING STANDARDS OF ___________ AND REPRESENTATIONS CONCERNING THE MORTGAGE LOANS" IN THIS PROSPECTUS SUPPLEMENT].

[THE PAYMENT PERFORMANCE OF YOUR NOTES WILL BE RELATED TO THE PAYMENT PERFORMANCE OF THE MORTGAGE LOANS IN THE TRUST FUND; SOME OF THE MORTGAGE LOANS IN THE TRUST FUND MAY EXPOSE YOUR NOTES TO GREATER LOSSES.

     The notes represent an interest in mortgage loans. In the event that the mortgaged properties fail to provide adequate security for the mortgage loans included in the trust fund, any resulting losses, to the extent not covered by the credit enhancement, will be allocated to the notes as described in this prospectus supplement, and consequently may adversely affect the yield to maturity on your notes. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. Some types of mortgage loans may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof. You should consider the following risks associated with the mortgage loans included in the trust fund: [AS APPLICABLE]

[SOME OF THE MORTGAGE LOANS MAY RESULT IN OUTSTANDING PRINCIPAL BALANCES IN EXCESS OF THE VALUE OF THE UNDERLYING MORTGAGED PROPERTY WHICH COULD RESULT IN LOSSES ON YOUR NOTES.

     Approximately ___% of the mortgage loans by aggregate principal balance as of _______________, are subject to negative amortization. In the case of mortgage loans that are subject to negative amortization, the principal balances of these mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default. To the extent that these losses are not covered the credit enhancement in the trust fund, holders of the notes will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

[THE INABILITY OF A MORTGAGOR TO MAKE LARGER MONTHLY PAYMENTS FOLLOWING THE BUYDOWN PERIOD OF A BUYDOWN MORTGAGE LOAN MAY RESULT IN LOSSES ON THOSE MORTGAGE LOANS.

     Approximately ___% of the mortgage loans by aggregate principal balance as of _________________ are buydown mortgage loans, subject to temporary buydown plans under which the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from :

     o an amount contributed by the borrower, the seller of the mortgaged property or another source and placed in a custodial account,

     o investment earnings on the amount, if any, contributed by the borrower, or

     o additional buydown funds to be contributed over time by the mortgagor's employer or another source.

In most cases, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the buydown funds have been depleted and, for some buydown mortgage loans, during the initial buydown period. The inability of a mortgagor to make these larger monthly payments could lead to losses on the mortgage loans, and to the extent not covered by the credit enhancement, may adversely affect the yield to maturity on your notes.

[THE INABILITY OF A MORTGAGOR T O MAKE A BALLOON PAYMENT AT MATURITY, MAY EXPOSE YOUR NOTES TO LOSSES.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ may not be fully amortizing, or may not amortize at all, over their terms to maturity and, thus, will require substantial payments of principal and interest, that is, balloon payments, at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, prevailing economic conditions and the availability of credit for loans secured by comparable real properties.

[SOME OF THE MORTGAGE LOANS HAVE LIMITED RECOURSE TO THE RELATED BORROWER, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS ALLOCATED TO YOUR NOTES.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ are nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. If the value of the mortgaged property and other security has declined, the trust fund couuld suffer losses on these mortgage loans that, to the extent not covered by [the credit enhancement] may be allocated to your notes. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

[THE INABILITY OF A MORTGAGOR TO MAKE VARYING MONTHLY PAYMENTS UNDER A HOME EQUITY LINE OF CREDIT LOAN MAY RESULT IN LOSSES ON YOUR NOTES.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ are mortgage loans that provide the borrower with a line of credit under which amounts may be advanced to the borrower by the lender from time to time. Collection on these types of mortgage loans may vary because, among other things:

         o borrowers may make payments during any month as low as the minimum monthly payment for that month, or just the interest and fees for that month during any interest-only period, or

         o borrowers may make payments as high as the entire outstanding charges on the mortgage loan.

     It is possible that borrowers may fail to make the required periodic payment and, to the extent not covered by the credit enhancement, these losses may adversely affect the yield to maturity on your motes.

[SOME OF THE MORTGAGE LOANS ARE SECURED BY JUNIOR LIENS, WHICH MAY EXPOSE THE OFFERED NOTES TO LOSSES IF THE TRUST FUND DOES NOT RECEIVE ADEQUATE FUNDS IN CONNECTION WITH A FORECLOSURE OF THE RELATED SENIOR LIEN TO SATISFY BOTH THE SENIOR AND JUNIOR LIEN.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________ are mortgage loans secured by junior liens and with respect to approximately ___% of these junior liens, the related senior liens are not included in the trust fund. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the junior lien mortgage loan. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any junior lien mortgage loan, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at this type of sale, a bidder at the foreclosure sale of a junior lien mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior lien mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. A decline in the value of the mortgaged properties securing the mortgage loans with junior liens may increase the likelihood that, in the event of a default by the related mortgagor, liquidation or other proceeds will be sufficient to satisfy the junior lien mortgage loan after satisfaction of any senior liens and the payment of any liquidation expenses. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the notes bear:

         o the risk of delay in distributions while a deficiency judgment against the borrower is obtained,

         o  the risk of loss if the deficiency judgment is not realized upon and

         o the risk that deficiency judgments may not be available in all jurisdictions.

     Other factors may affect the prepayment rate of junior lien mortgage loans, such as the amounts of, and interest on, the related senior mortgage loans and the use of senior lien mortgage loans as long-term financing for home purchases and junior lien mortgage loans as shorter-term financing for a variety of purposes, such as home improvement, educational expenses and purchases of consumer durable such as automobiles. Accordingly, junior lien mortgage loans may experience a higher rate of prepayments than traditional senior lien mortgage loans. In addition, any future limitations on the rights of borrowers to deduct interest payments on junior lien mortgage loans for federal income tax purposes may further increase the rate of prepayments on junior lien mortgage loans.

[SOME OF THE MORTGAGE LOANS WERE ORIGINATED OUTSIDE THE UNITED STATES, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

     Approximately ___% of the mortgage loans by aggregate principal balance as of ________________, are mortgage loans secured by properties located in Puerto Rico and Guam. The risk of loss on mortgage loans secured by properties located in Puerto Rico and Guam may be greater than on mortgage loans that are made to mortgagors who are United States residents and citizens or that are secured by properties located in the United States. In particular, the procedure for the foreclosure of a real estate mortgage under the laws of the Commonwealth of Puerto Rico varies from the procedures applicable in each of the fifty states of the United States which may affect the satisfaction of the related mortgage loan. In addition, the depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on these loans may not occur at the same rate or be affected by the same factors as other mortgage loans.

[SOME MORTGAGE LOANS ARE DELINQUENT AS OF THE CUT-OFF DATE, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

     Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, were thirty days or more but less than sixty days delinquent in their monthly payments as of ______ __, ____. Approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, were sixty days or more but less than ninety days delinquent in their monthly payments as of the _______ __, ____. However, investors in the mortgage loans should realize that approximately _____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, have a first payment date occurring on or after _______ __, ____ and, therefore, these mortgage loans could not have been delinquent as of _______ __, ____].

[SOME OF THE MORTGAGE LOANS HAVE HIGH LOAN-TO-VALUE RATIOS, SO THAT THE RELATED BORROWER HAS LITTLE OR NO EQUITY IN THE RELATED MORTGAGED PROPERTY, WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS ALLOCATED TO YOUR NOTES.

     Approximately _____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, had a loan-to-value ratio or a combined loan-to-value ratio, in the case of any second lien mortgage loan, at origination in excess of 80%. No mortgage loan in the mortgage pool with a loan-to-value ratio or a combined loan-to-value ratio, in the case of any second lien mortgage loan, at origination in excess of 80% will be covered by a primary mortgage insurance policy. No first lien mortgage loan will have a loan-to-value ratio exceeding __% at origination and no second lien mortgage loan will have a combined loan-to-value ratio exceeding _____% at origination. Mortgage loans with higher loan-to-value ratios may present a greater risk of loss in that an overall decline in the residential real estate market, a rise in interest rates over a period of time and the condition of a mortgaged property, as well as other factors, may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the loan-to-value ratio may increase over what it was at the time the mortgage loan was originated. This increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the mortgage loan and any losses, to the extent not covered by the credit enhancement, may affect the yield to maturity or your notes. In some instances, the value of the mortgaged property may be insufficient to cover the outstanding balance of the certificates. There can be no assurance that the loan-to-value ratio of any mortgage loan determined at any time after origination is less than or equal to its original loan-to-value ratio.

[SOME OF THE MORTGAGE LOANS ARE CONCENTRATED IN THE STATE OF [NAME OF STATE], WHICH MAY RESULT IN LOSSES WITH RESPECT TO THESE MORTGAGE LOANS.

     Approximately ___% of the mortgage loans are in the state of [Name of State.] Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets causing a decline in property values in those areas, and consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. A region's economic condition and housing market may be directly, or indirectly, adversely affected by a number of factors including natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. A concentration of mortgage loans in the trust fund in a region experiencing a deterioration in economic conditions or a decline in real estate values may expose your notes to losses in addition to those generally present for similar mortgage-backed securities without this concentration. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. Any deterioriation of economic conditions in [name of state] which adversely affects the ability of borrowers to make payments on the mortgage loans may increase the likelihood of delinquency and foreclosure of the mortgage loans that may result in losses that, to the extent not covered by the [credit enhancement] will be allocated to your notes.

[THE CLASS M-1 NOTES, THE CLASS M-2 NOTES AND THE CLASS M-3 NOTES WILL BE PARTICULARLY SENSITIVE TO LOSSES ON THE MORTGAGE LOANS.

     The weighted average lives of, and the yields to maturity on, the Class M-1 Notes, the Class M-2 Nots and the Class M-3 Notes will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in one of the Class M-1 Notes, the Class M-2 Notes or the Class M-3 Notes, the actual yield to maturity of that note may be lower than the yield anticipated by the holder based on that assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Losses on the mortgage loans in any due period, to the extent they exceed the overcollateralized amount following payments of principal on the related payment date, will reduce the note balance of the class of notes then outstanding with the highest numerical class designation. As a result of these reductions, less interest will accrue on the class of subordinate notes than would otherwise be the case].

[THE CLASS M-1 NOTES, THE CLASS M-2 NOTES AND THE CLASS M-3 NOTES WILL GENERALLY NOT BE ENTITLED TO RECEIVE PRINCIPAL PAYMENTS UNTIL ALL PRINCIPAL PAYMENTS HAVE BEEN MADE ON THE CLASS A NOTES WHICH MAY LEAD TO LOSSES WITH RESPECT TO THESE NOTES

     Unless the note balance of the Class A Notes has been reduced to zero, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes will not be entitled to any principal payments until _________ ____ or a later period as described in this prospectus supplement. As a result, the weighted average lives of these notes will be longer than would otherwise be the case if payments of principal were allocated among all of the notes at the same time. As a result of the longer weighted average lives of these notes, the holders of these notes have a greater risk of suffering a loss on their investments. Further, because these notes might not receive any principal if certain delinquency levels occur, it is possible for these notes to receive no principal payments even if no losses have occurred on the mortgage pool].

[YOUR NOTES WILL BE LIMITED OBLIGATIONS SOLELY OF THE TRUST FUND AND NOT OF ANY OTHER PARTY.

     The notes will not represent an interest in or obligation of the depositor, the master servicer, the seller, the [SPE], the indenture trustee, the owner trustee or any of their respective affiliates. Neither the notes nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, the indenture trustee, the owner trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the offered notes, and there will be no recourse to the depositor, the master servicer, the seller, the [SPE], the indenture trustee, the owner trustee or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered notes].

[THE DIFFERENCE BETWEEN THE INTEREST RATES ON THE NOTES AND THE MORTGAGE LOANS MAY RESULT IN INTEREST SHORTFALLS ALLOCATED TO YOUR NOTES.

     The note interest rate for each class of notes adjusts monthly based on a particular index, subject to limitations as described in this prospectus supplement. However, the mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index, and the mortgage rates on the adjustable rate mortgage loans adjust semi-annually, after an initial fixed rate period in the case of certain adjustable rate mortgage loans, based on a separate index which may not move in tandem with the index for the notes and which is subject to periodic and lifetime limitations. As a result of the foregoing as well as other factors such as the prepayment behavior of the mortgage pool, relative increases in the index or relative decreases in the weighted average of the mortgage rates on the mortgage loans could:

         o cause the amount of interest generated by the mortgage pool to be less than the aggregate of the amount of interest that would otherwise be payable on the notes, leading one or more classes of notes to accept payments of interest at a later date, or

         o cause the maximum note interest rate to apply to one or more classes of notes.

     Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the index and the related gross margin, these rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments. In particular, investors should note that approximately _____% of the adjustable rate mortgage loans have their interest rates fixed for two years following origination and approximately _____% of the adjustable rate mortgage loans have their interest rates fixed for three years following origination, in each case by aggregate principal balance as of _________ __, ___. The weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for two years is _______ ____, and the weighted average next adjustment date for the adjustable rate mortgage loans whose interest rates are fixed for three years is _______ ____].

[THE RATE AND TIMING OF PRINCIPAL DISTRIBUTIONS ON YOUR NOTES WILL BE AFFECTED BY THE RATE OF PREPAYMENTS.

     The rate and timing of distributions allocable to principal on the offered notes will depend, in general, on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans and the allocation of these payments to pay principal on the offered notes. As is the case with mortgage-backed securities, the offered notes are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately ____% of the mortgage loans, by aggregate principal balance as of _______ __, ____, a prepayment may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of these mortgage loans. See "The Mortgage Pool" in this prospectus supplement.

[THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS WILL VARY DEPENDING ON FUTURE MARKET CONDITIONS AND OTHER FACTORS.

     Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. This decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered notes at a time when reinvestment at higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. This increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered notes at a time when reinvestment at comparable yields may not be possible.

     Distributions of principal will be made to the subordinate notes according to the priorities described in this prospectus supplement. The timing of commencement of principal distributions and the weighted average life of each class of notes will be affected by the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on each class. For further information regarding the effect of principal prepayments on the weighted average lives of the offered notes, see "Yield on the Notes" in this prospectus supplement and the table entitled "Percent of initial note balance outstanding at the following percentages of the prepayment assumption" in that section].

[THE YIELD ON YOUR NOTES WILL VARY DEPENDING ON THE RATE OF PREPAYMENTS AND A VARIETY OF OTHER FACTORS.

     The yield to maturity on the offered notes will depend, in general, on:

     o the applicable note interest rate and note accrual rate on that interest rate from time to time;

     o   the applicable purchase price; and

     o the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans and the allocation of these payments to reduce the note balance of the notes, as well as other factors.

     The yield to investors on any class of offered notes will be adversely affected by any allocation to the class of interest shortfalls on the mortgage loans.

     In general, if the offered notes are purchased at a premium and principal distributions on the offered notes occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered notes are purchased at a discount and principal distributions on the offered notes occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

     The proceeds to the depositor from the sale of the offered notes were determined based on a number of assumptions, including a prepayment assumption of __% CPR and weighted average lives corresponding to that prepayment assumption. No representation is made that the mortgage loans will prepay at that rate or at any other rate. The yield assumptions for the offered notes will vary as determined at the time of sale].

[VIOLATION OF VARIOUS FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS.

     Applicable state laws generally regulate interest rates and other charges, require disclosure, and require licensing of the originators. In addition, other state laws, public policy and principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

     The mortgage loans are also subject to federal laws, including:

         o the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require disclosures to the borrowers regarding the terms of the mortgage loans;

         o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

         o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Originators to damages and administrative enforcement.

     The seller will represent that as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of this representation, the seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus].

[YEAR 2000 SYSTEMS RISK COULD AFFECT THE ABILITY OF THE SERVICERS TO PERFORM THEIR DUTIES.

     As is the case with most companies using computers in their operations, each servicer is faced with the task of completing its compliance goals in connection with the year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the servicers' computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any occurrence of this kind could result in major computer system failure or miscalculations. Each servicer is presently engaged in various procedures to ensure that its computer systems and software will be year 2000 compliant. However, in the event that the related servicer or any of its suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of obligations of that servicer under the indenture could be materially adversely affected].

     Some capitalized terms used in this prospectus supplement will have the meanings assigned to them under "Description of the Notes--Glossary of Terms" or in the prospectus under "Glossary."

                                THE MORTGAGE POOL

GENERAL DESCRIPTION OF THE MORTGAGE LOANS

     The mortgage pool will consist of approximately _____ conventional, one- to four-family, fixed-rate mortgage loans and approximately _____ conventional, one-to four-family, adjustable-rate mortgage loans, in each case secured by first liens on residential real properties and having an aggregate principal balance as of ________ __, ____, which date will also be referred to in this prospectus supplement as the cut-off date, of approximately $___________ after application of scheduled payments due on or before the cut-off date whether or not received, subject to a permitted variance of plus or minus 5%. The mortgage loans have original terms to maturity of not greater than [30] years. References to percentages of the mortgage loans, unless otherwise noted, are calculated based on the aggregate principal balance of the mortgage loans as of the cut-off date. The mortgage loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on residential properties consisting of attached, detached or semi-detached, one- to four-family dwelling units, townhouses, individual condominium units, individual units in planned unit developments and manufactured housing.

     The mortgage loans to be included in the mortgage pool will be acquired by the depositor on the closing date from the [SPE], who will have acquired the mortgage loans on the closing date from the seller. The seller in turn will have acquired the mortgage loans on the closing date from ________________, an affiliate of the depositor who will have acquired the mortgage loans directly or indirectly from the originators. See "--Underwriting Standards of ___________ and Representations Concerning the Mortgage Loans", "[The SPE]" and "The Seller" in this prospectus supplement.

     Each adjustable rate mortgage loan provides for semi-annual adjustment to its mortgage rate and for corresponding adjustments to the monthly payment amount due on the mortgage loan, in each case on each adjustment date applicable to the mortgage loan. However, in the case of approximately _____% and approximately _____% of the adjustable rate mortgage loans by aggregate principal balance as of the cut-off date which are referred to in this prospectus supplement as delayed first adjustment mortgage loans, the first adjustment date will occur after an initial period of approximately ____ years and approximately __ years, respectively from the date of origination of those mortgage loans. The weighted average month of origination of the ____ year delayed first adjustment mortgage loans is _________ _____, and the weighted average month of origination of the ____ year delayed first adjustment mortgage loans is ____________ ________.

     On each adjustment date, the mortgage rate on each adjustable rate mortgage loan will be adjusted to equal the sum, rounded as provided in the related mortgage note, of the index applicable to the adjustable rate mortgage loans and a fixed percentage amount, or gross margin. However, the mortgage rate on each adjustable rate mortgage loan, including each delayed first adjustment mortgage loan, will generally not increase or decrease by more than a specified periodic adjustment limitation, or periodic rate cap, on any related adjustment date and will not exceed a specified maximum mortgage rate over the life of the adjustable rate mortgage loan, or be less than a specified minimum mortgage rate over the life of the adjustable rate mortgage loan. For adjustment dates other than the first adjustment date after origination, the periodic rate cap for the majority of the adjustable rate mortgage loans is 1.00% per annum, and with respect to substantially all of the adjustable rate mortgage loans, for adjustment dates other than the first adjustment date after origination, the periodic rate cap will not exceed ____% per annum.

     Effective with the first monthly payment due on each adjustable rate mortgage loan after each related adjustment date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related adjustable rate mortgage loan over its remaining term and pay interest at the mortgage rate as so adjusted. Due to the application of the periodic rate caps and the maximum mortgage rates, the mortgage rate on each mortgage loan, as adjusted on any related adjustment date, may be less than the sum of the index applicable to the adjustable rate mortgage loans and gross margin, calculated as described under "--The Index Applicable to the Adjustable Rate Mortgage Loans" in this prospectus supplement. None of the adjustable rate mortgage loans permits the related mortgagor to convert the adjustable mortgage rate on the adjustable rate mortgage loan to a fixed mortgage rate.

     In most cases, the mortgage loans have scheduled monthly payments due on the first day of the month. Each mortgage loan will contain a customary "due-on-sale" clause or will be assumable by a creditworthy purchaser of the related mortgaged property.

     Approximately ______% of the mortgage loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on voluntary prepayments in full made within one to five years from the date of origination of these mortgage loans. The amount of the prepayment charge is as provided in the related mortgage note. In most cases, prepayment charge obligations expire by their terms after a limited period specified in the related mortgage note. The weighted average month of origination of the mortgage loans with prepayment charges is _________ ____. The holders of the equity certificates will be entitled to all prepayment charges received on the mortgage loans, and this amount will not be available for distribution on the notes. Under certain instances, as described in the related servicing agreement, the related servicer may waive the payment of any otherwise applicable prepayment charge, and accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

     None of the mortgage loans are buydown mortgage loans.

     Approximately ____% of the mortgage loans are balloon loans. Each balloon loan is a fixed rate mortgage loan that amortizes over ___ months, but the final payment, or balloon payment, on each balloon loan is due and payable on the ___th month. The amount of the balloon payment on each balloon loan is substantially in excess of the amount of the scheduled monthly payment on the balloon loan for the period prior to the due date of the balloon payment.

     The average principal balance of the mortgage loans at origination was approximately $_______. No mortgage loan had a principal balance at origination greater than approximately $________ or less than approximately $______. The average principal balance of the mortgage loans as of the cut-off date was approximately $_______.

     The mortgage loans had mortgage rates as of the cut-off date ranging from approximately ____% per annum to approximately _____% per annum, and the weighted average mortgage rate was approximately ______% per annum. The weighted average loan-to-value ratio of the mortgage loans at origination was approximately _____%. At origination, no mortgage loan will have a loan-to-value ratio greater than approximately _____% or less than approximately ____%.

     The weighted average remaining term to maturity of the mortgage loans will be approximately __ years and __ months as of the cut-off date. None of the mortgage loans will have a first due date prior to _______ ____ or after ___________ ____, or will have a remaining term to maturity of less than __ years or greater than __ years as of the cut-off date. The latest maturity date of any mortgage loan is __________ ____.

     As of the cut-off date, the adjustable rate mortgage loans had gross margins ranging from approximately ____% to approximately ____%, minimum mortgage rates ranging from approximately ____% per annum to approximately _____% per annum and maximum mortgage rates ranging from approximately _____% per annum to approximately _____% per annum. As of the cut-off date, the weighted average gross margin was approximately ______%, the weighted average minimum mortgage rate was approximately _____% per annum and the weighted average maximum mortgage rate was approximately _______% per annum. The latest first adjustment date following the cut-off date on any adjustable rate mortgage loan occurs in _______ ____ and the weighted average next adjustment date for all of the mortgage loans following the cut-off date is _______ ____.

     The mortgage loans are expected to have the following characteristics as of the cut-off date (the sum in any column may not equal the total indicated due to rounding):

             PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION


                                                                     % OF
                           NUMBER       AGGREGATE ORIGINAL   AGGREGATE ORIGINAL
RANGE ($)                 OF LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCE
---------                 --------      -----------------     -----------------
           . . . . . . .
           . . . . . . .
           . . . . . . .
           . . . . . . .
           . . . . . . .
           . . . . . . .
           . . . . . . .
           . . . . . . .
           . . . . . . .
           . . . . . . .
           . . . . . . .
           . . . . . . .
           . . . . . . .
           . . . . . . .
           . . . . . . .
 Total . . . . . . . . .


         PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                            AGGREGATE          % OF AGGREGATE
                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE
                           NUMBER       OUTSTANDING AS OF    OUTSTANDING AS OF
RANGE ($)                 OF LOANS      THE CUT-OFF DATE      THE CUT-OFF DATE
---------                 --------      -----------------    ------------------
           . . . . . . .
           . . . . . . .
           . . . . . . .
           . . . . . . .
           . . . . . . .
           . . . . . . .
           . . . . . . .
           . . . . . . .
           . . . . . . .
           . . . . . . .
           . . . . . . .
           . . . . . . .
           . . . . . . .
           . . . . . . .
           . . . . . . .
 Total . . . . . . . . .

           MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                            AGGREGATE          % OF AGGREGATE
                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE
                           NUMBER       OUTSTANDING AS OF    OUTSTANDING AS OF
MORTGAGE RATE (%)         OF LOANS      THE CUT-OFF DATE      THE CUT-OFF DATE
-----------------         --------      -----------------    ------------------

 .........................
 .........................
 .........................
 .........................
 .........................
     Total...............


          MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                            AGGREGATE          % OF AGGREGATE
                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE
   MAXIMUM                 NUMBER       OUTSTANDING AS OF    OUTSTANDING AS OF
MORTGAGE RATE(%)          OF LOANS      THE CUT-OFF DATE      THE CUT-OFF DATE
----------------          --------      -----------------    ------------------

 .........................
 .........................
 .........................
 .........................
     Total...............


          MINIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                            AGGREGATE          % OF AGGREGATE
                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE
   MINIMUM                 NUMBER       OUTSTANDING AS OF    OUTSTANDING AS OF
MORTGAGE RATE(%)          OF LOANS      THE CUT-OFF DATE      THE CUT-OFF DATE
----------------          --------      -----------------    ------------------
 .........................
 .........................
 .........................
 .........................
 .........................
     Total...............


               GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                            AGGREGATE          % OF AGGREGATE
                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE
                           NUMBER       OUTSTANDING AS OF    OUTSTANDING AS OF
GROSS MARGIN(%)           OF LOANS      THE CUT-OFF DATE      THE CUT-OFF DATE
---------------           --------      -----------------    ------------------

 ..........................
 ..........................
 ..........................
 ..........................
     Total................

               ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS



                                            AGGREGATE          % OF AGGREGATE
                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE
                           NUMBER       OUTSTANDING AS OF    OUTSTANDING AS OF
LOAN-TO-VALUE RATIO(%)    OF LOANS      THE CUT-OFF DATE      THE CUT-OFF DATE
----------------------    --------      -----------------    ------------------
 ........................
 ........................
 ........................
 ........................
     Total..............


               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                            AGGREGATE          % OF AGGREGATE
                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE
                           NUMBER       OUTSTANDING AS OF    OUTSTANDING AS OF
LOCATION                  OF LOANS      THE CUT-OFF DATE      THE CUT-OFF DATE
--------                  --------      -----------------    ------------------
 ........................
 ........................
 ........................
 ........................
 ........................
     Total..............


                 MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS

                                            AGGREGATE          % OF AGGREGATE
                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE
                           NUMBER       OUTSTANDING AS OF    OUTSTANDING AS OF
PROPERTY TYPE             OF LOANS      THE CUT-OFF DATE      THE CUT-OFF DATE
-------------             --------      -----------------    ------------------

 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
     Total..............

            MORTGAGED PROPERTY OCCUPANCY STATUS OF THE MORTGAGE LOANS



                                            AGGREGATE          % OF AGGREGATE
                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE
                           NUMBER       OUTSTANDING AS OF    OUTSTANDING AS OF
OCCUPANCY STATUS          OF LOANS      THE CUT-OFF DATE      THE CUT-OFF DATE
----------------          --------      -----------------    ------------------

 ........................
 ........................
     Total..............

     The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.


                       LOAN PURPOSE OF THE MORTGAGE LOANS

                                            AGGREGATE          % OF AGGREGATE
                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE
                           NUMBER       OUTSTANDING AS OF    OUTSTANDING AS OF
LOAN PURPOSE              OF LOANS      THE CUT-OFF DATE      THE CUT-OFF DATE
------------              --------      -----------------    ------------------

 ........................
 ........................
 ........................
     Total..............


                       LOAN PROGRAMS OF THE MORTGAGE LOANS



                                            AGGREGATE          % OF AGGREGATE
                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE
                           NUMBER       OUTSTANDING AS OF    OUTSTANDING AS OF
LOAN PROGRAM              OF LOANS      THE CUT-OFF DATE      THE CUT-OFF DATE
------------              --------      -----------------    ------------------
 ........................
 ........................
 ........................
     Total..............

                RISK CATEGORIES OF THE FIXED RATE MORTGAGE LOANS

                                            AGGREGATE          % OF AGGREGATE
                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE
                           NUMBER       OUTSTANDING AS OF    OUTSTANDING AS OF
RISK CATEGORIES           OF LOANS      THE CUT-OFF DATE      THE CUT-OFF DATE
---------------           --------      -----------------    ------------------
 ........................
 ........................
 ........................
 ........................
 ........................
     Total..............


              RISK CATEGORIES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                            AGGREGATE          % OF AGGREGATE
                                        PRINCIPAL BALANCE     PRINCIPAL BALANCE
                           NUMBER       OUTSTANDING AS OF    OUTSTANDING AS OF
RISK CATEGORIES           OF LOANS      THE CUT-OFF DATE      THE CUT-OFF DATE
---------------           --------      -----------------    ------------------
 ........................
 ........................
 ........................
 ........................
 ........................
 ........................
     Total..............


          NEXT ADJUSTMENT DATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS

                                             AGGREGATE          % OF AGGREGATE
                                         PRINCIPAL BALANCE     PRINCIPAL BALANCE
                                NUMBER   OUTSTANDING AS OF    OUTSTANDING AS OF
MONTH OF NEXT ADJUSTMENT DATE  OF LOANS  THE CUT-OFF DATE      THE CUT-OFF DATE
-----------------------------  --------  -----------------    ------------------
 ...............................
 ...............................
 ...............................
 ...............................
Total..........................

THE INDEX APPLICABLE TO THE ADJUSTABLE RATE MORTGAGE LOANS

     As of any adjustment date, the index applicable to the determination of the mortgage rate on each adjustable rate mortgage loan will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and as of a date as specified in the related mortgage note. In the event that this index becomes unavailable or otherwise unpublished, each servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

     The table below sets forth historical average rates of six-month LIBOR for the months indicated as made available from Fannie Mae, which rates may differ from the rates of the index applicable to the determination of the mortgage rate on each adjustable rate mortgage loan, which is six-month LIBOR as published in THE WALL STREET JOURNAL as described in the preceding paragraph. The table does not purport to be representative of the subsequent rates of the index which will be used to determine the Mortgage Rate on each adjustable rate mortgage loan.


                                                YEAR
                        --------------------------------------------------------
MONTH                   ------- ------- -------- --------- -------- ------ -----
-----








UNDERWRITING STANDARDS OF __________ AND REPRESENTATIONS CONCERNING THE MORTGAGE LOANS

     The mortgage loans will be acquired by the depositor on the closing date from the [SPE], who will have acquired the mortgage loans on the closing date from the seller. The seller in turn will have acquired the mortgage loans on the closing date from _______________, an affiliate of the depositor who will have acquired the mortgage loans directly or indirectly from the originators.

     The information set forth below with regard to each originator's underwriting standards has been provided to the depositor or compiled from information provided to the depositor by that originator. With respect to the information regarding each originator's underwriting standards, none of the issuer, the other originators, the depositor, the master servicer, the seller, the [SPE], the owner trustee, the indenture trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information.

     The originators' underwriting standards are primarily intended to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. All of the mortgage loans in the mortgage pool were also underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market. While the originators' primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originators also consider, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The mortgage loans generally bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner.

     As a result of the originators' underwriting criteria, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure and loss experience on the mortgage loans than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

[ORIGINATOR'S UNDERWRITING PROGRAMS]

     The mortgage loans will have been originated generally in accordance with the underwriting guidelines of [the originator] and will be referred to in this prospectus supplement as the underwriting guidelines. On a case-by-case basis, exceptions to the underwriting guidelines are made where compensating factors exist.

     Each applicant completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The underwriting guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The underwriting guidelines require a review of the appraisal by a qualified employee of [the originator] or by an appraiser retained by [the originator].

     The mortgage loans in the mortgage pool were originated consistent with and generally conform to the underwriting guidelines': full documentation, limited documentation and stated income documentation residential loan programs. Under each of the programs, [the originator] reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a qualifying rate has been created under the underwriting guidelines that generally is equal to the lesser of the fully indexed interest rate on the loan being applied for or one percent above the initial interest rate on that loan, in the case of six-month LIBOR loans that do not provide for a delayed first adjustment, or is generally equal to the initial interest rate on that loan, in the case of other loans. The underwriting guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires [the originator's] underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $500,000. The underwriting guidelines generally permit loans on one- to four-family residential properties to have:

     o a loan-to-value ratio at origination of up to 90% with respect to non-conforming first liens,

     o a combined loan-to-value ratio at origination of up to 90% with respect to non-conforming second liens and

     o a combined loan-to-value ratio at origination of up to 100% with respect to conforming second liens,

In each case, the loan-to-value ratio depends on, among other things, the purpose of the mortgage loan, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to mortgage loans in the mortgage pool secured by mortgaged properties acquired by a mortgagor under a "lease option purchase", the loan-to-value ratio of the related mortgage loan is based on the lower of the appraised value at the time of origination of the mortgage loan or the sale price of the related mortgaged property if the "lease option purchase price" was set less than 12 months prior to origination and is based on the appraised value at the time of origination if the "lease option purchase price" was set 12 months or more prior to origination.

     The underwriting guidelines require that the income of each applicant be verified. The specific income documentation required for [the originator's] various programs is as follows: under the full documentation program, applicants generally are required to submit two written forms of verification of stable income for at least 12 months; under the limited documentation programs, one such form of verification is required for 12 months; under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs require that, with respect to salaried employees, there be a telephone verification of the applicant's employment. Verification of the source of funds, if any, required to be deposited by the applicant into escrow in the case of a purchase money loan is required when the loan-to-value ratio is greater than 70%.

     In evaluating the credit quality of borrowers, [the originator] utilizes credit bureau risk scores, or a FICO score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories--Equifax, TransUnion and Experian.

     The underwriting guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

     Non-Conforming First Lien Mortgage Loans:
     ----------------------------------------

     "A+" Risk. Under the "A+" risk category, the applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 640 or higher. A maximum of one 30-day late payment and no 60-day late payments within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is required to be current at the time the application is submitted. No open collection accounts or open charge-offs may remain open after the funding of the loan. No bankruptcy or notice of default filings may have occurred during the preceding three years; provided, however, that if the borrower's bankruptcy has been discharged during the past three years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90%, or 85% for mortgage loans originated under the stated income documentation program, is permitted for a mortgage loan on a single family owner-occupied property. A maximum loan-to-value ratio of 85% is permitted for a mortgage loan on a non-owner occupied property, an owner-occupied condominium or a two- to four-family residential property. The maximum loan-to-value ratio for rural, remote or unique properties is 75%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for either a refinance loan or a purchase money loan. The debt service-to-income ratio generally ranges from 42% to 45% or less, depending on the qualifying rate and the loan-to-value ratio.

     "A-" Risk. Under the "A-" risk category, an applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 620 or higher. A maximum of three 30-day late payment and no 60-day late payments within the last 12 months is acceptable on an existing mortgage loan if the loan-to-value ratio is 85% or less. An existing mortgage loan is required to be current at the time of funding of the loan. Minor derogatory items are allowed as to non-mortgage credit, and a letter of explanation may be required under the full documentation program. Medical derogatories are not considered. Open collection accounts or open charge-offs affecting title with balances of less than $500 may remain open after funding of the loan. No bankruptcy may have occurred during the preceding two years. No notice of default filings may have occurred during the preceding three years; provided, however, that if the borrower's bankruptcy has been discharged during the past two years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90%, or 80% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a single family owner-occupied property. A maximum loan-to-value ratio of 80%, or 70% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a non-owner-occupied property. A maximum loan-to-value ratio of 85%, or 75% for mortgage loans originated under the stated income documentation program, is permitted for a mortgage loan on an owner- occupied condominium or a two- to four-family residential property. The maximum loan-to-value ratio for rural, remote, or unique properties is 75%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for a refinance loan and 95% for a purchase money loan. The debt service-to-income ratio is generally 50% or less.

     "B" Risk. Under the "B" risk category, an applicant may have experienced isolated credit problems, but should have generally repaid installment or revolving debt according to its terms or must have a FICO score of 600 or higher. A maximum of one 60-day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 60 days late at the time of funding of the loan. As to non-mortgage credit, some prior defaults may have occurred and a letter of explanation may be required under the full documentation program. Medical derogatories are not considered. Generally, open charge-offs or collection accounts with balances of less than $1,000 may remain open after the funding of the loan. No bankruptcy or notice of default filings by the applicant may have occurred during the preceding two years; provided, however, that if the borrower's bankruptcy has been discharged during the past two years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 80%, or 75% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on an owner-occupied detached property originated under the full documentation program. A maximum loan-to-value ratio of 75%, or 70% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a non-owner-occupied property, an owner-occupied condominium or a two- to four-family residential property. The maximum loan-to-value ratio for rural, remote or unique properties is 70%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for a refinance loan and 95% for a purchase money loan. The debt service-to-income ratio is generally 55% or less.

     "C" Risk. Under the "C" risk category, an applicant may have experienced significant credit problems in the past. A maximum of one 90-day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts with balances of less than $2,500 may remain open after the funding of the loan. No bankruptcy or notice of default filings by the applicant may have occurred during the preceding 12 months; provided, however, that if the borrower's bankruptcy has been discharged during the past 12 months and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, the borrower may qualify for a mortgage loan. The mortgaged property must be in average condition. Generally, a maximum loan-to-value ratio of 75% for a mortgage loan on a single family, owner-occupied property for a full documentation program, or 70% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted. A maximum loan-to-value ratio of 70%, or 65% for mortgage loans originated under the limited documentation and the stated income documentation programs, is permitted for a mortgage loan on a non-owner-occupied property, an owner-occupied condominium or a two-to-four family residential property. The maximum loan-to-value ratio for rural, remote or unique properties is 70%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 95% for a refinance loan and for a purchase money loan. The debt service-to-income ratio is generally 59% or less.

     "C-" Risk. Under the "C-" risk category, an applicant may have experienced significant credit problems in the past. A maximum of two 90-day late payments and one 120-day late payment is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts with balances less than $5,000 may remain open after the funding of the loan. There may be no current notice of default and any bankruptcy must be discharged. The mortgaged property may exhibit some deferred maintenance. A maximum loan-to-value ratio of 70%, or 55% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a single family owner-occupied property. A maximum loan-to-value ratio of 65%, or 50% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a non-owner occupied property, an owner-occupied condominium or a two- to four-family residential property. The maximum loan-to-value ratio for rural, remote or unique properties is 65%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for a refinance loan and 95% for a purchase money loan. The debt service-to-income ratio is generally 59% or less.

     Mortgage Credit Only. The Mortgage Credit Only program allows for three 30-day late payments and no 60-day late payments within the last 12 months on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. Derogatory items are allowed as to non-mortgage credit. No bankruptcy or notice of default filings may have occurred during the preceding two years; provided, however, that if the borrower's bankruptcy has been discharged during the past two years and the borrower has reestablished a credit history otherwise complying with the credit parameters set forth in this paragraph, the borrower may then qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 75% for mortgage loans originated under either the full or limited documentation programs is permitted for a mortgage loan on a single family owner- occupied property. Mortgage Credit Only loans are not made available under the stated income documentation program. A maximum loan-to-value ratio of 70% is permitted for a mortgage loan on a non-owner occupied property, second home, owner-occupied condominium, or two- to four-family residential property. The mortgage credit only program is not available for rural, remote or unique properties. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100% for a refinance loan or 95% for a purchase money loan. The debt service-to-income ratio is generally equal to or less than 55%.

     Home Saver Program. [The originator] originates loans under a program called "Home Saver" to enable borrowers with an existing delinquent loan to preserve their home ownership. The existing loan may be over 90 days delinquent, but any bankruptcy proceeding must be dismissed before the loan is funded. The loan-to-value ratio may not exceed 65%, or 60% for loans originated under the limited documentation program. Home Saver loans are not made available under the stated income documentation program. A maximum loan-to-value ratio of 60%, or 55% for mortgage loans originated under the limited documentation program, is permitted for a mortgage loan on a non-owner occupied property, owner-occupied condominium or a two- to four-family residential property. The Home Saver program is not available for rural, remote or unique properties. The maximum combined loan-to-value ratio, including any related subordinate lien, is 95% for either a refinance loan or a purchase money loan. The maximum loan amount is $250,000, or $200,000 for loans originated under the limited documentation program.

     Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception, an exception from certain requirements of a particular risk category, etc. An exception may generally be allowed if the application reflects certain compensating factors, among others: low loan-to-value ratio; pride of ownership; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of five or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, certain mortgagors may qualify in a more favorable risk category that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category.

     Non-Conforming Second Lien Mortgage Loans:
     -----------------------------------------

     "A+" Risk. Under the "A+" risk category, the applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 640 or higher. A maximum of one 30-day late payment and no 60-day late payments within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is required to be current at the time the application is submitted. No open collection accounts or open charge-offs may remain open after the funding of the loan. No bankruptcy or notice of default filings may have occurred during the preceding three years; provided, however, that if the borrower's bankruptcy has been discharged during the past three years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum combined loan-to-value ratio of 90%, or 85% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a single family owner-occupied property. A maximum combined loan-to-value ratio of 85% is permitted for a mortgage loan on a non- owner occupied property, an owner-occupied condominium or a two- to four-family residential property. The maximum combined loan-to-value ratio for rural, remote or unique properties is 75%. The debt service-to- income ratio generally ranges from 42% to 45% or less, depending on the qualifying rate and the combined loan-to-value ratio.

     "A-" Risk. Under the "A-" risk category, an applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 620 or higher. A maximum of three 30-day late payments and no 60-day late payment within the last 12 months are acceptable on an existing mortgage loan. An existing mortgage loan is required to be current at the time of funding of the loan. Minor derogatory items are allowed as to non-mortgage credit, and a letter of explanation may be required under the full documentation program. Medical derogatories are not considered. Open collection accounts or open charge-offs affecting title with balances of less than $500 may remain open after funding of the loan. No bankruptcy may have occurred during the preceding two years. No notice of default filings may have occurred during the preceding three years; provided, however, that if the borrower's bankruptcy has been discharged during the past two years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum combined loan-to-value ratio of 90%, or 80% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a single family owner-occupied property. A maximum combined loan-to-value ratio of 80%, or 70% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a non-owner- occupied property. A maximum combined loan-to-value ratio of 85%, or 75% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan secured by an owner-occupied condominium or a two- to four-family residential property. The maximum combined loan-to-value ratio for rural, remote, or unique properties is 75%. The debt service-to-income ratio is generally 50% or less.

     "B" Risk. Under the "B" risk category, an applicant may have experienced isolated credit problems, but should have generally repaid installment or revolving debt according to its terms or must have a FICO score of 600 or higher. A maximum of one 60-day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 60 days late at the time of funding of the loan. As to non-mortgage credit, some prior defaults may have occurred and a letter of explanation may be required under the full documentation program. Medical derogatories are not considered. Generally, open charge-offs or collection accounts with balances of less than $1,000 may remain open after the funding of the loan. No bankruptcy or notice of default filings by the applicant may have occurred during the preceding two years; provided, however, that if the borrower's bankruptcy has been discharged during the past two years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum combined loan-to-value ratio of 80%, or 75% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on an owner-occupied detached property. A maximum combined loan-to-value ratio of 75%, or 70% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a non-owner-occupied property, an owner-occupied condominium or a two- to four-family residential property. The maximum combined loan-to-value ratio for rural, remote or unique properties is 70%. The debt service-to-income ratio is generally 55% or less.

     "C" Risk. Under the "C" risk category, an applicant may have experienced significant credit problems in the past. A maximum of one 90-day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts with balances of less than $2,500 may remain open after the funding of the loan. No bankruptcy or notice of default filings by the applicant may have occurred during the preceding 12 months; provided, however, that if the borrower's bankruptcy has been discharged during the past 12 months and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, the borrower may qualify for a mortgage loan. The mortgaged property must be in average condition. Generally, a maximum combined loan-to-value ratio of 75% for a mortgage loan on a single family, owner-occupied property for a full documentation program, or 70% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted. A maximum combined loan-to-value ratio of 70%, or 65% for mortgage loans originated under the limited documentation and the stated income documentation programs, is permitted for a mortgage loan on a non-owner-occupied property, an owner-occupied condominium or a two- to-four family residential property. The maximum combined loan-to-value ratio for rural, remote or unique properties is 70%. The debt service-to-income ratio is generally 59% or less.

     "C-" Risk. Under the "C-" risk category, an applicant may have experienced significant credit problems in the past. A maximum of two 90-day late payments and one 120-day late payment is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts with balances of less than $5,000 may remain open after the funding of the loan. There may be no current notice of default and any bankruptcy must be discharged. The mortgaged property may exhibit some deferred maintenance. A maximum combined loan-to-value ratio of 70%, or 65% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a single family owner-occupied property. A maximum combined loan-to-value ratio of 65%, or 60% for mortgage loans originated under the limited documentation and stated income documentation programs, is permitted for a mortgage loan on a non-owner occupied property, an owner-occupied condominium or a two- to four-family residential property. The maximum combined loan-to-value ratio for rural, remote or unique properties is 65%. The debt service-to-income ratio is generally 59% or less.

     Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception, an exception from certain requirements of a particular risk category, etc. An exception may generally be allowed if the application reflects certain compensating factors, among others: low combined loan-to-value ratio; pride of ownership; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of five or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, certain mortgagors may qualify in a more favorable risk category that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category.

     Conforming Second Lien Mortgage Loans:
     --------------------------------------

     "A+" Risk. Under the "A+" risk category, the applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 720 or higher. A maximum of no late payments in the last 12 months and one 30-day late payment within the last 24 months is acceptable on an existing mortgage loan. An existing mortgage loan is required to be current at the time the application is submitted. No open collection accounts or open charge-offs may remain open after the funding of the loan. No bankruptcy filings may have occurred during the preceding five years; provided, however, that if the borrower's bankruptcy has been discharged during the past five years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum combined loan-to-value ratio of 100% is permitted for a mortgage loan on an owner-occupied single-family residence, townhome or planned unit development. A maximum combined loan-to-value ratio of 90% is permitted for a mortgage loan on an owner-occupied condominium or a two- to four-family residential property. The maximum debt service-to- income ratio is 45%, however a 5% debt service-to-income ratio allowance may be made based on underwriter discretion and compensating factors.

     "A" Risk. Under the "A" risk category, an applicant must have generally repaid installment or revolving debt according to its terms or must have a FICO score of 680 or higher. A maximum of one 30-day late payment and no 60-day late payments within the last 24 months is acceptable on an existing mortgage loan. An existing mortgage loan is required to be current at the time the application is submitted. Minor derogatory items are allowed as to non-mortgage credit, and a letter of explanation may be required under the full documentation program. No bankruptcy or notice of default filings may have occurred during preceding five years; provided, however, that if the borrower's bankruptcy has been discharged during the past five years and the borrower has re- established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum combined loan-to-value ratio of 100% is permitted for a mortgage loan on an owner-occupied single-family residence, townhome or planned unit development. A maximum combined loan-to-value ratio of 90% is permitted for a mortgage loan on an owner-occupied condominium or two- to four- family residential property. The debt service-to-income ratio is 45%, however a 5% debt service-to- income ratio allowance may be made based on underwriter discretion and compensating factors.

     "B+" Risk. Under the "B+" risk category, an applicant may have experienced isolated credit problems, but should have generally repaid installment or revolving debt according to its terms or must have a FICO score of 640 or higher. A maximum of one 30-day late payment within the last 12 months and two 30-day late payments within the last 24 months is acceptable on an existing mortgage loan. No bankruptcy filings by the applicant may have occurred during the preceding five years; provided, however, that if the borrower's bankruptcy has been discharged during the past five years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, the borrower may qualify for a mortgage loan. The mortgaged property must be in at least average condition. A maximum combined loan-to-value ratio of 100% is permitted for a mortgage loan on an owner-occupied single-family residence, townhome or planned unit development. A maximum combined loan-to-value ratio of 90% is permitted for a mortgage loan on an owner-occupied condominium or a two- to four-family residential property. The maximum debt service-to-income ratio is 42%, however a 5% debt service-to-income ratio allowance may be made based on underwriter discretion and compensating factors.

     "B" Risk. Under the "B" risk category, an applicant may have experienced isolated credit problems but should have generally repaid installment or revolving debt according to its terms or must have a FICO score of 610 or higher for loans with combined loan-to-value ratio's of 85% or higher, or 600 or higher for loans with combined loan-to-value ratio's of less than 85%. A maximum of one 30-day late payment within the last 12 months and two 30-day late payments within the last 24 months is acceptable on an existing mortgage loan. No bankruptcy filings by the applicant may have occurred during the preceding five years; provided, however, that if the borrower's bankruptcy has been discharged during the past five years and the borrower has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, the borrower may qualify for a mortgage loan. The mortgaged property must be in average condition. A maximum combined loan-to-value ratio of 100% for a mortgage loan on an owner-occupied single-family residence, townhome or planned unit development is permitted. A maximum combined loan-to-value ratio of 90% is permitted for a mortgage loan on an owner-occupied condominium or a two- to-four family residential property. The maximum debt service-to-income ratio is 40%, however a 5% debt service-to-income allowance may be made based on underwriter discretion and compensating factors.

     Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception, an exception from certain requirements of a particular risk category, etc. An exception may generally be allowed if the application reflects certain compensating factors, among others: low combined loan-to-value ratio; pride of ownership; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of five or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, certain mortgagors may qualify in a more favorable risk category that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category.

[ORIGINATOR'S UNDERWRITING PROGRAMS]

     [Discussion of underwriting programs used by other originators to originate mortgage loans such as those in the securitization].

     The seller will make representations and warranties as of the closing date with respect to the mortgage loans, and will be obligated to repurchase any mortgage loan in respect of which a material breach of the representations and warranties it has made has occurred, other than those breaches which have been cured. For a discussion of the representations and warranties made and the repurchase obligation, see "Mortgage Loan Program--Representations by or on behalf of the Seller; Repurchases" in the prospectus.

ADDITIONAL INFORMATION CONCERNING THE MORTGAGE LOANS

     The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted as of the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before that date. Prior to the issuance of the notes, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems the removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the notes unless including these mortgage loans would materially alter the characteristics of the mortgage pool. The depositor believes that the information set forth throughout this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the notes are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans may vary.


                               YIELD ON THE NOTES


GENERAL PREPAYMENT CONSIDERATIONS

     The rate of principal payments on the notes, the aggregate amount of payments on the notes and the yield to maturity of the notes will be related to the rate and timing of payments of principal on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments on the mortgage loans, including for this purpose, payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the depositor, the seller or the majority holder of the equity certificates, as the case may be. The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" in this prospectus supplement, with respect to approximately _____% of the mortgage loans, by aggregate principal balance as of the cut-off date, a prepayment may subject the related mortgagor to a prepayment charge. In most cases, prepayment charge obligations expire by their terms after a limited period specified in the related mortgage note. The weighted average month of origination of the mortgage loans with prepayment charges is ________ ____.

     Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the class or classes of notes then entitled to receive these payments that otherwise would be distributed over the remaining terms of the mortgage loans. Since the rates of payment of principal on the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of any class of notes may vary from the anticipated yield will depend upon the degree to which the notes are purchased at a discount or premium and the degree to which the timing of payments on the notes is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any note purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any note purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to that investor that is lower than the anticipated yield. In most cases, the earlier a prepayment of principal is made on the mortgage loans, the greater the effect on the yield to maturity of the notes. As a result, the effect on an investor's yield of principal payments occurring at a rate higher, or lower, than the rate anticipated by the investor during the period immediately following the issuance of the notes would not be fully offset by a subsequent like reduction, or increase, in the rate of principal payments. See "Maturity and Prepayment Considerations" in the prospectus.

     It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. The rate of payments, including prepayments, on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, in the case of the adjustable rate mortgage loans in the mortgage pool, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the notes. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

     Because principal payments are paid to the some classes of notes before other classes, holders of classes of notes having a later priority of payment bear a greater risk of losses, because these notes will represent an increasing percentage of the trust estate during the period prior to the commencement of payments of principal on these notes, than holders of classes having earlier priorities for payment of principal. As described in this prospectus supplement under "Description of the Notes--Principal Payments on the Notes," prior to the Stepdown Date, all principal payments on the mortgage loans will be allocated to the Class A Notes. After that date, subject to certain delinquency triggers described in this prospectus supplement, all principal payments on the mortgage loans will be allocated among all classes of the notes then outstanding as described under "Description of the Notes--Principal Payments on the Notes" in this prospectus supplement.

     In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse will be available beyond the specific mortgaged property pledged as security for repayment. See "The Mortgage Pool--Underwriting Standards of ___________ and Representations Concerning the Mortgage Loans" in this prospectus supplement.

SPECIAL YIELD CONSIDERATIONS

     The note interest rate for each class of notes adjusts monthly based on one-month LIBOR as described under "Description of the Notes--Calculation of One-Month LIBOR" in this prospectus supplement, subject to the maximum Note Interest Rate and the Available Interest Rate. However, the mortgage rates on the fixed rate mortgage loans are fixed and will not vary with any index, and the mortgage rates on the adjustable rate mortgage loans adjust semi-annually, after an initial fixed rate period in the case of delayed first adjustment mortgage loans, based on the index applicable to the adjustable rate mortgage loans, which may not move in tandem with one-month LIBOR, subject to periodic and lifetime limitations. Investors should note that approximately _____% of the mortgage loans are ____ year delayed first adjustment mortgage loans, approximately ____% of the mortgage loans are _____ year delayed first adjustment loans and approximately _____% of the mortgage loans are fixed rate mortgage loans, in each case by aggregate principal balance as of the cut-off date. The weighted average month of origination of the ____ year delayed first adjustment mortgage loans is _____ ____, and the weighted average month of origination of the ______ year delayed first adjustment mortgage loans is ______
_____.
     Because of the application of the maximum Note Interest Rate and the Available Interest Rate, increases in the Note Interest Rate on the notes may be limited for extended periods or indefinitely in a rising interest rate environment. The interest due on the mortgage loans during any due period may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable spread on the notes during the related Interest Accrual Period. In addition, the index applicable to the adjustable rate mortgage loans and one-month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both one-month LIBOR and the index applicable to the adjustable rate mortgage loans rise during the same period, one-month LIBOR may rise more rapidly than the index applicable to the adjustable rate mortgage loans or may rise higher than the index applicable to the adjustable rate mortgage loans, potentially resulting in Interest Carry Forward Amounts with respect to one or more classes of notes. As a result of the foregoing as well as other factors such as the prepayment behavior of the mortgage pool, relative increases in one-month LIBOR or relative decreases in the weighted average of the mortgage rates on the mortgage loans could:


          o cause the Current Interest Payment Amount generated by the mortgage pool to be less than the aggregate of the Interest Payment Amounts that would otherwise be payable on the notes, leading one or more classes of notes to incur Interest Carry Forward Amounts, or

          o could cause the maximum Note Interest Rate to apply to one or more classes of notes.

     Because the mortgage rate for each adjustable rate mortgage loan will be adjusted, subject to periodic and lifetime limitations, to equal the sum of the index applicable to the adjustable rate mortgage loans and the related gross margin, the mortgage rates could be higher than prevailing market interest rates, possibly resulting in an increase in the rate of prepayments on the adjustable rate mortgage loans after their adjustments.

     As described under "Description of the Notes--Allocation of Losses; Subordination," amounts otherwise distributable to holders of the subordinate notes may be made available to protect the holders of the Class A Notes against interruptions in payments due to certain mortgagor delinquencies, to the extent not covered by P&I Advances. These delinquencies may affect the yield to investors on classes of subordinate notes and, even if subsequently cured, will affect the timing of the receipt of payments by the holders of classes of subordinate notes. In addition, a larger than expected rate of delinquencies or losses will affect the rate of principal payments on each class of subordinate notes. See "Description of the Notes--Principal Payments on the Notes" in this prospectus supplement.


WEIGHTED AVERAGE LIVES

     Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of each class of notes will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments, including repurchases and prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans, and the timing of these payments.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a prepayment rate for the mortgage loans of __% CPR. CPR assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume __% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at __% CPR or any other rate.

     The tables following the next paragraph indicate the percentage of the initial Note Balance of the notes that would be outstanding after each of the dates shown at various percentages of the prepayment assumption and the corresponding weighted average lives of the notes. The tables are based on the following assumptions:

          o the mortgage pool consists of __ mortgage loans with the characteristics set forth in the table below entitled "Assumed Mortgage Loan Characteristics,"

          o payments on the notes are received, in cash, on the 25th day of each month, commencing in _______ ____,

          o the mortgage loans prepay at the percentages of the prepayment assumption indicated,

          o no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,

          o none of the majority holder of the equity certificates, the seller, the master servicer, the servicers or any other person purchases from the trust estate any mortgage loan or redeems the notes under any obligation or option under the indenture, the servicing agreements or any other agreement except as otherwise indicated in the second sentence following table below entitled "Percent of initial Note Balance outstanding at the specified percentages of the prepayment assumption," and no partial early redemption of the notes occurs with respect to the mortgage loans,

          o scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in _______ ____, and are computed prior to giving effect to any prepayments received in the prior month,

          o prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in ________ ____, and include 30 days' interest on the mortgage loan,

          o the scheduled monthly payment for each mortgage loan is calculated based on its principal balance, mortgage rate, original term to stated maturity and remaining term to stated maturity so that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to stated maturity,

          o the notes are purchased on ________ __, ____,

          o the index applicable to the adjustable rate mortgage loans remains constant at _____% per annum and the mortgage rate on each adjustable rate mortgage loan is adjusted on the next adjustment date, and on subsequent adjustment dates, if necessary, to equal the index applicable to the adjustable rate mortgage loans plus the applicable gross margin, subject to the applicable periodic rate cap,

          o one-month LIBOR remains constant at _____% per annum,

          o the monthly payment on each adjustable rate mortgage loan is adjusted on the due date immediately following the next adjustment date, and on subsequent adjustment dates, if necessary, to equal a fully amortizing monthly payment and

          o the master servicing fee rate is as set forth in the table below entitled "Assumed Mortgage Loan Characteristics" and the master servicing fee is payable monthly, the servicing fee rate for each servicer is equal to ____% per annum and the servicing fees are payable monthly, and the indenture trustee fee rate is equal to ______% per annum and the indenture trustee fee is paid monthly.


                                         ASSUMED MORTGAGE LOAN CHARACTERISTICS

                              ORIGINAL    REMAINING                                                            MASTER
PRINCIPAL BALANCE             TERM TO       TERM        NEXT                 MAXIMUM    MINIMUM     PERIODIC  SERVICING  PREPAY
   AS OF THE       MORTGAGE   MATURITY   TO MATURITY  ADJUSTMENT   GROSS     MORTGAGE   MORTGAGE     RATE     FEE RATE   PENALTY
  CUT-OFF DATE      RATE(%)   (MONTHS)    (MONTHS)      DATE      MARGIN(%)   RATE(%)    RATE(%)     CAP(%)      (%)     (YES/NO)
-----------------  --------   --------   -----------  ----------  ---------  --------   --------    --------  ---------  --------






     There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables in this prospectus supplement. Any discrepancy of this kind may have an effect upon the percentages of the initial Note Balance outstanding and the weighted average lives of the notes set forth in the tables in this prospectus supplement. In addition, since the actual mortgage loans included in the mortgage pool will have characteristics that differ from those assumed in preparing the tables set forth immediately following the next paragraph and since it is not likely the level of the index applicable to the adjustable rate mortgage loans or one-month LIBOR will remain constant as assumed, the notes may mature earlier or later than indicated by the tables. In addition, as described under "Description of the Notes--Principal Payments on the Notes" in this prospectus supplement, the occurrence of the Stepdown Date or a Trigger Event will have the effect of accelerating or decelerating the amortization of the notes, affecting the weighted average lives of the notes.

     Based on the foregoing assumptions, the tables following this paragraph indicate the weighted average lives of the notes and set forth the percentages of the initial Note Balance of the notes that would be outstanding after each of the payment dates shown, at various percentages of the prepayment assumption. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Note Balances and weighted average lives shown in the following tables. These variations may occur even if the average prepayment experience of all the mortgage loans equals any of the specified percentages of the prepayment assumption.

                              PERCENT OF INITIAL NOTE BALANCE OUTSTANDING AT THE
                              SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION


                                    CLASS A NOTES                      CLASS M-1 NOTES
                         ----------------------------------   ----------------------------------
PAYMENT DATE               0%    15%    28%    35%    45%        0%    15%    28%    35%    45%
------------             -------------------------- -------   ----------------------------------
Closing Date..........
 ......................
 ......................
 ......................
 ......................

Weighted Average Life
  in Years............
Weighted Average Life
  in Years............

                                   CLASS M-2 NOTES                      CLASS M-3 NOTES
                         ----------------------------------   ----------------------------------
PAYMENT DATE               0%    15%    28%    35%    45%        0%    15%    28%    35%    45%
------------             -------------------------- -------   ----------------------------------
PAYMENT DATE
------------
Closing Date..........
 ......................
 ......................
 ......................
 ......................

Weighted Average Life
  in Years............
Weighted Average Life
  in Years............


  The weighted average life of a note is determined by (a) multiplying the amount of each payment of principal by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial Note Balance of the notes. The weighted average lives set forth in the bottom row of the table are calculated according to the previous sentence but assumes the majority holder of the equity certificates exercises its option to redeem the notes when the aggregate Note Balance has been reduced to less than 20% of the initial aggregate Note Balance. See "The Indenture and Owner Trust Agreement--Redemption" in this prospectus supplement.

     There is no assurance that prepayments of the mortgage loans will conform to any of the levels of the prepayment assumption indicated in the tables above, or to any other level, or that the actual weighted average lives of the notes will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average lives of the notes is not necessarily indicative of the weighted average lives that might be calculated or projected under different or varying prepayment or index level assumptions.

     The characteristics of the mortgage loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage until maturity, that all of the mortgage loans will prepay at the same rate or that the level of the index applicable to the adjustable rate mortgage loans will remain constant or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and the level of the index applicable to the adjustable rate mortgage loans is consistent with the expectations of investors.


YIELD SENSITIVITY OF THE SUBORDINATE NOTES

     If on any payment date, the Overcollateralized Amount and the Note Balances of the Class M-3 Notes and the Class M-2 Notes have been reduced to zero, the yield to maturity on the Class M-1 Notes will become extremely sensitive to losses on the mortgage loans and the timing of losses, that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-1 Notes. If on any payment date, the Overcollateralized Amount and the Note Balance of the Class M-3 Notes have been reduced to zero, the yield to maturity on the Class M-2 Notes will become extremely sensitive to losses on the mortgage loans and the timing of losses that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-2 Notes. If on any payment date, the Overcollateralized Amount has been reduced to zero, the yield to maturity on the Class M-3 Notes will become extremely sensitive to losses on the mortgage loans and the timing of losses that are covered by subordination, because the entire amount of any Realized Losses, to the extent not covered by Net Monthly Excess Cashflow, will be allocated to the Class M-3 Notes. Once Realized Losses have been allocated to the subordinate notes, Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of the subordinate notes, after certain distributions to the holders of the Class A Notes and subordinate notes with lower numerical class designations, but before the equity certificates are entitled to any distributions. See "Description of the Notes--Overcollateralization Provisions" in this prospectus supplement.

     Investors in the subordinate notes should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments. For additional considerations relating to the yield on the subordinate notes, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

                            DESCRIPTION OF THE NOTES

GENERAL DESCRIPTION OF THE NOTES

     New Century Trust Series ____-__, Asset-Backed Floating Rate Notes, Series ____-__ will consist of ____ classes of notes, designated as:

       o the Class A Notes and

       o the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes which will collectively be referred to in this prospectus supplement as the subordinate notes.

       The notes will be issued by [New Century] Trust Series ____-__, the issuer, under the terms of an indenture, dated as of ________ __, ____, between the issuer and the indenture trustee. Only the notes are offered by this prospectus supplement. Trust certificates, Series ____-__, or the equity certificates, will be issued under the terms of an owner trust agreement, dated as of ________ __, ____, between the depositor and the owner trustee, and will represent the beneficial ownership interest in the issuer. The equity certificates are not being offered by this prospectus supplement and will be delivered on the closing date to the ____________, as partial consideration for the conveyance of the mortgage loans by ____________ to the depositor.

     Distributions on the offered notes will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in _______ ____.

     The notes represent non-recourse debt obligations of the issuer secured by a trust estate, which consists primarily of a segregated pool of conventional, one- to four-family, adjustable-rate and fixed-rate first lien mortgage loans having an aggregate principal balance as of the cut-off date of approximately $___________, subject to a permitted variance as described in this prospectus supplement under "The Mortgage Pool." Proceeds of the trust estate will be the sole source of payments on the notes. The issuer is not expected to have any significant assets other than the trust estate pledged as collateral to secure the notes.

     The Class A Notes, the Class M-1 Notes, the Class M-2 Notes and the Class M-3 Notes will have an aggregate initial note balance of approximately $___________, approximately $_________, approximately $__________ and approximately $__________, respectively, in each case subject to a permitted variance of plus or minus [5]%. The Note Interest Rates on the notes are adjustable, subject to the maximum Note Interest Rate and the Available Interest Rate, and will be calculated for each payment date as described under "--Note Interest Rate" in this prospectus supplement. The final maturity date of the notes is the payment date occurring in ________ ______.

     The notes will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of $[10,000] and integral multiples of $[1.00] in excess of the minimum denominations.

     The notes will initially be represented by one or more global notes registered in the name of the nominee of DTC as clearing agency, except as provided under "Definitive Notes" in this prospectus supplement. The depositor has been informed by DTC that DTC's nominee will be CEDE & Co. No person acquiring an interest in any class of the notes will be entitled to receive a note representing that person's interest, except as set forth below under "Definitive Notes". Unless and until definitive notes are issued under the limited circumstances described in this prospectus supplement, all references to actions by noteholders with respect to the notes shall refer to actions taken by DTC upon instructions from its participants, and all references in this prospectus supplement to payments, notices, reports and statements to noteholders with respect to the notes shall refer to payments, notices, reports and statements to DTC or CEDE & Co., as the registered holder of the notes, for payment to note owners in accordance with DTC procedures. See "--Registration of the Notes" and "--Definitive Notes" in this prospectus supplement.

     Any definitive notes will be transferable and exchangeable at the offices of the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the registration of transfer or exchange.

     All payments to holders of the notes, other than the final payment on any class of notes, will be made by or on behalf of the indenture trustee to the persons in whose names the notes are registered at the close of business on each record date. The record date for each payment date is:

         o with respect to the notes, other than any definitive notes, the close of business on the business day immediately preceding the payment date or

         o with respect to the definitive notes will be the close of business on the last business day of the month preceding the month in which the payment date occurs.

     Payments will be made either by check mailed to the address of each noteholder as it appears in the note register or upon written request to the indenture trustee at least five business days prior to the relevant record date by any holder of notes having an aggregate initial Note Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial aggregate Note Balance of that class of notes, by wire transfer in immediately available funds to the account of the noteholder specified in the request. The final payment on any class of notes will be made in like manner, but only upon presentment and surrender of the notes at the corporate trust office of the indenture trustee or other location specified in the notice to noteholders of the final payment.

REGISTRATION OF THE NOTES

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between its participants through electronic book entries, thereby eliminating the need for physical movement of notes. Participants include securities brokers and dealers, including the underwriter of the notes offered by this prospectus supplement, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the book-entry notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the book-entry notes from the indenture trustee through DTC and DTC participants. The indenture trustee will forward payments to DTC in same day funds and DTC will forward these payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing these payments to indirect participants or to note owners. Unless and until definitive notes are issued, it is anticipated that the only noteholder of the book-entry notes will be CEDE & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as the term is used in the indenture and note owners will be permitted to exercise the rights of noteholders only indirectly through DTC and its participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the book-entry notes among participants and to receive and transmit distributions of principal of, and interest on, the book-entry notes. Participants and indirect participants with which note owners have accounts with respect to the book-entry notes similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective note owners. Accordingly, although note owners will not possess definitive notes, the rules, regulations and procedures creating and affecting DTC and its operations provide a mechanism by which note owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

     Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of banks, the ability of a note owner to pledge book-entry notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to these notes, may be limited due to the absence of physical notes for the book-entry notes. In addition, under a book-entry format, note owners may experience delays in their receipt of payments since distributions will be made by the indenture trustee to CEDE & Co., as nominee for DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations , DTC will take action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose DTC account the book-entry notes are credited. Additionally, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of book-entry notes evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of book-entry notes evidencing these voting rights, authorize divergent action.

     DTC management is aware that some computer applications, systems and similar items for processing data that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter Year 2000 problems. DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its computer applications, systems and similar items for processing data, as the same relate to the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on which DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting and will continue to contact third party vendors from whom DTC acquires services to: (i) impress upon them the importance of their services being Year 2000 compliant and (ii) determine the extent of their efforts for Year 2000 remediation and, as appropriate, testing of their services. In addition, DTC is in the process of developing contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     The issuer, the originators, the depositor, the master servicer, the seller, the [SPE], the owner trustee, the indenture trustee and their respective affiliates will have no liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the notes held by CEDE & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE NOTES

     Definitive notes will be issued to note owners or their nominees, rather than to DTC or its nominee, only if:

         o the depositor advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the notes and the depositor is unable to locate a qualified successor,

         o the depositor, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC, or

         o after the occurrence of an event of default, note owners representing in the aggregate not less than 51% of the voting rights of the notes advise the indenture trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the note owners' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee is required to notify all note owners through participants of the availability of definitive notes. Upon surrender by DTC of the definitive notes representing the notes and receipt of instructions for re-registration, the indenture trustee will reissue the notes as definitive notes issued in the respective principal amounts owned by individual note owners, and thereafter the indenture trustee will recognize the holders of the definitive notes as noteholders under the indenture. The definitive notes will be issued in minimum denominations of $10,000, except that any beneficial ownership represented by a note in an amount less than $10,000 immediately prior to the issuance of a definitive note shall be issued in a minimum denomination equal to the amount represented by that note.

BOOK-ENTRY FACILITIES

     Note owners may elect to hold their interests in the notes through DTC in the United States or through Cedel or Euroclear in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. The notes of each class will be issued in one or more notes which equal the aggregate Note Balance of the class and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in these securities settled during this processing will be reported to the relevant Euroclear participants or Cedel participants on that business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel participant or Euroclear participant to a participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Cedel participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by Citibank or Chase, as applicable; however, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to Citibank or Chase, as appicable, to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel participants and Euroclear participants may not deliver instructions directly to the European depositaries.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedel participants through electronic book-entry changes in accounts of Cedel participants, eliminating the need for physical movement of notes. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, or Morgan, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Morgan, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Morgan, not Euroclear Clearance Systems, S.C.. Euroclear Clearance Systems, S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     Morgan is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with Morgan are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. Morgan acts under these terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Payments with respect to notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by Citibank or Chase, as applicable. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. See Annex I to this prospectus supplement.

GLOSSARY OF TERMS

     The following terms are given the meanings shown below to help describe the cash flows on the notes:

     ALLOCATED REALIZED LOSS AMOUNT: The Allocated Loss Amount with respect to any class of subordinate notes and any payment date is the sum of:

          o any Realized Loss allocated to that class of subordinate notes on the payment date and

          o any Allocated Realized Loss Amount for that class remaining unpaid from previous payment dates plus accrued interest thereon at the Note Accrual Rate for that class.

     AVAILABLE INTEREST RATE: The Available Interest Rate for any payment date is a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is:

          o the Current Interest Payment Amount for the payment date,

and the denominator of which is

          o the aggregate Note Balance of the notes immediately prior to the payment date multiplied by the actual number of days elapsed in the related Interest Accrual Period and divided by 360.

     AVAILABLE PAYMENT AMOUNT: The Available Payment Amount for any payment date is equal to the sum, net of amounts reimbursable therefrom to the master servicer, the servicers, the indenture trustee or the owner trustee, of:

          o the aggregate amount of scheduled monthly payments on the mortgage loans due on the related due date and received on or prior to the related determination date, after deduction of the master servicing fee, the servicing fees and the indenture trustee fee,

          o certain unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month and

          o all P&I Advances with respect to the mortgage loans received for the payment date.

     BANKRUPTCY LOSS: A Bankruptcy Loss is a Deficient Valuation or a Debt Service Reduction.

     CLASS A PRINCIPAL PAYMENT AMOUNT: The Class A Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

          o the Note Balance of the Class A Notes immediately prior to the payment date OVER

          o the lesser of (a) the product of _____% and the aggregate principal balance of the mortgage loans as of the last day of the related due period and (b) the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $---------.

     CLASS M-1 PRINCIPAL PAYMENT AMOUNT: The Class M-1 Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

          o the sum of (a) the Note Balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on the payment date and (b) the Note Balance of the Class M-1 Notes immediately prior to the payment date OVER

          o the lesser of (a) the product of _____% and the aggregate principal balance of the mortgage loans as of the last day of the related due period and (b) the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $____________.

     CLASS M-2 PRINCIPAL PAYMENT AMOUNT: The Class M-2 Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

          o the sum of (a) the Note Balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on the payment date, (b) the Note Balance of the Class M-1 Notes, after taking into account the payment of the Class M-1 Principal Payment Amount on the payment date and (c) the Note Balance of the Class M- 2 Notes immediately prior to the payment date OVER

          o the lesser of (a) the product of _____% and the aggregate principal balance of the mortgage loans as of the last day of the related due period and (b) the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $----------.

     CLASS M-3 PRINCIPAL PAYMENT AMOUNT: The Class M-3 Principal Payment Amount for any payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, is an amount equal to the excess of:

          o the sum of (a) the Note Balance of the Class A Notes, after taking into account the payment of the Class A Principal Payment Amount on the payment date, (b) the Note Balance of the Class M-1 Notes, after taking into account the payment of the Class M-1 Principal Payment Amount on the payment date, (c) the Note Balance of the Class M-2 Notes, after taking into account the payment of the Class M-2 Principal Payment Amount on the payment date and (d) the Note Balance of the Class M-3 Notes immediately prior to the payment date OVER

          o the lesser of (a) the product of _____% and the aggregate principal balance of the mortgage loans as of the last day of the related due period and (b) the aggregate principal balance of the mortgage loans as of the last day of the related due period minus $__________.

     COMPENSATING INTEREST: With respect to any principal prepayments, any payments made by the master servicer from its own funds to cover Prepayment Interest Shortfalls.

     CREDIT ENHANCEMENT PERCENTAGE: The Credit Enhancement Percentage for any payment date is the percentage obtained by dividing:

          o the sum of the Overcollateralized Amount and the aggregate Note Balance of the subordinate notes by

          o the aggregate principal balance of the mortgage loans, calculated after taking into account payments of principal on the mortgage loans and payment of the Principal Payment Amount to the notes on the payment date.

     CURRENT INTEREST PAYMENT AMOUNT: The Current Interest Payment Amount for any payment date is an amount equal to interest collections or advances on the mortgage loans during the related due period, net of the master servicing fee, the servicing fees and the indenture trustee fee.

     DEFICIENT VALUATION: With respect to any mortgage loan, a Deficient Valuation is a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

     DEBT SERVICE REDUCTION: A Debt Service Reduction is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a mortgage loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

     INTEREST ACCRUAL PERIOD: The Interest Accrual Period for any payment date is the period commencing on the payment date of the month immediately preceding the month in which the payment date occurs, or, in the case of the first period, commencing on the closing date, and ending on the day preceding the payment date. All payments of interest on the notes will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

     INTEREST CARRY FORWARD AMOUNT: The Interest Carry Forward Amount with respect to any class of notes and any payment date, is any shortfall in payment of interest represented by the excess, if any, of the Interest Payment Amount that would be payable on that class at the applicable Note Accrual Rate over the Interest Payment Amount actually paid on the class at the Available Interest Rate, together with any shortfall in payment of interest remaining unpaid from previous payment dates plus interest accrued on those classes at the related Note Accrual Rate.

     INTEREST PAYMENT AMOUNT: The Interest Payment Amount for the notes of any class on any payment date is equal to interest accrued during the related Interest Accrual Period on the Note Balance of the notes immediately prior to the payment date at the then-applicable Note Interest Rate for the class.

     NET MONTHLY EXCESS CASHFLOW: The Net Monthly Excess Cashflow for any payment date is equal to the sum of:

          o any Overcollateralization Reduction Amount and

          o the excess of:

               o the Available Payment Amount for the payment date OVER

               o the sum for the payment date of the aggregate of the Interest Payment Amounts payable to the holders of the notes and the sum of the amounts described in clauses (b)(i) through (iii) of the definition of Principal Payment Amount.

     NOTE ACCRUAL RATE: The Note Accrual Rate with respect to any class of notes and any payment date is the lesser of the rate described for that class in the first bullet point under the definition of Note Interest Rate and the maximum
Note Interest Rate.

     NOTE BALANCE: The Note Balance of a note outstanding at any time represents the then maximum amount that the holder of that note is entitled to receive as payments allocable to principal from the cash flow on the mortgage loans and the other assets in the trust estate. The Note Balance of any class of notes as of any date of determination is equal to the initial Note Balance of that class reduced by the aggregate of:

          o all amounts allocable to principal previously distributed with respect to the note and

          o any reductions in the Note Balance deemed to have occurred in connection with allocations of Realized Losses.

     NOTE INTEREST RATE:

          o The Note Interest Rate on the Class A Notes will be a rate per annum equal to the lesser of:

               o one-month LIBOR plus ____%, in the case of each payment date through and including the payment date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or one-month LIBOR plus ____%, in the case of any payment date thereafter,

               o the Available Interest Rate for the payment date and

               o _____% per annum, which is also referred to as the maximum Note Interest Rate.

          o The Note Interest Rate on the Class M-1 Notes will be a rate per annum equal to the lesser of:

               o one-month LIBOR plus ____%, in the case of each payment date through and including the payment date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or one-month LIBOR plus ____%, in the case of any payment date thereafter,

               o the Available Interest Rate for the payment date and

               o the maximum Note Interest Rate.

          o The Note Interest Rate on the Class M-2 Notes will be a rate per annum equal to the lesser of:

               o one-month LIBOR plus ____%, in the case of each payment date through and including the payment date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or one-month LIBOR plus ____%, in the case of any payment date thereafter,

               o the Available Interest Rate for the payment date and

               o the maximum Note Interest Rate.

          o The Note Interest Rate on the Class M-3 Notes will be a rate per annum equal to the lesser of:

               o one-month LIBOR plus ____%, in the case of each payment date through and including the payment date on which the aggregate Note Balance is reduced to less than __% of the aggregate initial Note Balance, or one-month LIBOR plus _____%, in the case of any payment date thereafter,

               o the Available Interest Rate for the payment date and

               o the maximum Note Interest Rate.

     OVERCOLLATERALIZED AMOUNT: The Overcollateralized Amount with respect to any payment date is the excess, if any, of the aggregate principal balance of the mortgage loans immediately following the payment date OVER the Note Balance of the notes, after taking into account the payment of the amounts described in clauses (b)(i) through (iv) of the definition of Principal Payment Amount on the payment date.

     OVERCOLLATERALIZATION INCREASE AMOUNT: With respect to the notes and any payment date, any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralized Amount exceeds the Overcollateralized Amount as of the Payment Date.

     OVERCOLLATERALIZATION REDUCTION AMOUNT: The Overcollateralization Reduction Amount is the amount by which the Overcollateralized Amount exceeds the Required Overcollateralized Amount.

     PREPAYMENT INTEREST SHORTFALL: With respect to any principal prepayments on the mortgage loans, any resulting shortfall.

     PRINCIPAL PAYMENT AMOUNT: The Principal Payment Amount for any payment date, other than the final maturity date and the payment date immediately following the acceleration of the notes due to an event of default, will be the lesser of:

          (a) the excess of the Available Payment Amount over the aggregate of the Interest Payment Amounts for the notes; and

          (b) THE SUM OF:

                    (i) the principal portion of all scheduled monthly payments on the mortgage loans due during the related due period, whether or not received on or prior to the related determination date;

                    (ii) the principal portion of all proceeds received during the related prepayment period in respect of the repurchase of a mortgage loan, or, in the case of a substitution, certain amounts representing a principal adjustment, as contemplated in the servicing agreements;

                    (iii) the principal portion of all other unscheduled
               collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related prepayment period, to the extent applied as recoveries of principal on the mortgage loans;

                    (iv) the principal portion of any Realized Losses incurred or deemed to have been incurred on any mortgage loans in the calendar month preceding the payment date to the extent covered by Net Monthly Excess Cashflow for the payment date; and

                    (v) the amount of any Overcollateralization Increase Amount for the payment date;

               MINUS

                    (vi) the amount of any Overcollateralization Reduction
               Amount for the payment date.

     REALIZED LOSS: A Realized Loss is any Bankruptcy Loss and any amount of loss realized with respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the noteholders by deed in lieu of foreclosure or otherwise. The amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest on the remaining unpaid principal balance through the last day of the month in which the mortgage loan was finally liquidated, after application of all amounts recovered, net of amounts reimbursable to the servicers for P&I Advances, servicing advances and other related expenses, including attorney's fees, towards interest and principal owing on the mortgage loan.

     REQUIRED OVERCOLLATERALIZED AMOUNT: The Overcollateralized Amount required to be

     SCHEDULED PRINCIPAL BALANCE: The Scheduled Principal Balance of any mortgage loan as of any date of determination is equal to the principal balance of the mortgage loan as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by:

     o the principal portion of all monthly payments due on or before the date of determination, whether or not received,

     o all amounts allocable to unscheduled principal that were received prior to the calendar month in which the date of determination occurs, and

     o any Bankruptcy Loss occurring out of a Deficient Valuation that was incurred prior to the calendar month in which the date of determination occurs.

     STEPDOWN DATE: The Stepdown Date for any payment date is the later to occur of:

          o the payment date occurring in _______ ____ and

          o the first payment date on which the Credit Enhancement Percentage, calculated for this purpose only after taking into account payments of principal on the mortgage loans, but prior to any payment of the Principal Payment Amount to the notes then entitled to payments of principal on the payment date, is greater than or equal to _____%.

     TRIGGER EVENT: With respect to any payment date, a Trigger Event is in effect if the percentage obtained by dividing:

          o the principal amount of mortgage loans delinquent 60 days or more by

          o the aggregate principal balance of the mortgage loans, in each case, as of the last day of the previous calendar month,

exceeds the lesser of:

          o _____% of the Credit Enhancement Percentage and

          o _____%.

INTEREST PAYMENTS ON THE NOTES

     The Note Interest Rate and the Note Accrual Rate for the notes for the current related Interest Accrual Period, to the extent it has been determined, and for the immediately preceding Interest Accrual Period may be obtained by telephoning the indenture trustee at __________.

     To the extent of the Current Interest Payment Amount, in the priorities set forth below, the holders of each class of notes will be entitled to receive on each payment date interest payments in an amount equal to the Interest Payment Amount for that class. On each payment date, the Current Interest Payment Amount will be distributed in the following order of priority:

     FIRST, to the holders of the Class A Notes, the Interest Payment Amount for the Class A Notes;

     SECOND, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amount for the Class A Notes, to the holders of the Class M-1 Notes, the Interest Payment Amount for the Class M-1 Notes;

     THIRD, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes and the Class M-1 Notes, to the holders of the Class M-2 Notes, the Interest Payment Amount for the Class M-2 Notes; and

     FOURTH, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes, the Class M-1 Notes and the Class M-2 Notes, to the holders of the Class M-3 Notes, the Interest Payment Amount for the Class M-3 Notes.

     With respect to any payment date, to the extent that the aggregate of the Interest Payment Amounts for the notes is limited by the Current Interest Payment Amount for the related due period, the holders of some classes of notes may receive an Interest Payment Amount calculated at the Available Interest Rate rather than at the applicable Note Accrual Rate for those classes and the payment date. The Interest Carry Forward Amount, if any, for any class of the notes for any payment date is payable to the extent of available funds remaining after certain other payments on the notes on the payment date, but before any payments on the equity certificates on the payment date. See "--Overcollateralization Provisions" in this prospectus supplement.

CALCULATION OF ONE-MONTH LIBOR

     With respect to each Interest Accrual Period, on the second business day preceding the Interest Accrual Period, or the interest determination date, the indenture trustee will determine one-month LIBOR for the next Interest Accrual Period. One-month LIBOR means, as of any interest determination date, the London interbank offered rate for one-month U.S. dollar deposits which appears on telerate page 3750 as of 11:00 a.m. London time on that date. If the rate does not appear on telerate page 3750, the rate for that day will be determined on the basis of the offered rates of the reference banks for one-month U.S. dollar deposits, as of 11:00 a.m., London time, on the interest determination date. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If on the interest determination date two or more reference banks provide offered quotations, one-month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of the offered quotations, rounded upwards if necessary to the nearest whole multiple of 0.0625%. If on the interest determination date fewer than two reference banks provide offered quotations, one-month LIBOR for the related Interest Accrual Period shall be the higher of:

          o one-month LIBOR as determined on the previous interest determination date and

          o the reserve interest rate.

     As used in this section, business day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; telerate page 3750 means the display page currently so designated on the Dow Jones Telerate Capital Markets Report, or other page as may replace that page on that service for the purpose of displaying comparable rates or prices); reference banks means leading banks selected by the indenture trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

          o with an established place of business in London,

          o which have been designated by the indenture trustee and

          o not controlling, controlled by, or under common control with, the depositor or the issuer; and

     Reserve interest rate shall be the rate per annum that the indenture trustee determines to be either:

          o the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 0.0625%, of the one-month U.S. dollar lending rates which New York City banks selected by the indenture trustee are quoting on the relevant interest determination date to the principal London offices of leading banks in the London interbank market or,

          o in the event that the indenture trustee can determine no arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the indenture trustee are quoting on the interest determination date to leading European banks.

     The establishment of one-month LIBOR on each interest determination date by the indenture trustee and the indenture trustee's calculation of the rate of interest applicable to the notes for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

PRINCIPAL PAYMENTS ON THE NOTES

     On each payment date, the Principal Payment Amount will be distributed to the holders of the notes then entitled to payments of principal.

     The Principal Payment Amount for the final maturity date or the payment date immediately following the acceleration of the notes due to an event of default will equal the amount necessary to reduce the Note Balance of any notes outstanding to zero. In no event will the Principal Payment Amount with respect to any Payment Date be:

          o less than zero or

          o greater than the then-outstanding aggregate Note Balance of the notes.

     The Principal Payment Amount for the first payment date will include approximately $_________ collected by the servicers in respect of prepayments on the mortgage loans during the _________ ____ prepayment period.

     On each Payment Date prior to the Stepdown Date or on which a Trigger Event is in effect, the Principal Payment Amount shall be distributed:

          o first, to the Class A Notes, until the Note Balance of the Class A Notes has been reduced to zero;

          o second, to the Class M-1 Notes, until the Note Balance of the Class M-1 Notes has been reduced to zero;

          o third, to the Class M-2 Notes, until the Note Balance of the Class M-2 Notes has been reduced to zero; and

          o fourth, to the Class M-3 Notes, until the Note Balance of the Class M-3 Notes has been reduced to zero.

     On each payment date on or after the Stepdown Date and on which a Trigger Event is not in effect, the holders of the Class A Notes and the subordinate notes shall be entitled to receive payments in respect of principal to the extent of the Principal Payment Amount in the following amounts and order of priority:

          o FIRST, the lesser of:

               o the Principal Payment Amount and

               o the Class A Principal Payment Amount, shall be distributed to the holders of the Class A Notes, until the Note Balance of the Class A Notes has been reduced to zero;

          o SECOND, the lesser of the excess of

               o the Principal Payment Amount over

               o the amount distributed to the holders of the Class A Notes under clause FIRST above and the Class M-1 Principal Payment Amount, shall be distributed to the holders of the Class M-1 Notes, until the Note Balance of the Class M-1 Notes has been reduced to zero;

          o THIRD, the lesser of the excess of

               o the Principal Payment Amount over

               o the sum of the amounts distributed to the holders of the Class A Notes under clause FIRST above and to the holders of the Class M-1 Notes under clause SECOND above and the Class M-2 Principal Payment Amount, shall be distributed to the holders of the Class M-2 Notes, until the Note Balance Class M-2 Notes has been reduced to zero; and

          o FOURTH, the lesser of the excess of

               o the Principal Payment Amount over

               o the sum of the amounts distributed to the holders of the Class A Notes under clause FIRST above, to the holders of the Class M-1 Notes under clause SECOND above and to the holders of the Class M-2 Notes under clause THIRD above and the Class M-3 Principal Payment Amount, shall be distributed to the holders of the Class M-3 Notes, until the Note Balance of the Class M-3 Notes has been reduced to zero.

     On the final maturity date or the payment date immediately following the acceleration of the notes due to any event of default principal will be payable on each class of notes in an amount equal to the Note Balance of that class on the payment date. On the final maturity date or the payment date immediately following the acceleration of the notes due to any event of default, amounts in respect of accrued interest, Interest Carry Forward Amounts and Allocated Realized Loss Amounts will also be payable on each class of notes in the priorities set forth in the indenture. There can be no assurance, however, that sufficient funds will be available on any date to retire the Note Balances and pay any other amounts.

     The allocation of payments in respect of principal to the Class A Notes on each payment date prior to the Stepdown Date or on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Notes while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the subordinate notes and the Overcollateralized Amount. Increasing the respective percentage interest in the trust estate of the subordinate notes and the Overcollateralized Amount relative to that of the Class A Notes is intended to preserve the availability of the subordination provided by the subordinate notes and the Overcollateralized Amount.

     The holders of the equity certificates will be entitled to all prepayment charges received on the mortgage loans and these amounts will not be available for distribution on the notes.

CREDIT ENHANCEMENT

     The credit enhancement provided for the benefit of the holders of the notes consists of subordination, as described below, and overcollateralization, as described under "--Overcollateralization Provisions" in the next section.

     The rights of the holders of the subordinate notes and the equity certificates to receive payments will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A Notes. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Notes of the full amount of interest and principal to which they are entitled and to afford these holders protection against Realized Losses.

     The protection afforded to the holders of the Class A Notes by means of the subordination of the subordinate notes and the equity certificates will be accomplished by:

     o the preferential right of the holders of the Class A Notes to receive on any payment date, prior to payment on the subordinate notes and the equity certificates, payments in respect of interest and principal, subject to available funds, and

     o if necessary, the right of the holders of the Class A Notes to receive future payments of amounts that would otherwise be payable to the holders of the subordinate notes and the equity certificates.

     In addition, the rights of the holders of subordinate notes with lower numerical class designations will be senior to the rights of holders of subordinate notes with higher numerical class designations, and the rights of the holders of all of the subordinate notes to receive payments in respect of the mortgage loans will be senior to the rights of the holders of the equity certificates, in each case to the extent described in this prospectus supplement. This subordination is intended to enhance the likelihood of regular receipt by the holders of subordinate notes with lower numerical class designations relative to the holders of subordinate notes with higher numerical class designations, and by the holders of all of the subordinate notes relative to the holders of the equity certificates, of the full amount of interest and principal to which they are entitled and to afford these holders protection against Realized Losses, as described under "--Allocation of Realized Losses" in this prospectus supplement.

OVERCOLLATERALIZATION PROVISIONS

     The weighted average mortgage rate for the mortgage loans, adjusted to reflect the master servicing fee, the servicing fees and the indenture trustee fee payable from interest received or advanced on the mortgage loans, is generally expected to be higher than the weighted average of the Note Interest Rates on the notes, thus generating excess interest collections which, in the absence of Realized Losses, will not be necessary to fund interest payments on the notes. The indenture requires that, on each payment date, the Net Monthly Excess Cashflow, if any, be applied on each payment date as an accelerated payment of principal on class or classes of notes then entitled to receive payments in respect of principal, but only to the limited extent hereafter described.

     With respect to any payment date, any Net Monthly Excess Cashflow, or, in the case of clause FIRST below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount, shall be paid as follows:

o FIRST, to the holders of the class or classes of notes then entitled to receive payments in respect of principal, in an amount equal to the principal portion of any Realized Losses incurred or deemed to have been incurred on the mortgage loans;

o SECOND, to the holders of the class or classes of notes then entitled to receive payments in respect of principal, in an amount equal to the Overcollateralization Increase Amount;

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

o THIRD, to the holders of the Class A Notes, in an amount equal to the Interest Carry Forward Amount for the Class A Notes;

o FOURTH, to the holders of the Class M-1 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-1 Notes;

o FIFTH, to the holders of the Class M-1 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-1 Notes;

o SIXTH, to the holders of the Class M-2 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-2 Notes;

o SEVENTH, to the holders of the Class M-2 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-2 Notes;

o EIGHTH, to the holders of the Class M-3 Notes, in an amount equal to the Interest Carry Forward Amount for the Class M-3 Notes;

o NINTH, to the holders of the Class M-3 Notes, in an amount equal to the Allocated Realized Loss Amount for the Class M-3 Notes; and

o TENTH, to the holders of the equity certificates as provided in the indenture.

     As of the closing date, the aggregate principal balance of the mortgage loans as of the cut-off date will exceed the aggregate Note Balance of the notes by an amount equal to approximately $_________. This amount represents approximately ____% of the aggregate principal balance of the mortgage loans as of the cut-off date, which is the initial amount of overcollateralization required to be provided by the mortgage pool under the indenture. Under the indenture, the Overcollateralized Amount is required to be maintained at the Required Overcollateralized Amount. In the event that Realized Losses are incurred on the mortgage loans, these Realized Losses may result in an overcollateralization deficiency since these Realized Losses will reduce the principal balance of the mortgage loans without a corresponding reduction to the aggregate Note Balance of the notes. In the event of an occurrence of this kind, the indenture requires the payment from Net Monthly Excess Cashflow, subject to available funds, of an amount equal to any overcollateralization deficiency, which shall constitute a principal payment on the notes in reduction of the Note Balances of those notes. This has the effect of accelerating the amortization of the notes relative to the amortization of the mortgage loans, and of increasing the Overcollateralized Amount.

     On and after the Stepdown Date and provided that a Trigger Event is not in effect, the Required Overcollateralized Amount may be permitted to decrease, or step down, below the initial $_________ level to a level equal to approximately ____% of the then current aggregate outstanding principal balance of the mortgage loans, after giving effect to principal payments to be distributed on the payment date, subject to a floor of $_________. In the event that the Required Overcollateralized Amount is permitted to step down on any payment date, the indenture provides that a portion of the principal which would otherwise be distributed to the holders of the notes on the payment date shall be distributed to the holders of the equity certificates, subject to the priorities set forth above. With respect to each of these payment dates, the Principal Payment Amount will be reduced by the Overcollateralization Reduction Amount after taking into account all other payments to be made on the payment date, which amount shall be distributed as Net Monthly Excess Cashflow according to the priorities set forth above. This has the effect of decelerating the amortization of the notes relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount. However, if on any payment date a Trigger Event is in effect, the Required Overcollateralized Amount will not be permitted to step down on the payment date.

ALLOCATION OF LOSSES; SUBORDINATION

     Any Realized Loss on the mortgage loans will be allocated on any payment date:

         o  first, to Net Monthly Excess Cashflow,

         o  second, to the Overcollateralized Amount,

         o  third, to the Class M-3 Notes,

         o  fourth, to the Class M-2 Notes, and

         o  fifth, to the Class M-1 Notes.

     The indenture does not permit the allocation of Realized Losses to the Class A Notes. Investors in the Class A Notes should note that although Realized Losses cannot be allocated to the these notes, under certain loss scenarios there will not be enough principal and interest collected on the mortgage loans to pay the Class A Notes all interest and principal amounts to which they are then entitled.

     Once Realized Losses have been allocated to the subordinate notes, these Realized Losses will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of these classes of notes, after certain distributions to the holders of the Class A Notes and subordinate notes with lower numerical class designations, but before the equity certificates are entitled to any distributions.

     Any allocation of a Realized Loss to a note will be made by reducing the Note Balance of that note by the amount so allocated on the payment date in the month following the calendar month in which the Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Note Balance of any note be reduced more than once in respect of any particular amount both:

     o allocable to the notes in respect of Realized Losses and

     o payable as principal to the holder of the notes from Net Monthly Excess Cashflow.

P&I ADVANCES

     Subject to the following limitations, each servicer will be obligated to advance or cause to be advanced on or before each payment date its own funds, or funds in the note account that are not included in the Available Payment Amount for the payment date, in an amount equal to the aggregate of all payments of principal and interest, net of the related servicing fee, that were due during the related due period on the mortgage loans serviced by that servicer and that were delinquent on the related determination date, plus certain amounts representing assumed payments not covered by any current net income on the mortgaged properties acquired by foreclosure or deed in lieu of foreclosure.

     P&I Advances are required to be made only to the extent they are deemed by the related servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making P&I Advances is to maintain a regular cash flow to the noteholders, rather than to guarantee or insure against losses. The servicers will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

     All P&I Advances will be reimbursable to the related servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the related servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the related servicer out of any funds in the note account prior to the payments on the notes. In the event that any servicer fails in its obligation to make any required advance, the master servicer will be obligated to make this advance, and in the event that the master servicer fails in its obligation to make this advance, the indenture trustee will be obligated to make the advance, in each case to the extent required in the related servicing agreement.


                                   THE ISSUER


     [New Century] Trust Series ____-__ is a business trust formed under the laws of the State of Delaware under an owner trust agreement, dated as of ________ __, ____, between the depositor and the owner trustee for the transactions described in this prospectus supplement. The owner trust agreement constitutes the "governing instrument" under the laws of the State of Delaware relating to business trusts. After its formation, the issuer will not engage in any activity other than:

          o acquiring and holding the mortgage loans and the proceeds from the mortgage loans,

          o issuing the notes and the equity certificates,

          o making payments on the notes and the equity certificates and

          o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

     The issuer is not expected to have any significant assets other than the trust estate pledged as collateral to secure the notes. The assets of the issuer will consist of the mortgage loans pledged to secure the notes. The issuer's principal offices are in __________, ________, in care of ________________, as owner trustee.


                                   THE SELLER


     __________________, or the seller, in its capacity as mortgage loan seller, will sell the mortgage loans to the ___________ under a mortgage loan purchase agreement, dated as of _________ __, ____, between the seller and the [SPE].


                                    THE [SPE]

     _______________, the [SPE], a special purpose entity that is an affiliate of the issuer and the seller, will convey the mortgage loans to the depositor under an ownership transfer agreement, dated as of ________ __, ____, between the [SPE] and the depositor.


                                THE OWNER TRUSTEE

     _________________ is the owner trustee under the owner trust agreement. The owner trustee is a _________ banking corporation and its principal offices are located in _____________.

     Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuer or the noteholders under the owner trust agreement under any circumstances, except for the owner trustee's own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of the representations made by the owner trustee in the owner trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated or any person resulting from a merger or consolidation shall be the successor of the owner trustee under the owner trust agreement.

     The principal compensation to be paid to the owner trustee in respect of its obligations under the owner trust agreement will have been paid by or on behalf of the issuer on or prior to the closing date.

                              THE INDENTURE TRUSTEE

     ____________________, a ____________ banking association, will act as indenture trustee for the notes under the indenture. The indenture trustee's offices for notices under the tndenture are located at ________________________ and its telephone number is ______________.

     The principal compensation to be paid to the indenture trustee in respect of its obligations under the indenture, or the indenture trustee fee, will be equal to:

          o accrued interest at ________% per annum, or the indenture trustee fee rate, on the Scheduled Principal Balance of each mortgage loan, payable monthly, and

          o any interest or other income earned on funds held in the note account, to the extent not payable as compensation to the related servicer, as provided in the indenture.

     The indenture will provide that the indenture trustee may withdraw funds from the note account:

     o to reimburse itself for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection and including reasonable compensation and expenses, disbursements and advances of its agents, counsel, accountants and experts and

     o to reimburse the owner trustee for all reasonable out-of pocket expenses incurred or made by the owner trustee for all services rendered by the owner trustee it in the owner trustee's execution of the trust created under the owner trust agreement and in the exercise and performance of any of the owner trustee's powers and duties under the owner trust agreement.

     Under the indenture, the issuer, from the assets of the trust estate, shall indemnify the indenture trustee against any and all loss, liability or expense, including reasonable attorneys' fees, incurred by the indenture trustee in connection with the administration of the trust estate and the performance of the indenture trustee's duties hereunder. The issuer is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the indenture trustee through the indenture trustee's own willful misconduct, negligence or bad faith.


                             THE SERVICING AGREEMENT


     The following summary describes some of the terms of the servicing agreements, dated as of __________ __, ____, among the issuer, the indenture trustee, the master servicer and the related servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the servicing agreements. Whenever particular sections or defined terms of the servicing agreements are referred to, these sections or defined terms are incorporated in this prospectus supplement by reference. The depositor will provide to a prospective or actual noteholder without charge, on written request, a copy, without exhibits, of the servicing agreements. Requests should be addressed to the Secretary, [New Century Entity], 18400 Von Karman, Irvine, California 92612.

ORIGINATORS AND SERVICERS

[ORIGINATOR]

     The information set forth in the following paragraphs has been provided by _______________. None of the issuer, the other originators, the depositor, the master servicer, the seller, the [SPE], the owner trustee, the indenture trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information. The following table summarizes ____________'s one- to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by __________ from other loan originators.

                                          YEAR ENDED DECEMBER 31,
                ----------------------------------------------------------------
                    1994       1995          1996            1997          1998
                ----------------------------------------------------------------
                                     (DOLLARS IN THOUSANDS)
                ----------------------------------------------------------------
Originations...
Sales..........



     The following table sets forth the delinquency and loss experience at the dates indicated for residential, one- to four-family and multifamily, loans serviced by ___________ that were originated or purchased by __________:

                                                                    AT DECEMBER 31,
                                          --------------------------------------------------------------
                                               1994       1995          1996         1997         1998
                                          --------------------------------------------------------------
                                                                 (Dollars in Thousands)
Total Outstanding Principal
  Balance...............................
Number of Loans.........................
DELINQUENCY
Period of Delinquency:
31-60 Days
        Principal Balance...............
        Number of Loans.................
        Delinquency as a Percentage
        of Total Outstanding Principal
          Balance.......................
        Delinquency as a Percentage
          of Number of Loans............
61-90 Days
        Principal Balance...............
        Number of Loans.................
        Delinquency as a Percentage
          of Total Outstanding
          Principal Balance.............
        Delinquency as a Percentage
          of Number of Loans............
91 Days or More
        Principal Balance...............
        Number of Loans.................
        Delinquency as a Percentage
          of Total Outstanding
          Principal Balance.............
        Delinquency as a Percentage
          of Number of Loans............
Total Delinquencies:
        Principal Balance...............
        Number of Loans.................
        Delinquency as a Percentage
          of Total Outstanding
          Principal Balance.............
        Delinquency as a Percentage
          of Number of Loans............
FORECLOSURES PENDING
        Principal Balance...............
        Number of Loans.................
        Foreclosures Pending as a
          Percentage of Total
          Outstanding Principal
          Balance.......................
        Foreclosures Pending as
        a Percentage of Number of
        Loans...........................
NET LOAN LOSSES for the
  Period................................
NET LOAN LOSSES as a
  Percentage of Total Outstanding
  Principal Balance.....................


     o Foreclosures pending means mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.

     o Net Loan Losses is calculated for loans conveyed to REMIC trust funds as the aggregate of the net loan loss for all loans liquidated during the period indicated. The net loan loss for any loan is equal to the difference between:

               o the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to the loan and

               o all amounts received in connection with the liquidation of the loan. The majority of residential loans serviced by __________ have been conveyed to REMIC trust funds.

     [The loss and delinquency experience of the seller, as shown in the tables above, reflects a stable, consistently managed servicing operation. Loss and delinquency levels during these periods were consistently within the ranges anticipated by management.]


[ORIGINATOR]

     The information set forth in the following paragraphs has been provided by ______________. None of the issuer, the other originators, the depositor, the master servicer, the seller, the [SPE], the owner trustee, the indenture trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.


[ORIGINATOR]

     The information set forth in the following paragraphs has been provided by ________________ . None of the issuer, the other originators, the depositor, the master servicer, the seller, the [SPE], the owner trustee, the indenture trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information. Under the related servicing agreement, ____________ will serve as servicer for the mortgage loans sold indirectly by it to the depositor.

     The table below sets forth the overall delinquency experience on residential one-to-four- family mortgage loans for non-conforming credits which are currently serviced by ____________. No mortgage loan is considered delinquent for purposes of the table until a payment is 30 days past due on a contractual basis. It should be noted that ______________ commenced its servicing activities for these types of non-conforming mortgage loans in ____ and that its portfolio consists of mortgage loans that were originated during the periods from ____ to ____ in accordance with the underwriting standards it had established or other underwriting guidelines that it determined were substantially similar. The information in the table below is not intended to indicate or predict the expected delinquency experience on past, current or future pools of mortgage loans for which __________ _ is the primary servicer.

                NON-CONFORMING MORTGAGE LOAN PORTFOLIO EXPERIENCE

                                                Year Ended December 31,
                                             ------------------------------
                                             1994    1995     1996  1997   1998
                                             ----    ----     ----  ----   ----
Total principal balance (at period end)......
Average portfolio principal balance..........
DELINQUENCIES (at period end) 30-59 Days:
  Principal balance..........................
  Percent....................................
60-89 Days:
  Principal balance..........................
  Percent....................................
90 Days or More:
  Principal balance..........................
  Percent....................................
Total Delinquencies:
  Principal balance..........................
  Percent....................................
FORECLOSURES
  Principal balance..........................
  Percent....................................
REO (at period end)..........................
Net gains/(losses) on liquidated loans.......
Percentage of net gains/(losses) on
  liquidated loans (based on average
  portfolio principal balance)...............

__________________
     o The average portfolio principal balance is calculated by summing the actual outstanding principal balances at the end of each month and dividing the total by the number of months in the applicable period.
     o Delinquency information does not include loans in foreclosure or REO.
     o Percentages are expressed based upon the total outstanding principal balance at the end of the indicated period.
     o Annualized.

     It is unlikely that the delinquency experience of the mortgage loans comprising the mortgage pool will correspond to the delinquency experience of the mortgage portfolios set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the indicated mortgage servicing portfolios only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans comprising the mortgage pool will depend on the results obtained over the life of the mortgage pool. The mortgage servicing portfolios set forth above include mortgage loans that were originated using a variety of different underwriting procedures and standards which may have been more selective. They include mortgage loans with a variety of payment and other characteristics, including geographic location, which are not necessarily representative of the payment and other characteristics of the mortgage loans comprising the mortgage pool. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by ______________. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage pool.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation, or servicing fee, to be paid to each servicer in respect of its servicing activities for the notes will be equal to accrued interest at the servicing fee rate of ____% per annum with respect to each mortgage loan serviced by it for each calendar month on the same principal balance on which interest on the mortgage loan accrues for the calendar month. As additional servicing compensation, each servicer is entitled to retain all assumption fees and late payment charges in respect of mortgage loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the note account, to the extent not payable as compensation to the indenture trustee, and any escrow accounts in respect of mortgage loans serviced by it.

     When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Each servicer is obligated to pay from its own funds Compensating Interest for any Prepayment Interest Shortfall, but only to the extent of its aggregate servicing fee for the related due period. Each servicer is obligated to pay insurance premiums and other ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by each servicer in connection with its responsibilities under the related servicing agreement and is entitled to reimbursement therefor as provided in the servicing agreement. See "Description of the Securities--Retained Interest; Servicing Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the servicers.


SERVICER EVENTS OF DEFAULT

     In addition to those events of default, as defined in the prospectus, pertaining to the servicing of the mortgage loans and described under "Description of the Securities--Events of Default" in the prospectus, upon the occurrence of certain loss triggers with respect to the mortgage loans, the servicer may be removed as servicer of the mortgage loans serviced by it in accordance with the terms of the related servicing agreement. If any servicer is removed in connection with an event of default applicable to that servicer under the terms of the related servicing agreement, the master servicer will become the successor servicer of the mortgage loans serviced by the terminated servicer.


THE MASTER SERVICER

     __________________ is the master servicer under each of the servicing agreements. The master servicer is a ____________ corporation. The master servicer's principal offices are located in _______________.

     The principal compensation to be paid to the master servicer in respect of its obligations under the servicing agreements, or the master servicing fee, will be equal to accrued interest at the master servicing fee rate on the Scheduled Principal Balance of each mortgage loan, payable monthly. The master servicing fee rate is equal to ____% per annum in the case of each ____ mortgage loan and ____% per annum in the case of each other mortgage loan.


                     THE INDENTURE AND OWNER TRUST AGREEMENT

     The following summary describes certain terms of the indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the owner trust agreement and indenture. Whenever particular defined terms of the indenture are referred to, these defined terms are incorporated in this prospectus supplement by reference. The depositor will provide to a prospective or actual noteholder without charge, on written request, a copy, without exhibits, of the indenture and the owner trust agreement. Requests should be addressed to the Secretary, [New Century Entity], 18400 Von Karman, Irvine, California 92612.


GENERAL DESCRIPTION OF THE INDENTURE

     The notes will be issued under the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the notes containing a copy of the indenture and the owner trust agreement as executed will be filed by the depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the notes. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust estate, the terms and conditions of the indenture and the owner trust agreement and the notes. The notes will be transferable and exchangeable at the corporate trust offices of the indenture trustee, located in _______________.


ASSIGNMENT OF MORTGAGE LOANS

     On or prior to the date the notes are issued, the seller will convey each mortgage loan to the [SPE], who in turn will convey each mortgage loan to the depositor, who in turn will convey each mortgage loan to the issuer.

     At the time of issuance of the notes, the issuer will pledge all of its right, title and interest in and to the mortgage loans, including all principal and interest due on each mortgage loan after the cut-off dates, without recourse, to the indenture trustee under the indenture as collateral for the notes; provided, however, that the seller will reserve and retain all its right, title and interest in and to principal and interest due on the mortgage loan on or prior to the cut-off date, whether or not received on or prior to the cut-off date, and to prepayments received prior to the cut-off date. The indenture trustee, concurrently with this assignment, will authenticate and deliver the notes at the direction of the issuer in exchange for, among other things, the mortgage loans.

     The indenture will require the issuer to deliver to the indenture trustee or to a custodian with respect to each mortgage loan:

          o the mortgage note endorsed without recourse to the indenture trustee,

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

          o the original mortgage with evidence of recording indicated on the mortgage and

          o an assignment of the mortgage in recordable form to the indenture trustee. These assignments of mortgage loans are required to be recorded by or on behalf of the seller, at the expense of the seller, in the appropriate offices for real property records.


EVENTS OF DEFAULT

     Notwithstanding the prospectus, an "event of default" under the indenture with respect to the notes is as follows:

          o the failure of the issuer to pay the Interest Payment Amount, the Principal Payment Amount or any Overcollateralization Increase Amount on any payment date, in each case to the extent that funds are available on the payment date to make these payments, which continues unremedied for a period of five days;

          o the failure by the issuer on the final maturity date to reduce the Note Balances of any notes then outstanding to zero;

          o a default in the observance or performance of any covenant or agreement of the issuer in the indenture and the continuation of any default of this kind for a period of thirty days after notice to the issuer by the indenture trustee or by the holders of at least 25% of the voting rights of the notes;

          o any representation or warranty made by the issuer in the indenture or in any certificate or other writing delivered under the indenture having been incorrect in any material respect as of the time made, and the circumstance in respect of which the representation or warranty being incorrect not having been cured within thirty days after notice thereof is given to the issuer by the indenture trustee or by the holders of at least 25% of the voting rights of the notes; or

          o certain events of bankruptcy, insolvency, receivership or reorganization of the issuer.

          Notwithstanding, the Prospectus, if an Event of Default occurs and is continuing, the Indenture Trustee or the holders of a majority of the Voting Rights may declare the Note Balance of all the Notes to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding Voting Rights.

     If, following an Event of Default, the notes have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding this acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration of acceleration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes following an event of default, unless:

          o the holders of 100% of the then aggregate outstanding voting rights consent to the sale,

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

          o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid at their respective Note Accrual Rates, on the outstanding notes at the date of the sale or

          o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding voting rights.

     In the event that the indenture trustee liquidates the collateral in connection with an event of default, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

     In the event the principal of the notes is declared due and payable, as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the note less the amount of the discount that is unamortized.

     No noteholder will have any right under the indenture to institute any proceeding with respect to the indenture unless:

          o the holder previously has given to the indenture trustee written notice of default and the continuance of this default,

          o the holders of notes of any class evidencing not less than 25% of the aggregate outstanding Note Balance constituting that class have made written request upon the indenture trustee to institute a proceeding in its own name as indenture trustee thereunder and have offered to the indenture trustee reasonable indemnity,

          o the indenture trustee has neglected or refused to institute any proceeding for 60 days after receipt of a request and indemnity and

          o no direction inconsistent with the written request has been given to the indenture trustee during the 60 day period by the holders of a majority of the Note Balance of that class.

     However, the indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture or to institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the indenture, unless those holders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.


VOTING RIGHTS

     At all times, 100% of all voting rights will be allocated among the holders of the Class A Notes, or, after the Class A Notes have been paid in full, the class of subordinate notes then outstanding with the lowest numerical class designation, in proportion to the then outstanding Note Balances of their respective notes.


OPTIONAL REDEMPTION

     The circumstances under which the obligations created by the indenture will terminate in respect of the notes are described in "Description of the Securities--Termination" in the prospectus.

     At its option, the majority holder of the equity certificates may redeem the notes, in whole but not in part, on any payment date on or after the payment date on which the aggregate Note Balance is reduced to less than 20% of the aggregate initial Note Balance. Any redemption of this kind will be paid in cash at a price equal to the sum of:

          o 100% of the aggregate Note Balance then outstanding,

          o the aggregate of any Allocated Realized Loss Amounts on the notes remaining unpaid immediately prior to the payment date,

          o the aggregate of the Interest Payment Amounts on the notes for the payment date and

          o the aggregate of any Interest Carry Forward Amounts for the payment date.

     Upon any redemption of this kind, the remaining assets in the trust estate shall be released from the lien of the indenture.

     In no event will the trust created by the indenture continue beyond the expiration of 21 years from the death of the survivor of the persons named in the indenture. See "Description of the Securities--Termination" in the Prospectus.


                        FEDERAL INCOME TAX CONSEQUENCES


     Upon the issuance of the notes, Thacher Proffitt & Wood, counsel to the depositor, will deliver its opinion to the effect that based on the application of existing law and assuming compliance with the owner trust agreement, for federal income tax purposes:

          o the notes will be characterized as indebtedness and not as representing an ownership interest in the trust estate or an equity interest in the issuer or the depositor and

          o the issuer will not be classified as an association taxable as a corporation for federal income tax purposes or a "publicly traded partnership" as defined in Treasury Regulation Section 1.7704.

     The notes will not be treated as having been issued with "original issue discount," as defined in the prospectus. The prepayment assumption that will be used in determining the rate of amortization of market discount and premium, if any, for federal income tax purposes will be based on the assumption that the mortgage loans will prepay at a rate equal to __% CPR. No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Federal Income Tax Consequences" in the prospectus.

     Taxable mortgage pool, or TMP, rules enacted as part of the Tax Reform Act of 1986 treat certain arrangements in which debt obligations are secured or backed by real estate mortgage loans as taxable corporations. An entity, or a portion of an entity, will be characterized as a TMP if:

          (i) substantially all of its assets are debt obligations and more than 50% of these debt obligations consist of real estate mortgage loans or interests in real estate mortgage loans,

          (ii) the entity is the obligor under debt obligations with two or more maturities, and

          (iii) payments on the debt obligations referred to in clause (ii) bear a relationship to payments on the debt obligations referred to in clause (i).

     Furthermore, a group of assets held by an entity can be treated as a separate TMP if the assets are expected to produce significant cashflow that will support one or more of the entity's issues of debt obligation.

     It is anticipated that the issuer will be characterized as a TMP for federal income tax purposes. In general, a TMP is treated as a "separate" corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation.

     The notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or "real estate assets" under Section 856(c)(4)(A) of the Code. In addition, interest on the notes will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The notes will also not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Code.

     Prospective investors in the notes should see "Federal Income Tax Consequences" and "State and Other Tax Consequences" in the prospectus for a discussion of the application of federal income and state and local tax laws to the issuer and purchasers of the notes.


                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement, dated ________ __, ____, the depositor has agreed to sell, and ________________, as underwriter, has agreed to purchase the notes. The underwriter is obligated to purchase all notes of the respective classes offered by this prospectus supplement if it purchases any.

     The notes will be purchased from the depositor by the underwriter and will be offered by the underwriter to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the notes, before deducting expenses payable by the depositor, will be approximately ___% of the aggregate initial Note Balance of the notes. In connection with the purchase and sale of the notes, the underwriter may be deemed to have received compensation from the depositor in the form of underwriting discounts.

     The offered notes are offered subject to receipt and acceptance by the underwriter, to prior sale and to the underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the offered notes will be made through the facilities of DTC on or about the closing date.

     The underwriting agreement provides that the depositor will indemnify the underwriter against those civil liabilities set forth in the underwriting agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the underwriter may be required to make in respect of these liabilities.



                                SECONDARY MARKET


     There can be no assurance that a secondary market for the notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the notes will be the monthly statements discussed in the prospectus under "Description of the Securities--Reports to Securityholders", which will include information as to the outstanding Note Balance of the notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the notes will be generally available on an ongoing basis. The limited nature of the information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.



                                 LEGAL OPINIONS


     Legal matters relating to the notes will be passed upon for the depositor by Thacher Proffitt & Wood, New York, New York.



                                     RATINGS


     It is a condition of the issuance of the notes that the Class A Notes be rated "AAA" by _____________ and "AAA" by _______________, that the Class M-1
Notes be rated at least "AA" by ____ and at least "AA" by ____, that the Class M-2 Notes be rated at least "A" by _____ and at least "A" by _____ and that the Class M-3 Notes be rated at least "BBB" by _____.

     The ratings of _____ and _____ assigned to the notes address the likelihood of the receipt by noteholders of all payments to which the noteholders are entitled, other than payments of interest to the extent of any Interest Carry Forward Amounts. The rating process addresses structural and legal aspects associated with the notes, including the nature of the underlying mortgage loans. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate of these prepayments will differ from that originally anticipated. The ratings do not address the possibility that noteholders might suffer a lower than anticipated yield due to non-credit events.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the notes.

     The depositor has not requested that any rating agency rate the notes other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the notes, or, if it does, what rating would be assigned by any other rating agency. A rating on the notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the notes as stated above.



                                LEGAL INVESTMENT

     The Class A Notes and the Class M-1 Notes will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by a rating agency, as defined in the prospectus, and will be legal investments for certain entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in "mortgage related securities", provided that the restricting legislation was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-2 Notes and the Class M-3 Notes will not constitute "mortgage related securities" for purposes of SMMEA.

     The depositor makes no representations as to the proper characterization of the notes for legal investment or other purposes, or as to the ability of particular investors to purchase the notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the notes constitute a legal investment or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.


                              ERISA CONSIDERATIONS

     ERISA and the Code impose requirements on employee benefit plans and certain other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and certain separate and general accounts of insurance companies in which these plans or arrangements are invested, all of which are referred to as a Plan, and on persons who are fiduciaries with respect to these Plans. ERISA and the Code prohibit certain transactions involving the assets of a Plan and "disqualified persons" and "parties in interest" who have certain specified relationships to the Plan. Accordingly, prior to making an investment in the notes, investing Plans should determine whether the issuer, the depositor, the seller, the trust estate, the underwriter, any other underwriter, the owner trustee, the indenture trustee, the master servicer, the servicers, any other servicer, any administrator, any provider of credit support, or any insurer or any of their affiliates is a "party in interest" or

"disqualified person" with respect to a Plan and, if so, whether this transaction is subject to one or more statutory or administrative exemptions. Additionally, an investment of the assets of a Plan in securities may cause the assets included in the trust estate to be deemed "plan assets" of the Plan, and any person with certain specified relationships to the trust estate to be deemed a "party in interest" or "disqualified person." The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101 defining the term "plan assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code. Under these regulations, when a Plan acquires an "equity interest" in another entity, such as the trust estate, the underlying assets of that entity may be considered to be plan assets. These regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Although not entirely free from doubt, it is believed that, as of the date of this prospectus supplement, the notes will be treated as debt obligations without significant equity features for the purposes of the regulations. Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the regulations, Plans or persons investing plan assets should carefully consider whether an investment of this kind might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the notes.

                           $___________ (APPROXIMATE)


                      NEW CENTURY MORTGAGE SECURITIES, INC.
                                    DEPOSITOR


                ASSET-BACKED FLOATING RATE NOTES, SERIES ____-___



                              PROSPECTUS SUPPLEMENT
                             DATED _______ __, ____






                                 MASTER SERVICER



                                   UNDERWRITER






YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.


WE ARE NOT OFFERING THE NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.


WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR COVER PAGES.


Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the notes offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until _______ __, ____.

                                     ANNEX I

          GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered New Century Mortgage Securities, Inc., New Century Trust Series ____-__, Asset-Backed Floating Rate Notes, Series ____-__, Class A, Class M-1, Class M-2 and Class M-3 Notes will be available only in book-entry form. Investors in the global securities may hold the global securities through any of DTC, Cedel or Euroclear. The global securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through Cedel and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedel and Euroclear and in accordance with conventional eurobond practice, that is seven calendar day settlement.

     Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedel or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear, in such capacity, and as DTC participants.

     Non-U.S. holders of Global Securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of CEDE as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

     Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage loan asset-backed notes issues in same-day funds.

     TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC, SELLER AND CEDEL OR EUROCLEAR PARTICIPANTS. When Global Securities are to be transferred from the account of a DTC participant to the account of a Cedel participant or a Euroclear participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel participant or Euroclear participant at least one business day prior to settlement. Cedel or Euroclear will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel participant's or Euroclear participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date--the trade fails-- the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although the result will depend on each Cedel participant's or Euroclear participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Cedel participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

     TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Cedel or Euroclear through a Cedel participant or Euroclear participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedel participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedel participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Cedel participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date--the trade fails--receipt of the cash proceeds in the Cedel participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC participants for delivery to Cedel participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Cedel or Euroclear for one day, until the purchase side of the trade is reflected in their Cedel or Euroclear accounts, in accordance with the clearing system's customary procedures

     o borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedel participant or Euroclear participant.


MATERIAL U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that applies to payments of interest, including original issue discount, on registered debt issued by United States Persons, unless

     o each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

     o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         o EXEMPTION FOR NON-UNITED STATES PERSONS (FORM W-8). Beneficial holders of Global Securities that are non-United States Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

         o EXEMPTION FOR NON-UNITED STATES PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM 4224). A non-United States Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         o EXEMPTION OR REDUCED RATE FOR NON-UNITED STATES PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-United States Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by noteholders or their agent.

         o EXEMPTION FOR UNITED STATES PERSONS (FORM W-9). United States Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED JULY 1, 1999


MORTGAGE PASS-THROUGH CERTIFICATES
MORTGAGE-BACKED NOTES
(ISSUABLE IN SERIES)

NEW CENTURY MORTGAGE SECURITIES, INC.
Depositor

--------------------------------------------------------------------------------

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 3 OF THIS PROSPECTUS AND IN THE PROSPECTUS SUPPLEMENT.

THE PROSPECTUS TOGETHER WITH THE ACCOMPANYING PROSPECTUS SUPPLEMENT WILL CONSTITUTE THE FULL PROSPECTUS.

THE SECURITIES:

New Century Mortgage Securities, Inc., as depositor, will sell the securities, which may be in the form of mortgage pass-through certificates or mortgage-backed notes. Each issue of securities will have its own series designation and will evidence either:

         o     the ownership of  trust fund assets, or

         o     debt obligations secured by trust fund assets.

THE TRUST FUND AND ITS ASSETS

The assets of a trust fund will primarily include any combination of various types of one- to four-family residential first and junior lien mortgage loans, home equity lines of credit, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements.

CREDIT ENHANCEMENT

The assets of the trust fund for a series of securities may also include pool insurance policies, letters of credit, reserve funds or currency or interest rate exchange agreements or any combination of credit support. Credit enhancement may also be provided by means of subordination of one or more classes of securities, cross collateralization or by overcollateralization.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the securities may be made through one or more different methods, including through underwriters as described in "Methods of Distribution" in this prospectus and in the related prospectus supplement.


The date of this Prospectus is

                                TABLE OF CONTENTS
Risk Factors...................................................................3
Introduction..................................................................11
Description of the Trust Funds................................................11
     Description of the Mortgage Loans to be
         Included in a Trust Fund.............................................12
     Description of the Pre-Funding Account for the
         Purchase of Additional Mortgage Loans................................18
The Depositor.................................................................18
Use of Proceeds...............................................................19
Yield Considerations..........................................................19
Maturity And Prepayment Considerations........................................20
The Depositor's Mortgage Loan Purchase Program................................22
     Underwriting Standards...................................................22
     Qualifications of Originators and Mortgage Loan
         Sellers..............................................................24
     Representations by or on behalf of Mortgage
         Loan Sellers; Remedies for Breach of
         Representation.......................................................24
Description of The Securities.................................................26
     Assignment of Trust Fund Assets; Review of
         Files by Trustee.....................................................28
     Establishment of Certificate Account; Deposits to
         Certificate Account In Respect of Trust
         Fund Assets..........................................................31
     Distributions on the Securities..........................................34
     Advances by Master Servicer in Respect of
         Delinquencies on the Trust Fund Assets...............................37
     Form of Reports to Securityholders.......................................38
     Collection and Other Servicing Procedures
         Employed by the Master Servicer......................................39
     Description of Sub-Servicing.............................................41
     Procedures for Realization Upon Defaulted
         Mortgage Loans.......................................................42
     Retained Interest; Servicing or Administration
         Compensation and Payment of Expenses.................................43
     Annual Evidence as to the Compliance of the
         Master Servicer......................................................44
     Matters Regarding the Master Servicer and the
         Depositor............................................................44
     Events of Default under the Governing
         Agreement and Rights Upon Events of
         Default..............................................................46
     Amendment of the Governing Agreements....................................49
     Termination of the Trust Fund and Disposition of
         Trust Fund Assets....................................................51
     Optional Purchase by the Master Servicer of
         Defaulted Mortgage Loans.............................................52
     Duties of the Trustee....................................................52
     Description of the Trustee...............................................52
Description of Credit Support.................................................53
     Subordination............................................................53
     Letter of Credit.........................................................55
     Mortgage Pool Insurance Policy...........................................56
     Special Hazard Insurance Policy..........................................58
     Bankruptcy Bond..........................................................60
     Financial Guarantee Insurance............................................60
     Reserve Fund.............................................................61
     Overcollateralization....................................................61
     Cross-Support Features...................................................61
     Cash Flow Agreements.....................................................62
Description of Primary Insurance Policies.....................................62
     Primary Mortgage Insurance Policies......................................62
     Primary Hazard Insurance Policies........................................63
     FHA Insurance............................................................64
     VA Guarantees............................................................65
Legal Aspects of Mortgage Loans...............................................65
     Single-Family Loans......................................................66
     Cooperative Loans........................................................66
     Manufactured Housing Contracts...........................................67
     Foreclosure on Mortgages.................................................69
     Foreclosure on Mortgaged Properties Located in
         the Commonwealth of Puerto Rico......................................72
     Foreclosure on Cooperative Shares........................................72
     Repossession with respect to Manufactured
         Housing Contracts....................................................73
     Louisiana Law with respect to Manufactured
         Housing Contracts....................................................75
     Rights of Redemption with respect to Single-
         Family Properties....................................................75
     Notice of Sale; Redemption Rights with respect
         to Manufactured Homes................................................76
     Anti-Deficiency Legislation and Other
         Limitations on Lenders...............................................76
     Junior Mortgages.........................................................78
     Home Equity Line of Credit Loans.........................................78
     Consumer Protection Laws with respect to
         Manufactured Housing Contracts.......................................79
     Other Limitations........................................................80
     Enforceability of Provisions.............................................80
     Subordinate Financing....................................................82
     Applicability of Usury Laws..............................................82
     Alternative Mortgage Instruments.........................................83
     Formaldehyde Litigation with respect to
         Manufactured Housing Contracts.......................................84
     Soldiers' and Sailors' Civil Relief Act of 1940..........................85
     Environmental Legislation................................................85
     Forfeitures in Drug and RICO Proceedings.................................86
     Negative Amortization Loans..............................................86
Federal Income Tax Consequences...............................................87
     General..................................................................87
     REMICs...................................................................88
     Notes...................................................................108
     Grantor Trust Funds.....................................................109
     Partnership Trust Funds.................................................120
State And Other Tax Consequences.............................................127
Considerations For Benefit Plan Investors....................................127
     Investors Affected......................................................127
     Fiduciary Standards for ERISA Plans and
         Related Investment Vehicles.........................................127
     Prohibited Transaction Issues for ERISA Plans,
         Keogh Plans, IRAs and Related Investment
         Vehicles............................................................128
     Possible Exemptive Relief...............................................129
     Consultation with Counsel...............................................134
     Government Plans........................................................134
     Required Deemed Representations of Investors............................134
Legal Investment.............................................................135
Methods of Distribution......................................................136
Legal Matters................................................................137
Financial Information........................................................138
Rating.......................................................................138
Available Information........................................................138
Incorporation of Certain Information by Reference............................139

                                  RISK FACTORS

     The offered securities are not suitable investments for all investors. In particular, you should not purchase the offered securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with the securities.

     You should carefully consider the following factors in connection with the purchase of the securities offered hereby as well as any additional risk factors that are set forth in the prospectus supplement related to your security:

THE SECURITIES WILL HAVE LIMITED LIQUIDITY SO INVESTORS MAY BE UNABLE TO SELL THEIR SECURITIES OR MAY BE FORCED TO SELL THEM AT A DISCOUNT FROM THEIR INITIAL OFFERING PRICE

     There can be no assurance that a resale market for the securities of any series will develop following the issuance and sale of any series of securities. Even if a resale market does develop, it may not provide securityholders with liquidity of investment or continue for the life of the securities of any series. The prospectus supplement for any series of securities may indicate that an underwriter specified in the prospectus supplement intends to establish a secondary market in the securities, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any offered security in any market that may develop may be at a discount from the initial offering price. The securities offered hereby will not be listed on any securities exchange.

CREDIT SUPPORT MAY BE LIMITED; THE FAILURE OF CREDIT SUPPORT TO COVER LOSSES ON THE TRUST FUND ASSETS WILL RESULT IN LOSSES ALLOCATED TO THE RELATED SECURITIES

     Credit support is intended to reduce the effect of delinquent payments or losses on the underlying trust fund assets on those classes of securities that have the benefit of the credit support. With respect to each series of securities, credit support will be provided in one or more of the forms referred to in this prospectus and the related prospectus supplement. Regardless of the form of credit support provided, the amount of coverage will usually be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, credit support may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. If losses on the trust fund assets exceed the amount of coverage provided by any credit support or the losses are of a type not covered by any credit support, these losses will be borne by the holders of the related securities or specific classes of the related securities. SEE "DESCRIPTION OF CREDIT SUPPORT".

THE PAYMENT PERFORMANCE OF THE SECURITIES WILL BE RELATED TO THE PAYMENT PERFORMANCE OF THE MORTGAGE LOANS IN THE RELATED TRUST FUNDS; SOME TYPES OF MORTGAGE LOANS MAY BE ESPECIALLY PRONE TO DEFAULTS AND MAY EXPOSE THE RELATED CERTIFICATES TO GREATER LOSSES

     The securities will be directly or indirectly backed by mortgage loans, manufactured housing, conditional sales contracts and installment loan agreements. Some types of mortgage loans may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event of delinquency and foreclosure. You should be aware that if the mortgaged properties fail to provide adequate security for the mortgage loans included in a trust fund, any resulting losses, to the extent not covered by credit support, will be allocated to the related securities in the manner described in the related prospectus supplement and consequently would adversely affect the yield to maturity on those securities. The depositor cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the related mortgage loans. The prospectus supplement for each series of securities will describe the mortgage loans which are to be included in the trust fund related to your security and risks associated with those mortgage loans which you should carefully consider in connection with the purchase of your security.

NONPERFECTION OF SECURITY INTERESTS IN MANUFACTURED HOMES MAY RESULT IN LOSSES ON THE RELATED MANUFACTURED HOUSING CONTRACTS AND THE SECURITIES BACKED BY THE MANUFACTURED HOUSING CONTRACTS

     Any conditional sales contracts and installment loan agreements with respect to manufactured homes included in a trust fund will be secured by a security interest in a manufactured home. Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the master servicer fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. The failure to properly perfect a valid, first priority security interest in a manufactured home securing a manufactured housing contract could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

FORECLOSURE OF MORTGAGE LOANS MAY RESULT IN LIMITATIONS OR DELAYS IN RECOVERY AND LOSSES ALLOCATED TO THE RELATED SECURITIES

     Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of related proceeds by the securityholders could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a mortgagor, these restrictions may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. The master servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any mortgaged properties fail to provide adequate security for the related mortgage loans and insufficient funds are available from any applicable credit support, securityholders could experience a loss on their investment.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance mortgage loan than would be the case with a larger principal balance loan.

MORTGAGED PROPERTIES ARE SUBJECT TO ENVIRONMENTAL RISKS AND THE COST OF ENVIRONMENTAL CLEAN-UP MAY INCREASE LOSSES ON THE RELATED MORTGAGE LOANS

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on the property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate the property, may adversely affect the owner's or operator's ability to sell such property. Although the incidence of environmental contamination of residential properties is less common than that for commercial properties, mortgage loans contained in a trust fund may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. The master servicer is generally prohibited from foreclosing on a mortgaged property unless it has taken adequate steps to ensure environmental compliance with respect to the mortgaged property. However, to the extent the master servicer errs and forecloses on mortgaged property that is subject to environmental law violations, and to the extent a mortgage loan seller does not provide adequate representations and warranties against environmental law violations, or is unable to honor its obligations, including the obligation to repurchase a mortgage loan upon the breach of a representation or warranty, a trust fund could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity on the related securities.

THE RATINGS OF YOUR SECURITIES MAY BE LOWERED OR WITHDRAWN WHICH MAY ADVERSELY AFFECT THE LIQUIDITY OR MARKET VALUE OF YOUR SECURITY

     It is a condition to the issuance of the securities that each series of securities be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any security, and accordingly, there can be no assurance to you that the ratings assigned to any security on the date on which the security is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter. The rating(s) of any series of securities by any applicable rating agency may be lowered following the initial issuance of the securities as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by the rating agency at the time of its initial rating analysis. Neither the depositor, the master servicer nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any rating(s) of any series of securities. In the event any rating is revised or withdrawn, the liquidity or the market value of the related security may be adversely affected.

FAILURE OF THE MORTGAGE LOAN SELLER TO REPURCHASE OR REPLACE A MORTGAGE LOAN MAY RESULT IN LOSSES ALLOCATED TO THE RELATED SECURITIES

     Each mortgage loan seller will have made representations and warranties in respect of the mortgage loans sold by the mortgage loan seller and evidenced by a series of securities. In the event of a breach of a mortgage loan seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan, the related mortgage loan seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan as described under "Mortgage Loan Program-Representations as to Mortgage Loans to be made by or on Behalf of Mortgage Loan Sellers; Remedies for Breach of Representation". However, there can be no assurance that a mortgage loan seller will honor its obligation to cure, repurchase or, if permitted, replace any mortgage loan as to which a breach of a representation or warranty arises. A mortgage loan seller's failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

     In instances where a mortgage loan seller is unable, or disputes its obligation, to purchase affected mortgage loans, the master servicer may negotiate and enter into one or more settlement agreements with the mortgage loan seller that could provide for the purchase of only a portion of the affected mortgage loans. Any settlement could lead to losses on the mortgage loans which would be borne by the related securities. Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that the mortgage loan sellers will carry out their purchase obligations. A default by a mortgage loan seller is not a default by the depositor or by the master servicer. Any mortgage loan not so purchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit support, to the extent available, and otherwise to one or more classes of the related series of securities.

     All of the representations and warranties of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan was purchased from the mortgage loan seller by or on behalf of the depositor which will be a date prior to the date of initial issuance of the related series of securities. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the mortgage loan seller's purchase obligation, or, if specified in the related prospectus supplement, limited replacement option, will not arise if, during the period after the date of sale by the mortgage loan seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan. The occurrence of events during this period that are not covered by a mortgage loan seller's purchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of the related securities.

THE YIELD TO MATURITY ON YOUR SECURITIES WILL DEPEND ON A VARIETY OF FACTORS INCLUDING PREPAYMENTS

     The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

     o the extent of prepayments on the underlying assets in the trust fund or;

     o how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;

     o if any party has an option to terminate the related trust fund early, the effect of the exercise of the option;

     o the rate and timing of defaults and losses on the assets in the related trust fund; and

     o repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor, master servicer or mortgage loan seller.

     Prepayments on mortgage loans are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. The rate of prepayment of the mortgage loans included in or underlying the assets in each trust fund may affect the yield to maturity of the securities. In general, if you purchase a class of offered securities at a price higher than its outstanding principal balance and principal distributions on your class occur faster than you anticipate at the time of purchase, the yield will be lower than you anticipate. Conversely, if you purchase a class of offered securities at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you anticipate at the time of purchase, the yield will be lower than you anticipate.

     To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the related securities may receive an additional prepayment.

     The yield to maturity on some types of classes of securities, including securities that are entitled to principal distributions only or interest distributions only, securities as to which accrued interest or a portion thereof will not be distributed but rather added to the principal balance of the security, and securities with an interest rate which fluctuates inversely with an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities and, if applicable, to the occurrence of an early retirement of the securities. The prospectus supplement for a series will set forth the related classes of securities that may be more sensitive to prepayment rates.

     SEE "YIELD CONSIDERATIONS" AND "MATURITY AND PREPAYMENT CONSIDERATIONS" IN THIS PROSPECTUS.


THE EXERCISE OF AN OPTIONAL TERMINATION RIGHT WILL AFFECT THE YIELD TO MATURITY ON THE RELATED SECURITIES

     If so specified in the related prospectus supplement, certain parties will have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. Upon the purchase of the securities or at any time thereafter, at the option of the party entitled to termination, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold.

     The prospectus supplement for each series of securities will set forth the party that may, at its option, purchase the assets of the related trust fund if the aggregate principal balance of the mortgage loans and other trust fund assets in the trust fund for that series is less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the outstanding mortgage loans and other trust fund assets at the cut-off date for that series. The percentage will be between 25% and 0%. The exercise of the termination right will effect the early retirement of the securities of that series. The prospectus supplement for each series of securities will set forth the price to be paid by the terminating party and the amounts that the holders of the securities will be entitled to receive upon early retirement.

     In addition to the repurchase of the assets in the related trust fund as described above, the related prospectus supplement may permit that, a holder of a non-offered class of securities will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the option to terminate as described in the paragraph above becomes exercisable and thereby effect early retirement of the securities of the series. Any such call will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. In this case, the call class must remit to the trustee for distribution to the holders of the related securities offered hereby a price equal to 100% of the principal balance of their securities offered hereby as of the day of the purchase plus accrued interest thereon at the applicable interest rate during the related period on which interest accrues on their securities. If funds equal to the call price are not deposited with the related trustee, the securities will remain outstanding. There will not be any additional remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, the termination will constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code. In connection with a call by the call class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders.

     A trust fund may also be terminated and the certificates retired upon the master servicer's determination, if applicable and based upon an opinion of counsel, that the REMIC status of the trust fund has been lost or that a substantial risk exists that the REMIC status will be lost for the then current taxable year.

     The termination of a trust fund and the early retirement of securities by any party would decrease the average life of the securities and may adversely affect the yield to holders of some classes of related securities.

VIOLATIONS OF FEDERAL AND STATE LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS

     Federal and state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices:

     o    regulate interest rates and other charges on mortgage loans;

     o    require certain disclosures to borrowers;

     o    require licensing of originators; and

     o regulate generally the origination, servicing and collection process for the mortgage loans.

     Depending on the specific facts and circumstances involved, violations may limit the ability of a trust fund to collect all or a part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and could result in liability for damages and administrative enforcement against the originator or an assignee of the originator, such as the trust, or the initial servicer or a subsequent servicer, as the case may be. In particular, it is possible that some mortgage loans included in a trust fund will be subject to the Home Ownership and Equity Protection Act of 1994. The Homeownership Act adds some additional provisions to Regulation Z, the implementing regulation of the Federal Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. In general, mortgage loans within the purview of the Homeownership Act have annual percentage rates over 10 percentage points greater than the yield on Treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $441. The $441 amount is adjusted annually based on changes in the Consumer Price Index for the prior year. The provisions of the Homeownership Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor, such as a trust fund, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan. Recently, class action lawsuits under the Homeownership Act have been brought naming as a defendant securitization trusts such as the trust funds with respect to the mortgage loans.

     In addition, amendments to the federal bankruptcy laws have been proposed that could result in (1) the treatment of a claim secured by a junior lien in a borrower's principal residence as protected only to the extent that the claim was secured when the security interest was made and (2) the disallowance of claims based on secured debt if the creditor failed to comply with specific provisions of the Truth in Lending Act (15 U.S.C. ss.1639). Such amendments could apply retroactively to secured debt incurred by the debtor prior to the date of effectiveness of the amendments.

     The depositor will represent that all applicable federal and state laws were complied with in connection with the origination of the mortgage loans. If there is a material and adverse breach of a representation, the depositor will be obligated to repurchase any affected mortgage loan or to substitute a new mortgage loan into the related trust fund. SEE "LEGAL ASPECTS OF MORTGAGE LOANS".


MODIFICATION OF A MORTGAGE LOAN BY THE MASTER SERVICER MAY REDUCE THE YIELD ON THE RELATED SECURITIES

     In some instances in which a mortgage loan is in default, or if default is reasonably foreseeable, the master servicer, if it determines it is in the best interests of the related securityholders, may permit modifications of the mortgage loan rather than proceeding with foreclosure. Modification may have the effect of reducing the interest rate on the mortgage loan, forgiving the payment of principal or interest rate or extending the final maturity date of the mortgage loan. Any modified mortgage loan retained in the related trust fund may result in reduced collections from that mortgage loan and, to the extent not covered by the related credit support, reduced distributions on one or more classes of the related securities. Any mortgage loan modified to extend the final maturity of the mortgage loan may result in extending the final maturity of one or more classes of the related securities. SEE "COLLECTION AND OTHER SERVICING PROCEDURES EMPLOYED BY THE MASTER SERVICER. "

                                  INTRODUCTION

     The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the prospectus supplement will be offered from time to time in series.

     Each series of mortgage pass-through certificates will represent in the aggregate the entire beneficial ownership interest in the assets deposited into a particular trust fund. Each series of mortgage-backed notes will represent indebtedness of the assets deposited into a particular trust fund. The certificates and notes of any series are collectively referred to in this prospectus as the "securities".

     The securities of each series will be payable solely from the assets of the related trust fund, including any applicable credit support, and will not have any claims against the assets of any other trust fund or recourse to any other party. The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their respective affiliates.

     Some capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. The capitalized terms used in this prospectus are defined in the glossary beginning on page 140 in this prospectus.


                         DESCRIPTION OF THE TRUST FUNDS

     The trust fund for each series will be held by the trustee for the benefit of the related securityholders. Each trust fund will consist of:

     o a segregated pool of various types of one- to four-family residential first and junior lien mortgage loans, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements as from time to time are subject to the related agreement governing the trust fund;

     o amounts on deposit in the certificate account, pre-funding account, if applicable, or any other account maintained for the benefit of the securityholders;

     o property acquired on behalf of securityholders by foreclosure, deed in lieu of foreclosure or repossession and any revenues received on the property;

     o the rights of the depositor under any hazard insurance policies, FHA insurance policies, VA guarantees and primary mortgage insurance policies to be included in the trust fund, each as described under "Description of Primary Insurance Policies";

     o the rights of the depositor under the agreement or agreements pursuant to which it acquired the mortgage loans to be included in the trust fund;

     o the rights of the trustee in any cash advance reserve fund or surety bond to be included in the trust fund, each as described under "Advances by Master Servicer in Respect of Delinquencies on the Trust Fund Assets"; and

     o any letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, financial guarantee insurance policy, reserve fund, currency or interest rate exchange agreement, guarantee or guaranteed investment contract, each as described under "Description of Credit Support".

     To the extent specified in the related prospectus supplement, a portion of the interest received on a mortgage loan may not be included in the trust for that series. Instead, the retained interest will be retained by or payable to the originator, servicer or seller of the loan, free and clear of the interest of securityholders under the related agreement.

DESCRIPTION OF THE MORTGAGE LOANS TO BE INCLUDED IN A TRUST FUND

     Each mortgage loan will be originated by a person other than the depositor. Each mortgage loan will be selected by the depositor for inclusion in a trust fund from among those purchased by the depositor, either directly or through its affiliates, from New Century Mortgage Corporation, the indirect parent of the depositor, and its affiliates or from banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Federal Deposit Insurance Corporation and other mortgage loan originators or sellers not affiliated with the depositor. Each seller of mortgage loans will be referred to in this prospectus and the related prospectus supplement as a "mortgage loan seller. " The mortgage loans acquired by the depositor will generally have been originated in accordance with the underlying criteria described in this prospectus supplement under "The Depositor's Mortgage Loan Purchase Program-Underwriting Standards". All mortgage loans to be included in a trust fund will have been purchased by the depositor on or before the date of initial issuance of the related securities.

     The mortgage loans included in a trust fund may be secured by any of the following:

     o first or junior liens evidenced by promissory notes on one- to four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments. Loans secured by this type of property may be conventional loans, FHA-insured loans or VA-guaranteed loans as specified in the related prospectus supplement;

     o mortgage loans evidenced by promissory notes secured by shares in a private cooperative housing corporation that give the owner of the shares the right to occupy a particular dwelling unit in the cooperative;

     o conditional sales contracts and installment loan agreements with respect to new or used manufactured homes; or

     o real property acquired upon foreclosure or comparable conversion of the mortgage loans included in a trust fund.

     The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter. "

     The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. The mortgaged properties may include leasehold interests in residential properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the mortgage note by at least five years.

     The mortgage loans to be included in a trust fund will be any one of the following types of mortgage loans:

     o Fully amortizing mortgage loans with a fixed rate of interest and level monthly payments to maturity;

     o Fully amortizing mortgage loans with an interest rate that adjusts periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed percentage amount and an index;

     o ARM Loans that provide for an election, at the borrower's option, to convert the adjustable interest rate to a fixed interest rate, which will be described in the related prospectus supplement;

     o ARM Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable interest rate over its remaining term;

     o Fully amortizing mortgage loans with a fixed interest rate and level monthly payments, or payments of interest only, during the early years of the term, followed by periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, which will be described in the related prospectus supplement;

     o Fixed interest rate mortgage loans providing for level payment of principal and interest on the basis of an assumed amortization schedule and a balloon payment at the end of a specified term; and

     o Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time; and

     o Another type of mortgage loan described in the related prospectus supplement.

     All of the mortgage loans to be included in a trust fund will have:

     o individual principal balances at origination of not less than $10,000 or more than $5,000,000,


     o   original terms to maturity of not more than 40 years, and

     o   a loan-to-value ratio at origination not in excess of 150%.

     The "loan-to-value ratio" of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan, or, in the case of a home equity line of credit loan, the maximum principal amount which may be advanced over the term of the loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the value of the related mortgaged property. The "value" of a Single-Family Property or cooperative unit, other than with respect to loans made to refinance existing loans, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan or, if the mortgaged property has been appraised subsequent to origination, the value determined in such subsequent appraisal and
(b) the sales price for the property. The value of the mortgaged property securing a mortgage loan made to refinance an existing loan is the appraised value of the mortgaged property determined in an appraisal obtained at the time of origination of the refinance loan or in an appraisal, if any, obtained at the time of refinancing. For purposes of calculating the loan-to-value ratio of a manufactured housing contract relating to a new manufactured home, the value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including "accessories" identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used manufactured home, the value is generally the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. Manufactured homes are less likely than other types of housing to experience appreciation in value and are more likely to experience depreciation in value.

     The underwriting standards of the mortgage loan originator or mortgage loan seller may require a review of the appraisal used to determine the loan-to-value of a mortgage loan. Where the review appraisal results in a valuation of the mortgaged property that is less than a specified percentage of the original appraisal, the loan-to-value ratio of the related mortgage loan will be based on the review appraisal. The prospectus supplement of each series will describe the percentage variance used by the related mortgage loan originator or mortgage loan seller in determining whether the review appraisal will apply.

     Each mortgage loan having a loan-to-value ratio at origination in excess of 80%, may be required to be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan as to at least the principal amount thereof exceeding 75% of the value of the mortgaged property at origination of the mortgage loan. This type of insurance will remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. SEE "DESCRIPTION OF PRIMARY INSURANCE POLICIES--PRIMARY MORTGAGE INSURANCE POLICIES".

     A mortgaged property may have been subject to secondary financing at origination of the mortgage loan, but, unless otherwise specified in the related prospectus supplement, the total amount of primary and secondary financing at the time of origination of the mortgage loan did not produce a combined loan-to-value ratio in excess of 150%. The trust fund may contain mortgage loans secured by junior liens, and the related senior lien may not be included in the trust fund. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the junior mortgage loan. SEE "LEGAL ASPECTS OF THE MORTGAGE LOANS-FORECLOSURE ON MORTGAGES".

     As of the cut-off date specified in the related prospectus supplement, the aggregate principal balance of mortgage loans secured by condominium units will not exceed 30% of the aggregate principal balance of the mortgage loans in the related mortgage pool. A mortgage loan secured by a condominium unit will not be included in a mortgage pool unless, at the time of sale of the mortgage loan by the mortgage loan seller, representations and warranties as to the condominium project are made by the mortgage loan seller or an affiliate of the mortgage loan seller or by another person acceptable to the depositor having knowledge regarding the subject matter of such representations and warranties. The mortgage loan seller, or another party on its behalf, will have made the following representations and warranties:

     o If a condominium project is subject to developer control or to incomplete phasing or add- ons, at least 50% of the units have been sold to bona fide purchasers to be occupied as primary residences or vacation or second homes.

     o If a condominium project has been controlled by the unit owners, other than the developer, and is not subject to incomplete phasing or add-ons, at least 50% of the units are occupied as primary residences or vacation or second homes.

SEE "THE DEPOSITOR'S MORTGAGE LOAN PURCHASE PROGRAM--REPRESENTATIONS BY OR ON BEHALF OF MORTGAGE LOAN SELLERS; REMEDIES FOR BREACH OF REPRESENTATION" IN THIS PROSPECTUS FOR A DESCRIPTION OF OTHER REPRESENTATIONS MADE BY OR ON BEHALF OF MORTGAGE LOAN SELLERS AT THE TIME MORTGAGE LOANS ARE SOLD.

     The trust fund may include mortgage loans subject to temporary buydown plans which provide that the monthly payments made by the borrower in the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from (a) an amount contributed by the borrower, the seller of the mortgaged property, or another source and placed in a custodial account and (b) unless otherwise specified in the prospectus supplement, investment earnings on the buydown funds. The borrower under a buydown mortgage loan is usually qualified at the lower monthly payment taking into account the funds on deposit in the custodial account. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger level monthly payments after the funds in the custodial account have been depleted. SEE "THE DEPOSITOR'S MORTGAGE LOAN PURCHASE PROGRAM--UNDERWRITING STANDARDS" FOR A DISCUSSION OF LOSS AND DELINQUENCY CONSIDERATIONS RELATING TO BUYDOWN MORTGAGE LOANS.

     The trust fund may include mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time. Interest on each home equity line of credit loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding balance of the mortgage loan. Principal on a home equity line of credit loan may be drawn down, up to a maximum amount as set forth in the related prospectus supplement, or repaid under each mortgage loan from time to time, but may be subject to a minimum periodic payment. Each home equity line of credit loan included in a trust fund will be secured by a lien on a one-to-four family property or a manufactured home. A trust fund will not include any amounts borrowed under a home equity line of credit loan after the cut-off date specified in the related prospectus supplement.

     The trust fund may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective purchaser to make an investment decision. No mortgage loan in a trust fund will be 90 or more days delinquent and no trust fund will include a concentration of mortgage loans which are more than 30 and less than 90 days delinquent of greater than 20%.

     MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENT. Each prospectus supplement will contain specific information with respect to the mortgage loans contained in the related trust fund, as of the cut-off date specified in the prospectus supplement, which will usually be close of business on the first day of the month of formation of the related trust fund, to the extent specifically known to the depositor as of the date of the prospectus supplement, including the following:

     o the aggregate outstanding principal balance, the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable cut-off date,

     o the type of property securing the mortgage loans, e.g., one- to four-family houses, shares in cooperatives and the related proprietary leases or occupancy agreements, condominium units and other attached units, new or used manufactured homes and vacation and second homes,

     o   the original terms to maturity of the mortgage loans,

     o   the earliest origination date and latest maturity date,

     o the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%, or, with respect to mortgage loans secured by a junior lien, the aggregate principal balance of mortgage loans having combined loan-to-value ratios exceeding 80%,

     o the interest rates or range of interest rates borne by the mortgage loans,

     o the geographical distribution of the mortgaged properties on a state-by-state basis,

     o the number and aggregate principal balance of buydown mortgage loans, if any,

     o   the weighted average retained interest, if any,

     o with respect to ARM Loans, the index, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variation at the time of any adjustment and over the life of the ARM Loan, and

     o whether the mortgage loans provide for payments of interest only for any period and the frequency and amount by which, and the term during which, monthly payments adjust.

     If specific information respecting the trust fund assets is not known to the depositor at the time securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information as to the trust fund assets to be included in the trust fund on the date of issuance of the securities will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance of the securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, trust agreement and indenture, with respect to each series of notes, as part of a report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance. If mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement, the addition or deletion will be noted on the Current Report or Form 8-K. In no event, however, will more than 5% (by principal balance at the cut-off date) of the mortgage loans deviate from the characteristics of the mortgage loans set forth in the related prospectus supplement. In addition, a report on Form 8-K will be filed within 15 days after the end of any pre-funding period containing information respecting the trust fund assets transferred to a trust fund after the date of issuance of the related securities as described in the following paragraph.

DESCRIPTION OF THE PRE-FUNDING ACCOUNT FOR THE PURCHASE OF ADDITIONAL MORTGAGE LOANS

     The agreement governing the trust fund may provide for the transfer by the mortgage loan seller of additional mortgage loans to the related trust fund after the date of initial issuance of the securities. In that case, the trust fund will include a pre-funding account, into which all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited to be released as additional mortgage loans are transferred. Additional mortgage loans will be required to conform to the requirements set forth in the related agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund. A pre-funding account will be required to be maintained as an eligible account under the related agreement, all amounts in the pre-funding account will be required to be invested in U.S. government securities and other high quality investments specified in the agreement and the amount held in the pre-funding account shall at no time exceed 25% of the aggregate outstanding principal balance of the securities. The related agreement providing for the transfer of additional mortgage loans will provide that all transfers must be made within 3 months after the date on which the related securities were issued, and that amounts set aside to fund the transfers, whether in a pre-funding account or otherwise, and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the related prospectus supplement.

     The depositor will be required to provide data regarding the additional mortgage loans to the rating agencies and the security insurer, if any, sufficiently in advance of the scheduled transfer to permit review by the rating agencies and the security insurer. Transfer of the additional mortgage loans will be further conditioned upon confirmation by the rating agencies that the addition of mortgage loans to the trust fund will not result in the downgrading of the securities or, in the case of a series guaranteed or supported by a security insurer, will not adversely affect the capital requirements of the security insurer. Finally, a legal opinion to the effect that the conditions to the transfer of the additional mortgage loans have been satisfied will be required.

                                  THE DEPOSITOR

     New Century Mortgage Securities, Inc., the depositor, was incorporated in the State of Delaware on March 25, 1999 as an indirect wholly-owned subsidiary of New Century Mortgage Corporation. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor maintains its principal office at 18400 Von Karman, Suite 1000, Irvine, California 92612. Its telephone number is 949-440-7030.

     The depositor does not have, nor is it expected in the future to have, any significant assets. The prospectus supplement for each series of securities will disclose if the depositor is a party to any legal proceedings that could have a material impact on the related trust fund and the interests of the potential investors.

                                 USE OF PROCEEDS


     The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of trust fund assets or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.


                              YIELD CONSIDERATIONS

     The basis on which each monthly interest payment on a trust fund asset is calculated will be either (1) as one-twelfth of the interest rate on that asset multiplied by the unpaid principal balance of the trust fund asset, often referred to as the "30/360 basis," or (2) by multiplying the unpaid principal balance of the trust fund asset by the number of days elapsed since the last day interest was paid on that asset and dividing by 365, often referred to as the "simple interest method. " Interest to be distributed on each distribution date to the holders of the various classes of securities, other than some classes of Strip Securities, of each series may be similarly calculated or may be calculated by multiplying the outstanding principal balance of the security by the actual number of days elapsed in the accrual period and dividing 360, often referred to as the "actual/360 basis. " In the case of Strip Securities with no or, in some cases, a nominal principal balance, distributions of interest will be in an amount described in the related prospectus supplement.

     The effective yield to securityholders will be lower than the yield otherwise produced by the applicable security interest rate, or, as to a Strip Security, the distributions of Stripped Interest thereon, and purchase price, because although interest that accrued on each trust fund asset during each month is due and payable on the first day of the following month, the distribution of interest on the securities will not be made until the distribution date occurring in the month following the month of accrual of interest on the mortgage loans or later in the case of a series of securities having distribution dates occurring at intervals less frequently than monthly.

     When a principal prepayment in full is made on a mortgage loan, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of such prepayment for the month in which the prepayment is made. Accordingly, the effect of principal prepayments in full during any month will be to reduce the aggregate amount of interest collected that is available for distribution to securityholders. The mortgage loans in a trust fund may contain provisions limiting prepayments or requiring the payment of a prepayment penalty upon prepayment in full or in part. If so specified in the related prospectus supplement, a prepayment penalty collected may be applied to offset the above-described shortfalls in interest collections on the related distribution date. Full and partial principal prepayments collected during the prepayment period set forth in a prospectus supplement will be available for distribution to securityholders on the related distribution date. Neither the trustee nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. The prospectus supplement for a series of securities may specify that the master servicer will be obligated to pay from its own funds, without reimbursement, those interest shortfalls attributable to full and partial prepayments by mortgagors but only up to an amount equal to its servicing fee for the related due period. SEE "MATURITY AND PREPAYMENT CONSIDERATIONS" AND "DESCRIPTION OF THE SECURITIES".

     In addition, if so specified in the related prospectus supplement, a holder of a non-offered class of securities will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the Clean-up Call becomes exercisable and thereby effect early retirement of the securities of the series. Any such call will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. Early termination would result in the concurrent retirement of all outstanding securities of the related series and would decrease the average lives of the terminated securities, perhaps significantly. The earlier after the date of the initial issuance of the securities that such termination occurs, the greater would be the effect.

     The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The original terms to maturity of the trust fund assets in a particular trust fund will vary depending upon the type of mortgage loans underlying or comprising the trust fund assets in a trust fund. Each prospectus supplement will contain information with respect to the type and maturities of the trust fund assets in the related trust fund. Some of the mortgage loans in a trust fund may contain provisions prohibiting prepayment for a specified period after the origination date, prohibiting partial prepayments entirely or prohibiting prepayment in full or in part without a prepayment penalty.

     The prepayment experience on the mortgage loans underlying or comprising the trust fund assets in a trust fund will affect the weighted average life of the related series of securities. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the securities of a series will be influenced by the rate at which principal on the mortgage loans underlying or comprising the trust fund assets included in the related trust fund is paid, which payments may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default and hazard or condemnation losses. The rate of prepayment with respect to fixed rate mortgage loans has fluctuated significantly in recent years. In general, if interest rates fall below the interest rates on the mortgage loans underlying or comprising the trust fund assets, the rate of prepayment would be expected to increase. There can be no assurance as to the rate of prepayment of the mortgage loans underlying or comprising the trust fund assets in any trust fund. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. The depositor is not aware of any historical prepayment experience with respect to mortgage loans secured by properties located in Puerto Rico or Guam and, accordingly, prepayments on loans secured by properties in Puerto Rico or Guam may not occur at the same rate or be affected by the same factors as other mortgage loans.

     A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, the terms of the mortgage loans, as affected by the existence of lockout provisions, due-on-sale and due-on-encumbrance clauses, prepayment fees and the frequency and amount of any future draws on any home equity line of credit loans, the quality of management of the mortgaged properties, possible changes in tax laws and the availability of mortgage funds, may affect prepayment experience. Other than FHA loans and VA loans, all mortgage loans in the trust fund will contain due-on-sale provisions permitting the lender to accelerate the maturity of the mortgage loan upon sale or some types of transfers by the borrower of the underlying mortgaged property. Loans insured by the FHA and loans guaranteed by the VA contain no due-on-sale clauses and may be assumed by the purchaser of the mortgaged property. An ARM Loan may also be assumable under certain conditions, despite the existence of a due-on-sale clause, if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage loan and, in the reasonable judgment of the master servicer or sub-servicer, the security for the ARM Loan would not be impaired by the assumption. Thus, the rate of prepayments on FHA loans, VA loans and ARM Loans may be lower than that of conventional mortgage loans bearing comparable interest rates. The extent to which ARM Loans, FHA loans and VA loans are assumed by purchasers of the mortgaged properties rather than prepaid in connection with the sales of the mortgaged properties will affect the weighted average life of the related securities.

     The master servicer generally will enforce, in accordance with the terms of the related servicing agreement, any due-on-sale clause or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. SEE "DESCRIPTION OF THE SECURITIES--COLLECTION AND OTHER SERVICING PROCEDURES EMPLOYED BY THE MASTER SERVICER" AND "LEGAL ASPECTS OF MORTGAGE LOANS--ENFORCEABILITY OF PROVISIONS" AND "--PREPAYMENT CHARGES AND PREPAYMENTS" FOR A DESCRIPTION OF THE PROVISIONS OF EACH AGREEMENT GOVERNING THE SERVICING OF THE MORTGAGE LOANS AND LEGAL DEVELOPMENTS THAT MAY AFFECT THE PREPAYMENT EXPERIENCE ON THE MORTGAGE LOANS. SEE "DESCRIPTION OF THE SECURITIES--TERMINATION OF THE TRUST FUND AND DISPOSITION OF TRUST FUND ASSETS" FOR A DESCRIPTION OF THE POSSIBLE EARLY TERMINATION OF ANY SERIES OF SECURITIES. SEE ALSO "THE DEPOSITOR'S MORTGAGE LOAN PURCHASE PROGRAM--REPRESENTATIONS BY OR ON BEHALF OF MORTGAGE LOAN SELLERS; REMEDIES FOR BREACH OF REPRESENTATION" AND "DESCRIPTION OF THE SECURITIES--ASSIGNMENT OF TRUST FUND ASSETS" FOR A DESCRIPTION OF THE OBLIGATION OF THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER AND THE DEPOSITOR TO REPURCHASE MORTGAGE LOANS UNDER CERTAIN CIRCUMSTANCES.

     In addition, if the applicable agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. SEE "DESCRIPTION OF THE TRUST FUNDS-- DESCRIPTION OF THE PRE-FUNDING ACCOUNT FOR THE PURCHASE OF ADDITIONAL MORTGAGE LOANS".

                 THE DEPOSITOR'S MORTGAGE LOAN PURCHASE PROGRAM

     The mortgage loans to be included in a trust fund will be purchased by the depositor, either directly or indirectly, from the mortgage loan sellers.

UNDERWRITING STANDARDS

     All mortgage loans to be included in a trust fund will have been subject to underwriting standards acceptable to the depositor and applied as described in the following paragraph. Each mortgage loan seller, or another party on its behalf, will represent and warrant that mortgage loans purchased by or on behalf of the depositor from it have been originated by the related originators in accordance with these underwriting guidelines.

     In general, the underwriting standards are applied by the originators to evaluate the value of the mortgaged property and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. While the originator's primary consideration in underwriting a mortgage loan is the value of the mortgaged property, the originator also considers the borrower's credit history and repayment ability as well as the type and use of the mortgaged property. As a result of this underwriting criteria, changes in the values of mortgage properties may have a greater effect on the delinquency, foreclosure and loss experience on the mortgage loans in a trust fund than such change would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given by the depositor that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

     Initially, a prospective borrower is required to fill out a detailed application with respect to the applicant's liabilities, income and credit history and personal information, as well as an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained that reports the borrower's current salary and may contain information regarding length of employment and whether it is expected that the borrower will continue his or her employment in the future. If a prospective borrower is self-employed, the borrower is required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

     In determining the adequacy of the property as collateral, an appraisal is made of each property considered for financing, except in the case of new manufactured homes whose appraised value is determined using the list price of the unit and accessories as described above under "Description of the Trust Funds". Each appraiser is selected in accordance with predetermined guidelines established for appraisers. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income, if considered applicable by the appraiser, and, when deemed appropriate, the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be high enough so that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     Once all applicable employment, credit and property information is received, the originator reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type of property being financed and reviews the property. In evaluating the credit quality of borrowers, the originator may utilize credit bureau risk scores, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and three national credit data repositories - Equifax, TransUnion and Experian.

     In the case of a mortgage loan secured by a leasehold interest in a residential property, the title to which is held by a third party lessor, the mortgage loan seller, or another party on its behalf, is required to warrant, among other things, that the remaining term of the lease and any sublease be at least five years longer than the remaining term of the mortgage loan.

     The mortgaged properties may be located in states where, in general, a lender providing credit on a residential property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The underwriting standards to be applied to the mortgage loans in all states, including anti-deficiency states, require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding principal balance of the mortgage loan.

     With respect to any loan insured by the FHA, the mortgage loan seller is required to represent that the FHA loan complies with the applicable underwriting policies of the FHA. SEE "DESCRIPTION OF PRIMARY INSURANCE POLICIES--FHA INSURANCE".

     With respect to any loan guaranteed by the VA, the mortgage loan seller is required to represent that the VA loan complies with the applicable underwriting policies of the VA. SEE "DESCRIPTION OF PRIMARY INSURANCE POLICIES-VA GUARANTEE".

     The recent foreclosure or repossession and delinquency experience with respect to loans serviced by the master servicer or, if applicable, a significant sub-servicer will be provided in the related prospectus supplement.

     Some of the types of loans that may be included in the mortgage pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, some of the mortgage loans may provide for escalating or variable payments by the borrower. These types of mortgage loans are underwritten on the basis of a judgment that borrowers will have the ability to make larger monthly payments in subsequent years. In some instances, however, a borrower's income may not be sufficient to make loan payments as monthly payments increase.

QUALIFICATIONS OF ORIGINATORS AND MORTGAGE LOAN SELLERS

     Each originator will be required to satisfy the qualifications set forth in this paragraph. Each originator must be an institution experienced in originating and servicing conventional mortgage loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each originator must be a HUD-approved mortgagee or an institution the deposit accounts in which are insured by the Bank Insurance Fund or Savings Association Insurance Fund of the FDIC. In addition, with respect to FHA loans or VA loans, each originator must be approved to originate the mortgage loans by the FHA or VA, as applicable. Each originator and mortgage loan seller must also satisfy certain criteria as to financial stability evaluated on a case by case basis by the depositor.

REPRESENTATIONS BY OR ON BEHALF OF MORTGAGE LOAN SELLERS; REMEDIES FOR BREACH OF REPRESENTATION

     Each mortgage loan seller, or a party on its behalf, will have made representations and warranties in respect of the mortgage loans sold by that mortgage loan seller. The following material representations and warranties as to the mortgage loans will be made by or on behalf of each mortgage loan seller:

     o that any required hazard insurance was effective at the origination of each mortgage loan, and that each required policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor;

     o that either (A) title insurance insuring, subject only to permissible title insurance exceptions, the lien status of the Mortgage was effective at the origination of each and the policy remained in effect on the date of purchase of the mortgage loan from the mortgage loan seller by or on behalf of the depositor or (B) if the mortgaged property securing any mortgage loan is located in an area where title insurance policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating, subject to permissible exceptions set forth therein, the first lien status of the mortgage;

     o that the mortgage loan seller had good title to each mortgage loan and each mortgage loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive some indebtedness of a borrower;

     o that each Mortgage constituted a valid lien on, or security interest in, the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any, and that the mortgaged property was free from damage and was in good repair;

     o that there were no delinquent tax or assessment liens against the mortgaged property;

     o that each mortgage loan was not currently more than 90 days delinquent as to required payments; and

     o that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     If a person other than a mortgage loan seller makes any of the foregoing representations and warranties on behalf of the mortgage loan seller, the identity of the person will be specified in the related prospectus supplement. Any person making representations and warranties on behalf of a mortgage loan seller shall be an affiliate of the mortgage loan seller or a person acceptable to the depositor having knowledge regarding the subject matter of such representations and warranties.

     All of the representations and warranties made by or on behalf of a mortgage loan seller in respect of a mortgage loan will have been made as of the date on which the mortgage loan seller sold the mortgage loan to or on behalf of the depositor. A substantial period of time may have elapsed between the date the representation or warranty was made to or on behalf of the depositor and the date of initial issuance of the series of securities evidencing an interest in the related mortgage loan.

In the event of a breach of any representation or warranty made by a mortgage loan seller, the mortgage loan seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan as described in the second following paragraph. Since the representations and warranties made by or on behalf of a mortgage loan seller do not address events that may occur following the sale of a mortgage loan by that mortgage loan seller, it will have a cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes the breach occurs prior to the date of the sale to or on behalf of the depositor. A mortgage loan seller would have no repurchase or substitution obligations if the relevant event that causes the breach occurs after the date of the sale to or on behalf of the depositor. However, the depositor will not include any mortgage loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of securities.

     The only representations and warranties to be made for the benefit of holders of securities in respect of any mortgage loan relating to the period commencing on the date of sale of a mortgage loan by the mortgage loan seller to or on behalf of the depositor will be the limited representations of the depositor and of the master servicer described below under "Description of the Securities--Assignment of Trust Fund Assets; Review of Files by Trustee". If the master servicer is also a mortgage loan seller with respect to a particular series, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a mortgage loan seller.

     The master servicer and the trustee, or the trustee, will promptly notify the relevant mortgage loan seller of any breach of any representation or warranty made by or on behalf of it in respect of a mortgage loan that materially and adversely affects the value of that mortgage loan or the interests in the mortgage loan of the securityholders. If the mortgage loan seller cannot cure a breach within 60 days from the date on which the mortgage loan seller was notified of the breach, then the mortgage loan seller will be obligated to repurchase the affected mortgage loan from the trustee within 90 days from the date on which the mortgage loan seller was notified of the breach, at the Purchase Price therefor. A mortgage loan seller, rather than repurchase a mortgage loan as to which a breach has occurred, may have the option, within a specified period after initial issuance of the related series of securities, to cause the removal of the mortgage loan from the trust fund and substitute in its place one or more other mortgage loans, in accordance with the standards described below under "Description of the Securities--Assignment of the Mortgage Loans". The master servicer will be required under the applicable pooling and servicing agreement or servicing agreement to use its best efforts to enforce the repurchase or substitution obligations of the mortgage loan seller for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a mortgage loan seller. SEE "DESCRIPTION OF THE SECURITIES".

     Neither the depositor nor the master servicer will be obligated to purchase or substitute for a mortgage loan if a mortgage loan seller defaults on its obligation to do so, and no assurance can be given that mortgage loan sellers will carry out their repurchase or substitution obligations with respect to mortgage loans. To the extent that a breach of the representations and warranties of a mortgage loan seller may also constitute a breach of a representation made by the depositor, the depositor may have a repurchase or substitution obligation as described below under "Description of the Securities--Assignment of Trust Fund Assets; Review of Files by Trustee".

                          DESCRIPTION OF THE SECURITIES

     The securities will be issued in series. Each series of certificates evidencing interests in a trust fund consisting of mortgage loans will be issued in accordance with a pooling and servicing agreement among the depositor, the master servicer and the trustee named in the prospectus supplement. Each series of notes evidencing indebtedness of a trust fund consisting of mortgage loans will be issued in accordance with an indenture between the related issuer and the trustee named in the prospectus supplement. The issuer of notes will be the depositor or an owner trust established under an owner trust agreement between the depositor and the owner trustee for the purpose of issuing a series of notes. Where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement. The provisions of each agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the related trust fund. Various forms of pooling and servicing agreement, servicing agreement, owner trust agreement, trust agreement and indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The following summaries describe specific provisions which may appear in each agreement. The prospectus supplement for a series of securities will describe any provision of the agreement relating to a series that materially differs from the description of the agreement contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related agreements for each trust fund and the related prospectus supplement. As used herein with respect to any series, the term "certificate" or the term "note" refers to all of the certificates or notes of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires.

     The certificates of each series, including any class of certificates not offered hereby, will be issued in fully registered form only and will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. The notes of each series, including any class of notes not offered hereby, will be issued in fully registered form only and will represent indebtedness of the trust fund created pursuant to the related indenture. If so provided in the prospectus supplement, any class of securities of any series may be represented by a certificate or note registered in the name of a nominee of The Depository Trust Company. The interests of beneficial owners of securities registered in the name of DTC will be represented by entries on the records of participating members of DTC. Definitive certificates or notes will be available for securities registered in the name of DTC only under the limited circumstances provided in the related prospectus supplement. The securities will be transferable and exchangeable for like securities of the same class and series in authorized denominations at the corporate trust office of the trustee as specified in the related prospectus supplement. The prospectus supplement for each series of securities will describe any limitations on transferability. No service charge will be made for any registration of exchange or transfer of securities, but the depositor or the trustee or any agent of the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Each series of securities may consist of either:

     o a single class of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund;

     o two or more classes of securities evidencing the entire beneficial ownership of or indebtedness of the related trust fund, one or more classes of which will be senior in right of payment to one or more of the other classes to the extent described in the related prospectus supplement;

     o two or more classes of securities, one or more classes of which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;

     o two or more classes of securities which differ as to timing, sequential order, priority of payment, security interest rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the mortgage pool, which series may include one or more classes of securities, as to which accrued interest or a portion thereof will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement; and

     o other types of classes of securities, as described in the related prospectus supplement.

     With respect to any series of notes, the equity certificates, insofar as they represent the beneficial ownership interest in the issuer, will be subordinate to the related notes.

     Each class of securities, other than some Strip Securities, will have a stated principal amount and, unless otherwise provided in the related prospectus supplement, will be entitled to payments of interest on the stated principal amount based on a fixed, variable or adjustable interest rate. The security interest rate of each security offered hereby will be stated in the related prospectus supplement as the "pass-through rate" with respect to a certificate and the "note interest rate" with respect to a note. SEE "-DISTRIBUTION OF INTEREST ON THE SECURITIES" AND "-DISTRIBUTION OF PRINCIPAL OF THE SECURITIES" BELOW.

     The specific percentage ownership interest of each class of securities and the minimum denomination for each security will be set forth in the related prospectus supplement.

     As to each series of certificates with respect to which a REMIC election is to be made, the master servicer or the trustee will be obligated to take all actions required in order to comply with applicable laws and regulations, and will be obligated to pay any Prohibited Transaction Taxes or Contribution Taxes arising out of a breach of its obligations with respect to its compliance without any right of reimbursement therefor from the trust fund or from any securityholder. A Prohibited Transaction Tax or Contribution Tax resulting from any other cause will be charged against the related trust fund, resulting in a reduction in amounts otherwise distributable to securityholders. SEE "FEDERAL INCOME TAX CONSEQUENCES."

ASSIGNMENT OF TRUST FUND ASSETS; REVIEW OF FILES BY TRUSTEE

     At the time of issuance of any series of securities, the depositor will cause the pool of mortgage loans to be included in the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the related cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with the assignment of mortgage loans, deliver the securities to the depositor in exchange for the trust fund assets. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule of mortgage loans will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the interest rate on the mortgage loan, the interest rate net of the sum of the rates at which the servicing fees and the retained interest, if any, are calculated, the retained interest, if any, the current scheduled monthly payment of principal and interest, the maturity of the mortgage note, the value of the mortgaged property, the loan-to-value ratio at origination and certain other information with respect to the mortgage loans.

     In addition, the depositor will, with respect to each mortgage loan, deliver or cause to be delivered to the trustee, or to the custodian hereinafter referred to:

         (1) With respect to each Single-Family Loan, the mortgage note endorsed, without recourse, to the order of the trustee, the Mortgage with evidence of recording indicated thereon and an assignment of the Mortgage to the trustee in recordable form. If, however, a mortgage loan has not yet been returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the Mortgage together with its certificate that the original of the Mortgage was delivered to the recording office. The depositor will promptly cause the assignment of each related mortgage loan to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording of the assignment is not required to protect the trustee's interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the relevant mortgage loan seller or any other prior holder of the mortgage loan.


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



         (2) With respect to each cooperative loan, the cooperative note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate and related stock powers endorsed in blank, and a copy of the original filed financing statement together with an assignment thereof to the trustee in a form sufficient for filing. The depositor will promptly cause the assignment and financing statement of each related cooperative loan to be filed in the appropriate public office, except in states where in the opinion of counsel acceptable to the trustee, filing of the assignment and financing statement is not required to protect the trustee's interest in the cooperative loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the master servicer, the relevant mortgage loan seller or any prior holder of the cooperative loan.

         (3) With respect to each manufactured housing contract, the original manufactured housing contract endorsed, without recourse, to the order of the trustee and copies of documents and instruments related to the manufactured housing contract and the security interest in the manufactured home securing the manufactured housing contract, together with a blanket assignment to the trustee of all manufactured housing contracts in the related trust fund and the documents and instruments. In order to give notice of the right, title and interest of the securityholders to the manufactured housing contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

     With respect to any mortgage loan secured by a mortgaged property located in Puerto Rico, the Mortgages with respect to these mortgage loans either (a) secure a specific obligation for the benefit of a specified person or (b) secure an instrument transferable by endorsement. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of endorsable mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in paragraph (1) above would be inapplicable. Puerto Rico Mortgages that secure a specific obligation for the benefit of a specified person, however, require an assignment to be recorded with respect to any transfer of the related lien and the assignment for that purpose would be delivered to the trustee.

     The trustee, or the custodian, will review the mortgage loan documents within 45 days after receipt, and the trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the securityholders. If any mortgage loan document is found to be missing or defective in any material respect, the trustee, or the custodian, shall notify the master servicer and the depositor, and the master servicer shall immediately notify the relevant mortgage loan seller. If the mortgage loan seller cannot cure the omission or defect within 60 days after receipt of notice, the mortgage loan seller will be obligated, within 90 days of receipt of notice, to repurchase the related mortgage loan from the trustee at the Purchase Price or substitute for the mortgage loan. There can be no assurance that a mortgage loan seller will fulfill this repurchase or substitution obligation. Although the master servicer is obligated to use its best efforts to enforce the repurchase or substitution obligation to the extent described above under "The Depositor's Mortgage Loan Purchase Program-Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representation", neither the master servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the mortgage loan seller defaults on its obligation. The assignment of the mortgage loans to the trustee will be without recourse to the depositor and this repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

     With respect to the mortgage loans in a trust fund, the depositor will make representations and warranties as to the types and geographical concentration of the mortgage loans and as to the accuracy in all material respects of some identifying information furnished to the trustee in respect of each mortgage loan, e.g., original loan-to-value ratio, principal balance as of the cut-off date, interest rate and maturity. In addition, the depositor will represent and warrant that, as of the cut-off date for the related series of securities, no mortgage loan was currently more than 90 days delinquent as to payment of principal and interest and no mortgage loan was more than 90 days delinquent more than once during the previous 12 months. Upon a breach of any representation of the depositor that materially and adversely affects the value of a mortgage loan or the interests of the securityholders in the mortgage loan, the depositor will be obligated either to cure the breach in all material respects, repurchase the mortgage loan at the Purchase Price or substitute for such mortgage loan as described below.

     If the depositor discovers or receives notice of any breach of its representations or warranties with respect to a mortgage loan, the depositor may be permitted under the agreement governing the trust fund to remove the mortgage loan from the trust fund, rather than repurchase the mortgage loan as provided above, and substitute in its place one or more mortgage loans, but only if (a) with respect to a trust fund for which a REMIC election is to be made, the substitution is effected within two years of the date of initial issuance of the certificates, plus permissible extensions, or (b) with respect to a trust fund for which no REMIC election is to be made, the substitution is effected within 120 days of the date of initial issuance of the securities. Each substitute mortgage loan will, on the date of substitution, comply with the following requirements:

         (1) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than $10,000 less than, the outstanding principal balance, after deduction of all unpaid scheduled payments due as of the date of substitution, of the deleted mortgage loan,

         (2) have an interest rate not less than (and not more than 1% greater than) the interest rate of the deleted mortgage loan,

         (3) have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan

         (4) have a Lockout Date, if applicable, not earlier than the Lockout Date on the deleted mortgage loan and

         (5) comply with all of the representations and warranties set forth in the pooling and servicing agreement or indenture as of the date of substitution.

     In connection with any substitution, an amount equal to the difference between the Purchase Price of the deleted mortgage loan and the outstanding principal balance of the substitute mortgage loan (after deduction of all scheduled payments due in the month of substitution), together with one month's interest at the applicable rate at which interest accrued on the deleted mortgage loan, less the servicing fee rate and the retained interest, if any, on the difference, will be deposited in the certificate account and distributed to securityholders on the first distribution date following the prepayment period in which the substitution occurred. In the event that one mortgage loan is substituted for more than one deleted mortgage loan, or more than one mortgage loan is substituted for one or more deleted mortgage loans, then the amount described in
(1) above will be determined on the basis of aggregate principal balances, the rate described in (2) above with respect to deleted mortgage loans will be determined on the basis of weighted average interest rates, and the terms described in (3) above will be determined on the basis of weighted average remaining terms to maturity and the Lockout Dates described in (4) above will be determined on the basis of weighted average Lockout Dates.

     With respect to any series as to which credit support is provided by means of a mortgage pool insurance policy, in addition to making the representations and warranties described above, the depositor or the related mortgage loan seller (or another party on behalf of the related mortgage loan seller), as specified in the related prospectus supplement, will represent and warrant to the trustee that no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the date of the initial issuance of the securities which has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary mortgage insurance policy, FHA insurance policy, mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of the failure of coverage but excluding any failure of an insurer to pay by reason of the insurer's own breach of its insurance policy or its financial inability to pay (such representation being referred to herein as the "insurability representation"). Upon a breach of the insurability representation which materially and adversely affects the interests of the securityholders in a mortgage loan, the depositor or the mortgage loan seller, as the case may be, will be obligated either to cure the breach in all material respects or to purchase the affected mortgage loan at the Purchase Price. The related prospectus supplement may provide that the performance of an obligation to repurchase mortgage loans following a breach of an insurability representation will be ensured in the manner specified in the prospectus supplement. SEE "DESCRIPTION OF PRIMARY INSURANCE POLICIES" AND "DESCRIPTION OF CREDIT SUPPORT" HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT FOR INFORMATION REGARDING THE EXTENT OF COVERAGE UNDER THE AFOREMENTIONED INSURANCE POLICIES.

     The obligation to repurchase or, other than with respect to the insurability representation if applicable, to substitute mortgage loans as described above constitutes the sole remedy available to the securityholders or the trustee for any breach of the above described representations.

     The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement. Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders, the master servicer will be obligated to cure the breach in all material respects.

ESTABLISHMENT OF CERTIFICATE ACCOUNT; DEPOSITS TO CERTIFICATE ACCOUNT IN RESPECT OF TRUST FUND ASSETS

     The master servicer or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related trust fund assets. Such accounts are collectively referred to in this prospectus and the related prospectus supplement as the "certificate account". The certificate account must be either

o maintained with a bank or trust company, and in a manner, satisfactory to the rating agency or agencies rating any class of securities of the series or

o an account or accounts the deposits in which are insured by the BIF or the SAIF (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the certificate account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the certificate account is maintained.

     The collateral eligible to secure amounts in the certificate account is limited to United States government securities and other high-quality investments specified in the related pooling and servicing agreement or servicing agreement as "permitted investments. " A certificate account may be maintained as an interest bearing or a non-interest bearing account, or the funds held in the certificate account may be invested pending each succeeding distribution date in permitted investments. Any interest or other income earned on funds in the certificate account will be paid to the master servicer or the trustee or their designee as additional compensation. The certificate account may be maintained with an institution that is an affiliate of the master servicer or the trustee, provided that the institution meets the standards set forth above. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of pass-through certificates and may, if applicable, contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

     Each sub-servicer servicing a trust fund asset pursuant to a sub-servicing agreement will establish and maintain one or more separate accounts which may be interest bearing and which will comply with the standards with respect to certificate accounts set forth above or such other standards as may be acceptable to the master servicer. The sub-servicer is required to credit to the related sub-servicing account on a daily basis the amount of all proceeds of mortgage loans received by the sub-servicer, less its servicing compensation. The sub-servicer will remit to the master servicer by wire transfer of immediately available funds all funds held in the sub-servicing account with respect to each mortgage loan on the monthly remittance date or dates specified in the related pooling and servicing agreement or servicing agreement.

     The master servicer will deposit or cause to be deposited in the certificate account for each trust fund including mortgage loans, the following payments and collections received, or advances made, by the master servicer or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date, and exclusive of any retained interest:

            (1) all payments on account of principal, including principal prepayments, on the mortgage loans;

            (2) all payments on account of interest on the mortgage loans, net of any portion retained by the master servicer or by a sub-servicer as its servicing compensation and net of any retained interest;

            (3) all proceeds of the hazard insurance policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of the master servicer or the related sub-servicer, subject to the terms and conditions of the related Mortgage and mortgage note, any primary mortgage insurance policy, any FHA insurance policy, any VA guarantee, any bankruptcy bond and any mortgage pool insurance policy and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

            (4) any amounts required to be paid under any letter of credit, as described below under "Description of Credit Support--Letter of Credit";

            (5) any advances made as described below under "Advances by the Master Servicer in respect of Delinquencies on the Trust Funds Assets";

            (6) if applicable, all amounts required to be transferred to the certificate account from a reserve fund, as described below under "Description of Credit Support--Reserve Funds";

            (7) any buydown funds, and, if applicable, investment earnings thereon, required to be deposited in the certificate account as described in the first paragraph below;

            (8) all proceeds of any mortgage loan or property in respect of the mortgage loan purchased by the master servicer, the depositor, any sub-servicer or any mortgage loan seller as described under "The Depositor's Mortgage Loan Purchase Program-Representations by or on behalf of Mortgage Loan Sellers; Remedies for Breach of Representations" or "--Assignment of Trust Fund Assets; Review of Files by Trustee" above, exclusive of the retained interest, if any, in respect of the mortgage loan;

            (9) all proceeds of any mortgage loan repurchased as described under "--Termination" below;

           (10) all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Policies--Primary Hazard Insurance Policies"; and

           (11) any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the certificate account.

     With respect to each buydown mortgage loan, the master servicer, or a sub-servicer, will deposit related buydown funds in a custodial account, which may be interest bearing, and that otherwise meets the standards for certificate accounts set forth above. Such account is referred to in this prospectus and the related prospectus supplement as a "buydown account". The terms of all buydown mortgage loans provide for the contribution of buydown funds in an amount not less than either (a) the total payments to be made from the buydown funds pursuant to the related buydown plan or (b) if the buydown funds are present valued, that amount that, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, the sub-servicer nor the depositor will be obligated to add to the buydown funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency in buydown funds is not recoverable from the borrower, distributions to securityholders will be affected. With respect to each buydown mortgage loan, the master servicer will deposit in the certificate account the amount, if any, of the buydown funds, and, if applicable, investment earnings thereon, for each buydown mortgage loan that, when added to the amount due from the borrower on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

     If a buydown mortgage loan is prepaid in full or liquidated, the related buydown funds will be applied as follows. If the mortgagor on a buydown mortgage loan prepays the loan in its entirety during the buydown period, the master servicer will withdraw from the buydown account and remit to the mortgagor in accordance with the related buydown plan any buydown funds remaining in the buydown account. If a prepayment by a mortgagor during the buydown period together with buydown funds will result in a prepayment in full, the master servicer will withdraw from the buydown account for deposit in the certificate account the buydown funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the mortgagor defaults during the buydown period with respect to a buydown mortgage loan and the mortgaged property is sold in liquidation, either by the master servicer or the insurer under any related insurance policy, the master servicer will withdraw from the buydown account the buydown funds and all investment earnings thereon, if any, for deposit in the certificate account or remit the same to the insurer if the mortgaged property is transferred to the insurer and such insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted buydown mortgage loan the buydown funds in respect of which were supplemented by investment earnings, the master servicer will withdraw from the buydown account and either deposit in the certificate account or remit to the borrower, depending upon the terms of the buydown plan, any investment earnings remaining in the related buydown account.

     Any buydown funds, and any investment earnings thereon, deposited in the certificate Account in connection with a full prepayment of the related buydown mortgage loan will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan.

DISTRIBUTIONS ON THE SECURITIES

     Distributions allocable to principal and interest on the securities of each series will be made by or on behalf of the trustee each month on each date as specified in the related prospectus supplement and referred to as a "distribution date", commencing with the month following the month in which the applicable cut-off date occurs. Distributions will be made to the persons in whose names the securities are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement and referred to as the "determination date". All distributions with respect to each class of securities on each distribution date will be allocated pro rata among the outstanding securities in that class. Payments to the holders of securities of any class on each distribution date will be made to the securityholders of the respective class of record on the next preceding Record Date, other than in respect of the final distribution, based on the aggregate fractional undivided interests in that class represented by their respective securities. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has so notified the depositor or its designee no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds securities in the requisite amount specified therein, or by check mailed to the address of the person entitled thereto as it appears on the security register maintained by the depositor or its agent; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the depositor or its agent specified in the notice to securityholders of the final distribution. With respect to each series of certificates or notes, the security register will be referred to as the "certificate register" or "note register", respectively.

     All distributions on the securities of each series on each distribution date will be made from the available distribution amount described in the next sentence, in accordance with the terms described in the related prospectus supplement. The "available distribution amount" for each distribution date will equal the sum of the following amounts:

            (1) the total amount of all cash on deposit in the related certificate account as of the corresponding determination date, exclusive of:

                (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period,

                (b) all prepayments, together with related payments of the interest thereon, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Prepayment Period, and

                (c) all amounts in the certificate account that are due or reimbursable to the depositor, the trustee, a mortgage loan seller, a sub-servicer or the master servicer or that are payable in respect of specified expenses of the related trust fund;

            (2) if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the certificate account;

            (3) all advances with respect to the distribution date;

            (4) if the related prospectus supplement so provides, amounts paid with respect to interest shortfalls resulting from prepayments during the related Prepayment Period;

            (5) to the extent not on deposit in the related certificate account as of the corresponding determination date, any amounts collected under, from or in respect of any credit support with respect to the distribution date; and

            (6) any other amounts described in the related prospectus supplement.

     The entire available distribution amount will be distributed among the related securities, including any securities not offered hereby, on each distribution date, and accordingly will be released from the trust fund and will not be available for any future distributions.

     DISTRIBUTIONS OF INTEREST ON THE SECURITIES. Each class of securities may earn interest at a different rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. Unless otherwise specified in the related prospectus supplement, interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     With respect to each series of securities and each distribution date, the distribution in respect of interest on each security, other than some classes of Strip Securities, will be equal to one month's interest on the outstanding principal balance of the security immediately prior to the distribution date, at the applicable security interest rate, subject to the following. As to each Strip Security with no or, in some cases, a nominal principal balance, the distributions in respect of interest on any distribution date will be on the basis of a notional amount and equal one month's Stripped Interest. Prior to the time interest is distributable on any class of Accrual Securities, interest accrued on that class will be added to the principal balance thereof on each distribution date. Interest distributions on each security of a series will be reduced in the event of shortfalls in collections of interest resulting from prepayments on mortgage loans, with that shortfall allocated among all of the securities of that series if specified in the related prospectus supplement unless the master servicer is obligated to cover the shortfalls from its own funds up to its servicing fee for the related due period. With respect to each series of certificates or notes, the interest distributions payable will be referred to in the applicable prospectus supplement as the "accrued certificate interest" or "accrued note interest", respectively. SEE "YIELD CONSIDERATIONS".

     DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES. The principal balance of a security, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the trust fund assets and other assets included in the related trust fund. The principal balance of each security offered hereby will be stated in the related prospectus supplement as the "certificate principal balance" with respect to a certificate and the "note balance" with respect to a note. With respect to each security, distributions generally will be applied to undistributed accrued interest thereon, and thereafter to principal. The outstanding principal balance of a security will be reduced to the extent of distributions of principal thereon, and, if and to the extent so provided on the related prospectus supplement, by the amount of any realized losses, allocated thereto. The initial aggregate principal balance of a series and each class of securities related to a series will be specified in the related prospectus supplement. Distributions of principal will be made on each distribution date to the class or classes of securities entitled thereto until the principal balance of that class has been reduced to zero. With respect to a Senior/Subordinate Series, distributions allocable to principal of a class of securities will be based on the percentage interest in the related trust fund evidenced by the class, which in turn will be based on the principal balance of that class as compared to the principal balance of all classes of securities of the series. Distributions of principal of any class of securities will be made on a pro rata basis among all of the securities of the class. Strip Securities with no principal balance will not receive distributions of principal.

     ALLOCATION TO SECURITYHOLDERS OF LOSSES ON THE TRUST FUND ASSETS. With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise, the amount of the realized loss incurred in connection with liquidation will equal the excess, if any, of the unpaid principal balance of the liquidated loan immediately prior to liquidation, over the aggregate amount of Liquidation Proceeds derived from liquidation remaining after application of the proceeds to unpaid accrued interest on the liquidated loan and to reimburse the master servicer or any sub-servicer for related unreimbursed servicing expenses. With respect to mortgage loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of that reduction also will be treated as a realized loss. As to any series of securities, other than a Senior/Subordinate Series, any realized loss not covered as described under "Description of Credit Support" will be allocated among all of the securities on a pro rata basis. As to any Senior/Subordinate Series, realizes losses will be allocated first to the most subordinate class of securities as described below under "Description of Credit Support--Subordination. "

ADVANCES BY MASTER SERVICER IN RESPECT OF DELINQUENCIES ON THE TRUST FUND ASSETS

     With respect to any series of securities evidencing interests in a trust fund consisting of mortgage loans the master servicer will advance on or before each distribution date its own funds or funds held in the certificate account that are not included in the available distribution amount for that distribution date, in an amount equal to the aggregate of payments of interest, net of related servicing fees and retained interest, that were due during the related Due Period and were delinquent on the related determination date, subject to the master servicer's good faith determination that any advances made will be reimbursable from proceeds subsequently recovered on the mortgage loan related to the advance. In most cases, the prospectus supplement for a series will also provide that the master servicer will advance, together with delinquent interest, the aggregate amount of principal payments that were due during the related Due Period and delinquent as of the determination date, subject to the same reimbursement determination, except that, with respect to balloon loans, the master servicer will not have to advance a delinquent balloon payment.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Advances of the master servicer's funds will be reimbursable only out of related recoveries on the mortgage loans, including amounts received under any form of credit support, respecting which advances were made; provided, however, that any advance will be reimbursable from any amounts in the certificate account to the extent that the master servicer shall determine that the advance is not ultimately recoverable from Related Proceeds. If advances have been made by the master servicer from excess funds in the certificate account, the master servicer will replace such funds in the certificate account on any future distribution date to the extent that funds in the certificate account on that distribution date are less than payments required to be made to securityholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

FORM OF REPORTS TO SECURITYHOLDERS

     With each distribution to holders of any class of securities of a series, the master servicer or the trustee, will forward or cause to be forwarded to each securityholder, to the depositor and to such other parties as may be specified in the related servicing agreement, a statement setting forth the following as of the distribution date:

                (1) the amount of the distribution to holders of securities of that class applied to reduce the principal balance of the securities;

                (2) the amount of the distribution to holders of securities of that class allocable to interest;

                (3) the amount of related administration or servicing compensation received by the trustee or the master servicer and any sub-servicer and any other customary information as the master servicer deems necessary or desirable, or that a securityholder reasonably requests, to enable securityholders to prepare their tax returns;

                (4) if applicable, the aggregate amount of advances included in the distribution, and the aggregate amount of unreimbursed advances at the close of business on that distribution date;

                (5) the aggregate stated principal balance of the mortgage loans at the close of business on that distribution date;

                (6) the number and aggregate stated principal balance of mortgage loans (a) delinquent one month, (b) delinquent two or more months, and (c) as to which foreclosure proceedings have been commenced;

                (7) with respect to any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the stated principal balance of the related mortgage loan as of the close of business on the distribution date in that month;

                (8) the book value of any mortgaged property acquired on behalf of securityholders through foreclosure or deed in lieu of foreclosure as of the close of business on the last business day of the calendar month preceding the distribution date;

                (9) the aggregate principal balance of each class of securities (including any class of securities not offered hereby) at the close of business on that distribution date, separately identifying any reduction in the principal balance due to the allocation of any realized loss;

               (10) the amount of any special hazard realized losses allocated to the subordinate securities, if any, at the close of business on that distribution date;

               (11) the aggregate amount of principal prepayments made and realized losses incurred during the related Prepayment Period;

               (12) the amount deposited in the reserve fund, if any, on that distribution date;

               (13) the amount remaining in the reserve fund, if any, as of the close of business on that distribution date;

               (14) the aggregate unpaid accrued interest, if any, on each class of securities at the close of business on that distribution date;

               (15) in the case of securities that accrue interest at the variable rate, the security interest rate applicable to that distribution date, as calculated in accordance with the method specified in the related prospectus supplement;

               (16) in the case of securities that accrued interest at an adjustable rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable security interest rate applicable to the next succeeding distribution date as calculated in accordance with the method specified in the related prospectus supplement; and

               (17) as to any series which includes credit support, the amount of coverage of each instrument of credit support included in the trust fund as of the close of business on that distribution date.

     In the case of information furnished pursuant to subclauses (1)-(3) above, the amounts shall be expressed as a dollar amount per minimum denomination of securities or for such other specified portion thereof. With respect to each series of certificates or notes, securityholders will be referred to as the "certificateholders" or the "noteholders", respectively.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a security a statement containing the information set forth in subclauses (1)-(3) above, aggregated for such calendar year or the applicable portion thereof during which that person was a securityholder. Such obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force.

COLLECTION AND OTHER SERVICING PROCEDURES EMPLOYED BY THE MASTER SERVICER

     The master servicer, directly or through sub-servicers, will make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, provided these procedures are consistent with the related pooling and servicing agreement or servicing agreement and any related insurance policy, bankruptcy bond, letter of credit or other insurance instrument described under "Description of Primary Insurance Policies" or "Description of Credit Support". Consistent with the above, the master servicer may, in its discretion, waive any late payment charge in respect of a late mortgage loan payment and, only upon determining that the coverage under any related insurance instrument will not be affected, extend or cause to be extended the due dates for payments due on a mortgage note for a period not greater than 180 days.

     In some instances in which a mortgage loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the related securityholders, the master servicer may permit modifications of the mortgage loan rather than proceeding with foreclosure. In making that determination, the estimated realized loss that might result if the mortgage loan were liquidated would be taken into account. Modifications may have the effect of reducing the interest rate on the mortgage loan, forgiving the payment of principal or interest or extending the final maturity date of the mortgage loan. Any modified mortgage loan may remain in the related trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, one or more classes of the related securities.

     In connection with any significant partial prepayment of a mortgage loan, the master servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage loan to be reamortized so that the monthly payment is recalculated as an amount that will fully amortize the remaining principal amount of the mortgage loan by the original maturity date based on the original interest rate, provided that the reamortization shall not be permitted if it would constitute a modification of the mortgage loan for federal income tax purposes.

     In any case in which property securing a mortgage loan, other than an ARM Loan, has been, or is about to be, conveyed by the borrower, the master servicer will, to the extent it has knowledge of the conveyance, encumbrance, proposed conveyance or encumbrance, exercise or cause to be exercised on behalf of the related trust fund the lender's rights to accelerate the maturity of the mortgage loan under any due-on-sale or due-on-encumbrance clause applicable thereto, but only if the exercise of any such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related insurance instrument. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce a due-on-sale or due-on-encumbrance clause, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed or encumbered, pursuant to which that person becomes liable under the mortgage note, cooperative note or manufactured housing contract and, to the extent permitted by applicable law, the borrower remains liable thereon. The original mortgagor may be released from liability on a mortgage loan if the master servicer shall have determined in good faith that a release will not adversely affect the collectability of the mortgage loan. An ARM Loan may be assumed if the ARM Loan is by its terms assumable and if, in the reasonable judgment of the master servicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM Loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM Loan without consent, that ARM Loan may be declared due and payable. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In connection with any assumption, the terms of the related mortgage loan may not be changed. SEE "LEGAL ASPECTS OF MORTGAGE LOANS--ENFORCEABILITY OF PROVISIONS".



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



DESCRIPTION OF SUB-SERVICING

     Any master servicer may delegate its servicing obligations in respect of the mortgage loans to third-party servicers, but the master servicer will remain obligated under the related pooling and servicing agreement or servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of comparable loans, including collecting payments from borrowers and remitting the collections to the master servicer; maintaining primary hazard insurance as described herein and in any related prospectus supplement, and filing and settling claims thereunder, subject in some cases to the right of the master servicer to approve in advance any settlement; maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the mortgage loan; processing assumptions or substitutions, although, unless otherwise specified in the related prospectus supplement, the master servicer is generally required to exercise due-on-sale clauses to the extent the exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing mortgaged properties under some circumstances; and maintaining accounting records relating to the mortgage loans. The master servicer will be responsible for filing and settling claims in respect of mortgage loans in a particular mortgage pool under any applicable mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit. SEE "DESCRIPTION OF CREDIT SUPPORT".

     The sub-servicing agreement between any master servicer and a sub-servicer will be consistent with the terms of the related pooling and servicing agreement or servicing agreement and will not result in a withdrawal or downgrading of any class of securities issued pursuant to the related agreement. With respect to those mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related policy and servicing agreement or servicing agreement as if the master servicer alone were servicing those mortgage loans. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for the series of securities is no longer acting in a servicing capacity, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement.

     The master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related agreement is sufficient to pay the fees. However, a sub-servicer may be entitled to a retained interest in mortgage loans. Each sub-servicer will be reimbursed by the master servicer for expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the related pooling and servicing agreement or servicing agreement. SEE "DESCRIPTION OF THE SECURITIES--RETAINED INTEREST, SERVICING OR ADMINISTRATION COMPENSATION AND PAYMENT OF EXPENSES".

     The master servicer may require any sub-servicer to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

PROCEDURES FOR REALIZATION UPON DEFAULTED MORTGAGE LOANS

     As servicer of the mortgage loans, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the insurer under each insurance instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted mortgage loans. As set forth above under "-Collection and Other Servicing Procedures Employed by the Master Servicer", all collections by or on behalf of the master servicer under any insurance instrument, other than amounts to be applied to the restoration of a mortgaged property or released to the mortgagor, are to be deposited in the certificate account for the related trust fund, subject to withdrawal as previously described. The master servicer or its designee will not receive payment under any letter of credit included as an insurance instrument with respect to a defaulted mortgage loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized; however, the master servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses thereunder.

     If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related credit insurance instrument, if any, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (b) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.


     If recovery on a defaulted mortgage loan under any related credit insurance instrument is not available for the reasons set forth in the preceding paragraph, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the property securing the defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon at the interest rate plus the aggregate amount of expenses incurred by the master servicer in connection with those proceedings and which are reimbursable under the pooling and servicing agreement or servicing agreement, the trust fund will realize a loss in the amount of the difference. The master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of any Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan.

     If the master servicer or its designee recovers Insurance Proceeds with respect to any defaulted mortgage loan, the master servicer will be entitled to withdraw or cause to be withdrawn from the certificate account out of Insurance Proceeds, prior to distribution of that amount to securityholders, amounts representing its normal servicing compensation on such mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent monthly payments made with respect to the mortgage loan. In the event that the master servicer has expended its own funds to restore damaged property and those funds have not been reimbursed under any insurance instrument, it will be entitled to withdraw from the certificate account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Because Insurance Proceeds cannot exceed deficiency claims and expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at the interest rate net of servicing fees and the retained interest, if any. In addition, when property securing a defaulted mortgage loan can be resold for an amount exceeding the outstanding principal balance of the related mortgage loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related mortgage pool insurance policy to purchase the property and realize for itself any excess proceeds. SEE "DESCRIPTION OF PRIMARY INSURANCE POLICIES" AND "DESCRIPTION OF CREDIT SUPPORT".

     With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring board approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell, and realize the value of, those shares. SEE "LEGAL ASPECTS OF MORTGAGE LOANS-FORECLOSURE ON COOPERATIVES".

RETAINED INTEREST; SERVICING OR ADMINISTRATION COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of securities will specify whether there will be any retained interest from the trust fund assets, and, if so, the owner of the retained interest. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related agreement. A retained interest in a trust fund asset represents a specified portion of the interest payable thereon. The retained interest will be deducted from borrower payments as received and will not be part of the related trust fund. Any partial recovery of interest on a mortgage loan, after deduction of all applicable servicing fees, will be allocated between retained interest, if any, and interest at the interest rate on the mortgage loan, net of the rates at which the servicing fees and the retained interest are calculated, on a pari passu basis.

     The master servicer's primary compensation with respect to a series of securities will come from the monthly payment to it, with respect to each interest payment on a trust fund asset, of an amount equal to one-twelfth of the servicing fee rate specified in the related prospectus supplement times the scheduled principal balance of the trust fund asset. Since any retained interest and the master servicer's primary compensation are percentages of the scheduled principal balance of each trust fund asset, such amounts will decrease in accordance with the amortization schedule of the trust fund assets. As additional compensation in connection with a series of securities relating to mortgage loans, the master servicer or the sub-servicers will retain all assumption fees, late payment charges and , unless otherwise stated in the prospectus supplement, prepayment penalties, to the extent collected from mortgagors. Any interest or other income which may be earned on funds held in the certificate account or any sub-servicing account may be paid as additional compensation to the master servicer or the sub-servicers, as the case may be. Any sub-servicer will receive a portion of the master servicer's primary compensation as its sub-servicing compensation.



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



     With respect to a series of securities consisting of mortgage loans, in addition to amounts payable to any sub-servicer, the master servicer will pay from its servicing compensation some expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the related prospectus supplement.

     The master servicer is entitled to reimbursement for some expenses incurred by it in connection with the liquidation of defaulted mortgage loans, including under some circumstances reimbursement of expenditures incurred by it in connection with the restoration of mortgaged properties, the right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds. The master servicer is also entitled to reimbursement from the certificate account for advances.

ANNUAL EVIDENCE AS TO THE COMPLIANCE OF THE MASTER SERVICER

     Each pooling and servicing agreement and each servicing agreement with respect to a series of securities consisting of mortgage loans, will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related cut-off date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with either the Uniform Single Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage loans under servicing agreements substantially similar to each other, including the related pooling and servicing agreement or servicing agreement, was conducted in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Program for Mortgage Bankers, requires it to report. In rendering its statement the accounting firm may rely, as to matters relating to the direct servicing of mortgage loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, rendered within one year of the statement, of firms of independent public accountants with respect to the related sub-servicer.

     Each pooling and servicing agreement and each servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the related agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The master servicer under each pooling and servicing agreement and each servicing agreement will be named in the related prospectus supplement. The entity serving as master servicer may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates.

     Each pooling and servicing agreement and each servicing agreement will provide that the master servicer may resign from its obligations and duties under the related agreement only if its resignation, and the appointment of a successor, will not result in a downgrading of any class of securities or upon a determination that its duties under the related agreement are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the related agreement.

     Each pooling and servicing agreement and each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each pooling and servicing agreement and each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement or the securities, other than any loss, liability or expense that is related to any specific mortgage loan or mortgage loans, unless that loss, liability or expense is otherwise reimbursable pursuant to the related agreement, and other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each pooling and servicing agreement and each servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the related agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the securityholders, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the certificate account. Except in the case of a series of Senior/Subordinate securities, any such obligation of the securityholders will be borne among them on a pro rata basis in proportion to the accrued interest payable thereto, and, notwithstanding any other provision, their respective distributions will be reduced accordingly.

     Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

EVENTS OF DEFAULT UNDER THE GOVERNING AGREEMENT AND RIGHTS UPON EVENTS OF
DEFAULT

     POOLING AND SERVICING AGREEMENT

     Unless otherwise provided in the related prospectus supplement for a series of certificates that includes mortgage loans, events of default under each pooling and servicing agreement will consist of:

         o any failure by the master servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the Voting rights;

         o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the agreement which continues unremedied for thirty days or fifteen days, in the case of a failure to pay the premium for any insurance instrument required to be maintained pursuant to the agreement, after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of certificates evidencing not less than 25% of the Voting rights; and

         o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and some actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the voting rights, the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in and to the mortgage loans, other than any retained interest of the master servicer, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement and will be entitled to similar compensation arrangements. If the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the trustee will not be so obligated. In the event that the trustee is unwilling or unable so to act, it may or, at the written request of the holders of certificates entitled to at least 51% of the voting rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a housing loan servicing institution acceptable to the rating agency with a net worth at the time of the appointment of at least $1,000,000 to act as successor to the master servicer under the agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of master servicer. The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the related agreement.

     No Certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless the certificateholder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for fifteen days has neglected or refused to institute a proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by the agreement, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     SERVICING AGREEMENT

     Unless otherwise provided in the related prospectus supplement for a series of notes, a "servicing default" under the related servicing agreement generally will include:

              o any failure by the master servicer to make a required deposit to the certificate account or, if the master servicer is so required, to distribute to the holders of any class of notes or equity certificates of the series any required payment which continues unremedied for five business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuer;

              o any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of notes which continues unremedied for 45 days after the giving of written notice of the failure to the master servicer by the trustee or the issuer;

              o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations and

              o any other servicing default as set forth in the servicing agreement.

     So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement, other than any right of the master servicer as noteholder or as holder of the equity certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination. Upon termination of the master servicer the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement, other than the obligation to purchase mortgage loans, and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $1,000,000 to act as successor to the master servicer under the servicing agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

     INDENTURE

     An event of default under the indenture generally will include:

     o a default for five days or more in the payment of any principal of or interest on any note of the series;

     o failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a period of thirty days after notice of failure is given in accordance with the procedures described in the related prospectus supplement;

     o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice of breach is given in accordance with the procedures described in the related prospectus supplement;

     o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

     o any other event of default provided with respect to notes of that series.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount, or, if the notes of that series are Accrual Securities, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately. Such declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

     If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

o the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or

o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

     If the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

     If the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

     No noteholder or holder of an equity certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the agreement unless:

     o the holder previously has given to the trustee written notice of default and the continuance of the default,

     o the holders of notes or equity certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class
     (a) have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and (b) have offered to the trustee reasonable indemnity,

     o the trustee has neglected or refused to institute a proceeding for 60 days after receipt of the request and indemnity and

     o no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note balances of the class. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of notes or equity certificates covered by the agreement, unless such holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT OF THE GOVERNING AGREEMENTS

     With respect to each series of certificates, each related pooling and servicing agreement or trust agreement may be amended by the depositor, the master servicer, and the trustee, upon consent of the provider of credit support, if any, without the consent of any of the holders of certificates covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that the action will not adversely affect in any material respect the interests of any holder of certificates covered by the agreement. Each agreement may also be amended by the depositor, the master servicer, if any, and the trustee, with the consent of the holders of certificates evidencing not less than 66% of the voting rights, for any purpose; provided, however, that no amendment may

o reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

o adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in the above bullet point, without the consent of the holders of certificates of that class evidencing not less than 66% of the aggregate voting rights of that class or

o reduce the aforesaid percentage of voting rights required for the consent to any such amendment without the consent of the holders of all certificates covered by the agreement then outstanding.

     However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding. The voting rights evidenced by any certificate will be the portion of the voting rights of all of the certificates in the related series allocated in the manner described in the related prospectus supplement.

     With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the agreement, to cure any ambiguity, to correct, modify or supplement any provision in the agreement, or to make any other provisions with respect to matters or questions arising under the agreement which are not inconsistent with the provisions of the agreement, provided that such action will not adversely affect in any material respect the interests of any holder of notes covered by the agreement. Each agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 66% of the voting rights, for any purpose; provided, however, that no amendment may

o reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any note without the consent of the holder of that note,

o adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in the above bullet point, without the consent of the holders of notes of that class evidencing not less than 66% of the aggregate voting rights of that class or

o reduce the aforesaid percentage of voting rights required for the consent to any such amendment without the consent of the holders of all notes covered by the agreement then outstanding. The voting rights evidenced by any note will be the portion of the voting rights of all of the notes in the related series allocated in the manner described in the related prospectus supplement.



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



TERMINATION OF THE TRUST FUND AND DISPOSITION OF TRUST FUND ASSETS

     The obligations created by the related agreements for each series of securities will terminate upon the payment to securityholders of that series of all amounts held in the certificate account or by the master servicer and required to be paid to them pursuant to the agreements following the earlier of

o the final payment or other liquidation of the last trust fund asset subject thereto or the disposition of all underlying property subject to the trust fund assets acquired upon foreclosure of any such trust fund asset, and

o the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

     In no event, however, will the trust created by the related agreements continue beyond the date specified in the related prospectus supplement. Written notice of termination of the related agreements will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

     Any purchase of assets of the trust fund as described above shall be made at the price set forth in the related prospectus supplement which will generally be equal to the greater of:

o the sum of (a) 100% of the stated principal balance of each mortgage loan as of the day of the purchase plus accrued interest thereon at the applicable interest rate net of the rates at which the servicing fees and the retained interest, if any, are calculated to the first day of the month following the purchase plus (b) the appraised value of any underlying property subject to the mortgage loans acquired for the benefit of securityholders, and

o the aggregate fair market value of all of the assets in the trust fund, as determined by the trustee, the master servicer, and, if different than both such persons, the person entitled to effect the termination, in each case taking into account accrued interest at the applicable interest rate net of the rates at which the servicing fees and the retained interest, if any, are calculated to the first day of the month following the purchase.

     The exercise of an optimal termination right will effect early retirement of the securities of that series, but the right of the person entitled to effect the termination is subject to the aggregate principal balance of the outstanding trust fund assets for the series at the time of purchase being less than the percentage of the aggregate principal balance of the trust fund assets at the cut-off date for that series specified in the related prospectus supplement, which percentage will be between 25% and 0%.

         In addition to the repurchase of the assets in the related trust fund at the Clean-up Call, if so specified in the related prospectus supplement, a holder of a non-offered class of securities described in the preceding paragraph will have the right, solely at its discretion, to terminate the related trust fund on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date as the Clean-up Call becomes exercisable and thereby effect early retirement of the securities of the series. Any such call will be of the entire trust fund at one time; multiple calls with respect to any series of securities will not be permitted. If the call option is exercised, the Call Class must remit to the trustee a price equal to 100% of the principal balance of the securities offered hereby as of the day of the purchase plus accrued interest thereon at the applicable security interest rate during the related period on which interest accrues on the securities which the trustee will distribute to securityholders. If funds to terminate are not deposited with the related trustee, the securities will remain outstanding. There will not be any additional remedies available to securityholders. In addition, in the case of a trust fund for which a REMIC election or elections have been made, an early termination will constitute a "qualified liquidation" under Section 860F of the Code. In connection with a call by the Call Class, the final payment to the securityholders will be made upon surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any continuing liability from the securityholders or from the trust fund to securityholders.

OPTIONAL PURCHASE BY THE MASTER SERVICER OF DEFAULTED MORTGAGE LOANS

     The master servicer under the related servicing agreement will have the option to purchase from the trust fund any mortgage loan 90 days or more delinquent at a purchase price generally equal to the outstanding principal balance of the delinquent mortgage loan as of the date of purchase, plus all accrued and unpaid interest on that principal balance.

DUTIES OF THE TRUSTEE

     The trustee makes no representations as to the validity or sufficiency of any agreement, the securities or any mortgage loan or related document and is not accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer or its designee in respect of the securities or the mortgage loans, or deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer. If no event of default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the related agreement.

DESCRIPTION OF THE TRUSTEE

     The trustee or indenture trustee, each referred to as the "trustee", under each pooling and servicing agreement, trust agreement or indenture will be named in the related prospectus supplement. The owner trustee for each series of notes will be named in the related prospectus supplement. The commercial bank, national banking association or trust company serving as trustee or owner trustee may have normal banking relationships with the depositor and its affiliates and with the master servicer and its affiliates.

                          DESCRIPTION OF CREDIT SUPPORT

     If so provided in the related prospectus supplement, the trust fund for a series of securities may include credit support for that series or for one or more classes of securities comprising the series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the mortgage loans covered thereby or a specified dollar amount:

o coverage with respect to realized losses incurred on liquidated loans;

o coverage with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies; and

o coverage with respect to some actions that may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction of the interest rate on a mortgage loan, an extension of its maturity or a reduction in the principal balance of the mortgage loan.

     As set forth in the following paragraphs and in the related prospectus supplement, credit support coverage may be provided by subordination of one or more other classes of securities, one or more insurance policies, a bankruptcy bond, a letter of credit, a reserve fund, overcollateralization, cross support, or another method of credit support described in the related prospectus supplement or any combination of the foregoing. The amount and type of any credit support with respect to a series of securities or with respect to one or more classes of securities comprising that series, and the obligors on the credit support, will be set forth in the related prospectus supplement. A copy of the policy or agreement, as applicable, governing the applicable credit support will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the related series.

SUBORDINATION

     With respect to any Senior/Subordinate Series, in the event of any realized losses on mortgage loans not in excess of the limitations described below, the rights of the subordinate securityholders to receive distributions with respect to the mortgage loans will be subordinate to the rights of the senior securityholders to the extent described in the related prospectus supplement.

     All realized losses will be allocated to the subordinate securities of the related series, or, if the series includes more than one class of subordinate securities, to the outstanding class of subordinate securities having the first priority for allocation of realized losses and then to additional outstanding classes of subordinate securities, if any, until the principal balance of the applicable subordinate securities has been reduced to zero. Any additional realized losses will be allocated to the senior securities or, if the series includes more than one class of senior securities, either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise provided in the related prospectus supplement. However, with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies, the amount thereof that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus


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supplement. If so, any realized losses of this type in excess of the amount allocable to the subordinate securities will be allocated among all outstanding classes of securities of the related series, on a pro rata basis in proportion to their respective outstanding principal balances, regardless of whether any subordinate securities remain outstanding, or as otherwise provided in the related prospectus supplement. Any allocation of a realized loss to a security will be made by reducing the principal balance thereof as of the distribution date following the Prepayment Period in which the realized loss was incurred.

     As set forth under "Description of the Securities--Distributions of Principal of the Securities", the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate principal balance of each class. The principal balance of any security will be reduced by all amounts previously distributed on that security in respect of principal, and by any realized losses allocated thereto. If there were no realized losses or prepayments of principal on any of the mortgage loans, the respective rights of the holders of securities of any series to future distributions would not change. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received, which will have the effect of accelerating the amortization of the senior securities and increasing the respective percentage interest in future distributions evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the senior percentage, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, as set forth in the paragraph above, realized losses will be first allocated to subordinate securities by reduction of the principal balance thereof, which will have the effect of increasing the respective interest in future distributions evidenced by the senior securities in the related trust fund.

     If so provided in the related prospectus supplement, certain amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described below under "--Reserve Funds" and in the related prospectus supplement.

     With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described above and any variation will be described in the related prospectus supplement.

     If so provided in the related prospectus supplement, the credit support for the senior securities of a Senior/Subordinate Series may include, in addition to the subordination of the subordinate securities of the series and the establishment of a reserve fund, any of the other forms of credit support described below. If any of the other forms of credit support described below is maintained solely for the benefit of the senior securities of a Senior/Subordinate Series, then the coverage described below as being provided by that credit support with respect to a series of securities may be limited to the extent necessary to make required distributions on the senior securities or as otherwise specified in the related prospectus supplement. If so provided in the related prospectus supplement, the obligor on any other forms of credit support maintained for the benefit of the senior securities of a Senior/Subordinate Series may be reimbursed for amounts paid thereunder out of amounts otherwise payable on the subordinate securities.



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LETTER OF CREDIT

     As to any series of securities to be covered by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The master servicer or trustee will exercise its best reasonable efforts to keep or cause to be kept the letter of credit in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will agree to pay the fees for the letter of credit on a timely basis unless, as described in the related prospectus supplement, the payment of such fees is otherwise provided for.

     The master servicer or the trustee will make or cause to be made draws on the letter of credit bank under each letter of credit. Subject to any differences as will be described in the related prospectus supplement, letters of credit may cover all or any of the following amounts, in each case up to a maximum amount set forth in the letter of credit:

                (1) For any mortgage loan that became a liquidated loan during the related Prepayment Period, other than mortgage loans as to which amounts paid or payable under any related hazard insurance instrument, including the letter of credit as described in (2) below, are not sufficient either to restore the mortgaged property or to pay the outstanding principal balance of the mortgage loan plus accrued interest, an amount which, together with all Liquidation Proceeds, Insurance Proceeds, and other collections on the liquidated loan, net of amounts payable or reimbursable therefrom to the master servicer for related unpaid servicing fees and unreimbursed servicing expenses, will equal the sum of
     (A) the unpaid principal balance of the liquidated loan, plus accrued interest at the applicable interest rate net of the rates at which the servicing fee and retained interest are calculated, plus (B) the amount of related servicing expenses, if any, not reimbursed to the master servicer from Liquidation Proceeds, Insurance Proceeds and other collections on the liquidation loan, which shall be paid to the master servicer;

                (2) For each mortgage loan that is delinquent and as to which the mortgaged property has suffered damage, other than physical damage caused by hostile or warlike action in time of war or peace, by any weapons of war, by any insurrection or rebellion, or by any nuclear reaction or nuclear radiation or nuclear contamination whether controlled or uncontrolled, or by any action taken by any governmental authority in response to any of the foregoing, and for which any amounts paid or payable under the related primary hazard insurance policy or any special hazard insurance policy are not sufficient to pay either of the following amounts, an amount which, together with all Insurance Proceeds paid or payable under the related primary hazard insurance policy or any special hazard insurance policy, net, if such proceeds are not to be applied to restore the mortgaged property, of all amounts payable or reimbursable therefrom to the master servicer for related unpaid servicing fees and unreimbursed servicing expenses, will be equal to the lesser of (A) the amount required to restore the mortgaged property and (B) the sum of (1) the unpaid principal balance of the mortgage loan plus accrued interest at the applicable interest rate net of the rates at which the servicing fees and retained interest, if any, are calculated, plus (2) the amount of related servicing expenses, if any, not reimbursed to the master servicer from Insurance Proceeds paid under the related primary hazard insurance policy or any special hazard insurance policy; and



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



                (3) For any mortgage loan that has been subject to bankruptcy proceedings as described above, the amount of any debt service reduction or the amount by which the principal balance of the mortgage loan has been reduced by the bankruptcy court.

     If the related prospectus supplement so provides, at such time as the bank which has issued a letter of credit makes a payment as described above with respect to a liquidated loan, or a payment of the full amount owing on a mortgage loan as to which the mortgaged property has been damaged (as described in (2)(B) above), the liquidated loan will be removed from the related trust fund in accordance with the terms set forth in the related prospectus supplement and will no longer be subject to the agreement. Unless otherwise provided in the related prospectus supplement, mortgage loans that have been subject to bankruptcy proceedings as described above, or as to which payment under the letter of credit has been made for the purpose of restoring the related mortgaged property (as described in (2)(A) above), will remain part of the related trust fund. The maximum dollar coverages provided under any letter of credit will each be reduced to the extent of related unreimbursed draws thereunder.

     In the event that the bank that has issued a letter of credit ceases to be a duly organized commercial bank, or its debt obligations are rated lower than the highest rating on any class of the securities on the date of issuance by the rating agency or agencies, the master servicer or trustee will use its best reasonable efforts to obtain or cause to be obtained, as to each letter of credit, a substitute letter of credit issued by a commercial bank that meets these requirements and providing the same coverage; provided, however, that, if the fees charged or collateral required by the successor bank shall be more than the fees charged or collateral required by the predecessor bank, each component of coverage thereunder may be reduced proportionately to a level as results in the fees and collateral being not more than the fees then charged and collateral then required by the predecessor bank.

MORTGAGE POOL INSURANCE POLICY

     As to any series of securities to be covered by a mortgage pool insurance policy with respect to any realized losses on liquidated loans, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained the mortgage pool insurance policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis unless, as described in the related prospectus supplement, the payment of such fees is otherwise provided.

     The master servicer will present or cause to be presented claims to the insurer under each mortgage pool insurance policy. Mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may be made only upon satisfaction of certain conditions, as described below and, if applicable, in the related prospectus supplement.

     Mortgage pool insurance policies do not cover losses arising out of the matters excluded from coverage under the primary mortgage insurance policy, or losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor.

     Mortgage pool insurance policies in general provide that no claim may validly be presented thereunder with respect to a mortgage loan unless:



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



         o an acceptable primary mortgage insurance policy, if the initial loan-to-value ratio of the mortgage loan exceeded 80%, has been kept in force until the loan-to-value ratio is reduced to 80%;

         o premiums on the primary hazard insurance policy have been paid by the insured and real estate taxes and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the insurer;

         o if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition at the time the mortgage loan became insured under the mortgage pool insurance policy, subject to reasonable wear and tear; and

         o the insured has acquired good and merchantable title to the mortgaged property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the mortgagor, and if required by the insurer, has sold the property with the approval of the insurer.

     Assuming the satisfaction of these conditions, the insurer has the option to either (a) acquire the property securing the defaulted mortgage loan for a payment equal to the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the interest rate on the mortgage loan to the date of acquisition and expenses described above advanced by or on behalf of the insured, on condition that the insurer must be provided with good and merchantable title to the mortgaged property, unless the property has been conveyed pursuant to the terms of the applicable primary mortgage insurance policy, or (b) pay the amount by which the sum of the principal balance of the defaulted mortgage loan and accrued and unpaid interest at the interest rate to the date of the payment of the claim and such expenses exceed the proceeds received from a sale of the mortgaged property which the insurer has approved. In both (a) and (b), the amount of payment under a mortgage pool insurance policy will be reduced by the amount of the loss paid under the primary mortgage insurance policy.

     Unless earlier directed by the insurer, a claim under a mortgage pool insurance policy must be filed (a) in the case when a primary mortgage insurance policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid thereunder, or after acquisition by the insured or a sale of the property approved by the insurer, whichever is later, or (b) in the case when a primary mortgage insurance policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the property approved by the insurer. A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.

     The amount of coverage under each mortgage pool insurance policy will generally be reduced over the life of the securities of any series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the insurer upon disposition of all acquired properties. The amount of claims paid includes certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the applicable policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders of the


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related series. SEE "LEGAL ASPECTS OF MORTGAGE LOANS--FORECLOSURE ON MORTGAGES"
AND "--REPOSSESSION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS".

     If an insurer under a mortgage pool insurance policy ceases to be a private mortgage guaranty insurance company duly qualified as such under applicable laws and approved as an insurer by Freddie Mac or Fannie Mae and having a claims-paying ability acceptable to the rating agency or agencies, the master servicer will use its best reasonable efforts to obtain or cause to be obtained from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of such mortgage pool insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of the original mortgage pool insurance policy, the coverage of the replacement policy may be reduced to the level that its premium rate does not exceed the premium rate on the original mortgage pool insurance policy. However, if the insurer ceases to be a qualified insurer solely because it ceases to be approved as an insurer by Freddie Mac or Fannie Mae, the master servicer will review, or cause to be reviewed, the financial condition of the insurer with a view towards determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the insurer. If the master servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another qualified insurer a replacement policy as described above, subject to the same cost limitation.

     Because each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, the policy will not provide coverage against hazard losses. As set forth in the immediately following paragraph, the primary hazard insurance policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than the full replacement cost of the losses.
Further,
a special hazard insurance policy, or a letter of credit that covers special hazard realized losses, will not cover all risks, and the coverage thereunder will be limited in amount. Some hazard risks will, as a result, be uninsured and will therefore be borne by securityholders.

SPECIAL HAZARD INSURANCE POLICY

     As to any series of securities to be covered by an insurance instrument that does not cover losses that are attributable to physical damage to the mortgaged properties of a type that is not covered by standard hazard insurance policies, in other words, "special hazard realized losses", the related prospectus supplement may provide that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a special hazard insurance policy in full force and effect covering the special hazard amount, unless coverage thereunder has been exhausted through payment of claims; provided, however, that the master servicer will be under no obligation to maintain the policy if any insurance instrument covering the series as to any realized losses on liquidated loans is no longer in effect. The master servicer will agree to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of such premiums is otherwise provided for.

     Each special hazard insurance policy will, subject to the limitations described below, protect holders of securities of the related series from



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o loss by reason of damage to mortgaged properties caused by certain hazards, including earthquakes and mudflows, not insured against under the primary hazard insurance policies or a flood insurance policy if the property is in a designated flood area, and

o loss from partial damage caused by reason of the application of the co-insurance clause contained in the primary hazard insurance policies.

     Special hazard insurance policies will not cover losses occasioned by normal wear and tear, war, civil insurrection, certain governmental actions, errors in design, nuclear or chemical reaction or contamination, faulty workmanship or materials, except under some circumstances, flood, if the property is located in a designated flood area, and some other risks.

     Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to property securing a defaulted mortgage loan acquired by the insured and to the extent the damage is not covered by the related primary hazard insurance policy or flood insurance policy, the insurer will pay the lesser of (1) the cost of repair to the property and (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest to the date of claim settlement and some expenses incurred by or on behalf of the master servicer with respect to the property. The amount of coverage under the special hazard insurance policy will be reduced by the sum of
(a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

     Restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under an insurance instrument providing coverage as to credit, or other non-hazard risks, that the property be restored before a claim thereunder may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the mortgage loan under an insurance instrument providing coverage as to credit, or other non-hazard risks, as to any realized losses on a liquidated loan. Therefore, so long as the insurance instrument providing coverage as to credit, or other non-hazard risks, remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any credit insurance instrument.

     The sale of a mortgaged property must be approved by the insurer under any special hazard insurance policy and funds received by the insured in excess of the unpaid principal balance of the mortgage loan plus interest thereon to the date of sale plus some expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the insurer, must be refunded to the insurer and, to that extent, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage thereunder will be exhausted and any further losses will be borne by securityholders.

     A claim under a special hazard insurance policy generally must be filed within a specified number of days (typically, 60 days) after the insured has acquired good and merchantable title to the


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



property, and a claim payment is payable within a specified number of days (typically, 30 days) after a claim is accepted by the insurer. Special hazard insurance policies provide that no claim may be paid unless primary hazard insurance policy premiums, flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the insurer, real estate property taxes, property protection and preservation expenses and foreclosure or repossession costs have been paid by or on behalf of the insured, and unless the insured has maintained the primary hazard insurance policy and, if the property is located in a federally designated flood area, flood insurance, as required by the special hazard insurance policy.

     If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to such special hazard insurance policy with a total coverage that is equal to the then existing coverage of the replaced special hazard insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of such special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that its premium rate does not exceed the premium rate on such special hazard insurance policy.

     Since each special hazard insurance policy is designed to permit full recoveries as to any realized losses on liquidated loans under a credit insurance instrument in circumstances in which recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a primary hazard insurance policy and thus would not be restored, each agreement governing the trust fund will provide that, if the related credit insurance instrument shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

BANKRUPTCY BOND

     As to any series of securities to be covered by a bankruptcy bond with respect to actions that may be taken by a bankruptcy court in connection with a mortgage loan, the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained the bankruptcy bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The master servicer will pay or cause to be paid the premiums for each bankruptcy bond on a timely basis, unless, as described in the related prospectus supplement, payment of such premiums is otherwise provided for. Subject to the limit of the dollar amount of coverage provided, each bankruptcy bond will cover certain losses resulting from an extension of the maturity of a mortgage loan, or a reduction by the bankruptcy court of the principal balance of or the interest rate on a mortgage loan, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the Bankruptcy Code. SEE "LEGAL ASPECTS OF MORTGAGE LOANS--FORECLOSURE ON MORTGAGES" AND "--REPOSSESSION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS".

FINANCIAL GUARANTEE INSURANCE

     Financial guarantee insurance, if any, with respect to a series of securities will be provided by one or more insurance companies. The financial guarantee insurance will guarantee, with respect to one or more classes of securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or


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determined in the manner specified in the related prospectus supplement. If so specified in the related prospectus supplement, the financial guarantee insurance will also guarantee against any payment made to a securityholder that is subsequently recovered as a "voidable preference" payment under federal bankruptcy law. A copy of the financial guarantee insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the securities of the related series.

RESERVE FUND

     If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in an account, a reserve fund, any combination of cash, one or more irrevocable letters of credit or one or more permitted investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to such deposit, the prospectus supplement for a Senior/Subordinate Series may provide that, a reserve fund be funded through application of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner specified in the related prospectus supplement. A reserve fund will typically not be deemed to be part of the related trust fund.

     Amounts deposited in any reserve fund for a series will be invested in permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

OVERCOLLATERALIZATION

     If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as an additional payment of principal on the securities. If excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided on the date of issuance of the securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the mortgage loans in the related trust fund.

CROSS-SUPPORT FEATURES

     If the trust fund assets for a series are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group within the trust fund. The related prospectus supplement for a series which includes a cross-support feature will describe the manner and conditions for applying that cross-support feature. As to any trust fund that includes


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a cross-support feature, only assets of the trust fund will be used to provide cross-support, and cross- support will be provided only to securities issued by the trust fund. A trust fund will not provide a cross-support feature that benefits securities issued by any other trust fund, and a trust fund will not receive cross-support from any other trust fund.

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include some other agreements, such as guarantees, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund assets on one or more classes of securities. The principal terms of any guaranteed investment contract or other agreement, and the identity of each obligor, will be described in the prospectus supplement for a series of securities.

                    DESCRIPTION OF PRIMARY INSURANCE POLICIES

     Each mortgage loan will be covered by a primary hazard insurance policy and, if required as described below, a primary mortgage insurance policy.

PRIMARY MORTGAGE INSURANCE POLICIES

     As set forth under "Description of the Securities--Procedures for Realization Upon Defaulted Mortgage Loans", the master servicer will maintain or cause to be maintained with respect to each mortgage loan, a primary mortgage insurance policy in accordance with the underwriting standards described herein and in the related prospectus supplement. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and some approved expenses, over a specified percentage of the value of the related mortgaged property.

     As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

o advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy (ordinary wear and tear excepted); and

o tender to the insurer good and merchantable title to, and possession of, the mortgaged property.



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PRIMARY HAZARD INSURANCE POLICIES

     Each pooling and servicing agreement and servicing agreement will require the master servicer to cause the borrower on each mortgage loan to maintain a primary hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the mortgaged property is located. The primary hazard coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any primary hazard insurance policy and under any flood insurance policy referred to in the paragraph below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any primary hazard insurance policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and mortgage note, will be deposited in the certificate account. The agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the certificate account all sums that would have been deposited in the certificate account but for that clause. The master servicer also is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most hazard insurance policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. When a mortgaged property is located at origination in a federally designated flood area, each agreement will require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (a) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the mortgaged property on a replacement cost basis and (b) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.



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     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of
(a) the replacement cost of the improvements less physical depreciation and (b) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     The master servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower's cooperative apartment or the cooperative's building could significantly reduce the value of the collateral securing the cooperative note.

     Since the amount of hazard insurance the master servicer will cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds collected in connection with a partial loss may be insufficient to restore fully the damaged property. The terms of the mortgage loans provide that borrowers are required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties. However, the ability of the master servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

FHA INSURANCE

     The Federal Housing Administration is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended. If so provided in the related prospectus supplement, some of the mortgage loans will be insured by the FHA.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.



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     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The master servicer will be obligated to purchase any debenture issued in satisfaction of a defaulted FHA insured mortgage loan serviced by it for an amount equal to the principal amount of any such debenture.

     The master servicer will be required to take steps as are reasonably necessary to keep FHA insurance in full force and effect.

VA GUARANTEES

     The United States Department of Veterans Affairs is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries. VA administers a loan guaranty program pursuant to which VA guarantees a portion of loans made to eligible veterans. If so provided in the prospectus supplement, some of the mortgage loans will be guaranteed by the VA.

     Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the loan holder or through VA's supplemental servicing of the loan, VA determines, through an economic analysis, whether VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C.
Section 3732(c), as amended.

     The master servicer will be required to take steps as are reasonably necessary to keep the VA guarantees in full force and effect.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of legal aspects of loans secured by residential properties. Because these legal aspects are governed in part by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated.

     All of the mortgage loans, except as described below, are loans to homeowners. All of the Single-Family Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the type of security instrument customary to grant a security interest in real property in the state in which the Single-Family Property, as the case may be, is located. If specified in the prospectus supplement relating


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to a series of securities, a trust fund may also contain (1) cooperative loans evidenced by promissory notes secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings or (2) manufactured housing contracts evidencing both (a) the obligation of the obligor to repay the loan evidenced thereby and
(b) the grant of a security interest in the related manufactured home to secure repayment of the loan. Any of the foregoing types of encumbrance will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument as well as the order of recordation or filing of the instrument in the appropriate public office. Such a lien is not prior to the lien for real estate taxes and assessments.

SINGLE-FAMILY LOANS

     The Single-Family Loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a Single-Family Loan is located. The filing of a mortgage or a deed of trust creates a lien upon or conveys title to the real property encumbered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments. Priority with respect to mortgages and deeds of trust depends on their terms and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, similar to a mortgagor, who may or may not be the borrower, the beneficiary, similar to a mortgagee, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time as the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, in some cases, the directions of the beneficiary.

COOPERATIVE LOANS

     The cooperative owns or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and underlying land, or one or the other, the cooperative, as project mortgagor, is


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also responsible for meeting these blanket mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or the obtaining of capital by the cooperative. In some cases there is a lease on the underlying land and the cooperative, as lessee, is also responsible for meeting the rental obligation. The interests of the occupants under proprietary leases or occupancy agreements as to which the cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (a) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (b) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of the trust fund, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares as described under "Foreclosure on Cooperative Shares" below.

MANUFACTURED HOUSING CONTRACTS

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been


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adopted by all states. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

     The master servicer will be required under the related servicing agreement to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the master servicer fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under some circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the seller and transferred to the depositor.

     The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the mortgage loan seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, an assignment is an effective conveyance of a security interest in a manufactured home without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or mortgage loan seller.

     In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the


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lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states, the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter until the owner re-registers the manufactured home in such state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the depositor must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related servicing agreement, the master servicer will be obligated to take such steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the mortgage loan seller that it has no knowledge of any such liens with respect to any manufactured home securing a manufactured home loan. However, liens could arise at any time during the term of a manufactured home loan. No notice will be given to the trustee or securityholders in the event a lien for repairs arises.

FORECLOSURE ON MORTGAGES

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholder. The trustor, borrower, or any person having a junior encumbrance


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on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. In some cases a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

     A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder. In either event the amounts expended will be added to the balance due on the junior


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loan, and may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees.

Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale, real estate taxes and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

     If the master servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. If proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust fund as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the master servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan that would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

     In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having


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a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON MORTGAGED PROPERTIES LOCATED IN THE COMMONWEALTH OF PUERTO RICO

     Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary "civil action" filed in the Superior Court for the district where the mortgage property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property.

If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

     There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of these actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

     Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. Such payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

FORECLOSURE ON COOPERATIVE SHARES

     The cooperative shares and proprietary lease or occupancy agreement owned by the tenant- stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant- stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. Typically, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event the tenant- stockholder fails to make payments or defaults in the performance of covenants required thereunder.

Typically, the lender and the cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations


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of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     Under the laws applicable in most states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest.
 The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant- stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant- stockholder is generally responsible for the deficiency. SEE "--ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS" BELOW.

REPOSSESSION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS

     Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the manufactured home in the event of a default


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by the obligor will generally be governed by the UCC, except in Louisiana.
Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in some small particulars, the general repossession procedure established by the UCC is as follows:

              o Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help-peaceable retaking without court order, voluntary repossession or through judicial process-repossession pursuant to court- issued writ of replevin. The self-help or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, if the home is already set up because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

              o Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.


              o Sale proceeds are to be applied first to repossession expenses-expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling-- and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.


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LOUISIANA LAW WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS

     Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

     Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

     So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process-repossession proceedings which must be initiated through the courts but which involve minimal court supervision--or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale, without court supervision, is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION WITH RESPECT TO SINGLE-FAMILY PROPERTIES

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and some foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.



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NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES

     While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Some states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies of collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 13 rehabilitative plan to cure a monetary default with respect to a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of a foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that the modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.


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In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorneys' fees and costs to the extent the value of the security exceeds the debt.

     The Bankruptcy Reform Act of 1994 established the National Bankruptcy Review Commission for purposes of analyzing the nation's bankruptcy laws and making recommendations to Congress for legislative changes to the bankruptcy laws. A similar commission was involved in developing the Bankruptcy Code. The NBRC delivered its report to Congress, the President of the United States and the Chief Justice of the Supreme Court on October 20, 1997. Among other topics, high leverage loans were addressed in the NBRC's report. Despite some ambiguities, the NBRC's report appears to recommend that Congress amend Bankruptcy Code section 1322(b)(2) by treating a claim secured only by a junior security interest in a debtor's principal residence as protected only to the extent that the claim was secured when the security interest was made if the value of the property securing the junior security interest is less than such amount. However, the express language of the report implies that a claim secured only by a junior security interest in a debtor's principal residence may not be modified to reduce the claim below the appraised value of the property at the time the security interest was made. A strong dissent by some members of the NBRC recommends that the protections of Bankruptcy Code section 1322(b)(2) be extended to creditors principally secured by the debtor's principal residence. Additionally, the NBRC's report recommends that a creditor's secured claim in real property should be determined by the property's fair market value, less hypothetical costs of sale. The standard advocated by this recommendation would not apply to mortgages on the primary residence of a Chapter 11 or 13 debtor who retains the residence if the mortgages are protected from modification such as those senior mortgages not subject to modification pursuant to Bankruptcy Code Sections 1322(b)(2) and 1123(b)(5). The final NBRC report may ultimately lead to substantive changes to the existing Bankruptcy Code, such as reducing outstanding loan balances to the appraised value of a debtor's principal residence at the time the security interest in the property was taken, which could affect the mortgage loans included in a trust fund and the enforcement of rights therein.

     Some tax liens arising under the Code, may in some circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of single family mortgage loans by numerous federal and some state consumer protection laws. These laws include the Federal Truth- in-Lending Act, Regulation "Z", Real Estate Settlement Procedures Act, Regulation "X", Equal Credit Opportunity Act, Regulation "B", Fair Credit Billing Act, Fair Credit Housing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding loans against either originators or assignees.

     In addition, some of the mortgage loans included in a trust fund may also be subject to the Home Ownership and Equity Protection Act of 1994, if the mortgage loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of the disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Homeownership Act. Remedies


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available to the mortgagor include monetary penalties, as well as recission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The Homeownership Act also provides that any purchaser or assignee of a mortgage covered by the Homeownership Act is subject to all of the claims and defenses to loan payment, whether under the Federal Truth-in-Lending Act, as amended by the Homeownership Act or other law, which the borrower could assert against the original lender unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. The maximum damages that may be recovered under the Homeownership Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

     FOR COOPERATIVE LOANS

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

JUNIOR MORTGAGES

     Some of the mortgage loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. SEE "--FORECLOSURE ON MORTGAGES".

     Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If there is a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends sums, these sums will generally have priority over all sums due under the junior mortgage.

HOME EQUITY LINE OF CREDIT LOANS

     The form of credit line trust deed or mortgage generally used by most institutional lenders which make home equity line of credit loans typically contains a 'future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or


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lender are to be secured by the deed of trust or mortgage. Any amounts so advances after the cut-off date with respect to any Mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage liens securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

CONSUMER PROTECTION LAWS WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS

     Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, Regulation "X", the Fair Housing Act and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce a contract. In particular, the originators' failure to comply with certain requirements of the Federal Truth-in- Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding the Contracts against either the originators or assignees. Further if the manufactured housing contracts are deemed High Cost Loans within the meaning of the Homeownership Act, they would be subject to the same provisions of the Homeownership Act as mortgage loans as described in "--Anti-Deficiency Legislation and Other Limitations on Lenders" above.

     Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In some cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless the prospectus supplement indicates otherwise, under the related servicing agreement, late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to securityholders.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the


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UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission has the effect of subjecting a seller, and some related creditors and their assignees, in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

     Most of the manufactured housing contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the manufactured housing contract. If an obligor is successful in asserting any such claim or defense, and if the mortgage loan seller had or should have had knowledge of such claim or defense, the master servicer will have the right to require the mortgage loan seller to repurchase the manufactured housing contract because of a breach of its mortgage loan seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the manufactured housing contract. The mortgage loan seller would then have the right to require the originating dealer to repurchase the manufactured housing contract from it and might also have the right to recover from the dealer for any losses suffered by the mortgage loan seller with respect to which the dealer would have been primarily liable to the obligor.

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENFORCEABILITY OF PROVISIONS

     The mortgage loans in a trust fund will, in most cases, contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the lender. The enforceability of these clauses has been impaired in various ways in some states by statute or decisional law. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982, which was enacted on October 15, 1982. This legislation, subject to certain exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. The Garn-St Germain Act does "encourage"


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lenders to permit assumptions of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     SINGLE-FAMILY LOANS

     Exempted from this preemption pursuant to the Garn-St Germain Act are mortgage loans, originated other than by federal savings and loan associations and federal savings banks, that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982. However, this exception applies only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers of property underlying Window Period Loans unless the property underlying the Window Period Loan is located in one of the five "window period states" identified below. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of due-on-sale clauses. Mortgage loans originated by such institutions are therefore not deemed to be Window Period Loans.


     With the expiration of the exemption for Window Period Loans on October 15, 1985, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were
(1) originated or assumed during the "window period", which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states", five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to some categories of Window Period Loans. The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans related to a series and the number of the mortgage loans which may be outstanding until maturity.

     TRANSFER OF MANUFACTURED HOMES

     Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the


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acceleration of the maturity of the contracts by the obligee on the contract upon any sale or transfer that is not consented to. The master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related manufactured housing contract through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a manufactured home.

     In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related manufactured housing contract, the master servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the manufactured homes. Consequently, in some cases the master servicer may be prohibited from enforcing a due-on-sale clause in respect of some manufactured homes.

     PREPAYMENT CHARGES AND PREPAYMENTS

     Generally, mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.

SUBORDINATE FINANCING

     When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan or any junior loan, or both, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or


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constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     The depositor has been advised by counsel that a court interpreting Title V would hold that mortgage loans originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of such state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels. No mortgage loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

     Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The manufactured housing contract would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30- day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline.

In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

ALTERNATIVE MORTGAGE INSTRUMENTS

     ARM Loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate "alternative mortgage instruments", including ARM Loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and (3) all other non-federally chartered housing creditors, including, without limitation, state-chartered savings and loan associations,


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savings banks and mutual savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Some states have taken this type of action.

     The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARM Loans that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

     All of the ARM Loans in a trust fund that were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have complied with applicable state law. All of the ARM Loans in a trust fund that were originated by federally chartered lenders or that were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have been originated in compliance with all applicable federal regulations.

FORMALDEHYDE LITIGATION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS

     A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any manufactured housing contract secured by a manufactured home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related manufactured housing contract and may be unable to collect amounts still due under the manufactured housing contract. The successful assertion of such claim will constitute a breach of a representation or warranty of the mortgage loan seller, and the securityholders would suffer a loss only to the extent that (1) the mortgage loan seller breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting the claim, and (2) the mortgage loan seller, the depositor or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from the manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.



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SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of securities, and would not be covered by advances or, unless specified in the related prospectus supplement, any form of credit support provided in connection with the securities. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected Single-Family Loan, cooperation loan or enforce rights under a manufactured housing contract during the borrower's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if the Relief Act applies to any mortgage loan that goes into default, there may be delays in payment and losses incurred by the related securityholders.

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, and under some state laws, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and thereupon become owners of collateral property, courts are inconsistent as to whether that ownership renders the secured creditor exemption unavailable. Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged


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property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, some federal statutes and some states by statute impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs, an "environmental lien". All subsequent liens on a property generally are subordinated to an environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trust fund in a related parcel of real property that is subject to an environmental lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the master servicer has not made and will not make such evaluations prior to the origination of the mortgage loans. Neither the master servicer nor any replacement servicer will be required by any servicing agreement to undertake any environmental evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The master servicer will not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. The master servicer will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on a property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchase with the proceeds of, illegal drug or RICO activities.

NEGATIVE AMORTIZATION LOANS

     A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect


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of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion is the opinion of Thacher Proffitt & Wood, counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered under this prospectus and the prospectus supplement as it relates to matters of law or legal conclusions. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of
Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle or, an integrated or conversion transaction, or securityholders whose "functional currency" is not the United States dollar.

      The authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, it is suggested that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

      The following discussion addresses securities of four general types:

      o REMIC Certificates representing interests in a trust fund, or a portion thereof, that the Trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code,



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      o  Grantor Trust Certificates representing interests in a Grantor Trust
         Fund as to which no REMIC election will be made,

      o Partnership Certificates representing interests in a Partnership Trust Fund which is treated as a partnership for federal income tax purposes, and

      o Debt Certificates representing indebtedness of a Partnership Trust Fund for federal income tax purposes.

The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made for the related trust fund and will identify all regular interests and residual interests in the REMIC or REMICs. For purposes of this tax discussion, references to a securityholder or a holder are to the beneficial owner of a security.

      The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities like the offered securities.

REMICS

      CLASSIFICATION OF REMICS. On or prior to the date of the related prospectus supplement with respect to the issuance of each series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund or each applicable portion of the related trust fund will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and for later years. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described under "Taxation of Owners of REMIC Regular Certificates" and "Taxation of Owners of REMIC Residual Certificates". Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, these regulations have not been issued. If these regulations are issued, relief in the event of an inadvertent termination may be accompanied by sanctions, which may include the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.



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      CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES. In general, the
REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion as the assets of the REMIC underlying the certificates. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests of that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The Trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

      The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC Certificates and any property acquired by foreclosure held prior to the sale of this property, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held prior to the sale of this property and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as real estate assets under Section 856(c)(4)(A) of the Code.

      TIERED REMIC STRUCTURES. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes, creating a tiered REMIC structure. As to each series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that series will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is


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interest described in Section 856(c)(3)(B) of the Code, all of the REMICs in
that series will be treated as one REMIC.

      TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES.

      GENERAL. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that ordinarily report income under a cash method of accounting will be required to report income for REMIC Regular Certificates under an accrual method.

      ORIGINAL ISSUE DISCOUNT. A REMIC Regular Certificate may be issued with original issue discount within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the constant yield method, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

      The Code requires that a reasonable Prepayment Assumption be used for mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The committee report indicates that the regulations will provide that the Prepayment Assumption used for a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

      The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the closing date, the issue price for that class will be the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. "Qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the instrument at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified


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floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

      In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

      The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

      If the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will take the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is part of the overall cost of the REMIC Regular Certificate, and not a separate asset the cost of which is recovered entirely out of interest received on the next distribution date), and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years from the issue date until that payment is expected to be made, presumably taking into account the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of the payment,


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and the denominator of which is the stated redemption price at maturity of the
REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of this election under the OID Regulations.

      If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as described in the following paragraph.

      As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period, except the first accrual period, which begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events, including actual prepayments, that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.



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      A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for the certificate. However, each daily portion will be reduced, if the cost of the certificate is in excess of its adjusted issue price in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The "adjusted issue price" of a REMIC Regular Certificate on any given day equals the sum of
(1) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

      MARKET DISCOUNT. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize gain upon receipt of each distribution representing stated redemption price. A REMIC Regular Certificate issued without original issue discount will have market discount if purchased for less than its remaining stated principal amount and a REMIC Regular Certificate issued with original issue discount will have market discount if purchased for less than its adjusted issue price. Under Section 1276 of the Code, a certificateholder that purchases a REMIC Regular Certificate at a market discount generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or later taxable years, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. SEE "Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

      However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the


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Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates-- Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the committee report apply. The committee report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option: (1) on the basis of a constant yield method,
(2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

      To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of these methods, less any accrued market discount previously reported as ordinary income.

      Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later taxable years, the interest deferral rule will not apply.



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      PREMIUM. A REMIC Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The committee report states that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

      REALIZED LOSSES. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

      Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reduction in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

  TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

      GENERAL. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to


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tax rules that differ significantly from those that would apply if the REMIC
Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

      A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a 30 days per month/90 days per quarter/360 days per year convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be portfolio income for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of passive losses.

      A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss. The committee report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

      Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

      The amount of income REMIC Residual Certificateholders will be required to report, or the tax liability associated with the income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions


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against which income may be offset, subject to the rules relating to excess inclusions, and noneconomic residual interests discussed at "-Noneconomic REMIC Residual Certificates". The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

      TAXABLE INCOME OF THE REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by any premium on issuance, on the REMIC Regular Certificates, whether or not offered by the prospectus, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates, or if a class of REMIC Certificates is not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Trustee may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

      Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

      A mortgage loan will be deemed to have been acquired with either discount or premium to the extent that the REMIC's basis in the mortgage loan is either less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method


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described above for accruing original issue discount on the REMIC Regular
Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. This election would not apply to any mortgage loan originated on or before September 27, 1985, premium on which should be allocated among the principal payments on that mortgage loan and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

      A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates, whether or not offered by this prospectus, equal to the deductions that would be allowed if these REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of these REMIC Regular Certificates will not apply.

      "Issue premium" is the excess of the issue price of a REMIC Regular Certificate over its stated redemption price. If a class of REMIC Regular Certificates is issued with issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

      As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, allowing these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level and the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. These expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. SEE "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

      BASIS RULES, NET LOSSES AND DISTRIBUTIONS. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.


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      A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

      Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds this adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by the REMIC Residual Certificateholders' allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized by the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

      The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.

     EXCESS INCLUSIONS. Any excess inclusions with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

      In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the daily accruals for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual


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Certificateholder. The "daily accruals" of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered to have significant value.

      For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as unrelated business taxable income to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates," below.

      Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, as reduced, but not below zero, by the real estate investment trust taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. "Real estate investment trust taxable income" is defined by Section 857(b)(2) of the Code, and as used in the prior sentence does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

      NONECONOMIC REMIC RESIDUAL CERTIFICATES. Under the REMIC Regulations, transfers of noneconomic REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will


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continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is "noneconomic" unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and
(2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, for which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the rule described in the first sentence of this paragraph, which would result in the retention of tax liability by the purchaser.

      The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered noneconomic residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered noneconomic for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

      MARK-TO-MARKET RULES. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS recently issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate acquired after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

     POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is


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similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

      With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder and (2) the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over that amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their own tax advisors prior to making an investment in the certificates.

      SALES OF REMIC CERTIFICATES. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by such certificateholder with respect to the REMIC Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset within the meaning of Section 1221 of the Code.

      Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the


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amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate, determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

      REMIC Certificates will be evidences of indebtedness within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A "conversion transaction" generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the wash sale rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

      PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other


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than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

      REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize net income from foreclosure property subject to federal income tax.

      To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the closing date, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any of these taxes not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

      TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS. If a REMIC Residual Certificate is transferred to a disqualified organization, a tax would be imposed in an amount equal to the product of (1) the present value, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an


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affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

      In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity
(1) the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. Notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an electing large partnership, as defined in Section 775 of the Code, all interests in the partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partnership.

      For these purposes, a "disqualified organization" means:

      o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

      o any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or

      o  any organization described in Section 1381(a)(2)(C) of the Code.

      For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.



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       TERMINATION. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in the Certificate, the REMIC Residual Certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

       REPORTING AND OTHER ADMINISTRATIVE MATTERS. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The Trustee or other party specified in the related prospectus supplement will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the tax matters person with respect to the REMIC in all respects or (2) will be designated as and will act as the tax matters person with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

      The Trustee, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

      Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to


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disclose on its face the amount of original issue discount and the issue date, and requiring the information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

      As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

      The responsibility for complying with the foregoing reporting rules will be borne by the Trustee or other party designated in the related prospectus supplement.

      BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the backup withholding tax under Section 3406 of the Code at a rate of 31% if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

        FOREIGN INVESTORS IN REMIC CERTIFICATES. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States Person and providing the name and address of the certificateholder. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.



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      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

      Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, it is suggested that certificateholders who are non-resident alien individuals consult their tax advisors concerning this question.

      Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related pooling and servicing agreement.

      NEW WITHHOLDING REGULATIONS

      The IRS has issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. These regulations will generally be effective for payments made after December 31, 2000. Prospective investors are urged to consult their tax advisors regarding these regulations.

NOTES

      On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, in the opinion of counsel to the depositor, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuer, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association, or publicly traded partnership, taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

      STATUS AS REAL PROPERTY LOANS

      (1) Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (2) notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

      TAXATION OF NOTEHOLDERS

      Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on the notes is not


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required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See "--REMICs --Taxation of Owners of REMIC Regular Certificates" and "-- Sales of REMIC Certificates."

GRANTOR TRUST FUNDS

  CLASSIFICATION OF GRANTOR TRUST FUNDS

      On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

      CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

      GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, in the opinion of counsel to the depositor, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) real estate assets within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

      The assets constituting certain Grantor Trust Funds may include buydown mortgage loans. The characterization of an investment in buydown mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that such buydown mortgage loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in buydown mortgage loans. Accordingly, holders of Grantor Trust Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust Fund that includes buydown mortgage loans.


     GRANTOR TRUST STRIP CERTIFICATES. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code, and real estate assets within the meaning of Section 856(c)(4)(A) of the Code, and the interest on the


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mortgage loans is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and income from the Grantor Trust Certificates will be characterized the same way. However, the policies underlying these sections, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts, may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. It is suggested that prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

      The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

      TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable on the same certificate representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates, including Grantor Trust Strip Certificates, are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period on the distributions made to each such class during that period.

      The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the


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Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established safe harbors. The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than those safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the safe harbor rules apply.

      IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code, subject, however, to the discussion in the sixth following paragraph regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates-- Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

      The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates-- Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month, see "Sales of Grantor Trust Certificates", and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate, compounded based on the regular interval between distribution dates, that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.


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      To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable Prepayment Assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the Prepayment Assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, for a particular holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. It is suggested that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a Prepayment Assumption should be used in reporting original issue discount.

      In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a Prepayment Assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a price less than or greater than the principal amount of the certificate, that is, at a discount or a premium, the use of a reasonable Prepayment Assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

      If a Prepayment Assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a Prepayment Assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      It is intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will


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mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and any purchaser of a stripped bond treated as a market discount bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no, or only a de minimis amount of, original issue discount or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon. If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Characteristics of Investments in Grantor Trust Certificates-- If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

      IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

      The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than qualified stated interest. "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, a qualified floating rate, an objective rate, a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate, or a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any points paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.


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      In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

      If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a Prepayment Assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a Prepayment Assumption. However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a Prepayment Assumption. It is suggested that certificateholders consult their own tax advisors concerning whether a Prepayment Assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

      A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price, or, in the case of the first accrual period, the issue price, of the mortgage loan at the beginning of the accrual period that includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

      In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.



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      MARKET DISCOUNT. If the stripped bond rules do not apply to the Grantor
Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price, or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of the discount that has accrued through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, in the case of accrual basis certificateholders, due to, the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to the holder rather than including it on a deferred basis under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

      Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the committee report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or
(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a Prepayment Assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

      Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

      Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" with


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



the exception that it is less likely that a Prepayment Assumption will be used for purposes of these rules with respect to the mortgage loans.

      Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

      PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due.

      It is unclear whether a Prepayment Assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a Prepayment Assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a Prepayment Assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a Prepayment Assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the Prepayment Assumption used, and the actual rate of prepayments.

      TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The stripped coupon rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, it is suggested that holders of Grantor Trust Strip Certificates consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.


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      The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "-- Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

      Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust Certificates-- Stripped Bond Rules Apply" above.

      As noted above, Section 1272(a)(6) of the Code requires that a Prepayment Assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the Prepayment Assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions apply to Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool, or whether use of a Prepayment Assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

      The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a Prepayment Assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.



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      It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then, when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

      POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code as described above, or due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

      If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the noncontingent bond method. Under the noncontingent bond method, the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield of the Grantor Trust Strip Certificate.

      The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the applicable Federal rate that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.


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



      Assuming that a Prepayment Assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

      SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other financial institutions, except as provided under
Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

      Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A "conversion transaction" generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      GRANTOR TRUST REPORTING. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of any servicing compensation received by the master servicer and subservicer and any other customary factual information as the master servicer or the trustee deems necessary or desirable


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to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

      Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

      BACKUP WITHHOLDING. In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

      FOREIGN INVESTORS. In general, the discussion with respect to REMIC Regular Certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984 and only to the extent such mortgage loans have not been converted to real property.

      To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

PARTNERSHIP TRUST FUNDS

      CLASSIFICATION OF PARTNERSHIP TRUST FUNDS. With respect to each series of Partnership Certificates, in the opinion of counsel to the depositor, the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

      If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income on the related mortgage loans, possibly reduced by its interest expense on any outstanding debt securities. Any corporate income tax could materially reduce cash available to make distributions on the Partnership Certificates and certificateholders could be liable for any tax that is unpaid by the trust fund.


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      CHARACTERIZATION OF INVESTMENTS IN PARTNERSHIP CERTIFICATES. For federal income tax purposes, (1) Partnership Certificates held by a thrift institution taxed as a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (2) Partnership Certificates held by a real estate investment trust will constitute real estate assets within the meaning of Code Section 856(c)(4)(A) and interest on Partnership Certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts; and (3) Partnership Certificates held by a regulated investment company will not constitute Government securities within the meaning of Code Section 851(b)(3)(A)(i).

      TAXATION OF OWNERS OF PARTNERSHIP CERTIFICATES

      TREATMENT OF THE PARTNERSHIP TRUST FUND AS A PARTNERSHIP. If specified in the prospectus supplement, the depositor will agree, and the certificateholders will agree by their purchase of Certificates, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the certificateholders, including the depositor. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in the prospectus.

      A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the depositor or the Partnership Trust Fund. Any alternative characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

      PARTNERSHIP TAXATION. As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates - If Stripped Bond Ruled Do Not Apply--", "-- Market Discount" and "--Premium", and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to any outstanding debt securities, servicing and other fees, and losses or deductions upon collection or disposition of any outstanding debt securities.



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      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, which will include a pooling and servicing agreement and related documents. The pooling and servicing agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Partnership Trust Fund for each due period equal to the sum of (1) the interest that accrues on the Partnership
Certificates in accordance with their terms for due period, including interest accruing at the applicable pass-through rate for such due period and interest on amounts previously due on the Partnership Certificates but not yet distributed;
(2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (3) any other amounts of income payable to the certificateholders for the due period. The allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under that method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described under that method even though the Trust Fund might not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and certificateholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

      All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute unrelated business taxable income generally taxable to that holder under the Code.

      A share of expenses of the Partnership Trust Fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust certificateholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates." Accordingly, deductions for these expenses might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust Fund.

      Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates - If Stripped Bond Rules Do Not Apply." Notwithstanding this description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis for all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that these calculations be made separately for each


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mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

      DISCOUNT AND PREMIUM. Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" and "Premium." As stated in the previous paragraph, the Partnership Trust Fund intends to make any calculation of original issue discount on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

      If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As stated in the second preceding paragraph, a portion of the market discount income or premium deduction may be allocated to certificateholders.

      SECTION 708 TERMINATION. Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. A 50% or greater transfer would cause a deemed contribution of the assets of a Partnership Trust Fund, the old partnership, to a new Partnership Trust Fund, the new partnership, in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. A certificateholder's tax basis in an Partnership Certificate will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income includible in income and decreased by any distributions received with respect to the Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of an Partnership Certificate would include the holder's share of any liabilities of the Partnership Trust Fund. A holder acquiring Partnership Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

     Any gain on the sale of an Partnership Certificate attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The


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Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

      If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

      ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Partnership Trust Fund's taxable income and losses will be determined each due period and the tax items for a particular due period will be apportioned among the certificateholders in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of such due period. As a result, a holder purchasing Partnership Certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

      The use of a due period convention may not be permitted by existing regulations. If a due period convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the certificateholders. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

      SECTION 731 DISTRIBUTIONS. In the case of any distribution to a certificateholder, no gain will be recognized to that certificateholder to the extent that the amount of any money distributed with respect to such Partnership Certificate exceeds the adjusted basis of the certificateholder's interest in the Partnership Certificate. To the extent that the amount of money distributed exceeds the certificateholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a certificateholder, no loss will be recognized except upon a distribution in liquidation of a certificateholder's interest. Any gain or loss recognized by a certificateholder will be capital gain or loss.

      SECTION 754 ELECTION. In the event that a certificateholder sells its Partnership Certificates at a profit, the purchasing certificateholder will have a higher basis in the Partnership Certificates than the selling certificateholder had. An opposite result will follow if the Partnership Certificate is sold at a loss. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such election. As a result, a certificateholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

     ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and


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tax purposes on an accrual basis and the fiscal year of the Partnership Trust
Fund will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Partnership Trust Fund and will report each certificateholder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

      The depositor will be designated as the tax matters partner in the pooling and servicing agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

      TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States Persons, because there is no clear authority dealing with that issue under facts substantially similar to those in this case. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or


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business in the United States for these purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code as if this income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the Partnership Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that event, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      BACKUP WITHHOLDING. Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a backup withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      It is suggested that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Certificates, Notes, Grantor Trust Certificates and Partnership Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.



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                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered hereunder.


                    CONSIDERATIONS FOR BENEFIT PLAN INVESTORS


INVESTORS AFFECTED

      A federal law called the Employee Retirement Income Security Act of 1974, as amended, the Code and a variety of state laws may affect your decision whether to invest in the securities if you are investing for:

      o a pension or other employee benefit plan of employers in the private sector that are regulated under ERISA, referred to as an "ERISA plan,"

      o an individual retirement account or annuity, called an "IRA", or a pension or other benefit plan for self-employed individuals, called a "Keogh plan,"

      o a pension and other benefit plan for the employees of state and local governments, called a "government plan," or

      o an insurance company general or separate account, a bank collective investment fund or other pooled investment vehicle which includes the assets of ERISA plans, IRAs, Keogh plans, and/or government plans.

A summary of the effects of those laws follows.

FIDUCIARY STANDARDS FOR ERISA PLANS AND RELATED INVESTMENT VEHICLES

      ERISA imposes standards of fiduciary conduct on those who are responsible for operating ERISA plans or investing their assets. These standards include requirements that fiduciaries act prudently in making investment decisions and diversify investments so as to avoid large losses unless under the circumstances it is clearly prudent not to do so. If you are a fiduciary of an ERISA plan, you are subject to these standards in deciding whether to invest the plan's assets in securities. You may find the full text of the applicable standards of fiduciary conduct in section 404 of ERISA. If you are a fiduciary of an ERISA Plan, you should consult with your advisors concerning your investment decision in the context of section 404 of ERISA.


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PROHIBITED TRANSACTION ISSUES FOR ERISA PLANS, KEOGH PLANS, IRAS AND RELATED
INVESTMENT VEHICLES

         GENERAL. Certain transactions involving the assets of an ERISA plan, a Keogh plan or an IRA, called "prohibited transactions", may result in the imposition of excise taxes and, in the case of an ERISA plan, civil money penalties and certain other extraordinary remedies. A prohibited transaction occurs when a person with a pre-existing relationship to an ERISA plan, a Keogh plan or IRA, known as a "party in interest" or a "disqualified person", engages in a transaction involving the assets of the plan or IRA. You may find the laws applicable to prohibited transactions in section 406 of ERISA and section 4975 of the Code. There are statutory and regulatory prohibited transaction exemptions, as well as administrative exemptions granted by the United States Department of Labor. Prohibited transactions exemptions waive the excise taxes, civil money penalties and other remedies for certain prohibited transactions which are structured to satisfy prescribed conditions.

      PURCHASE AND SALE OF SECURITIES. If an ERISA plan, a Keogh plan, an IRA or a related investment vehicle acquires securities from, or sells securities to, a party in interest or a disqualified person, a prohibited transaction may occur. In such a case, the party in interest or disqualified person might be liable for excise taxes unless a prohibited transaction exemption is available. Where a prohibited transaction involves an ERISA plan or related investment vehicle, the fiduciary who causes or permits the prohibited transaction may also be liable for civil money penalties.

      TRANSACTIONS INCIDENTAL TO THE OPERATION OF THE TRUST. Transactions involving the assets of the trust may also give rise to prohibited transactions to the extent that an investment in securities causes the assets of a trust to be considered assets, commonly known as "plan assets", of an ERISA plan, a Keogh plan, an IRA or a related investment vehicle. Whether an investment in securities will cause a trust's assets to be treated as plan assets depends on whether the securities are debt or equity investments for purposes of ERISA. The United States Department of Labor has issued regulations, commonly known as the "plan asset regulations", which define debt and equity investments. The plan asset regulations appear at 29 C.F.R. ss.2510.3-101.

      Under the plan asset regulations, a trust's assets will not be "plan assets" of an ERISA plan, Keogh plan, IRA or related investment vehicle that purchases securities if the securities are considered debt. For this purpose, the securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term "substantial equity features" has no definition under the plan asset regulations. In the absence of such a definition, we cannot assure you that the securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of securities may tell you whether we believe the securities are debt for ERISA purposes.

      To the extent that the securities do not constitute debt for purposes of ERISA, they will constitute equity investments. In this case, an ERISA plan, Keogh plan, IRA or related investment vehicle that acquires securities would also acquire an undivided interest in each asset of the trust unless (1) the trust is an operating company or a venture capital operating company as defined in the plan asset regulations, (2) the securities are "publicly offered securities" as defined in the plan asset regulations, or (3) "benefit plan investors" as defined in the plan asset regulations do not own 25% or more of the securities or any other class of equity security issued by the trust. If the securities may


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be treated as an equity investment under the plan asset regulations, the prospectus supplement may tell you whether we believe any of these exceptions will apply.

POSSIBLE EXEMPTIVE RELIEF

      The United States Department of Labor has issued prohibited transaction exemptions, which conditionally waive excise taxes and civil money penalties that might otherwise apply to certain types of transactions.

      CLASS EXEMPTIONS. The United States Department of Labor has issued Prohibited Transaction Class Exemptions, or PTCEs, which provide exemptive relief is available to any party to any transaction which satisfies the conditions of the exemption. A partial listing of the PTCEs which may be available for investments in securities follows. Each of these exemptions is available only if specified conditions are satisfied and may provide relief for some, but not all, of the prohibited transactions that a particular transaction may cause. The prospectus supplement for a particular offering of securities may tell you whether the securities themselves satisfy the conditions of these exemptions. You should consult with your advisors regarding the specific scope, terms and conditions of an exemption as it applies to you, as an investor, before relying on that exemption's availability.

      CLASS EXEMPTIONS FOR PURCHASES AND SALES OF SECURITIES. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a party in interest or disqualified person, on the other hand:

      o PTCE 84-14, which exempts certain transactions approved on behalf of the plan by a qualified professional asset manager, or "QPAM".

      o PTCE 86-128, which exempts certain transactions between a plans and certain broker-dealers.

      o PTCE 90-1, which exempts certain transactions entered into by insurance company pooled separate accounts in which plans have made investments.

      o PTCE 91-38, which exempts certain transactions entered into by bank collective investment funds in which plans have made investments.

      o PTCE 96-23, which exempts certain transaction approved on behalf of a plan by an in-house investment manager, or "INHAM".

These exemptions do not expressly address prohibited transactions that might result from transactions incidental to the operation of a trust. We cannot assure you that a purchase or sale of securities in reliance on one of these exemptions will not give rise to indirect, non-exempt prohibited transactions.

      CLASS EXEMPTIONS FOR PURCHASES AND SALES OF SECURITIES AND TRANSACTIONS INCIDENTAL TO THE OPERATION OF THE TRUST. The following exemptions may apply to a purchase or sale of securities between an ERISA plan, a Keogh plan, an IRA or related investment vehicle, on the one hand, and a


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party in interest or disqualified person, on the other hand, and may also apply to prohibited transactions that may result from transactions incident to the operation of the trust

      o PTCE 95-60, which exempts certain transactions involving insurance company general accounts.

      o PTCE 83-1, which exempts certain transactions involving the purchase of pass-through certificates in mortgage pool investment trusts from, and the sale of such certificates to, the pool sponsor, as well as transactions in connection with the servicing and operation of the pool.

      ADMINISTRATIVE EXEMPTION FOR OFFERINGS MANAGED BY CERTAIN UNDERWRITERS. The DOL has also issued exemptions to certain underwriters of securities, for certain offerings in which that underwriter or any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter is an underwriter, placement agent or a manager or co-manager of the underwriting syndicate or selling group where the trust and the offered certificates meet specified conditions. This is called the Underwriters' Exemption. An amendment to the Underwriters' Exemptions may be found at 62 Fed. Reg. 39021 (July 21, 1997). The Underwriters' Exemptions, as amended, provides a partial exemption for transactions involving certificates representing a beneficial interest in a trust and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the trust's assets. When applicable, the Underwriters' Exemptions applies to the initial purchase, holding and subsequent resale of certificates, and certain transactions incidental to the servicing and operation of the assets of such a trust.

      In order for the Underwriters' Exemptions to be available to a purchase of securities, the trust's assets must consist solely of certain types of assets, including obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multi-family residential and commercial property (including certain obligations secured by leasehold interests on commercial property); fractional undivided interests in any of these obligations; property which had secured any of these obligations; undistributed cash; rights under any insurance policies, third-party guarantees, contracts of suretyship or other credit support arrangements with respect to any of the these obligations; and a pre-funding account.

     CONDITIONS FOR PRE-FUNDING ACCOUNTS. If the trust includes a pre-funding account, the following conditions also apply:

      o The ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%.

      o All additional obligations transferred to the trust after the closing date of the offering of securities must meet the same terms and conditions of eligibility for inclusion in the trust as the obligations placed in the trust at or prior to the closing date, and these terms and conditions must have been approved by Standard & Poor's Structured Rating Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc., called the Exemption Rating Agencies. These terms and conditions may be


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         changed if the changes receive prior approval of either an Exemption
         Rating Agency or a majority vote of outstanding certificateholders.

      o After the transfer of additional obligations to the trust, the securities must have a credit rating from one of the Exemption Rating Agencies at least a high as the rating assigned at the time of the initial issuance of the securities.

      o The use of pre-funding does not, in and of itself, cause a reduction of 100 basis points or more in the weighted average annual percentage interest rate of all of the obligations included in the trust between the time of initial issuance of the securities and the end of the pre-funding period.

      o Either the characteristics of the obligations added to the trust during the pre-funding period must be monitored by an independent insurer or other independent credit support provider, or an independent accountant must furnish a letter, prepared using the same type of procedures as were applicable to the obligations which were transferred to the trust as of the closing date of the initial offering of securities, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the prospectus or prospectus supplement.

      o The pre-funding period must end no later than three months (or 90 days if later) after the closing date of the initial issuance of securities (or earlier in certain circumstances if the unused balance in the pre-funding account falls below a specified minimum level or an event of default occurs).

     o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are described in the pooling and servicing agreement, are permitted by the Exemption Rating Agencies rating the securities and have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies or else are either direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States).

      o The prospectus or prospectus supplement must describe the duration of the pre-funding period.

      o The trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA and the trustee, as legal owner of the assets of the trust, must enforce all the rights created in favor of Securityholders of the trust, including ERISA plans.

      ADDITIONAL CONDITIONS FOR THE UNDERWRITERS' EXEMPTION. If the requirements applicable to the trust and pre-funding account are met, the Underwriters' Exemption will apply to a particular transaction only if the transaction meets the following additional conditions:


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      o  The acquisition of securities by an ERISA Plan, a Keogh Plan, an IRA or a related investment vehicle is on terms (including price) that are at least as favorable to the buyer as they would be in an arm's-length transaction with an unrelated party.

      o The rights and interests evidenced by the securities acquired by the ERISA Plan, Keogh Plan, IRA or related investment vehicle are not subordinated to the rights and interests evidenced by other securities of the same trust.

      o The securities acquired by the ERISA Plan, Keogh Plan, IRA or related investment vehicle have received a rating that is in one of three highest generic rating categories from the Exemption Rating Agencies.

      o The trustee of the trust is not an affiliate of the trust sponsor, any servicer, any underwriter, any insurer or any obligor with respect to obligations or receivables constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of securities, or any affiliate of any of these entities.

      o The sum of all payments made to and retained by the underwriter(s) or selling agents must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the sponsor pursuant to the assignment of the assets to the trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by all servicers must represent not more than reasonable compensation for such persons' services and reimbursement of such person's reasonable expenses in connection with such services.

      o The investing ERISA plan, Keogh plan, IRA or related investment vehicle must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

      LIMITS ON SCOPE OF THE UNDERWRITERS' EXEMPTIONS. The Underwriters' Exemptions will not provide complete exemptive relief even where a trust satisfies all of the conditions applicable to the trust and all of the general conditions are met. It does not provide relief for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller in which the fiduciary receives consideration for its personal account from any party other than the purchaser or the seller.

      The Underwriters' Exemptions also will not provide exemptive relief for the purchase and holding of securities by a fiduciary on behalf of a plan sponsored by the trust's sponsor, the trustee, any insurer, any servicer, any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, and any affiliate of any of these entities. The Underwriters' Exemptions generally provides exemptive relief in other cases for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller and is also an obligor with respect to 5% or less of the fair market value of obligations or receivables contained in the trust or an affiliate only when the following additional conditions are met:


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      o  The purchaser or seller is not an ERISA plan, an IRA or a Keogh plan that is sponsored by an underwriter or selling agent, a trust's sponsor, the trustee, any insurer, any servicer or any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, or any affiliate of any of these entities.

      o Solely in the case of initial issuance of securities, at least 50% of each class of securities issued by the trust is acquired by persons independent of the underwriters or selling agents, the trust's sponsor, the trustee, any insurer, any servicer, any obligor with respect to obligations or receivables included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust, determined on the date of initial issuance of the securities, and any affiliate of any of these entities.

      o The purchaser's investment in each class of securities issued by the trust does not exceed 25% of all of the securities in such class outstanding at the time of the issuance.

      o Immediately after the acquisition, no more than 25% of the purchaser's assets are invested in securities issued by trusts containing assets sold or serviced by an entity that has discretionary authority or over the purchaser or renders investment advice to the purchaser for a fee.

The Underwriters' Exemptions provide relief for transactions in connection with the servicing, operation and management of a trust only if:

      o The transactions are carried out in accordance with the terms of a binding pooling and servicing agreement.

      o The pooling and servicing agreement is provided to, or fully described in the prospectus or offering memorandum provided to, investing ERISA plans, Keogh plans, IRAs and related investment vehicles before they purchase securities issued by the trust.

      STATUTORY EXEMPTION FOR INSURANCE COMPANY GENERAL ACCOUNTS. In addition to the PTCEs and the Underwriters' Exemptions described above, a temporary statutory exemption may be available if you are investing on behalf of an insurance company general account that includes plan assets. This exemption appears in section 401(c) of ERISA. Section 401(c) of ERISA requires the United States Department of Labor to issue regulations defining when an insurance company general account will be deemed to include plan assets and, hence, be subject to the ERISA prohibited transaction rules. Generally, until 18 months after the issuance of such regulations, no person will be subject to liability for prohibited transactions that result from the inclusion of plan assets in an insurance company general account. If you are investing on behalf of an insurance company general account, section 401(c) generally provides an exemption for your purchases and sales of securities, as well as prohibited transactions resulting from transactions incident to the operation of the trust, until 18 months after the issuance of regulations. This will be the case as long as you have not acted to avoid the regulations or committed a breach of fiduciary responsibilities which would also constitute a violation of federal or state criminal law. If you are investing on behalf of an insurance company general account, we cannot assure that the purchase or sale of securities, the continued


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holding of securities previously purchased, or transactions incidental to the operation of the trust, more than 18 months after the issuance of final regulations would qualify for further statutory exemptive relief.

CONSULTATION WITH COUNSEL

      There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the Depositor, the Trustee, the Servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

GOVERNMENT PLANS

         Government plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. If you are considering investing in securities on behalf of a government plan, you should consult with your advisors regarding the requirements of applicable state law.

REQUIRED DEEMED REPRESENTATIONS OF INVESTORS

      Any purchaser of the Certificates will be deemed to have represented that either (a) it is not an ERISA Plan, an IRA or a Keogh Plan and is not purchasing such securities by or on behalf of or with "plan assets" of an ERISA Plan, an IRA or a Keogh Plan or (b) the purchase of any such securities by or on behalf of or with "plan assets" of an ERISA Plan, an IRA or a Keogh Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Servicer, the Depositor or the Trustee to any obligation in addition to those undertaken in the related Agreement. A fiduciary of a Plan or any person investing plan assets to purchase securities must make its own determination that the conditions set forth above will be satisfied with respect to such securities.

      THIS DISCUSSION IS A GENERAL DISCUSSION OF SOME OF THE RULES WHICH APPLY TO ERISA PLANS, KEOGH PLANS, IRAS, GOVERNMENT PLANS AND THEIR RELATED INVESTMENT VEHICLES. PRIOR TO MAKING AN INVESTMENT IN SECURITIES, PROSPECTIVE PLAN INVESTORS SHOULD CONSULT WITH THEIR LEGAL AND OTHER ADVISORS CONCERNING THE IMPACT OF ERISA AND THE CODE (AND, PARTICULARLY IN THE CASE OF GOVERNMENT PLANS AND RELATED INVESTMENT VEHICLES, ANY ADDITIONAL STATE LAW CONSIDERATIONS), AND THE POTENTIAL CONSEQUENCES IN THEIR SPECIFIC CIRCUMSTANCES.




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                                LEGAL INVESTMENT

      The prospectus supplement for each series of securities will specify which classes of securities of such series, if any, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Any class of securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a trust fund that includes junior mortgage loans will not constitute "mortgage related securities" for purposes of SMMEA "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", the securities would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities", or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

      On April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement applicable to all depository institutions, setting forth guidelines for investments in "high-risk mortgage securities". The 1998 policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration and the Office of Thrift Supervision with an effective date of May 26, 1998. The 1998 policy statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 policy statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

      On December 1, 1998, the Office of Thrift Supervision issued Thrift Bulletin 13a, entitled, "Management of Interest Rate Risk, Investment securities, and Derivatives Activities", which is applicable to thrift institutions regulated by the OTS. Thrift Bulletin 13a has an effective date of December 1, 1998. One of the primary purposes of Thrift Bulletin 13a is to require thrift


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institutions, prior to taking any investment position, to (1) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives and (2) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. For the purposes of Thrift Bulletin 13a, "complex security" includes among other things any collateralized mortgage obligation or REMIC security, other than any "plain vanilla" mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool, that are non-callable and do not have any special features. Accordingly, the offered securities may be viewed as "complex securities". The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, Thrift Bulletin 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. Thrift Bulletin 13a warns that an investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

      Prospective investors in the securities, including in particular the classes of securities that do not constitute "mortgage related securities" for purposes of SMMEA should consider the matters discussed in the following paragraph.

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. INVESTORS SHOULD CONSULT THEIR OWN LEGAL ADVISORS IN DETERMINING WHETHER AND TO WHAT EXTENT THE SECURITIES CONSTITUTE LEGAL INVESTMENTS FOR SUCH INVESTORS OR ARE SUBJECT TO INVESTMENT, CAPITAL OR OTHER RESTRICTIONS, AND, IF APPLICABLE, WHETHER SMMEA HAS BEEN OVERRIDDEN IN ANY JURISDICTION RELEVANT TO SUCH INVESTOR.

                             METHODS OF DISTRIBUTION

      The securities offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

      The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the securities of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

         1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

         2. By placements by the depositor with institutional investors through dealers; and

         3. By direct placements by the depositor with institutional investors.



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      If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the securities of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

      In connection with the sale of the securities offered, underwriters may receive compensation from the depositor or from purchasers of such securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933 or will contribute to payments required to be made in respect thereof.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

      The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of the offered securities. Holders of offered securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

      Certain legal matters in connection with the securities will be passed upon for the depositor by Thacher Proffitt & Wood, New York, New York.



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                              FINANCIAL INFORMATION

      The depositor has determined that its financial statements are not material to the offering made hereby. Any prospective purchaser that desires to review financial information concerning the depositor will be provided by the depositor on request with a copy of the most recent financial statements of the depositor.

                                     RATING

      It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating organization.

      Any such ratings on the securities address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. The ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

                              AVAILABLE INFORMATION

      The depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information filed by the depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's Web site (http:\\www.sec.gov). The depositor does not intend to send any financial reports to securityholders.

      This prospectus does not contain all of the information set forth in the registration statement, of which this prospectus forms a part, and exhibits thereto which the depositor has filed with the Commission under the securities Act of 1933 and to which reference is hereby made.



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                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      There are incorporated into this prospectus by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of securities offered hereby evidencing interest in a trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of securities offered hereby, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to its principal executive office at 18400 Von Karman, Suite 1000, Irvine, California 92612, Attention: Secretary, or by telephone at 949-440-7030. The depositor has determined that its financial statements are not material to the offering of any securities offered hereby.




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                                    GLOSSARY

ACCRUAL SECURITIES: A class of securities as to which accrued interest or a portion thereof will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement.

APPLICABLE FEDERAL RATE: A rate based on the average of current yields on Treasury securities, which rate is computed and published monthly by the IRS.

ARM LOAN: A mortgage loan with an interest rate that adjusts periodically, with a corresponding adjustment in the amount of the monthly payment, to equal the sum of a fixed percentage amount and an index.

CALL CLASS: The holder of a non-offered class of securities that has the right, at its discretion, to terminate the related trust fund on and effect early retirement of the securities of such series in the manner described under "Description of the Securities--Termination" in this prospectus.

CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act, as amended.

CLEAN-UP CALL: The right of the party entitled to effect a termination of a trust fund upon the aggregate principal balance of the outstanding trust fund assets for the series at that time being less than the percentage, as specified in the related prospectus supplement, of the aggregate principal balance of the trust fund assets at the Cut-off Date for that series and which percentage will be between 25% and 0%.

CLOSING DATE: With respect to any series of securities, the date on which the securities are issued.

CODE:  The Internal Revenue Code of 1986, as amended.

COMMISSION: The Securities and Exchange Commission.

CPR: The Constant Prepayment Rate model, which assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate.

CRIME CONTROL ACT:  The Comprehensive Crime Control Act of 1984.

DIDMC: The Depository Institutions Deregulation and Monetary Control Act of
1980.

DOL:  The U.S. Department of Labor.

DOL REGULATIONS: The regulations promulgated by the U.S. Department of Labor at 29 C.F.R. ss.2510. 3-101



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DUE PERIOD: The second day of the month immediately preceding the month in which the distribution date occurs, or the day after the Cut-off Date in the case of the first Due Period, and ending on the first day of the month of the related distribution date, unless the prospectus supplement specifies otherwise.

EQUITY CERTIFICATES: Where the issuer is an owner trust, the certificates evidencing ownership of the trust fund.

ERISA PERMITTED INVESTMENTS: The types of investments permitted by the rating agencies named in the Prohibited Transaction Exemption 91-23 issued by the DOL in which funds in a pre-funding account may be invested.

FTC RULE: The "Holder in the Due Course" Rule of the Federal Trade Commission.

GARN-ST. GERMAIN ACT:  The Garn-St. Germain Depositor Institutions Act of 1982.

GRANTOR TRUST CERTIFICATE: A certificate representing an interest in a Grantor Trust Fund.

GRANTOR TRUST FRACTIONAL CERTIFICATE: A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

GRANTOR TRUST STRIP CERTIFICATE: A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

GRANTOR TRUST FUND: A trust fund as to which no REMIC election will be made and which qualifies as a grantor trust within the meaning of Subpart E, part I, subchapter J of Chapter 1 of the Code.

HIGH COST LOAN: A mortgage loan subject to the Home Ownership and Equity Protection Act of 1994.

HOMEOWNERSHIP ACT: The Home Ownership and Equity Protection Act of 1994.

INSURANCE PROCEEDS: Proceeds received with respect to a mortgage loan under any hazard insurance policy, special insurance policy, primary insurance policy, FHA insurance policy, VA guarantee, bankruptcy bond or mortgage pool insurance policy, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with normal servicing procedures.

LIQUIDATED LOAN: A defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise.



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LIQUIDATION PROCEEDS: All amounts, other than Insurance Proceeds, received and retained in connection with the liquidation of a defaulted mortgage loan, by foreclosure or otherwise.

LOCKOUT DATE: The date of expiration of the Lockout Period with respect to a mortgage loan.

LOCKOUT PERIOD: The period specified in a mortgage note during which prepayment of the mortgage loan is prohibited.

MORTGAGE: The mortgage, deed of trust or similar instrument securing a mortgage loan.

NBRC: The National Bankruptcy Review Commission.

NCUA:  The National Credit Union Administration.

NONRECOVERABLE ADVANCE: An advance made or to be made with respect to a mortgage loan which the master servicer determines is not ultimately recoverable from Related Proceeds.

OID REGULATIONS: The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

PARTNERSHIP CERTIFICATE: A certificate representing an interest in a Partnership Trust Fund.

PARTNERSHIP TRUST FUND: A trust fund as to which no REMIC election will be made and which qualifies as a partnership within the meaning of subchapter K of Chapter 1 of the Code.

PLANS: Employee pension and welfare benefit plans subject to ERISA and tax-qualified retirement plans described in Section 401(a) of the Code or Individual Retirement Accounts described in Section 408 of the Code.

PREPAYMENT ASSUMPTION: With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the assumption as to the rate of prepayments of the principal balances of mortgage loans held by the trust fund used in pricing the initial offering of that security.

PREPAYMENT PERIOD: The calendar month immediately preceding the month in which the distribution date occurs, unless the prospectus supplement specifies otherwise.

PTCE: Prohibited Transaction Class Exemption

PURCHASE PRICE: As to any mortgage loan, an amount equal to the sum of (1) the unpaid principal balance of the mortgage loan, (2) unpaid accrued interest on the Stated Principal Balance at the rate at which interest accrues on the mortgage loan, net of the servicing fee and any retained interest, from the date as to which interest was last paid to the calendar month in which the relevant purchase is to occur, (3) any unpaid servicing fees and unreimbursed servicing expenses payable or reimbursable to the master servicer with respect to that mortgage loan, (4) any unpaid retained interest with respect to that mortgage loan, (5) any realized losses incurred with respect to that mortgage loan and
(6) if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.


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RECORD DATE: The last business day of the month preceding the month in which a distribution date occurs unless the prospectus supplement specifies otherwise.

RELATED PROCEEDS: Recoveries on a mortgage loan related to amounts which the master servicer has previously advanced to the related trust fund.

RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940.

REMIC: A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC CERTIFICATES: Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

REMIC PROVISIONS:  Sections 860A through 860G of the Code.

REMIC REGULAR CERTIFICATE: A REMIC Certificate designated as a regular interest in the related REMIC.

REMIC RESIDUAL CERTIFICATE: A REMIC Certificate designated as a residual interest in the related REMIC.

REMIC REGULATIONS: The REMIC Provisions and the related Treasury regulations.

RETAINED INTEREST: A portion of the interest payments on a trust fund asset that may be retained by the depositor or any previous owner of the asset.

RICO: The Racketeer Influenced and Corrupt Organizations statute.

SAIF:  The Savings Association Insurance Fund.

SCHEDULED PRINCIPAL BALANCE: As to any mortgage loan or manufactured housing contract, the unpaid principal balance thereof as of the date of determination, reduced by the principal portion of all monthly payments due but unpaid as of the date of determination.

SENIOR/SUBORDINATE SERIES: A series of securities of which one or more classes is senior in right of payment to one or more other classes to the extent described in the related prospectus supplement.

SINGLE FAMILY LOANS: First or junior lien on Single Family Properties.

SINGLE FAMILY PROPERTIES: One- to four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimus planned-unit developments.

SPECIAL HAZARD SUBORDINATION AMOUNT: The amount of any Special Hazard Realized Loss that is allocated to the subordinate securities of a series.



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STATED PRINCIPAL BALANCE: As to any mortgage loan or manufactured housing contract, the principal balance of the mortgage loan or manufactured housing contract as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by all amounts, including advances by the master servicer, allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any realized loss thereon has been, or had it not been covered by a form of credit support, would have been, allocated to one or more classes of securities on or before the determination date.

STRIP SECURITIES: A class of securities which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions, or
(b) interest distributions, with disproportionate, nominal or no principal distributions.

STRIPPED INTEREST: The distributions of interest on a Strip Security with no or a nominal principal balance.

UNITED STATES PERSON: A citizen or resident of the United States; a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in Treasury regulations; an estate whose income is subject to United States federal income tax regardless of its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

WINDOW PERIOD LOANS: Mortgage loans exempted from the preemption of the Garn-St. German Act that were, originated other than by federal savings and loan association and federal savings banks were made or assumed during the period beginning on the date a slate, by statute or final appellate court decision having statewide effect, prohibited the exercise of due on sale clauses and ending on October 15, 1982.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.

         The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

         SEC Registration Fee............................     $       278.00
         Printing and Engraving Fees.....................          20,000.00*
         Legal Fees and Expenses.........................         150,000.00*
         Accounting Fees and Expenses....................          50,000.00*
         Trustee Fees and Expenses.......................          20,000.00*
         Rating Agency Fees..............................          75,000.00*
         Miscellaneous...................................          15,000.00*
                                                              ---------------
              Total......................................     $   330,278.00
                                                              ==============
         ---------
         * Based on the offering of a single series of Securities.

Item 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 8(b) of the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of New Century Mortgage Securities (the "Depositor") against certain liabilities, including liabilities under the Securities Act of 1933.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another cor poration, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in con nection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of ex penses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         The By-Laws of the Depositor provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of Delaware, the Depositor (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Depositor against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Depositor as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         Pursuant to Section 145 of the General Corporation Law of Delaware, liability insurance is maintained covering directors and principal officers of the Depositor.

         The Pooling and Servicing Agreement or Trust Agreement with respect to each series of Certificates and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will provide that no director, officer, employee or agent of the Depositor is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement or Trust Agreement with respect to each series of Certificates and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing

Agreement, Trust Agreement, Servicing Agreement, Indenture or Owner Trust Agreement and related Securities other than such expenses related to particular Mortgage Loans.

Item 16.          EXHIBITS.

                  1.1*     Form of Underwriting Agreement.

                  3.1*     Certificate of Incorporation of the Registrant.

                  3.2*     By-laws of the Registrant.

                  4.1* Form of Pooling and Servicing Agreement, for a series consisting of Senior and Subordinate Certificates.

                  4.2* Form of Pooling and Servicing Agreement, for a series consisting of a single class of Certificates.

                  4.3* Form of Servicing Agreement, for a series consisting of Mortgage-Backed Notes.

                  4.4* Form of Trust Agreement, for a series consisting of Mortgage-Backed Notes.

                  4.5* Form of Indenture, for a series consisting of Mortgage-Backed Notes.

                  5.1 Opinion of Thacher Proffitt & Wood with respect to legality.

                  8.1 Opinion of Thacher Proffitt & Wood with respect to certain tax matters (included as part of Exhibit 5.1).

                  23.1 Consent of Thacher Proffitt & Wood (included as part of Exhibits 5.1 and 8.1).

                  24.1*    Power of Attorney.

---------------------
* Previously Filed

Item 17.          UNDERTAKINGS.

A.       UNDERTAKING PURSUANT TO RULE 415.

         The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. UNDERTAKING IN CONNECTION WITH INCORPORATION BY REFERENCE OF CERTAIN FILINGS UNDER THE SECURITIES EXCHANGE ACT OF 1934.

         The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       UNDERTAKING IN RESPECT OF INDEMNIFICATION.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, New Century Mortgage Securities, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 25th day of June, 1999.

                                   NEW CENTURY MORTGAGE SECURITIES,
                                   INC.

                                   By:  /s/ Brad A. Morrice
                                        ----------------------------------------
                                   Name:    Brad A. Morrice
                                   Title:   Chief Executive Officer and Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated.

Signature                                            Capacity                        Date
---------                                            --------                        ----

/s/ Brad A. Morrice        *        Director and Chief Executive Officer        June 25,1999
-------------------------------     (Principal Executive Officer)
Brad A. Morrice


/s/ Patrick J. Flanagan    *        Director and President                      June 25,1999
-------------------------------
Patrick J. Flanagan


/s/ Edward F. Gotschall    *        Treasurer (Principal                        June 25,1999
-------------------------------     Financial and Principal
Edward F. Gotschall                 Accounting Officer)



                                  EXHIBIT INDEX

Exhibit
Number
------

5.1                                Opinion of Thacher Proffitt & Wood with
                                   respect to legality.

8.1                                Opinion of Thacher Proffitt & Wood
                                   with respect to certain tax matters (included as part of Exhibit 5.1).

23.1 Consent of Thacher Proffitt & Wood (included as part of Exhibits 5.1 and 8.1).